PROSPECTUS

8,625,000 Shares

[LOGO OF CABOT INDUSTRIAL APPEARS HERE]

Common Shares of Beneficial Interest
(par value $.01 per share)

Cabot Industrial Trust (the "Company") is an internally managed, fully inte-grated real estate company formed to continue and expand the national indus-trial real estate business of Cabot Partners Limited Partnership ("Cabot Part-ners") and its affiliates. The Company will have a portfolio of 144 industrial buildings (the "Properties") located in 21 states and containing approximately 22 million rentable square feet. The Company expects to qualify for taxation as a real estate investment trust ("REIT") for federal income tax purposes.

The Common Shares offered hereby are being sold by the Company and will repre-sent approximately 19.8% of the common equity of the Company on a fully diluted basis. Concurrently with the sale of the Common Shares offered hereby, the Com-pany will sell $20.0 million of Common Shares at the initial public offering price (the "Offering Price"), representing approximately 2.3% of the Company's fully diluted common equity, in a private placement (the "Concurrent Place-ment") to Morgan Stanley Asset Management Inc., on behalf of certain of its institutional clients (the "Concurrent Investor"). The remaining 77.9% of the Company's fully diluted common equity will be beneficially owned by officers and Trustees of the Company, the Contributing Investors referred to herein and certain other investors in the form of Common Shares or limited partnership interests ("Units") in Cabot Industrial Properties, L.P. (the "Operating Part-nership") that, subject to certain limitations, will be exchangeable on a one-for-one basis for Common Shares.

The Company expects to make regular quarterly cash distributions to its share-holders, with the initial distribution expected to be at the quarterly rate of $.325 per Common Share, or $1.30 per Common Share (6.5% of the Offering Price) on an annual basis. See "Distribution Policy."

Prior to the Offering, there has been no public market for the Common Shares. See "Underwriting" for a summary of factors that were considered in determining the initial public offering price. The Common Shares have been approved for listing on the New York Stock Exchange (the "NYSE") under the symbol "CTR," subject to official notice of issuance.
SEE "RISK FACTORS" BEGINNING ON PAGE 16 FOR DESCRIPTIONS OF CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE COMMON SHARES, INCLUDING:
 . The market value of the Common Shares may exceed the aggregate fair market value of the proportionate interest in the Company's portfolio of Properties and other assets they represent;
 . The Company's expected initial level of distributions, representing an ini-
  tial payout ratio of 95.9% of estimated cash available for distribution for the 12 months ending December 31, 1998, is based on assumptions which could prove incorrect;
 . Limitation of share ownership to 9.8% of the outstanding shares of beneficial interest, staggered elections of Trustees and other provisions which may deter third parties from seeking to acquire the Company;
 . Taxation of the Company as a corporation if it fails to qualify as a REIT and the reductions in distributable cash that would result;
 . Management's lack of experience in operating the Company as a REIT;
 . The Board of Trustee's ability to change the Company's investment, financing and conflict of interest policies without shareholder approval;
 . Industrial real estate investment risks, such as failure of tenants to make lease payments, the effect of national and local economic and other condi-tions on real estate values and environmental issues;
 . Conflicts of interests involving management and Contributing Investors, which could result in decisions that do not fully reflect the interests of all shareholders; and
 . Two Contributing Investors will own 23.6% and 13.7%, respectively, of the
  Company's fully diluted common equity.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

            PRICE TO     UNDERWRITING PROCEEDS TO
            PUBLIC       DISCOUNT(1)  COMPANY(2)
--------------------------------------------------------------------------------
Per Share   $20.00       $1.30        $18.70
--------------------------------------------------------------------------------
Total       $172,500,000 $11,212,500  $161,287,500

--------------------------------------------------------------------------------
(1) The Company and the Operating Partnership have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Secu-rities Act of 1933, as amended. See "Underwriting."
(2) Before deducting expenses payable by the Company estimated at $7,362,500. The Common Shares offered by this Prospectus are being offered by the Under-writers, subject to prior sale, when, as and if delivered to and accepted by the Underwriters, and subject to approval of certain legal matters by Cahill Gordon & Reindel, counsel for the Underwriters. It is expected that delivery of certificates representing the Common Shares will be made against payment therefor on or about February 4, 1998 at the offices of J.P. Morgan Securities Inc., 60 Wall Street, New York, New York.
J.P. MORGAN & CO.
GOLDMAN, SACHS & CO.
PRUDENTIAL SECURITIES INCORPORATED
SALOMON SMITH BARNEY
January 30, 1998

CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON SHARES. SPECIF-ICALLY, THE UNDERWRITERS MAY OVER-ALLOT IN CONNECTION WITH THE OFFERING AND MAY BID FOR, AND PURCHASE, COMMON SHARES IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

No person has been authorized to give any information or to make any represen-tations not contained in this Prospectus and, if given or made, such informa-tion or representations must not be relied upon as having been authorized by the Company or any Underwriter. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Common Shares in any jurisdic-tion to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company subsequent to the date hereof.

                               TABLE OF CONTENTS

                                                        Page
Prospectus Summary......................................   1
  The Company...........................................   1
  Risk Factors..........................................   2
  Industrial Real Estate Business.......................   3
  Business and Growth Strategies........................   4
  Properties............................................   6
  The Formation and Other Transactions..................   7
  Structure of the Company..............................   9
  Benefits to Related Parties...........................  10
  The Offering..........................................  11
  Distributions.........................................  11
  Tax Status of the Company.............................  12
  Summary Financial and Other Data......................  13
Risk Factors............................................  16
  Offering Price of Common Shares Does Not Reflect
   Values of the Properties.............................  16
  Risk of Inability to Sustain Distribution Level.......  16
  Antitakeover Effects of Ownership Limit, Staggered
   Board and Power to Issue Additional Shares...........  16
  Taxation as a Corporation if the Company Fails to
   Qualify as a REIT; Other Tax Risks...................  17
  Possible Changes in Policies Without Shareholder
   Approval; No Limitation on Debt....................... 18
  Real Estate Investment Risks..........................  18
  Conflicts of Interest in the Formation Transactions
   and the Business of the Company......................  21
  Absence of Prior Public Market for Common Shares Could
   Affect Market Price of Common Shares.................  23
  Possible Adverse Effect of Market Interest Rates on
   Price of Common Shares...............................  23
  Possible Adverse Effect on Price of Shares of Shares
   Available for Future Sale............................  23
ERISA Risks.............................................  23
Possible Unknown Adverse Characteristics of Recently
 Acquired New Properties; Lack of Operating History.....  24
  Real Estate Financing Risks...........................  24
  Management Company Risks..............................  24
  Dependence on Key Personnel...........................  24
  Risks Associated with Reliance on Forward-Looking
   Statements...........................................  24
The Company.............................................  25
  General...............................................  25
  Industrial Real Estate Business.......................  27
  Business Strategies...................................  28
  Growth Strategies.....................................  29
  Operations............................................  30
  Third-Party Investment Management.....................  31
  Financial Strategies..................................  31
Use of Proceeds.........................................  32
Distribution Policy.....................................  33
Capitalization..........................................  36
Dilution................................................  37
Cabot Industrial Trust Pro Forma Condensed Combined
 Financial Statements (Unaudited).......................  38
Selected Financial and Other Data.......................  49
Management's Discussion and Analysis of Financial
 Condition and Results of Operations....................  52
  General...............................................  52
  Results of Operations.................................  52
  Capital Resources and Liquidity.......................  55
  Inflation.............................................  56
  Funds from Operations.................................  56
Properties..............................................  57
  General...............................................  57
  Property Overview.....................................  58
  Industrial Property Market Information................  64
  Tenant Information....................................  66
  Lease Expirations--Portfolio Total....................  67
  Tenant Improvements and Leasing Commissions...........  67
  Recurring Capital Expenditures........................  67
  Insurance.............................................  68
  Environmental Matters.................................  68
  Competition...........................................  68
  Legal Proceedings.....................................  69

                                                        Page
Policies with Respect to Certain Activities.............  69
  Investment Policies...................................  69
  Financing Policies....................................  70
  Conflict of Interest Policies.........................  70
  Working Capital Reserves..............................  71
Management..............................................  72
  Trustees and Executive Officers.......................  72
  Board of Trustees.....................................  75
  Committees of the Board of Trustees...................  75
  Compensation of Trustees..............................  75
  Executive Compensation................................  76
  Employment Agreements.................................  77
  Long Term Incentive Plan..............................  77
  Savings Plan..........................................  78
  Indemnification.......................................  78
Formation and Other Transactions........................  79
  Formation Transactions................................  79
  Concurrent Placement..................................  81
  Company Acquisitions..................................  81
  Limitations on Representations and Warranties.........  81
  Effects of the Formation Transactions and the
   Offering.............................................  81
  Contribution Amounts of the Properties and Cabot
   Partners.............................................  81
Certain Relationships and Related Transactions..........  83
  Repayment of Debt.....................................  83
  Options Granted.......................................  83
Principal and Management Shareholders...................  84
Description of Shares of Beneficial Interest............  86
  General...............................................  86
  Common Shares.........................................  86
  Classification or Reclassification of Common Shares
   or Preferred Shares..................................  87
  Restrictions on Transfer..............................  87
Certain Provisions of Maryland Law and of the Company's
 Declaration of Trust and Bylaws........................  90
  Classification of the Board of Trustees...............  90
  Vacancies.............................................  90
  Removal of Trustees...................................  90
  Business Combinations.................................  90
  Control Share Acquisitions............................  90
  Shareholders' Meetings................................  91
  Annual Report.........................................  91
  Amendment.............................................  91
  Limitation of Liability and Indemnification...........  92
  Operations............................................  92
  Termination of the Trust and REIT Status..............  93
  Advance Notice of Trustee Nominations and New
   Business.............................................  93
  Possible Antitakeover Effect of Certain Provisions
   of Maryland Law and of the Declaration of Trust
   and Bylaws...........................................  93
  Maryland Asset Requirements...........................  93
Shares Available for Future Sale........................  93
Partnership Agreement of Operating Partnership..........  94
  General...............................................  94
  Management............................................  95
  Indemnification.......................................  96
  Capital Contributions.................................  96
  Tax Matters...........................................  96
  Operations............................................  96
  Duties and Conflicts..................................  96
  Term..................................................  96
Federal Income Tax Consequences.........................  97
  Taxation of the Company...............................  97
  Tax Aspects of the Company's Investments in
   Partnerships......................................... 101
  Taxation of Shareholders.............................. 102
  Other Tax Considerations.............................. 104
ERISA Considerations.................................... 105
  General Fiduciary Considerations...................... 105
  Prohibited Transactions............................... 105
  Plan Assets Issues.................................... 105
Underwriting............................................ 107
Legal Matters........................................... 108
Experts................................................. 109
Additional Information.................................. 109
Glossary................................................ 110
Index to Financial Statements........................... F-1

UNTIL FEBRUARY 24, 1998 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON SHARES, WHETHER OR NOT PARTICI-PATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOT-MENTS OR SUBSCRIPTIONS.

INFORMATION CONTAINED IN THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS RELATING TO, WITHOUT LIMITATION, FUTURE ECONOMIC PERFORMANCE, PLANS AND OBJEC-TIVES OF MANAGEMENT FOR FUTURE OPERATIONS AND PROJECTIONS OF REVENUE AND OTHER FINANCIAL ITEMS, WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMI-NOLOGY SUCH AS "MAY," "WILL," "SHOULD," "EXPECT," "ANTICIPATE," "ESTIMATE," "BELIEVE" OR "CONTINUE" OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY. THE CAUTIONARY STATEMENTS SET FORTH UNDER THE CAPTION "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS IDENTIFY IMPORTANT FACTORS WITH RESPECT TO SUCH FORWARD-LOOKING STATEMENTS, INCLUDING CERTAIN RISKS AND UNCER-TAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE SET FORTH IN SUCH FORWARD-LOOKING STATEMENTS.

The Company intends to furnish its shareholders with annual reports containing audited consolidated financial statements and a report thereon by its indepen-dent certified public accountants.

                               PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed infor-mation and financial statements, including the notes thereto, appearing else-where in this Prospectus. Unless otherwise indicated, the information contained in this Prospectus assumes the consummation of the transactions relating to the formation of the Company, the acquisition of the Properties and certain other assets described under the heading "The Formation and Other Transactions" (the "Formation Transactions") and the Concurrent Placement. Unless the context oth-erwise requires, as used in this Prospectus (i) the "Company" means Cabot Industrial Trust and its operating subsidiaries, including the Operating Part-nership, of which the Company is the sole general partner, and Cabot Advisors, Inc., a Delaware corporation (the "Management Company"), (ii) "Cabot Partners" means Cabot Partners Limited Partnership and (iii) the "Contributing Investors" means those Cabot Partners advisory clients who are contributing Properties (or where such clients hold title through another entity, such title holding enti-
ty), C-M Holdings, L.P. ("C-M Holdings") and certain affiliated partnerships (collectively, with C-M Holdings, the "C-M Property Partnerships") and certain other investors who are contributing Properties in the Formation Transactions. All other capitalized terms used in this Prospectus have the meanings set forth in the Glossary.

                                  THE COMPANY

The Company is an internally managed, fully integrated real estate company formed to continue and expand the national industrial real estate business of Cabot Partners. The Company will have a portfolio of 144 Properties located in 21 states throughout the United States, containing approximately 22 million rentable square feet. At September 30, 1997, the Properties were approximately 93% leased to 258 tenants. As of November 18, 1997, no single tenant accounted for more than 5.2% of the Company's total Annualized Base Rent. Approximately 92% of the Company's Properties (measured by square footage) are located in the top 15% of the nation's 273 industrial markets as rated by Cognetics Real Estate, Inc. ("Cognetics"), a nationally recognized real estate research firm, on the basis of a five-year projected demand for distribution property space and flex/R&D property space.

The Company's goal is to be the preeminent national real estate company focused on serving a variety of industrial space users in the country's principal com-mercial markets. The Company owns and operates a diversified portfolio of bulk distribution, multitenant distribution and "workspace" (light assembly and flex/R&D) properties and has a significant market presence across the United States, owning Properties in a total of 21 markets (17 of which the Company has identified as principal target markets) and owning Properties with more than one million rentable square feet in eight of such markets. Based on results of a 1996 census, the Properties are within overnight trucking access (a 500-mile radius) to 90% of the country's population. The Company believes that its geo-graphic diversification and substantial presence in multiple markets is a stra-tegic advantage that allows it to (i) serve industrial space users with mul-tiple site and property type requirements, (ii) compete more effectively in its chosen markets and (iii) respond quickly to acquisition opportunities across the country. The Company, through its investment in the Management Company, will also continue Cabot Partners' industrial real estate investment management business.

The Company's principal growth strategy is to acquire modern, high-quality industrial properties in attractive submarkets within the markets it currently serves. Cabot Partners completed the acquisition of approximately $251 million and $191 million of industrial properties on behalf of its clients in 1995 and 1996, respectively. Cabot Partners acquired approximately $275 million of industrial properties on behalf of its clients in 1997. During 1997, Cabot Partners also negotiated the contribution to the Company in the Formation Transactions of approximately $270 million of industrial properties not previ-ously managed by Cabot Partners. The Company has contracts to purchase 21 addi-tional Properties for an aggregate purchase price of approximately $142 million (the "Company Acquisitions"). The Company Acquisitions are expected to be com-pleted concurrently with or shortly following the completion of the Offering.

The senior management of the Company has an average of approximately 18 years of experience in the real estate industry and will beneficially own 3.9% of the Company's fully diluted common equity upon the closing of the Offering. Members of the Company's senior management have worked together since 1987 as the exec-utive officers of Cabot Partners and, previously, Cabot, Cabot & Forbes Realty Advisors, Inc. ("Cabot Advisors"). Cabot Advisors was founded in 1986 as an affiliate of Cabot, Cabot & Forbes Company ("CC&F"), a nationwide real estate development, investment, construction and management firm that pioneered the development of large-scale planned industrial parks. Cabot Partners, a regis-tered investment advisor providing industrial real estate investment and man-agement services to public and private pension funds and others, was formed as a separate entity in 1990 to purchase the real estate advisory management busi-ness of Cabot Advisors.

The Company is organized as a real estate investment trust under Maryland law and expects to qualify as a REIT for federal income tax purposes.

                                  RISK FACTORS

An investment in the Common Shares involves various risks. Prospective investors should carefully consider the matters discussed under "Risk Factors" prior to making an investment in the Company. Such risks include, among others:

  . The market value of the Common Shares may exceed the aggregate fair market value of the proportionate interest in the Company's portfolio of Properties and other assets they represent.

  . The Company's expected initial level of distributions, representing an initial payout ratio of 95.9% of estimated cash available for distribu-tion for the 12 months ending December 31, 1998, was determined on the basis of a number of assumptions, any of which could prove incorrect or become incorrect over time. No assurance can be given that the Company will be able to sustain its expected initial level of distributions.

  . The antitakeover effects of limiting actual or constructive ownership of shares of the Company by a single person to 9.8% of the number of issued and outstanding shares of beneficial interest of the Company or the total equity value of such shares (subject to certain exceptions), staggered elections of Trustees and certain other provisions contained in the orga-nizational documents of the Company and the Operating Partnership, each of which may have the effect of delaying, deferring or preventing a change in control of the Company or other transaction that might involve a price for the Common Shares that exceeds their then current market price or that may otherwise be considered by the Company's shareholders to be desirable.

  . Tax risks, including taxation of the Company as a corporation if it fails to qualify as a REIT for federal income tax purposes and the resulting decrease in cash that would be available for distribution, and the fact that the Company's management lacks experience in operating in accordance with the requirements for maintaining qualification as a REIT.

  . The Company's Board of Trustees (the "Board of Trustees") may change the
    Company's investment, financing, distribution and other policies at any time without shareholder approval.

  . Investment in and operation of commercial real estate generally involves certain risks, including the failure of tenants to make lease payments, the inability to renew or re-lease space upon the expiration of leases (leases accounting for 11.8% of the Company's Annualized Base Rents are scheduled to expire in 1998), the effect of national and local economic and other conditions on real estate values, including effects associated with cyclical weaknesses or demographic changes in real estate markets, competition from other REITs and real estate investors seeking properties of the types which the Company intends to acquire, costs relating to ren-ovation and re-leasing costs, the impact on the Company's properties of competition from other existing properties and from newly constructed properties in future periods, environmental issues and changes in the ability of the Company's properties to generate sufficient cash flow to meet operating expenses (including possible future debt service require-ments).

  . The Company may constitute a "pension-held REIT" after the closing of the Offering. If this were to occur, certain types of borrowings or other activities, if engaged in by the Company, would result in a portion of the dividends received by any qualified pension plan owning more than 10.0% in value of the Company's shares being taxable to such plan as unrelated business taxable income.

  . Conflicts of interest between the Company, the Cabot Group Participants
    (most of whom will serve as executive officers and Trustees of the Com-pany) and the other Contributing Investors with respect to the Formation Transactions and the ongoing business decisions regarding the Company, which could result in decisions that do not fully reflect the interests of all of the Company's shareholders. Two Contributing Investors will own 23.6% and 13.7%, respectively, of the Company's fully diluted common equity.

  . The absence of a prior market for the Common Shares, the lack of assur-ance that an active trading market will develop or that the Common Shares will trade at or above the Offering Price, the potential negative effects of rising interest rates on the market price of the Common Shares and the effect of the availability of shares for future sale on the price of the Common Shares.

  . One Contributing Investor has relied upon an exemption from the prohib-ited transaction rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), in contributing Properties to the Com-pany. The applicability of such exemption in certain circumstances recently has been questioned by the Department of Labor. The Company has received an opinion of counsel that such exemption applies to the Forma-tion Transactions; however, such opinion is not binding on the Department of Labor, the Internal Revenue Service (the "Service") or any court.

  . The possibility that certain of the Properties, particularly newly acquired Properties and properties acquired in the future, may fail to perform as expected or may have characteristics or defects unknown to the Company.

  . As a result, among other things, of the annual income distribution requirements applicable to REITs under the Code, the Company expects to rely on borrowings and other external sources of financing to fund the costs of new property acquisitions, capital expenditures and other items. Accordingly, the Company will be subject to real estate financing risks, including changes from period to period in the avail-ability of such financing, increased interest expense that may be incurred on variable rate debt in rising interest rate markets and the risk that the Company's cash flow may not be sufficient to cover both required debt service payments and distributions to shareholders at desired levels.

  . The Company is dependent on the efforts of its executive officers and the loss of their services could have an adverse effect on the operations of the Company.

  . This Prospectus contains certain forward-looking statements which involve risks and uncertainties. The Company's actual results may differ signifi-cantly from the results discussed in such forward-looking statements. Factors that could cause such differences include, but are not limited to, the risks described under the "Risk Factors" section of this Prospec-tus.

  . The purchasers of Common Shares in the Offering will experience immediate dilution of $1.26 per Common Share in net tangible book value in connec-tion with their investment in the Common Shares offered hereby based on the Offering Price.

                        INDUSTRIAL REAL ESTATE BUSINESS

Attractive Real Estate Sector

Industrial real estate has historically generated a high level of cash income and attractive rates of return as compared with other types of real estate investments. The Company believes that industrial properties tend to be less costly to manage and require lower amounts of capital expenditures and tenant-specific improvement costs. Such properties provide generic storage and work space suitable for and adaptable to a broad range of tenants and uses. Indus-trial properties also generally require relatively short development periods, which enables better balancing of supply and demand for such properties and reduces overbuilding risks.

Strong Demand

The Company believes that, at least for the near term, the demand for desir-able, well-located industrial properties will continue and will support increasing rents. Nationwide, the demand for distribution and flex/R&D proper-ties during the period from 1997 to 2002 is projected by Cognetics to increase over existing levels by approximately 791 million square feet, or 14.8%, con-sisting of approximately 598 million square feet for distribution properties and approximately 193 million square feet for flex/R&D properties. Continuing demand for well-located, modern industrial properties is expected to increase due to (i) increasing consumption on a per capita basis, coupled with popula-tion growth, (ii) business' increasing need for efficient inventory management,
(iii) growing international trade, and (iv) the growing significance of smaller companies seeking efficient and flexible work space in well-located, suburban industrial parks. According to Cognetics, during the period from 1992 to 1996, companies with fewer than 100 employees accounted for 47% of all existing jobs; however, they accounted for 84% of all net job creation during the same period. Cognetics anticipates that the majority of net job creation over the next five years will continue to be due to small firms with less than 100 employees as this has been a consistent pattern for the last decade.

Industry Consolidation

The historically fragmented industrial real estate business is being reshaped by strong pressures toward consolidation resulting from the substantial advan-tages enjoyed by large, integrated and well-capitalized firms over local owners and developers. These advantages include professional management, greater access to public and private capital, economies of scale and greater opportuni-ties to increase revenue by serving the changing needs of industrial tenants. In addition, there is an increasing trend toward securitization of real estate holdings as institutional real estate investors shift from direct private own-ership to indirect public ownership of real estate. The Company believes that both of these trends provide substantial opportunities for publicly held real estate companies that have the managerial and financial resources to maintain an active acquisition and development program.

Diverse Tenant Needs

Different types of industrial space users have significantly different property and space requirements. Large national and major regional distributors gener-ally require efficient, well-located bulk distribution properties. Smaller com-panies generally demand more flexible work space, including light assembly facilities and flex/R&D space. While these properties are generally more costly to manage, the Company believes that such properties offer the prospect of higher current returns because the users of such space are location sensitive and less inclined to move if the properties they occupy are well located and managed. Moreover, the Company believes that the continued employment growth resulting from smaller companies will result in strong demand for these workspace properties.

                         BUSINESS AND GROWTH STRATEGIES

The Company's fundamental business objective is to maximize the total return to its shareholders through growth in its cash available for distribution per Common Share and in the value of its portfolio of industrial properties and operations.

BUSINESS STRATEGIES

Leveraging Substantial National Market Presence

The Company's substantial presence in markets throughout the country positions it well to market its industrial space to national companies with space requirements in multiple locations. The Company will pursue a national tenant marketing program emphasizing the advantages of dealing with a single source for industrial space needs, as well as the quality and central locations of the Company's properties. These advantages include greater efficiency of lease negotiations and day-to-day property management matters, as well as better understanding of the tenant's current needs and prospective space requirements.

Within each local market, having a substantial inventory of properties and sig-nificant leasing activity increases the Company's visibility to prospective tenants and enables the Company to establish strong relationships with leasing brokers and other local market participants who serve as sources of information and referrals of potential tenants. In addition, the Company has increased opportunities to relocate tenants to one or more of its other properties as their needs change.

Serving a Variety of Tenants by Offering a Broad Spectrum of Industrial Property Types

Offering a broad spectrum of industrial property types and the Company's size enable it to provide better service, on a more cost-efficient basis, to national customers who often need workspace properties, in addition to distri-bution properties, for their local operations. At the same time, offering an array of property types suitable for smaller companies enables the Company to capture a larger share of the growth in its chosen industrial property markets. The Company believes that smaller business establishments will form an impor-tant segment of its tenant base. Business establishments with fewer than 100 employees are projected, based on data supplied by Cognetics, to generate approximately 67% of the projected increased demand for distribution and flex/R&D property space during the period from 1997 to 2002.

GROWTH STRATEGIES

Acquisitions

The Company will seek to capitalize on its competitive advantages primarily by acquiring additional modern, high-quality properties in attractive submarkets within major industrial markets.

The Company's acquisitions are based on extensive research in each targeted market regarding (i) economic and demographic trends, (ii) supply of and demand for industrial space in targeted submarkets, (iii) existing and potential tenant space requirements, (iv) rent levels and trends and (v) the physical characteristics of buildings within the market. The Company's research also involves physical site inspections and continuing contacts with leasing brokers and other market participants. The results of the Company's research are com-piled into a proprietary database covering each market and submarket in which it has invested or that it has targeted. This database is updated periodically and contains computerized profiles, keyed to Company-prepared aerial maps, of the Company's properties and each of the buildings deemed most competitive to the Company's properties or attractive for acquisition. Each profile includes information regarding the building's age, physical characteristics and current tenant and lease information.

Upon the closing of the Offering and the Concurrent Placement, the Company expects to have approximately $13.4 million of outstanding long-term debt, approximately $27.1 million of available cash and a Debt-to-Total Market Capi-talization Ratio of less than 2%. The Company expects to be able to obtain borrowings on a timely basis that will enable it to move quickly in completing proposed property acquisitions and believes that its ability to do so will enhance its credibility with potential property sellers. In addition, the Company's UPREIT structure, which will enable it to acquire industrial proper-ties on a non-cash basis by exchanging Units in the Operating Partnership for such properties in a tax-deferred manner, provides an attractive alternative to taxable cash sales for tax-paying property owners.

The Company's management has extensive knowledge of and, the Company believes, a favorable reputation with public and private pension funds and other institu-tional real estate investors as a result of Cabot Partners' focus on serving such investors. The Company believes that it will benefit from its relation-ships with these investors through further acquisitions as they increasingly seek to securitize their direct real estate investments.

Internal Growth

The Company's primary internal growth strategy is to increase the cash flow generated by the Properties, and from properties that it acquires in the future, by renewing or replacing expiring leases with new leases at higher rents and through rent increase provisions in its leases. In addition, the Com-pany intends to work actively to (i) maintain its historically high occupancy levels by retaining existing tenants, thereby minimizing "down time" and releasing costs, (ii) improve the occupancy levels of any newly acquired prop-erties that have low occupancy levels, (iii) realize economies of scale from the size of its portfolio of properties and (iv) control costs. During the period from January 1, 1995 to September 30, 1997, the lease renewal rates for the Properties acquired prior to September 30, 1997 and for the Existing Investors Property Group were 84.0% and 88.7%, respectively.

Development

The Company's senior management has extensive real estate development experi-ence, including experience derived from the industrial park development activi-ties of CC&F. The Company is engaging its existing tenants in discussions about future space needs and, based on such discussions, believes that financially attractive build-to-suit opportunities from its tenant base may be available over time. The Company also believes that in select target markets there are attractive opportunities for new development with potentially greater returns than those available from the purchase of existing stabilized properties, and it intends to pursue a development program where such opportunities exist. In order to limit initial overhead expenses, the Company intends to begin its development activities by engaging local or regional builders with whom it has established strong relationships. Thereafter, the Company intends to expand its in-house development staff as the Company's development activities increase.

FINANCIAL STRATEGIES

The Company's financial strategy is to minimize its cost of capital by main-taining adequate working capital and conservative debt levels. The Company estimates that approximately $27.1 million of the proceeds from the Offering and the Concurrent Placement will be available for general corporate purposes, including acquisitions and working capital, after payment of expenses of the Offering, the Concurrent Placement and the Formation Transactions and the use of approximately $133.7 million and $13.1 million of net proceeds to fund the Company Acquisitions and to repay certain outstanding indebtedness, respec-tively. The Company is currently negotiating with Morgan Guaranty Trust Company of New York the establishment of a $325 million revolving credit facility (the "Acquisition Facility") to be used primarily for property acquisitions and expects the facility to be in place upon or shortly after the closing of the Offering. The Company intends to operate with a Debt-to-Total Market Capital-ization Ratio that generally will not exceed 40%, although the Company's Decla-ration of Trust and Bylaws do not impose any limit on the incurrence of debt.

The Company believes that the size and diversity of its portfolio of Properties will provide it access to the public debt and equity markets which are not gen-erally available to smaller, less diversified property owners. The Company also believes that its "UPREIT" structure (i.e., ownership of properties through the Operating Partnership) will enable it to acquire industrial properties in exchange for Units in the Operating Partnership, thereby reducing its need to incur indebtedness to support future acquisitions.

                                   PROPERTIES

Upon the closing of the Offering, the Company will own a portfolio of 144 Prop-erties having an aggregate of approximately 22 million rentable square feet, approximately 93% of which space was leased to 258 tenants at September 30, 1997. The Company categorizes its properties into three types: bulk distribu-tion properties, multitenant distribution properties and workspace properties. See "Properties--General."

The following tables provide information regarding the Properties as of Sep-tember 30, 1997.

                          ----------------------------------------------------------------------------------------------
                                     RENTABLE SQUARE FEET           ANNUALIZED NET RENT(1)            ANNUALIZED
                                     ------------------------  ----------------------------------  NET EFFECTIVE
                                                                                       PER LEASED       RENT PER
                           NUMBER OF                                                       SQUARE         LEASED PERCENT
PROPERTY TYPE BY REGION   PROPERTIES     NUMBER    % OF TOTAL       AMOUNT % OF TOTAL        FOOT SQUARE FOOT(2)  LEASED
-----------------------   ---------- ----------    ----------  ----------- ----------  ---------- -------------- -------
BULK DISTRIBUTION
 PROPERTIES:
 West                             13  2,739,730          12.5% $ 7,790,735       10.4%      $3.22          $3.22    88.4%
 Southwest                         4  1,326,200           6.0    2,709,712        3.6        3.07           3.06    66.6
 Midwest                          16  3,872,086          17.6   11,295,226       15.0        3.01           2.90    97.0
 Southeast                         5    1,355,266         6.2    3,690,304        4.9        3.16           3.14    86.1
 Northeast                        10  2,496,262          11.3    9,291,628       12.4        3.72           3.76   100.0
                          ---------- ----------    ----------  ----------- ----------  ---------- -------------- -------
 Subtotal/weighted
  average                         48 11,789,544          53.6% $34,777,605       46.3%      $3.24          $3.21    91.0%
                          ---------- ----------    ----------  ----------- ----------  ---------- -------------- -------
MULTITENANT DISTRIBUTION
 PROPERTIES:
 West                              4    831,626           3.8% $ 3,002,560        4.0%      $3.61          $3.46   100.0%
 Southwest                         3    385,135           1.8    1,163,982        1.5        3.02           2.75   100.0
 Midwest                          13  2,159,560           9.8    7,771,102       10.3        3.93           3.88    91.7
 Southeast                         7  1,274,745           5.8    4,070,073        5.5        3.39           2.85    94.2
 Northeast                        11  2,065,503           9.3    7,998,906       10.7        3.87           3.71   100.0
                          ---------- ----------    ----------  ----------- ----------  ---------- -------------- -------
 Subtotal/weighted
  average                         38  6,716,569          30.5% $24,006,623       32.0%      $3.71          $3.52    96.2%
                          ---------- ----------    ----------  ----------- ----------  ---------- -------------- -------
WORKSPACE PROPERTIES:
 West                             28  1,337,123           6.1% $ 6,566,829        8.7%      $4.96          $5.02    99.0%
 Southwest                         2    255,736           1.2      914,640        1.2        5.74           6.27    62.3
 Midwest                           5    345,060           1.6    1,636,516        2.2        5.65           5.55    84.0
 Southeast                        12    889,523           4.0    3,420,659        4.6        4.27           4.23    90.1
 Northeast                        11    665,892           3.0    3,790,400        5.0        5.88           5.12    96.8
                          ---------- ----------    ----------  ----------- ----------  ---------- -------------- -------
 Subtotal/weighted
  average                         58  3,493,334          15.9% $16,329,044       21.7%      $5.07          $4.95    92.2%
                          ---------- ----------    ----------  ----------- ----------  ---------- -------------- -------
Total/weighted average           144 21,999,447         100.0% $75,113,272      100.0%      $3.68          $3.58    92.8%
                          ========== ==========    ==========  =========== ==========  ========== ============== =======
                          ----------------------------------------------------------------------------------------------
                                     RENTABLE SQUARE FEET           ANNUALIZED NET RENT(1)            ANNUALIZED
                                     ------------------------  ----------------------------------  NET EFFECTIVE
                                                                                       PER LEASED       RENT PER
                           NUMBER OF                                                       SQUARE         LEASED PERCENT
PROPERTIES BY REGION      PROPERTIES     NUMBER    % OF TOTAL       AMOUNT % OF TOTAL        FOOT SQUARE FOOT(2)  LEASED
--------------------      ---------- ----------    ----------  ----------- ----------  ---------- -------------- -------
 West                             45  4,908,479          22.3% $17,360,124       23.1%      $3.79          $3.78    93.3%
 Southwest                         9  1,967,071           8.9    4,788,334        6.4        3.35           3.34    72.6
 Midwest                          34  6,376,706          29.0   20,702,844       27.6        3.44           3.35    94.5
 Southeast                        24  3,519,534          16.0   11,181,036       14.9        3.53           3.31    90.1
 Northeast                        32  5,227,657          23.8   21,080,934       28.0        4.05           3.91    99.6
                          ---------- ----------    ----------  ----------- ----------  ---------- -------------- -------
Total/weighted average           144 21,999,447         100.0% $75,113,272      100.0%      $3.68          $3.58    92.8%
                          ========== ==========    ==========  =========== ==========  ========== ============== =======

-------
(1) "Annualized Net Rent" means annualized monthly Net Rent from leases in effect as of September 30, 1997. "Net Rent" means contractual rent, excluding any reimbursements for real estate taxes or operating expenses.
(2) "Annualized Net Effective Rent" means Annualized Net Rent, less amortiza-tion of the related leasing costs, as adjusted to reflect the effect of rent concessions and straight-lining of rent steps.

                      THE FORMATION AND OTHER TRANSACTIONS

Cabot Partners and the Contributing Investors are undertaking the Formation Transactions for the purpose of organizing the Company and the Operating Part-nership in preparation for the Offering and to transfer the Properties and Cabot Partners' real estate advisory and management business to the Operating Partnership in a tax-efficient manner. Upon completion of the Formation Trans-actions (i) the Properties and Cabot Partners' operating assets, other than certain assets relating to Cabot Partners' advisory and management business, will be held by the Operating Partnership, of which the Company will be the sole general partner, and (ii) the assets of Cabot Partners' advisory and man-agement business relating to industrial properties that are not being contrib-uted pursuant to the Formation Transactions will be held by, and such business will be conducted through, the Management Company. See "Formation and Other Transactions."

The Formation Transactions and the Company Acquisitions have been and will be effected as follows:

 . The Company has been organized by Cabot Partners as a real estate invest-ment trust under Maryland law.

 . The Operating Partnership has been formed as a limited partnership under Delaware law, with the Company as its sole general partner.

 . The Properties described in this Prospectus include both Properties that are being contributed to the Operating Partnership (or to the Company for transfer to the Operating Partnership) by the Contributing Investors and Properties expected to be purchased by the Operating Partnership concur-rently with or shortly after the closing of the Offering (referred to herein as the "Company Acquisitions"). The Contributing Investors include certain of the existing advisory clients of Cabot Partners or their holding entities (collectively referred to herein as the "Existing Investors") and certain other industrial real estate investors or their holding entities.

 . The Properties that will be contributed to the Company in the Formation
   Transactions include previously owned Properties of the Existing Investors that have been managed by Cabot Partners and are referred to in the histor-ical and pro forma financial statements included in this Prospectus as the "Existing Investors Property Group," additional Properties recently acquired or being acquired by Cabot Partners on behalf of Existing Investors (the "Additional Acquisitions"), and Properties owned by the other Contributing Investors (the "New Investors Property Group").

 . The 21 Properties that are to be purchased in the Company Acquisitions are currently under contract to be purchased by the Operating Partnership at an aggregate purchase price of approximately $141.8 million. Approximately $133.7 million of the net proceeds from the Offering and the Concurrent Placement will be used to fund such purchases. The Company also will assume approximately $8.2 million of existing mortgage indebtedness secured by certain of the Properties to be acquired in the Company Acquisitions. See "Use of Proceeds," "--Financial Strategies" and "The Company--Financial Strategies."

 . Cabot Partners will contribute its real estate advisory and management business and related assets, including its investment advisory and manage-ment contracts with certain of its advisory clients (the "Advisory Con-tracts") relating to industrial properties that are not being contributed in the Formation Transactions, to the Management Company or to the Oper-ating Partnership for transfer to the Management Company concurrently with the closing of the Offering. The Operating Partnership will own 100% of the non-voting preferred stock of the Management Company, representing 95.0% of the economic interest in the Management Company. Ferdinand Colloredo-Mansfeld, the Company's Chief Executive Officer, will own 100% of the voting common stock of the Management Company, representing 5.0% of the economic interest in the Management Company.

 . The contributions of Properties and other assets by the Contributing
   Investors and Cabot Partners will be made in exchange for Units in the Operating Partnership that may, subject to certain limitations and excep-tions, be exchanged for Common Shares or, in certain cases, will be made in exchange for Common Shares.

 . Contemporaneously with the closing of the Offering, the Company will sell
   $20.0 million of Common Shares at the Offering Price to the Concurrent Investor in the Concurrent Placement.

 . As a result of the Formation Transactions, the Contributing Investors and Cabot Partners will become equity investors in the Company and the Oper-ating Partnership. The Contributing Investors will hold an aggregate of 23,068,699 Units and 8,961,714 Common Shares having a value, based on the Offering Price, of approximately $640.6 million and Cabot Partners will hold an aggregate of 1,819,587 Units having a value, based on the Offering Price, of approxi- mately $36.4 million. See "Principal and Management Shareholders." Such ownership by the Contributing Investors and Cabot Part-ners will represent approximately 73.7% and 4.2%, respectively, of the fully diluted common equity of the Company. Of the Units that will be received by Cabot Partners (i) Ferdinand Colloredo-Mansfeld, the Chief

  Executive Officer of the Company, will receive 875,792 Units having a value, based on the Offering Price, of approximately $17.5 million and (ii) Robert
  E. Patterson, the President of the Company, will receive 128,590 Units having a value, based on the Offering Price, of approximately $2.6 million.

 . The Company will contribute the net proceeds of the Offering received by it to the Operating Partnership in exchange for the number of general partner-ship interests ("GP Units") in the Operating Partnership that equals the number of Common Shares sold in the Offering. As a result of such contribu-tion and its receipt of Units in connection with the Formation Transac-tions, the Company will hold a 42.8% general partnership interest (before exchange of Units) in the Operating Partnership and will be an indirect owner of the contributed Properties and other assets through and to the extent of such general partnership interest.

                            STRUCTURE OF THE COMPANY

The following chart illustrates the structure of the Company and the beneficial ownership of the Company, the Operating Partnership and the Management Company after the consummation of the Formation Transactions and the closing of the Offering and the Concurrent Placement. See "Formation and Other Transactions."

                                  THE COMPANY

                                                         ---------------------
                                                            PERCENT    PERCENT
                                                          OF COMMON  OF COMMON
                                                             SHARES     SHARES
                                                             BEFORE      AFTER
                                                           EXCHANGE   EXCHANGE
        OWNER                                              OF UNITS   OF UNITS
        -----                                            ---------  ---------
        Public Investors................................     46.4%      19.8%
        Contributing Investors, Concurrent Investor and
         Others(1)......................................     53.6%      76.3%
        Management(2)...................................        --       3.9%


                           THE OPERATING PARTNERSHIP

                                                           ---------------------
                                                            OWNERSHIP  OWNERSHIP
                                                             INTEREST   INTEREST
                                                               BEFORE      AFTER
                                                             EXCHANGE   EXCHANGE
        OWNER                                                OF UNITS   OF UNITS
        -----                                              ---------  ---------
        Company...........................................     42.8%     100.0%
        Contributing Investors and Others(1)..............     53.3%         --
        Management(2).....................................      3.9%         --


                             THE MANAGEMENT COMPANY

                                                --------------------------------
                                                    VOTING NON-VOTING      TOTAL
                                                    COMMON  PREFERRED   ECONOMIC
        OWNER                                        STOCK      STOCK   INTEREST
        -----                                   ---------  ---------  ---------
        Operating Partnership(3)...............        --     100.0%      95.0%
        Ferdinand Colloredo-Mansfeld...........    100.0%         --       5.0%

-------
(1) Includes each of the Contributing Investors other than the C-M Property Partnerships and those holders of interests in Cabot Partners who are not offi-cers or Trustees of the Company or the Management Company. The C-M Property Partnerships are owned by Ferdinand Colloredo-Mansfeld, who is the Company's Chief Executive Officer, and members of his immediate family. The ownership interests in the Company attributable to the C-M Property Partnerships are included under "Management." See Note (2) below. Each of the Contributing Investors will receive Units or Common Shares in the Formation Transactions in exchange for their interests in the Properties. See "Formation and Other Trans-actions."

(2) Includes certain officers and Trustees and members of their immediate fami-lies who will receive beneficial ownership of Units in exchange for their interests in Cabot Partners and/or the C-M Property Partnerships which are being contributed in the Formation Transactions. See "Formation and Other Transactions."

(3) As a result of the Operating Partnership's ownership of non-voting pre-ferred stock of the Management Company, the Company, through the Operating Partnership, expects to receive 95% of the after-tax economic benefits of the Management Company. See "The Company--Third-Party Investment Management."

                          BENEFITS TO RELATED PARTIES

Certain of the officers and Trustees of the Company and members of their imme-diate families, which persons are collectively referred to herein as the "Cabot Group Participants," and the Contributing Investors will realize certain bene-fits as a result of the Offering and the Formation Transactions. These benefits are summarized below and are described in greater detail under the captions "Formation and Other Transactions," "Certain Relationships and Related Transac-tions" and "Principal and Management Shareholders."

RECEIPT OF UNITS AND COMMON SHARES IN THE FORMATION TRANSACTIONS

The Cabot Group Participants will receive a total of 1,705,506 Units in the Formation Transactions in exchange for their interests in the C-M Property Partnerships and/or Cabot Partners. These Units (representing approximately 3.9% of the common equity of the Company on a fully diluted basis) will have a total value of approximately $34.1 million, based on the Offering Price. The Cabot Group Participants' partnership interests for the C-M Property Partner-ships and Cabot Partners had an aggregate net book value of $5.1 million as of September 30, 1997. The aggregate cost to the Cabot Group Participants for these partnership interests was $8.8 million, resulting in an unrealized gain of approximately $25.3 million. The C-M Property Partnerships are owned by Fer-dinand Colloredo-Mansfeld, the Company's Chief Executive Officer, and members of his immediate family, including Franz Colloredo-Mansfeld, the Company's Chief Financial Officer, with Ferdinand Colloredo-Mansfeld owning a 97% part-nership interest therein and Franz Colloredo-Mansfeld and other family members holding 1% and 2% partnership interests therein, respectively. Of the total number of Units that will be received by the Cabot Group Participants in the Formation Transactions, (i) Ferdinand Colloredo-Mansfeld will receive 1,331,657 Units having a value, based on the Offering Price, of approximately $26.6 mil-lion in exchange for his partnership interests in the C-M Property Partnerships and Cabot Partners, which had an aggregate cost of approximately $4.7 million and $3.9 million, respectively, and (ii) Robert E. Patterson, President of the Company, will receive 128,590 Units having a value, on such basis, of approxi-mately $2.6 million in exchange for his partnership interests in Cabot Part-ners, which had an aggregate cost of $59,000.

The Contributing Investors (excluding for this purpose the C-M Property Part-nerships) will receive a total of 22,598,735 Units and 8,961,714 Common Shares in exchange for their interests in the Properties in connection with the Forma-tion Transactions. These Units and Common Shares (representing approximately 72.6% of the common equity of the Company on a fully diluted basis) will have a total value of approximately $631.2 million, based on the Offering Price, com-pared to the aggregate cost for the Properties to be contributed to the Company by such Contributing Investors of approximately $655.9 million.

The Units received by the Cabot Group Participants and the Contributing Investors in the Formation Transactions may, in accordance with the Operating Partnership Agreement, be exchanged in whole or in part for Common Shares on a one-for-one basis or, at the election of the Company, the cash equivalent thereof, at any time commencing one year after the Closing Date in the case of Contributing Investors or two years after the Closing Date in the case of Cabot Group Participants. The Company currently expects that it will not elect to pay cash for Units in connection with any such exchange request, but instead will issue Common Shares in exchange for such Units. The receipt and retention of the Units in exchange for contributed assets may provide the Cabot Group Par-ticipants and certain of the Contributing Investors with continued deferral of the taxable gain associated with dispositions of those assets.

Treasury regulations under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of the contribution ("Book-Tax Differences"). The Operating Partnership and the Company have not yet deter-mined which of the alternative methods of accounting for Book-Tax Differences will be elected by the Partnership. Such determination could result in the allocation of lower amounts of taxable income to the Cabot Group Participants in certain circumstances than might otherwise occur if the Partnership elected an alternative method. See "Federal Income Tax Consequences--Tax Aspects of the Company's Investments in Partnerships--Tax Allocations with Respect to the Properties."

REPAYMENT OF DEBT

Approximately $18.3 million of indebtedness secured by the Properties to be contributed by the C-M Property Partnerships will be assumed by the Operating Partnership and approximately $13.1 million of such indebtedness will be repaid from the proceeds of the Offering.

OPTIONS GRANTED

The Company will grant options to purchase at the Offering Price an aggregate of 1,675,000 Units that will be convertible into an equal number of Common Shares under the Company's Long Term Incentive Plan to senior executive offi-cers of the Company, subject to certain vesting requirements. See "Management-- Long Term Incentive Plan."

                                  THE OFFERING

COMMON SHARES OFFERED........................  8,625,000
COMMON SHARES TO BE OUTSTANDING AFTER THE
 OFFERING....................................  43,475,000 (1)
USE OF PROCEEDS..............................  The proceeds to the Company from the Offering and the Concurrent Placement, after deducting
                                               the underwriting discount of the Offering and
                                               the estimated expenses of the Offering, the
                                               Concurrent Placement and the Formation
                                               Transactions, are estimated to be approximately
                                               $173.9 million. Approximately $133.7 million and
                                               $13.1 million of such net proceeds will be used
                                               to fund the Company Acquisitions and to repay
                                               indebtedness secured by certain of the
                                               Properties, respectively, with the balance to be
                                               used for general purposes, including
                                               acquisitions of additional properties.
NYSE TRADING SYMBOL..........................  "CTR"

-------
(1) Includes 24,888,286 Common Shares that may be issued upon exchange of Units and 1,000,000 Common Shares to be sold in the Concurrent Placement. See "Forma-tion and Other Transactions." Excludes 2,188,500 Common Shares reserved for issuance upon exercise of options to be granted to officers, employees and Trustees pursuant to the Company's Long Term Incentive Plan effective upon the closing of the Offering.

                                 DISTRIBUTIONS

The Company intends to make regular quarterly cash distributions to its share-holders, commencing with a pro rata distribution for the period from the com-pletion of the Offering through March 31, 1998, based upon a quarterly distri-bution of $.325 per Common Share. On an annualized basis, this would be $1.30 per Common Share (or an annual distribution rate of 6.5% based on the Offering Price).

The Company intends to maintain its initial distribution rate through at least the remainder of 1998 unless actual results of operations, economic conditions or other factors differ materially from the assumptions used in calculating the estimate of its cash available for distribution. Based on the Company's esti-mated results of operations for the 12 months ending December 31, 1998, the Company estimates that 11.6% of the anticipated initial annual distribution to shareholders will represent a return of capital for federal income tax purposes and that the Company will be required to distribute $20.3 million or $1.09 per Common Share with respect to such 12-month period in order to maintain its status as a REIT. If future taxable income increases above or decreases below the estimated taxable income for the 12 months following the closing of the Offering, the percentage of the anticipated initial annual distribution repre-senting a return of capital will decrease or increase, respectively. See "Dis-tribution Policy" for the calculation of estimated pro forma cash available for distribution and related assumptions. Future distributions by the Company will be at the discretion of the Board of Trustees and will depend on the actual cash available for distribution, the Company's financial condition and capital requirements, the annual distribution requirements under the REIT provisions of the Code (see "Federal Income Tax Consequences--Taxation of the Company--Annual Distribution Requirements") and such other factors as the Board of Trustees deems relevant. See "Risk Factors--Possible Changes in Policies Without Share-holder Approval; No Limitation on Debt."

                           TAX STATUS OF THE COMPANY

The Company intends to qualify and will elect to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1998. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax on its taxable income that is distributed to its shareholders. A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distribute at least 95% of its annual taxable income (excluding net capital gain). The Company does not intend to request a ruling from the Service as to its REIT status. The Company has received an opinion of its legal counsel that, based on certain assumptions and representations described in "Federal Income Tax Consequences," the Company has been organized in conformity with the requirements for qualification as a REIT beginning with its taxable year ending December 31, 1998, and its proposed method of operation as represented by the Company to its legal counsel and described in "Federal Income Tax Consequences" will enable it to satisfy the requirements for such qualification. Investors should be aware, however, that opinions of counsel are not binding on the Service or any court. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain federal, state and local taxes on its income and property. Failure to qualify as a REIT would subject the Company to tax (including any applicable minimum tax) on its taxable income at regular corporate rates, and distributions to the Company's shareholders in any such year would not be deductible by the Company. See "Risk Factors--Tax Risks" and "--Antitakeover Effect of Ownership Limit, Staggered Board and Power to Issue Additional Shares" and "Federal Income Tax Consequences--Taxation of the Company."

                        SUMMARY FINANCIAL AND OTHER DATA

Set forth below are (i) summary historical financial and other data for (A) the Properties that were managed by Cabot Partners as of September 30, 1997 for the Contributing Investors (such Contributing Investors are referred to herein as the "Existing Investors" and such Properties (including the related assets and liabilities) are referred to herein as the "Existing Investors Property Group") and (B) the real estate advisory business of Cabot Partners, and (ii) summary financial and other data for the Company on a pro forma basis.

The summary financial data presented below as of and for the nine months ended September 30, 1997, in the case of the Existing Investors Property Group, and as of and for the years ended December 31, 1996, 1995 and 1994, in the case of both the Existing Investors Property Group and Cabot Partners, have been derived from Existing Investors Property Group Combined financial statements and Cabot Partners financial statements that have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports included elsewhere in this Prospectus. This information should be read in conj-unction with such financial statements and the notes thereto included elsewhere in this Prospectus. The summary financial data presented below as of and for the years ended December 31, 1993 and 1992 for Cabot Partners are derived from Cabot Partners financial statements and the notes thereto not included in this Prospectus which have been audited by Arthur Andersen LLP. The summary finan-cial data presented below as of and for the years ended December 31, 1993 and 1992 and as of and for the nine months ended September 30, 1996 for the Existing Investors Property Group and as of and for the nine months ended Sep-tember 30, 1997 and 1996 for Cabot Partners have not been audited but, in the opinion of management, include all adjustments (consisting only of normal recurring accruals) necessary to present fairly such information in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis. The results of operations for the nine months ended September 30, 1997 are not necessarily indicative of results for the entire year. Other Data (in-cluding Property data) for all periods and dates presented are unaudited.

The summary pro forma financial data presented below has been derived from the pro forma combined consolidated balance sheet as of September 30, 1997 and has been prepared to reflect (i) the contribution to the Company of (A) the Existing Investors Property Group, (B) the Properties owned by those Contrib-uting Investors that were not advisory clients of Cabot Partners at or prior to September 30, 1997 (the "New Investors Property Group") and (C) the Properties acquired after September 30, 1997 by Cabot Partners on behalf of the Existing Investors (the "Additional Acquisitions"), (ii) the other Formation Transac-tions, (iii) the Company Acquisitions, (iv) the Offering and the Concurrent Placement and the use of a portion of the net proceeds thereof to repay indebt-edness and (v) certain other adjustments, as if each of such contributions, transactions and adjustments had occurred on September 30, 1997. The pro forma condensed combined operating and other data for the nine months ended September 30, 1997 and the year ended December 31, 1996 have been prepared to reflect (i) the contribution to the Company of (A) the Existing Investors Property Group,
(B) the Additional Acquisitions, (C) the New Investors Property Group and (D) the Properties acquired during the year ended December 31, 1996 and during the nine months ended September 30, 1997, (ii) the other Formation Transactions,
(iii) the Company Acquisitions, (iv) the use of a portion of the net proceeds of the Offering and the Concurrent Placement to repay indebtedness and (v) cer-tain other adjustments, as if each of such contributions, transactions and adjustments had occurred on January 1, 1996.

In the opinion of management, the pro forma combined consolidated financial statements include all adjustments necessary to reflect the effects of the foregoing transactions and adjustments. The pro forma statements are unaudited and are not necessarily indicative of what the financial position would have been or the combined results that would have been obtained if the transactions and adjustments reflected therein had been consummated on the dates indicated, or on any particular date in the future, nor do they purport to represent the financial position, results of operations or changes in cash flows as of any future date or for any future period.

                             CABOT INDUSTRIAL TRUST

                       -------------------------------------------------------------------------------------------------
                       NINE MONTHS ENDED SEPTEMBER 30,                    YEARS ENDED DECEMBER 31,
                       ---------------------------------  --------------------------------------------------------------
                           COMPANY  EXISTING INVESTORS         COMPANY
                         PRO FORMA  PROPERTY GROUP (1)       PRO FORMA     EXISTING INVESTORS PROPERTY GROUP (1)
                       -----------  --------------------  ------------  ------------------------------------------------
In thousands,
except per share              1997       1997       1996          1996      1996      1995      1994      1993      1992
data                   -----------  ---------  ---------  ------------  --------  --------  --------  --------  --------
OPERATING DATA
Revenues               $    67,918  $  28,736  $  26,138  $     88,691  $ 35,180  $ 28,794  $ 28,209  $ 25,252  $ 21,904
Real estate tax
 expense                     7,600      4,005      3,649         9,925     5,037     3,979     3,769     5,144     2,772
Property operating
 expenses                    5,279      3,284      3,003         7,095     4,323     3,357     3,063     3,227     2,940
General and adminis-
 trative expenses            2,655        --         --          3,404       --        --        --        --        --
Interest expense               872      1,399      1,430         1,177     1,931     2,097     2,082     2,013     2,292
Depreciation and
 amortization
 expense                    16,022      6,473      5,864        21,850     7,966     7,118     6,606     6,111     5,441
                       -----------  ---------  ---------  ------------  --------  --------  --------  --------  --------
Operating income            35,490     13,575     12,192        45,240    15,923    12,243    12,689     8,757     8,459
Gain on sale of
 properties                    --         --         --            --        --        --        186       --        --
                       -----------  ---------  ---------  ------------  --------  --------  --------  --------  --------
Net income before
 minority interest          35,490     13,575     12,192        45,240    15,923    12,243    12,875     8,757     8,459
Minority interest          (20,318)       --         --        (25,900)      --        --        --        --        --
                       -----------  ---------  ---------  ------------  --------  --------  --------  --------  --------
Net income             $    15,172  $  13,575  $  12,192  $     19,340  $ 15,923  $ 12,243  $ 12,875  $  8,757  $  8,459
                       ===========  =========  =========  ============  ========  ========  ========  ========  ========
Pro forma net income
 per Common Share
 (2)                          $.82                               $1.04
                       ===========                        ============
                       -------------------------------------------------------------------------------------------------
                             AS OF SEPTEMBER 30,                                     AS OF DECEMBER 31,
                       ---------------------------------                ------------------------------------------------
                           COMPANY  EXISTING INVESTORS
                         PRO FORMA  PROPERTY GROUP (1)                     EXISTING INVESTORS PROPERTY GROUP (1)
                       -----------  --------------------                ------------------------------------------------
                              1997       1997       1996                    1996      1995      1994      1993      1992
In thousands           -----------  ---------  ---------                --------  --------  --------  --------  --------
BALANCE SHEET DATA
Rental properties
 (before accumulated
 depreciation)         $   791,278  $ 358,498  $ 323,639                $336,836  $301,059  $250,387  $255,050  $240,358
Rental properties,
 net                       791,278    320,956    291,226                 304,308   274,629   229,451   237,101   227,149
Total assets               828,314    334,569    308,237                 318,732   289,337   241,026   247,615   236,457
Mortgage debt               13,694     18,655     19,496                  19,292    20,083    20,608    20,550    20,550
Limited Partners
 interest in Oper-
 ating Partnership         466,365        --         --                      --        --        --        --        --
Shareholders'/Owners'
 equity                    348,246    307,501    281,267                 291,286   261,629   213,203   220,621   211,897
                       -------------------------------------------------------------------------------------------------
                       NINE MONTHS ENDED SEPTEMBER 30,                    YEARS ENDED DECEMBER 31,
                       ---------------------------------  --------------------------------------------------------------
                           COMPANY  EXISTING INVESTORS         COMPANY
In thousands,            PRO FORMA  PROPERTY GROUP (1)       PRO FORMA     EXISTING INVESTORS PROPERTY GROUP (1)
except number of       -----------  --------------------  ------------  ------------------------------------------------
properties and                1997       1997       1996          1996      1996      1995      1994      1993      1992
percentages            -----------  ---------  ---------  ------------  --------  --------  --------  --------  --------
OTHER DATA
EBITDA (3)             $    52,384  $  21,447  $  19,486  $     68,267  $ 25,820  $ 21,458  $ 21,377  $ 16,881  $ 16,192
Funds From Opera-
 tions (4)             $    51,512  $  19,988  $  18,012  $     67,090  $ 23,809  $ 19,298  $ 19,193  $ 14,764  $ 13,855
Cash flows provided
 by (used in):
 Operating activi-
  ties                 $    49,983  $  19,497  $  16,525  $     67,158  $ 25,695  $ 19,401  $ 17,552  $ 17,471  $ 14,123
 Investing activi-
  ties                 $   (24,792) $ (22,818) $ (24,825) $   (303,824) $(39,074) $(53,868) $  2,037  $(17,393) $ (9,980)
 Financing activi-
  ties                 $   (31,488) $   2,038  $   7,068  $    263,019  $ 13,204  $ 35,680  $(19,596) $   (278) $ (6,216)
Total rentable
 square footage of
 properties at end
 of period                  21,999      9,529      8,547                   9,069     7,879     6,253     6,644     6,100
Number of properties
 at end of period              144         72         64                      67        61        53        57        53
Occupancy rate at
 end of period                  93%        93%        97%                     92%       99%       90%       90%       86%

CABOT PARTNERS (5)
------------------
                          --------------------------------------------------------------------
                          NINE MONTHS ENDED
                            SEPTEMBER 30,               YEARS ENDED DECEMBER 31,
                          ------------------  ------------------------------------------------
                               1997     1996      1996      1995      1994      1993      1992
In thousands              ---------  -------  --------  --------  --------  --------  --------
OPERATING DATA
Revenues                  $   6,818  $ 5,743  $  7,908  $  6,516  $  4,159  $  4,088  $  3,618
General and administra-
 tive expenses                4,899    4,362     5,888     5,069     4,267     4,074     3,992
Depreciation and amorti-
 zation expense                 732      315       419       453       474       480       480
Net income (loss)             1,203    1,050     1,594     1,057      (536)     (428)     (806)
                          --------------------------------------------------------------------
                           AS OF SEPTEMBER
                                 30,                       AS OF DECEMBER 31,
                          ------------------  ------------------------------------------------
                               1997     1996      1996      1995      1994      1993      1992
In thousands              ---------  -------  --------  --------  --------  --------  --------
BALANCE SHEET DATA
Total assets              $   5,608  $ 5,925  $  6,075  $  5,628  $  4,300  $  4,923  $  5,412
Total liabilities               884      878       485       563       292       379       440
Total partners' capital       4,724    5,047     5,590     5,065     4,008     4,544     4,972
                          --------------------------------------------------------------------
                          NINE MONTHS ENDED
                            SEPTEMBER 30,               YEARS ENDED DECEMBER 31,
                          ------------------  ------------------------------------------------
                               1997     1996      1996      1995      1994      1993      1992
In thousands              ---------  -------  --------  --------  --------  --------  --------
OTHER DATA
Cash flows provided by
 (used in):
 Operating activities     $   1,908  $   875  $  1,283  $  1,351  $    (12) $   (173) $   (269)
 Investing activities            41      (37)      113        (6)       40        25         5
 Financing activities        (2,069)  (1,069)   (1,069)      --        --        --        --
Assets under manage-
 ment(6)                  1,058,000  934,000   979,000   778,000   515,000   472,000   442,000

-------
(1) Represents historical combined financial and other data for the Existing Investors Property Group for the periods indicated. See Note (1) to Combined Financial Statements of the Existing Investors Property Group.
(2) Pro forma net income per Common Share equals the pro forma net income divided by 43,475,000 issued and outstanding Common Shares (assuming the exchange of all issued and outstanding Units into Common Shares).
(3) EBITDA is computed as operating income before gain on sale of properties plus interest expense, income taxes, depreciation and amortization. Management believes that in addition to cash flows and net income, EBITDA is a useful financial performance measure of assessing the operating performance of an equity REIT because, together with net income and cash flows, EBITDA provides investors with an additional basis to evaluate the ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures. To evaluate EBITDA and the trends it depicts, the components of EBITDA, such as revenues, property operating expenses, real estate taxes and general and admin-istrative expenses should be considered. See "Management's Discussion and Anal-ysis of Financial Condition and Results of Operations." Excluded from EBITDA are financing costs such as interest, as well as depreciation and amortization, each of which can significantly affect a REIT's results of operations and liquidity and should be considered in evaluating a REIT's operating perfor-mance. Further, EBITDA does not represent net income or cash flows from operat-ing, financing and investing activities as defined by GAAP and does not neces-sarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of a REIT's operating performance or to cash flows as a measure of liquidity.
(4) Funds from Operations ("FFO") represents net income before minority inter-ests and extraordinary items, adjusted for depreciation on real property and amortization of tenant improvements costs and lease commissions, gains from the sale of properties. In addition to cash flow and net income, management gener-ally considers FFO to be one additional measure of the performance of an equity REIT because, together with net income and cash flows, FFO provides investors with an additional basis to evaluate the ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures. However, FFO does not measure whether cash flow is sufficient to fund all of an entity's cash needs including principal amortization, capital improvements and distributions to stockholders. FFO also does not represent cash generated from operating, investing or financing activities as determined in accordance with GAAP. It should not be considered as an alternative to net income as an indicator of a REIT's operating performance or to cash flows as a measure of liquidity. Fur-ther, FFO as disclosed by other REITs may not be comparable to the Company's calculation of FFO. The Company calculates FFO in accordance with the White Paper on Funds from Operations approved by the Board of Governors of NAREIT in March 1995 (the "White Paper").
(5) Represents the historical financial and other data of Cabot Partners for periods prior to the Formation Transactions.
(6) Based on the estimated fair market value of such assets as of the dates indicated.

                                  RISK FACTORS

An investment in the Common Shares involves various risks. Prospective investors should carefully consider the following information in conjunction with the other information contained in this Prospectus before making a deci-sion to purchase Common Shares in the Offering.

OFFERING PRICE OF COMMON SHARES DOES NOT REFLECT VALUES OF THE PROPERTIES

The value of the Company and the Offering Price have not been determined on the basis of valuations of the fair market value of the Properties or other assets being contributed to the Company, although third-party estimates of derived contribution amounts (dollar amounts assigned to each Property pursuant to cer-tain procedures agreed upon by the Contributing Investors and Cabot Partners) were obtained in August and September 1997 solely to assist Cabot Partners and the Contributing Investors in determining the relative ownership interests in the Company to be received by such parties in the Formation Transactions. Rather, the focus of the valuation of the Company in connection with the nego-tiation of the Offering Price between the Company and the Representatives of the Underwriters has been on pro forma adjusted FFO, estimated cash available for distribution, the Company's potential for growth, multiples of publicly traded REITs and the other factors set forth under "Underwriting." Management believes it is appropriate to value the Company as an ongoing business, rather than with a view to values that could be obtained from a liquidation of the Company or of individual assets owned by the Company. Accordingly, the aggre-gate market value of the Common Shares offered hereby may exceed the aggregate fair market value of the proportionate interest in the Properties and other assets they represent.

RISK OF INABILITY TO SUSTAIN DISTRIBUTION LEVEL

The Company's initial intended distribution level for 1998, representing an initial payout ratio of 95.9% of estimated cash available for distribution for the 12 months ending December 31, 1998, is based on a number of assumptions, including assumptions relating to future operations of the Company. These assumptions concern, among other matters, continued property occupancy and profitability of tenants, the amount of future capital expenditures and expenses relating to the Company's properties, the level of leasing activity and future rental rates, the strength of the industrial real estate market, competition, the costs of compliance with environmental and other laws, the amount of uninsured losses and decisions by the Company to reinvest rather than distribute cash available for distribution. The Company currently expects to maintain its initial distribution level throughout 1998. A number of the assumptions described above, however, relate to matters that are beyond the control of the Company. Accordingly, no assurance can be given that the Company will be able to maintain its initial distribution level.

ANTITAKEOVER EFFECTS OF OWNERSHIP LIMIT, STAGGERED BOARD AND POWER TO ISSUE ADDITIONAL SHARES

ANTITAKEOVER EFFECTS OF OWNERSHIP LIMITATION. For the Company to maintain its qualification as a REIT under the Code, not more than 50% in value of the out-standing shares of beneficial interest of the Company may be owned, directly or indirectly, by five or fewer persons (defined in the Code to include certain entities) at any time during the last half of any taxable year other than the first taxable year for which the election to be treated as a REIT has been made. See "Federal Income Tax Considerations--Taxation of the Company." For this purpose, among others, the Company's Declaration of Trust authorizes the Trustees, subject to certain exceptions, to take such actions as may be neces-sary or desirable to preserve its qualification as a REIT and to limit any person to direct or indirect ownership of no more than (i) 9.8% of the Company's number of issued and outstanding shares of beneficial interest, or
(ii) 9.8% of the total equity value of such shares of beneficial interest (the "Ownership Limit"). The Company's Board of Trustees, upon receipt of a ruling from the Service, an opinion of counsel or other evidence satisfactory to the Board, and upon such other conditions as the Board may establish, may exempt a proposed transferee from the Ownership Limit. However, the Board may not grant an exemption from the Ownership Limit to any proposed transferee whose owner-ship, direct or indirect, of shares of beneficial interest of the Company in excess of the Ownership Limit would result in the termination of the Company's status as a REIT. A transfer of shares in violation of the above limits may be void under certain circumstances. See "Description of Shares of Beneficial Interest--Restrictions on Transfer." The foregoing restrictions on transfera-bility and ownership will continue to apply until the Board of Trustees deter-mines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT. The Ownership Limit may have the effect of delaying, deferring or preventing a transaction or a change in con-trol of the Company that might involve a premium over the then prevailing market price for the Common Shares or otherwise be in the best interest of the shareholders. See "Description of Shares of Beneficial Interest--Restrictions on Transfer."

ANTITAKEOVER EFFECTS OF STAGGERED ELECTIONS OF TRUSTEES. The Company's Board of Trustees is divided into three classes. The initial terms of the first, second and third classes will expire in 1998, 1999 and 2000, respectively. Beginning in 1998, Trustees of each class will be chosen for three-year terms upon the expiration of their current terms and one class of Trustees will be elected by the shareholders each year. The staggered terms of the Trustees may reduce the possibility of a tender offer or an attempt to change control of the Company, even though a tender offer or change in control might be considered by the shareholders to be desirable. See "Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws--Classification of the Board of Trustees."

POTENTIAL ANTITAKEOVER AND DILUTIVE EFFECTS OF ISSUANCE OF ADDITIONAL SHARES, OTHER MATTERS. The Company's Declaration of Trust authorizes the Board of Trustees to (i) amend the Declaration of Trust in order to increase or decrease the aggregate number of shares of beneficial interest of any class, including Common Shares, that the Company has the authority to issue, without shareholder approval, (ii) cause the Company to issue additional authorized but unissued shares of beneficial interest, and (iii) classify or reclassify any unissued Common Shares and Preferred Shares and to set the preferences, rights and other terms of such shares. See "Description of Shares of Beneficial Interest." Although the Board of Trustees has no intention to do so at the present time, it will be authorized pursuant to these provisions to establish a class or series of shares of beneficial interest that could, depending on the terms of such series, delay, defer or prevent a transaction or a change in control of the Company that might involve a price for the Common Shares or other attri-butes that the shareholders may consider to be desirable. The Declaration of Trust and Bylaws of the Company also contain other provisions that may have the effect of delaying, deferring or preventing a transaction or a change in con-trol of the Company that might involve a price for the Common Shares or other attributes that the shareholders may consider to be desirable. See "Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws--Removal of Trustees," "--Control Share Acquisitions" and "--Advance Notice of Trustee Nominations and New Business." The Company also may cause the Operating Partnership to offer additional Units in exchange for property or otherwise. Under Maryland law, existing shareholders will have no preemptive right to acquire any such equity securities, and any such issuance of equity securities could result in dilution of an existing shareholder's investment in the Company.

TAXATION AS A CORPORATION IF THE COMPANY FAILS TO QUALIFY AS A REIT; OTHER TAX RISKS

ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT; LACK OF MANAGEMENT EXPE-RIENCE IN MAINTAINING QUALIFICATION AS A REIT. The Company intends to operate so as to qualify as a REIT for federal income tax purposes. The Company has not requested, and does not expect to request, a ruling from the Service that it qualifies as a REIT. The Company has received an opinion of its legal counsel that, based on certain assumptions and representations described in "Federal Income Tax Consequences," the Company has been organized in conformity with the requirements for qualification as a REIT beginning with its taxable year ending December 31, 1998, and its proposed method of operation as represented by the Company to its legal counsel and described in "Federal Income Tax Consequences" will enable it to satisfy the requirements for such qualification. Investors should be aware, however, that opinions of counsel are not binding on the Service or any court. The REIT qualification opinion only represents the view of counsel to the Company based on such counsel's review and analysis of existing law, which includes no controlling precedent. Furthermore, both the validity of the opinion and the qualification of the Company as a REIT will depend on the Company's continuing ability to meet various requirements con-cerning, among other things, the ownership of its outstanding stock, the nature of its assets, the sources of its income and the amount of its distributions to its shareholders. Because management of the Company has no history of operating so as to qualify as a REIT, there can be no assurance that the Company will do so successfully. See "Federal Income Tax Consequences--Taxation of the Compa-ny."

If the Company were to fail to qualify as a REIT for any taxable year, the Com-pany would not be allowed a deduction for distributions to its shareholders in computing its taxable income and would be subject to federal income tax (in-cluding any applicable minimum tax) on its taxable income at regular corporate rates. Unless entitled to relief under certain Code provisions, the Company also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. As a result, cash available for distribution would be reduced for each of the years involved. Although management intends to operate the Company in a manner designed to meet the REIT qualification requirements, it is possible that future economic, mar-ket, legal, tax or other considerations may cause the Board of Trustees to revoke the REIT election. See "Federal Income Tax Consequences."

OTHER TAX LIABILITIES. Even if the Company qualifies as a REIT, it will be sub-ject to certain state and local taxes on its income and property, and may be subject to certain federal taxes. See "Federal Income Tax Consequences--Taxa-tion of the Company." In addition, the net taxable income, if any, from activi-ties conducted through the Management Company will be subject to federal and state income tax.

BORROWINGS MAY BE REQUIRED TO MEET REIT MINIMUM DISTRIBUTION REQUIREMENTS; POS-SIBLE INCURRENCE OF ADDITIONAL DEBT. In order to qualify as a REIT, the Company generally will be required each year to distribute to its shareholders at least 95% of its net taxable income (excluding any net capital gain). In addition, the Company will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of (i) 85% of its ordinary income for that year,
(ii) 95% of its
capital gain net income for that year, and (iii) 100% of its undistributed tax-able income from prior years. The Company intends to make distributions to its shareholders to comply with the 95% distribution requirement and to avoid the nondeductible excise tax. The Company's income will consist primarily of its share of the income of the Operating Partnership, and the cash available for distribution by the Company to its shareholders will consist of its share of cash distributions from the Operating Partnership. Differences in timing between (i) the actual receipt of income and actual payment of deductible expenses, and (ii) the inclusion of such income and deduction of such expenses in arriving at taxable income of the Company could require the Company to borrow funds on a short-term (or possible long-term) basis to meet the 95% dis-tribution requirement and to avoid the nondeductible excise tax.

POSSIBLE TAXATION OF DIVIDENDS RECEIVED BY PENSION PLANS. The Company may con-stitute a "pension-held REIT" after the closing of Offering or may become one as a result of subsequent market purchases of Common Shares by pension funds after the closing of the Offering . If the Company becomes a pension-held REIT, certain types of borrowings or other activities, if engaged in by the Company, would result in a portion of dividends received by any qualified pension plan owning more than 10% in value of the Company's shares, being taxable to such plan as unrelated business taxable income.

POSSIBLE CHANGES IN POLICIES WITHOUT SHAREHOLDER APPROVAL; NO LIMITATION ON
DEBT

The Company's investment, financing and distribution policies, and its policies with respect to all other activities, including growth, capitalization and operations, will be determined by the Board of Trustees. The Company's "Debt Limitation" described elsewhere in this Prospectus is a policy limiting the Company's Debt-to-Total Market Capitalization Ratio to 40%. The organizational documents of the Company do not contain any limitation on the amount of indebt-edness the Company may incur. Although the Company's Board of Trustees has no present intention to do so, these policies may be amended or revised at any time and from time to time at the discretion of the Board of Trustees without a vote of the shareholders of the Company. A change in these policies could adversely affect the Company's financial condition or results of operations or the market price of the Common Shares. See "Policies with Respect to Certain Activities."

REAL ESTATE INVESTMENT RISKS

GENERAL RISKS. Real property investments are subject to varying degrees of risk. The yields available from equity investments in real estate depend in large part on the amount of rental income earned and capital appreciation gen-erated, as well as property operating and other expenses incurred. If the Company's properties do not generate revenues sufficient to meet operating expenses, including debt service, tenant improvements, leasing commissions and other capital expenditures, the Company may have to borrow additional amounts to cover fixed costs, and the Company's cash flow and ability to make distribu-tions to its shareholders may be adversely affected.

The Company's revenues and the value of its properties may be adversely affected by a number of factors, including (i) the national, state and local economic climate and real estate conditions (such as oversupply of or reduced demand for space and changes in market rental rates), (ii) the perceptions of prospective tenants of the attractiveness, convenience and safety of the Company's properties, (iii) the ability of the Company to provide adequate man-agement, maintenance and insurance, (iv) the Company's ability to collect all rent from tenants on a timely basis, (v) the expense of periodically renovat-ing, repairing and reletting spaces and (vi) increasing operating costs (in-cluding real estate taxes and utilities) to the extent that such increased costs cannot be passed through to tenants. Certain significant costs associated with investments in real estate (such as mortgage payments, real estate taxes, insurance and maintenance costs) generally are not reduced when circumstances cause a reduction in rental revenues from the property and vacancies result in loss of the ability to receive tenant reimbursements of operating costs custom-arily borne by industrial real estate tenants. In addition, real estate values and income from properties are also affected by such factors as compliance with laws applicable to real property, including environmental and tax laws, interest rate levels and the availability of financing. Furthermore, the amount of available rentable square feet of commercial property is often affected by market conditions and may therefore fluctuate over time.

TENANT DEFAULTS AND BANKRUPTCY. The majority of the Company's income will be derived from rental income from its properties. The Company's distributable cash flow and ability to make expected distributions to shareholders would be adversely affected if a significant number of its tenants failed to meet their lease obligations. Tenants may seek the protection of the bankruptcy laws, which could result in delays in rental payments or in the rejection and termi-nation of such tenant's lease and thereby cause a reduction in the Company's cash flow and the amounts available for distribution to its shareholders. No assurance can be given that tenants will not file for bankruptcy protection in the future or, if any tenants file for such protection, that they will affirm their leases and continue to make rental payments in a timely manner. In addi-tion, a tenant from time to time may experience a downturn in its business which may weaken its financial condition and result in the failure to make rental payments when due. If tenant leases are not affirmed following bank-ruptcy or if a tenant's financial condition weakens, the Company's cash flow and the amounts available for distribution to its shareholders may be adversely affected.

OPERATING RISKS. The Company's properties will be subject to operating risks common to commercial real estate in general, any and all of which may adversely affect occupancy and rental rates. Such properties will be subject to increases in operating expenses such as cleaning, electricity, heating, ventilation and air conditioning and maintenance, insurance and administrative costs, and other general costs associated with security, landscaping, repairs and maintenance. While the Company's current tenants generally are obligated to pay a portion of these escalating costs, there can be no assurance that tenants will agree to pay all or a portion of such costs upon renewal or that new tenants will agree to pay such costs. If operating expenses increase, the local rental market may limit the extent to which rents may be increased to meet increased expenses without decreasing occupancy rates. Although the Company intends to implement cost-saving incentive measures at its properties, the Company's ability to make distributions to shareholders could be adversely affected if operating expenses increase without a corresponding increase in revenues, including tenant reim-bursements of operating costs.

RISKS OF NON-RENEWAL OF LEASES AND VACANCIES. The Company will be subject to the risk that upon expiration of leases for space located in its properties, the leases may not be renewed, the space may not be relet or the terms of renewal or reletting (including the cost of required renovations) may be less favorable than expiring lease terms. Leases accounting for approximately 11.8% of the Company's Annualized Base Rent will expire in 1998. The Company has established annual reserves for renovation and reletting expenses, which take into consideration its views of both the current and expected business condi-tions in the appropriate markets, but no assurance can be given that these reserves will be sufficient to cover such expenses. If the Company were unable to promptly relet or renew the leases for all or a substantial portion of the Company's space, if the rental rates upon such renewal or reletting were sig-nificantly lower than expected rates or if its reserves for these purposes proved inadequate, then the Company's cash flow and ability to make expected distributions to shareholders may be adversely affected.

COMPETITION; RISK OF NOT MEETING TARGETED LEVEL OF LEASING ACTIVITY, ACQUISI-TIONS AND DEVELOPMENT. Numerous industrial properties compete with the Proper-ties in attracting tenants to lease space and additional properties can be expected to be built in the markets in which the Company's properties are located. The number and quality of competitive industrial properties in a par-ticular area will have a material effect on the Company's ability to lease space at the Properties or at newly acquired properties and on the rents charged. Some of these competing properties may be newer or better located than the Company's properties. In addition, the industrial real estate market has become highly competitive. There are a significant number of buyers of indus-trial property, including other publicly traded industrial REITs, many of which have significant financial resources. This has resulted in increased competi-tion in acquiring attractive industrial properties. See "--Real Estate Invest-ment Risks--Possible Adverse Effects of Acquisition, Development and Construc-tion Activities." Accordingly, it is possible that the Company may not be able to meet its targeted level of property acquisitions and developments due to such competition or other factors which may have an adverse effect on the Company's expected growth in FFO.

POSSIBLE ENVIRONMENTAL LIABILITIES. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was respon-sible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous or toxic substances, or the failure to remediate such property properly, may adversely affect the owner's ability to borrow using such real property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of hazardous substances at the disposal or treatment facility, whether or not such facility is or ever was owned or operated by such person. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials ("ACMs"), into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances, including ACMs. As the owner of real properties, the Company may be potentially liable for any such costs. Phase I environmental site assessment reports ("Phase I ESAs") were obtained in connection with the initial acquisition of the Properties by the Contributing Investors, for those Properties managed by Cabot Partners as of September 30, 1997, and, for all other Properties, in con-nection with their contribution to the Company in the Formation Transactions. The purpose of Phase I ESAs is to identify potential sources of contamination for which the Company may be responsible and to assess the status of environ-mental regulatory compliance. The earliest of such Phase I ESAs were obtained in 1988 and Phase I ESAs on approximately 40% of the Properties were obtained prior to 1995. Commonly accepted standards and procedures for such Phase I ESAs have evolved to encompass higher standards and more extensive procedures over the period from 1988 to the present. Where recommended in the Phase I ESA, invasive procedures, such as soil sampling and testing or the installation and monitoring of groundwater wells, were subsequently performed.

The Phase I ESAs, including subsequent procedures where applicable, have not revealed any environmental liability that the Company believes would have a material adverse affect on the Company's business, assets or results of opera-tions, nor is the Company aware of any such material environmental liability. Neverthe-less, it is possible that the Phase I ESAs relating to the Properties do not reveal all environmental liabilities or that there are material environmental liabilities of which the Company is unaware. Moreover, there can be no assur-ance that (i) future laws, ordinances or regulations will not impose any mate-rial environmental liability or (ii) the current environmental condition of the Properties will not be affected by tenants, by the condition of land or operations in the vicinity of the Properties (such as the presence of under-ground storage tanks) or by third parties unrelated to the Company.

ADVERSE EFFECT OF POSSIBLE ADDITIONAL COSTS OF COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT ON CASH FLOW AND DISTRIBUTIONS. Under the Americans with Dis-abilities Act of 1990 (the "ADA"), all public accommodations and commercial facilities are required to meet certain federal requirements related to access and use by disabled persons. Existing industrial properties generally are exempt from the provisions of the ADA but may be subject to provisions requiring that buildings be made accessible to people with disabilities. Com-pliance with the ADA requirements could require removal of access barriers, and non-compliance could result in imposition of fines by the U.S. government or an award of damages to private litigants. While the amounts of such compli-ance costs, if any, are not currently ascertainable, they are not expected to have a material effect on the Company.

CHANGES IN LAWS. Because increases in income or service taxes generally are not passed through to tenants under leases, such increases may adversely affect the Company's cash flow and its ability to make distributions to share-holders. The Company's properties also are subject to various federal, state and local regulatory requirements and to state and local fire and life-safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to pri-vate litigants. The Company believes that the Properties currently are in material compliance with all such regulatory requirements. However, there can be no assurance that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by the Company and could have an adverse effect on the Company's cash flow and ability to make expected distributions to shareholders.

UNINSURED LOSSES. The Company will generally carry commercial general lia-bility insurance, standard "all-risk" property insurance, and flood and earth-quake (where appropriate) and rental loss insurance with respect to its prop-erties with policy terms and conditions customarily carried for similar prop-erties. No assurance can be given, however, that material losses in excess of insurance proceeds will not occur in the future which would adversely affect the business of the Company and its financial condition and results of opera-tions. In addition, certain types of losses (such as from wars or from earth-quakes for properties located in California) may be either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, the Company could lose its capital invested in a prop-erty, as well as the anticipated future revenue from such property, and would continue to be obligated on any mortgage indebtedness or other obligations related to the property. With certain exceptions, the Company does not carry earthquake insurance on the Properties located in California. In light of the California earthquake risk, California building codes have since the early 1970's established construction standards for all new buildings and also con-tain guidelines for seismic upgrading of buildings intended to reduce the pos-sibility and severity of loss from earthquakes. It is the Company's policy to obtain assessments from qualified third-party professionals of the seismic standards of its properties located in California and to conduct such seismic upgrading thereof as it determines, on the basis of such third-party assess-ments, to be appropriate. Such upgrading, however, does not eliminate the pos-sibility of earthquake loss. In addition, such upgrading with respect to a number of such Properties is at various stages of completion as of the date hereof, ranging from initial plan review to partial completion of construc-tion. Of the Company's 34 Properties located in California, 15 are covered by earthquake insurance. Seismic upgrading has been completed on four of the Properties located in California and is expected to be completed with respect to its remaining Properties located in California within 12 months from date hereof. The Company currently maintains blanket earthquake insurance coverage for all Properties located outside California in amounts it deems reasonable.

POSSIBLE ADVERSE EFFECTS OF ILLIQUIDITY OF REAL ESTATE INVESTMENTS. Equity real estate investments are relatively illiquid. Such illiquidity will tend to limit the ability of the Company to vary its portfolio promptly in response to changes in economic or other conditions. In addition, the Code limits the ability of a REIT to sell properties held for fewer than four years, which may affect the Company's ability to sell properties without adversely affecting returns to holders of Common Shares.

POSSIBLE ADVERSE EFFECTS OF ACQUISITION, DEVELOPMENT AND CONSTRUCTION ACTIVITIES. The Company intends to acquire existing industrial properties to the extent that they can be acquired on advantageous terms and meet the Company's investment criteria. See "The Company--Growth Strategies--Acquisi-tions." Acquisitions of such properties entail general investment risks asso-ciated with any real estate investment, including the risk that investments will fail to perform in accordance with expectations or that estimates of the costs of improvements to bring an acquired property up to the Company's stan-dards may prove inaccurate.

The Company also intends to grow through the selective development and con-struction of industrial properties, including build-to-suit properties and speculative development, as suitable opportunities arise. See "The Company-- Business Strategies." Additional risks associated with such real estate devel-opment and construction activities include the risk that the Company may abandon development activities after expending significant resources to deter-mine their feasibility; the construction cost of a project may exceed original estimates; occupancy rates and rents at a newly completed property may not be sufficient to make the property profitable; financing may not be available on favorable terms for development of a property; and the construction and lease up of a property may not be completed on schedule (resulting in increased debt service and construction costs). Development activities are also subject to risks relating to inability to obtain, or delays in obtaining, necessary zon-ing, land-use, building occupancy and other required governmental permits and authorizations. If any of the above occur, the Company's cash flow and ability to make expected distributions to shareholders could be adversely affected. In addition, new development activities, regardless of whether they are ulti-mately successful, may require a substantial portion of management's time and attention.

POSSIBLE ADDITIONAL COST RESULTING FROM REASSESSMENT OF PROPERTIES. Certain local real property tax assessors may seek to reassess certain of the Proper-ties as a result of the Formation Transactions and the transfer of interests to occur in connection therewith. In jurisdictions such as California, where Proposition 13 limits the assessor's ability to reassess real property so long as there is no change in ownership, the assessed value could increase by as much as the full value of any appreciation that has occurred during the Con-tributing Investors' period of ownership. Where appropriate, the Company would contest vigorously any such reassessment. Certain of the current leases may permit the Company to pass through to tenants a portion of the effect of any increases in real estate taxes resulting from any such reassessment.

CONFLICTS OF INTEREST IN THE FORMATION TRANSACTIONS AND THE BUSINESS OF THE COMPANY

BENEFITS TO THE CABOT GROUP PARTICIPANTS AND THE CONTRIBUTING INVESTORS. The Cabot Group Participants and the Contributing Investors will receive certain benefits from the Formation Transactions. As such, these persons may have interests that differ from, and may in certain cases conflict with, the inter-ests of persons acquiring Common Shares in the Offering. The benefits the Cabot Group Participants and the Contributing Investors will receive might have been different if they had not participated in structuring the Formation Transactions. These benefits include the following: (i) receipt by senior executive officers of the Company of options to purchase an aggregate of 1,675,000 Common Shares under the Company's Long Term Incentive Plan at the Offering Price, subject to certain vesting requirements, which will have an aggregate purchase price of approximately $33.5 million based on the Offering Price, (ii) deferral of certain tax consequences to the Cabot Group Partici-pants from the contribution of their interests in Cabot Partners and the C-M Property Partnerships to the Operating Partnership and (iii) the Operating Partnership's assumption and repayment from the proceeds of the Offering of approximately $18.3 million and $13.1 million, respectively, in debt relating to the Properties beneficially owned by certain of the Cabot Group Partici-pants. In addition, certain methods of accounting that may be selected by the Partnership for Book-Tax Differences could result in the allocation of lower amounts of taxable income to the Cabot Group Participants, and correspondingly higher amounts of taxable income to the Company (with a resulting lower return of capital dividend component to shareholders). See "Certain Relationships and Related Transactions--Benefits to Related Parties," "Use of Proceeds" and "Management--Long Term Incentive Plan."

IMMEDIATE DILUTION. The Properties and other assets to be contributed by the Cabot Group Participants and the other Contributing Investors in exchange for Units and Common Shares had a pro forma net tangible book value of $18.93 per Common Share as of September 30, 1997. The pro forma net tangible book value per Common Share of the assets of the Company after the Offering will be less than the Offering Price per share. Accordingly, purchasers of the Common Shares offered hereby will experience an immediate dilution of $1.26 per Common Share in net tangible book value in connection with their investment in the Common Shares based on the Offering Price. See "Dilution."

LIMITATIONS ON REPRESENTATIONS AND WARRANTIES COULD LIMIT THE COMPANY'S REMEDIES. The Contributing Investors and Cabot Partners have each made certain representations and warranties to the Company in the Contribution Agreement entered into among the parties in connection with the Formation Transactions. Such representations and warranties, which in the case of environmental mat-ters and certain other matters are limited to the knowledge of specified enti-ties and persons, relate to, among other things, their authority to enter into the Formation Transactions, their ownership of the Properties or other assets to be contributed by them, the absence of certain liabilities and other mat-ters relating to the Properties and such assets. The respective obligations of each Contributing Investor and of Cabot Partners to indemnify the Company in the event of breach of any of such representations and warranties, or breach of certain other provisions of the Contribution Agreement or under certain other circumstances, is subject to an overall limitation under the Contribu-tion Agreement equal to the value (based on the Offering Price) of the Units or Common Shares received in the Formation Transactions (or in lieu thereof, the return to the Company of all such Units or Common Shares received), and is subject to the further limitation that any such indemnification obligation relating to a specific Property is limited to the contribution amount assigned to such Property by the parties in connection with the Forma-tion Transactions. The obligation to make any such indemnification payments may be satisfied by making cash payments or by delivering Common Shares or Units, valued at the then market price for Common Shares, to the Company. In addition, such indemnification obligations are, with certain limited exceptions, limited to claims for indemnification made within one year after the consummation of the Formation Transactions. Any losses to the Company resulting from breaches of such representations and warranties or other provisions of the Contribution Agreement in excess of the foregoing indemnification limitations would have to be satisfied out of the Company's assets, with the potential consequences of adversely affecting the Company's financial condition and of decreasing cash available for distribution to the shareholders.

POSSIBLE FAILURE TO ENFORCE TERMS OF CONTRIBUTION AND OTHER AGREEMENTS. The Cabot Group Participants, some of whom are Trustees and executive officers of the Company, and the other Contributing Investors each, directly or indirectly, have ownership interests in certain of the Properties and in the other assets to be acquired by the Company. Following the closing of the Offering and con-summation of the Formation Transactions, the Company, under the agreements relating to the contribution of the Properties and such other assets, will be entitled to indemnification and damages in the event of breaches of certain of the terms thereof. Due to conflicts of interest or in order to maintain an ongoing business relationship with the entity or individual involved, such officers and Trustees may cause the Company to choose to enforce its rights under any of these contribution agreements and to pursue available remedies, such as actions for damages or injunctive relief, less vigorously than it oth-erwise might.

DIFFERING OBJECTIVES BETWEEN THE CABOT GROUP PARTICIPANTS AND THE COMPANY RELATING TO THE SALE OF THE PROPERTIES. As holders of Units, the Cabot Group Participants will have unrealized taxable gain associated with their interests in certain Properties contributed to the Operating Partnership. Because the Cabot Group Participants may incur different and more adverse tax consequences than the Company upon the sale of those Properties, the Cabot Group Partici-pants and the Company may have different views regarding the appropriate pricing and timing of any sale of such Properties. While the Company has the exclusive authority to determine whether and on what terms to sell an indi-vidual Property, the Cabot Group Participants, through their status as holders of Units and senior executives and Trustees of the Company, may influence the Company not to sell certain Properties even though such sales might otherwise be financially advantageous to the Company. See "Policies With Respect to Cer-tain Activities--Conflict of Interest Policies."

INFLUENCE OF SIGNIFICANT SHAREHOLDERS, TRUSTEES AND EXECUTIVE OFFICERS. Upon the closing of the Offering, the IBM Retirement Plan Trust and the New York State Teachers' Retirement System will be deemed beneficially to own approxi-mately 23.6% and 13.7%, respectively, of the outstanding Common Shares (as-suming the exchange of all Units for Common Shares). In addition, the senior management of the Company will beneficially own approximately 3.9% of the out-standing Common Shares (assuming the exchange of all Units for Common Shares). The foregoing Contributing Investors and senior management, both as share-holders and management, will have influence on the management and operations of the Company and the outcome of matters submitted to a vote of the Company's shareholders. Such influence might be exercised in a manner that is inconsis-tent with the interests of other shareholders.

RISKS RELATING TO THE OPERATING PARTNERSHIP. Persons holding Units in the Oper-ating Partnership (including the Cabot Group Participants) will have the right to vote, as limited partners of the Operating Partnership ("Limited Partners"), on certain amendments to the Operating Partnership Agreement (most of which require approval by a majority in interest of the Limited Partners), and on certain other matters during the first year following the closing of the Offering involving the Company (such as a merger of the Company or an amendment to the Declaration of Trust that requires the approval of the Company's share-holders), see "Partnership Agreement of Operating Partnership--Management," and individually to approve certain amendments that would adversely affect their rights. Such voting rights may be exercised in a manner that conflicts with the interests of the Company's shareholders. After the Offering, the Company, as the general partner of the Operating Partnership, will have fiduciary duties to the Limited Partners, the discharge of which may conflict with interests of the Company's shareholders. Pursuant to the Operating Partnership Agreement, how-ever, the Limited Partners have acknowledged that the Company is acting both on behalf of the Company's shareholders and, in its capacity as general partner of the Operating Partnership, on behalf of the Limited Partners. The Limited Part-ners have agreed that the Company is under no obligation to consider the sepa-rate interests of the Limited Partners in deciding whether to cause the Oper-ating Partnership to take (or decline to take) any actions which the General Partner has taken in good faith on behalf of the Operating Partnership.

ABSENCE OF PRIOR PUBLIC MARKET FOR COMMON SHARES COULD AFFECT MARKET PRICE OF COMMON SHARES

Prior to the Offering, there has been no public market for the Common Shares and there can be no assurance that an active trading market will develop or be sustained or that Common Shares will be resold at or above the Offering Price. The

Common Shares have been approved for listing on the NYSE, subject to official notice of issuance. The Offering Price has been determined by agreement between the Company and the Representatives of the Underwriters and may not be indicative of the market price for the Common Shares after the Offering. See "Formation and Other Transactions--Contribution Amounts of the Properties and Cabot Partners" and "Underwriting." The market value of the Common Shares could be substantially affected by general market conditions, including changes in interest rates. Moreover, numerous other factors, such as regula-tory action and changes in tax laws, could have a significant impact on the future market price of the Common Shares. There also can be no assurances that, following listing, the Company will continue to meet the criteria for continued listing of the Common Shares on the NYSE.

POSSIBLE ADVERSE EFFECT OF MARKET INTEREST RATES ON PRICE OF COMMON SHARES

One of the factors that is expected to influence the market price of the Common Shares is the annual distribution rate on the Common Shares. An increase in market interest rates may lead prospective purchasers of the Common Shares to demand a higher annual distribution rate for future distribu-tions. Such an increase in the required distribution rate may adversely affect the market price of the Common Shares.

POSSIBLE ADVERSE EFFECT ON PRICE OF COMMON SHARES OF SHARES AVAILABLE FOR FUTURE SALE

Sales of a substantial number of Common Shares, or the perception that such sales could occur, could adversely affect prevailing market prices of the Common Shares. In addition to the Common Shares offered by the Company in the Offering, the Company will issue an aggregate of 22,598,735 Units and 8,961,714 Common Shares to the Contributing Investors (excluding for this pur-pose the C-M Property Partnerships), and 1,819,587 Units to Cabot Partners in the Formation Transactions and 1,000,000 Common Shares to the Concurrent Investor in the Concurrent Placement. See "Formation and Other Transactions." The Contributing Investors, the Cabot Group Participants and the Concurrent Investor will not be permitted to offer, sell, contract to sell or otherwise dispose of the Units or Common Shares, except in certain limited circum-stances, for six months after the closing of the Offering in the case of the Concurrent Investor, one year thereafter in the case of the Contributing Investors or two years thereafter in the case of the partners of Cabot Part-ners and of the partners of the C-M Property Partnerships. See "Shares Avail-able for Future Sale." At the conclusion of such periods, and, in the case of Units, upon the subsequent exchange of Units for Common Shares, such Common Shares may be sold in the public market pursuant to registration statements which the Company is obligated to file on behalf of the Contributing Invest-ors, the Cabot Group Participants and the Concurrent Investor or pursuant to any available exemptions from applicable registration requirements. In addi-tion, options to purchase a total of 2,188,500 Common Shares will be granted to certain executive officers, employees and Trustees upon the closing of the Offering. See "Management--Compensation of Trustees" and "--Long Term Incen-tive Plan." No prediction can be made concerning the effect that future sales of any of such Common Shares will have on the market price of Common Shares.

ERISA RISKS

ERISA and section 4975 of the Code prohibit certain transactions that involve an ERISA plan and a "party in interest" or "disqualified person" (collectively referred to herein as a "party in interest") with respect to the plan. Cabot Partners is a party in interest with respect to one ERISA plan that is a Con-tributing Investor. It is not clear that the Formation Transactions would con-stitute a prohibited transaction with respect to such plan. Nevertheless, such plan has informed the Company that it is relying on Prohibited Transaction Exemption 84-14 ("PTE 84-14") and has retained a Qualified Professional Asset Manager ("QPAM") to decide whether or not to enter into the Formation Transac-tions. The applicability of such exemption in certain circumstances recently has been questioned by the Department of Labor. If it were ultimately deter-mined that the Formation Transactions constitute a prohibited transaction, and also that PTE 84-14 does not apply to such plan's participation in the Forma-tion Transactions, then sanctions could be imposed on Cabot Partners and the fiduciaries of such plan that could include reallocation of Units between Cabot Partners and such plan or other remedies, possibly including rescission of the Property transfers from such plan, intended to put such plan in a financial position not worse than that in which it would have been if the par-ties had acted in accordance with the requirements of ERISA. Cabot Partners and the Company have received an opinion from Mayer, Brown & Platt that PTE 84-14 applies to the Formation Transactions with respect to such plan; how-ever, such opinion is not binding on the Department of Labor, the Service or any court. See "ERISA Considerations."

POSSIBLE UNKNOWN ADVERSE CHARACTERISTICS OF RECENTLY ACQUIRED NEW PROPERTIES; LACK OF OPERATING HISTORY

Certain of the Properties to be acquired by the Company in the Formation Transactions have not previously been, or only recently have been, under the management of Cabot Partners. Such Properties, in addition to properties acquired in the future, may have characteristics or deficiencies unknown to the Company affecting their valuation or revenue potential, and the operating performance of such Properties may therefore be less than antici-pated or may decline. As the Company acquires additional properties, the Com-pany will be subject to risks associated with managing new properties, including lease-up and tenant retention. In addition, the Company's ability to manage its growth effectively will require it to successfully integrate its new acquisitions into its existing management structure.

REAL ESTATE FINANCING RISKS

DEBT FINANCING AND POTENTIAL ADVERSE EFFECTS ON CASH FLOWS AND
DISTRIBUTIONS. Upon the consummation of the Formation Transactions and the closing of the Offering and the Concurrent Placement, the Company expects to have no material outstanding debt. As a result, among other things, of the annual income distribution requirements applicable to REITs under the Code, however, the Company will be required to rely on borrowings and other external sources of financing to fund the costs of new property acquisitions, capital expenditures and other items. Accordingly, the Company will be subject to real estate financing risks, including changes from period to period in the avail-ability of such financing, the risk that the Company's cash flow may not be sufficient to cover both required debt service payments and distributions to shareholders, and the risk that indebtedness secured by properties will not be able to be refinanced or that the terms of such refinancing will not be as favorable as the terms of existing indebtedness. If the Company becomes unable to meet its required mortgage payment obligations, the property or properties subject to such mortgage indebtedness could be foreclosed upon by or otherwise transferred to the mortgagee, with a consequent loss of income and asset value to the Company.

RISING INTEREST RATES. The Acquisition Facility that the Company is currently negotiating will bear interest at variable rates, and the Company may incur additional variable rate indebtedness in the future. Variable-rate debt creates higher debt service requirements if market interest rates increase, which would adversely affect the Company's cash flow and the amounts available for distri-bution to its shareholders. In such event, the Company may in the future engage in transactions to limit its exposure to rising interest rates as appropriate and cost effective.

MANAGEMENT COMPANY RISKS

POSSIBLE ADVERSE CONSEQUENCES OF LACK OF CONTROL OVER THE MANAGEMENT
COMPANY. In order to permit the Company to share in the income of the Manage-ment Company while maintaining its status as a REIT, the Operating Partnership will own all of the Management Company's non-voting preferred stock (repre-senting approximately 95% of its economic interest) and Ferdinand Colloredo-Mansfeld, the Company's Chief Executive Officer, will own all of the Management Company's voting common stock (representing approximately 5% of its economic interest). Although the Company will receive substantially all of the economic benefit of the Management Company's business through dividends from the Oper-ating Partnership, the Company will not be able to vote on the election of the Management Company's directors or officers and, as a result, will not have the ability to control the Management Company's operations or require its board of directors to declare and pay cash dividends. See "Formation and Other Transac-tions. "

UNCERTAINTY AS TO MANAGEMENT COMPANY FEES. Fees earned by the Management Com-pany will be dependent upon various factors outside the control of the Company and the Operating Partnership, including the ability of a contracting party generally to terminate any of the Advisory Contracts upon 30 days notice or to refuse to consent to the assignment of such a contract to the Management Com-pany as contemplated in the Formation Transactions.

DEPENDENCE ON KEY PERSONNEL

The Company is dependent on the efforts of its executive officers, including, Ferdinand Colloredo-Mansfeld and Robert E. Patterson, the Company's Chief Exec-utive Officer and President, respectively. The loss of either of their services could have an adverse effect on the operations of the Company.

RISKS ASSOCIATED WITH RELIANCE ON FORWARD-LOOKING STATEMENTS

This Prospectus contains "forward-looking statements" relating to, without lim-itation, future economic performance, plans and objectives of management for future operations and projections of revenue and other financial items, which can be identified by the use of forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "estimate," "believe" or "continue" or the negative thereof or other variations thereon or comparable terminology. The Company's actual results may differ significantly from the results dis-cussed in such "forward-looking statements." Factors that could cause such dif-ferences include, but are not limited to, the risks described in this Risk Fac-tors section of this Prospectus.

                                  THE COMPANY

GENERAL

The Company is an internally managed, fully integrated real estate company that was formed to continue and expand the national industrial real estate business of Cabot Partners. Upon the closing of the Offering, the Company will have a portfolio of 144 Properties containing approximately 22 million rentable square feet located in 21 states throughout the country. At September 30, 1997, the Properties were approximately 93% leased to 258 tenants. As of November 18, 1997, no single tenant accounted for more than 5.2% of the Company's total Annualized Base Rent. Approximately 92% of the Company's Properties are located in the top 15% of the nation's 273 industrial markets as rated by Cognetics on the basis of projected demand for distribution property space and flex/R&D property space.

The Company's goal is to be the preeminent national real estate company focused on serving a variety of industrial space users. The Company currently owns and operates a diversified portfolio of properties and has a significant market presence across the United States, owning properties in a total of 21 markets (17 of which the Company has identified as principal targeted markets) and owning Properties with more than one million rentable square feet in eight of such markets. Its tenant base ranges from large national distributors using bulk warehouse and other types of industrial space in multiple locations to small companies located in single flexible workspace properties. The Properties are within overnight trucking access (a 500-mile radius) to 90% of the country's population. The Company believes that its geographic diversification and substantial presence in multiple markets is a strategic advantage that allows it (i) to serve industrial space users with multiple site and industrial property type requirements, (ii) compete more effectively in its individual markets and (iii) respond quickly to acquisition opportunities in markets across the country.

The Company's 17 principal targeted markets, together with information summa-rizing its property holdings in each such market and in its other markets, are presented in the following table as of September 30, 1997.

                          -------------------------------------------------------------------------
                                                                                     ANNUALIZED NET
                              NUMBER RENTABLE SQUARE FEET    ANNUALIZED NET RENT     EFFECTIVE RENT
                                  OF ---------------------  -----------------------      PER LEASED
BY REGION(1)              PROPERTIES     NUMBER % OF TOTAL       AMOUNT  % OF TOTAL  SQUARE FOOT(2)
------------              ---------- ---------- ----------  -----------  ----------  --------------
WESTERN REGION
San Francisco area
 market                           18    819,869        3.7%  $ 3,773,553        5.0%          $4.57
Los Angeles area market           13  2,231,522       10.1     6,927,705        9.2            3.27
Phoenix area market                6  1,028,320        4.7     2,539,697        3.4            2.92
San Diego area market              3    426,008        2.0     2,253,613        3.0            6.10
Seattle area market                5    402,760        1.8     1,865,556        2.5            4.21
                          ---------  ---------- ---------    ----------- ---------       ---------
 Subtotal Western Region          45  4,908,479       22.3%  $17,360,124       23.1%          $3.78
                          ---------  ---------- ---------    ----------- ---------       ---------
SOUTHWEST REGION
Dallas area market                 9  1,967,071        8.9%  $ 4,788,334        6.4%          $3.34
                          ---------  ---------- ---------    ----------- ---------       ---------
MIDWEST REGION
Chicago area market               12  2,582,328       11.7%  $ 9,208,467       12.3%          $3.56
Cincinnati/Northern
 Kentucky area market             10  1,586,547        7.2     5,045,767        6.7            3.25
Columbus area market               9  1,609,599        7.3     4,669,456        6.2            3.33
Other area markets                 3    598,232        2.8     1,779,154        2.4            2.79
                          ---------  ---------- ---------    ----------- ---------       ---------
 Subtotal Midwest Region          34  6,376,706       29.0%  $20,702,844       27.6%          $3.35
                          ---------  ---------- ---------    ----------- ---------       ---------
SOUTHEAST REGION
Orlando area market               12  1,843,907        8.4%  $ 5,970,453        7.9%          $3.46
Memphis area market                1    336,080        1.5       778,522        1.0            2.21
Atlanta area market                7    820,017        3.7     2,456,448        3.3            3.26
Charlotte area market              3    359,530        1.6     1,304,227        1.7            3.39
Other area markets                 1    160,000        0.8       671,386        1.0            4.20
                          ---------  ---------- ---------    ----------- ---------       ---------
 Subtotal Southeast
  Region                          24  3,519,534       16.0%  $11,181,036       14.9%          $3.31
                          ---------  ---------- ---------    ----------- ---------       ---------
NORTHEAST REGION
Boston area market                 3    208,197        0.9%  $ 1,059,407        1.4%          $3.98
New York/New Jersey area
 market                           15  3,265,090       14.8    12,877,226       17.1            3.89
Baltimore/Washington,
 D.C. area market                 10    882,170        4.0    4,156,642         5.5            4.41
Harrisburg area market             4    872,200        4.1    2,987,659         4.0            3.46
                          ---------  ---------- ---------   -----------  ---------       ---------
 Subtotal Northeast
  Region                          32  5,227,657       23.8% $21,080,934        28.0%          $3.91
                          ---------  ---------- ---------   -----------  ---------       ---------
Total/weighted average           144 21,999,447      100.0% $75,113,272       100.0%          $3.58
                          ========== ========== ==========  ===========  ==========  ==============

-------
(1) References to specific cities include suburban portions of the relevant metropolitan areas.
(2) "Annualized Net Effective Rent" means Annualized Net Rent, less amortiza-tion of the related leasing costs, as adjusted to reflect the effect of rent concessions and straight-lining of rent steps.

The Company offers a broad spectrum of industrial property types to meet the diverse needs of its tenants. The Company classifies its properties into three general categories: bulk distribution properties, multitenant distribution properties and workspace properties (light assembly and flex/R&D). The fol-lowing table provides information concerning the general characteristics and the Company's holdings of each of these property types as of September 30, 1997.

                          -------------------------------------------------------------------------------------------------
                                                   RENTABLE SQUARE FEET         ANNUALIZED NET RENT          ANNUALIZED NET
                                                   --------------------- ----------------------------------- EFFECTIVE RENT
                                                                                                  PER LEASED     PER LEASED
PROPERTY TYPE             PROPERTY CHARACTERISTICS     NUMBER % OF TOTAL      AMOUNT  % OF TOTAL SQUARE FOOT    SQUARE FOOT
-------------             ------------------------ ---------- ---------- -----------  ---------- ----------- --------------
Bulk Distribution           Buildings
                            configured for
                            large tenants
                            (generally at least
                            100,000 square
                            feet; building
                            depths of 240 feet
                            or more)               11,789,544       54%  $34,777,605        46%       $3.24        $3.21
Multitenant Distribution    Buildings
                            configured for
                            multitenant use
                            (generally tenant
                            sizes of 10,000-
                            100,000 square
                            feet; building
                            depths of less than
                            240 feet)               6,716,569       30    24,006,623        32         3.71         3.52
Workspace                   Light assembly and
                            flex/R&D (generally
                            tenant sizes of
                            3,000-70,000 square
                            feet)                   3,493,334       16    16,329,044        22         5.07         4.95
                                                   ---------- ---------  -----------  ---------  ---------     ---------
Total/weighted average                             21,999,447      100%  $75,113,272       100%       $3.68        $3.58
                                                   ========== =========  ===========  =========  =========     =========

The Company's principal growth strategy is to acquire modern, high-quality industrial properties in attractive submarkets within the markets it currently serves. Cabot Partners completed the acquisition of approximately $251 million and $191 million of industrial properties on behalf of its clients in 1995 and 1996, respectively. Cabot Partners acquired approximately $275 million of industrial properties on behalf of its clients in 1997. During 1997, Cabot Partners also negotiated the contribution to the Company in the Formation Transactions of approximately $270 million of industrial properties not previ-ously owned by its advisory clients. The Company has contracts to purchase 21 additional properties for an aggregate purchase price of approximately $142 million in the Company Acquisitions that are expected to be completed concur-rently with or shortly following the completion of the Offering.

The senior management of the Company has an average of approximately 18 years of experience in the real estate industry and will beneficially own 3.9% of the Company's fully diluted common equity upon the closing of the Offering. Members of the Company's senior management have worked together since 1987 as the exec-utive officers of Cabot Partners and, previously, Cabot Advisors. Cabot Advi-sors was founded as an affiliate of CC&F, a nationwide real estate development, investment, construction and management firm established in 1904. CC&F pio-neered the development of large-scale planned industrial parks. In 1990, Ferdi-nand Colloredo-Mansfeld, the Chief Executive Officer of Cabot Partners, who was also the Chief Executive Officer of CC&F from 1976 to 1989, and other senior managers of CC&F formed Cabot Partners as a separate entity to purchase the real estate advisory and management business of Cabot Advisors. Cabot Partners was established as a registered investment advisor to provide real estate investment services primarily to public and private pension funds and others.

The Company is organized as a REIT under the laws of Maryland and expects to qualify as a REIT for federal income tax purposes. See "Federal Income Tax Con-siderations." The Company's principal executive offices are located at Two Center Plaza, Suite 200, Boston, Massachusetts 02108, and its telephone number is (617) 723-0900.

INDUSTRIAL REAL ESTATE BUSINESS

Attractive Real Estate Sector

The industrial sector of the real estate market has historically generated a high level of cash income and attractive annual rates of return as compared with other types of real estate investments. Industrial properties tend to be less costly to manage and require lower amounts of capital expenditures and tenant-specific improvement costs. Such properties provide generic storage and work space suitable for and adaptable to a broad range of tenants and uses. Industrial properties also generally require shorter development periods as compared with other commercial property types, such as office buildings, which enables better balancing of supply and demand for such properties and reduces risk of overbuilding.

                            [BAR GRAPH APPEARS HERE]
-------
  * Annual Returns are from first quarter 1978 through third quarter 1997, except for the R&D/Office Sector which is from second quarter 1978 and the Apartment Sector which is from fourth quarter 1984.
   Source: NCREIF Classic Property Index.

Strong Demand

The Company believes that, at least for the near term, the demand for desir-able, well-located industrial properties will continue and will support increasing rents due to the following factors: (i) increasing consumption on a per capita basis, coupled with population growth, (ii) business' increasing need for efficient inventory management, (iii) growing international trade, and
(iv) the growing significance of smaller business establishments which are increasingly looking for efficient and flexible work space in well located, suburban industrial parks. According to Cognetics, companies with fewer than 100 employees now account for 47% of all existing jobs; however, they accounted for 84% of all net job creation during 1992 through 1996. Cognetics anticipates that the majority of net job creation over the next five years will continue to be due to small firms with less than 100 employees as this has been a consis-tent pattern for the last decade. Nationwide, the demand for distribution and flex/R&D properties during the period from 1997 to 2002 is projected by Cognetics to increase over existing levels by approximately 791 million square feet, or 14.8%, consisting of approximately 598 million square feet for distri-bution properties and approximately 193 million square feet for flex/R&D prop-erties. The Company believes that much of the available supply of industrial property is functionally obsolete and is at a significant competitive disadvan-tage to modern, well-designed types of facilities. Older facilities often do not have the modern design configurations required to satisfy current truck handling and efficiency standards of major distributors and third-party logis-tics companies. Approximately 40% of existing warehouse facilities in the Company's 17 principal targeted markets were built prior to 1970 (excluding Memphis and Harrisburg, for which no information was provided) and approxi-mately 65% were built before 1980 according to CB Commercial Real Estate Group, Inc./Torto Wheaton Research ("CB Commercial/Torto Wheaton Research") (data through year end 1996).

Industry Consolidation

The historically fragmented industrial real estate business is being reshaped by strong pressures toward consolidation resulting from the substantial advan-tages enjoyed by large, integrated and well capitalized firms over local owners and developers. These advantages include professional management, greater access to public and private capital, economies of scale and greater opportuni-ties to increase revenue by serving the changing needs of industrial space users. In addition, there is an increasing trend toward securitization of real estate holdings as institutional real estate investors shift from direct private ownership to indirect public ownership of real estate. The Com-pany believes that both of these trends provide substantial opportunities for publicly held real estate companies that have the managerial and financial resources to maintain an active acquisition and development program.

Diverse Tenant Needs

Different types of industrial space users have significantly different property and space requirements. Large national and major regional distributors gener-ally require efficient, well-located bulk distribution properties. These prop-erties offer the advantages of predictable incomes, less costly management operations and additional growth opportunities through targeted marketing of additional sites to large national companies having space requirements in mul-tiple locations, as well as rental growth resulting from favorable supply and demand factors. Smaller companies generally demand more flexible work space, including light assembly facilities and flex/R&D space. While these properties are generally more costly to manage, the Company believes that such properties offer the prospect of higher current returns because the users of such space are location sensitive and less inclined to move if the properties they occupy are well located and managed. Moreover, the Company believes that the continued employment growth resulting from smaller companies will result in strong demand in the near future for these workspace properties.

BUSINESS STRATEGIES

The Company's fundamental business objective is to maximize the total return to its shareholders through growth in its cash available for distribution per Common Share and in the value of its portfolio of industrial properties and operations. The Company believes that it is well positioned to take advantage of the opportunities presented by today's changing industrial real estate mar-kets through the business strategies and operations described below.

Leveraging Substantial National Market Presence

The Company believes that maintaining and expanding its market presence in its 17 principal targeted markets across the country will be an important factor in achieving future growth and its targeted returns on investment. These 17 mar-kets are projected by Cognetics to capture approximately 41% of the growth in distribution and flex/R&D property space demand projected to occur over the period from 1997 to 2002 in the 273 markets that are tracked by Cognetics. See "Properties--Industrial Property Market Information."

The Company's substantial market presence in its principal markets provides significant strategic advantages. Foremost among these advantages is that the Company is well positioned to market its industrial space to national companies and third-party logistics companies who have space requirements in multiple markets. Approximately 36% of the Company's rentable space is leased by Fortune 1,000 companies, subsidiaries thereof, and major third-party logistics compa-nies serving such companies. The Company will pursue a national tenant mar-keting program that, in addition to the quality and attractive locations of the Properties, will emphasize the advantages of dealing with a single source for a company's industrial space needs. These advantages include greater efficiency of lease negotiations and day-to-day property management, as well as better understanding of the tenants' current needs and prospective space requirements. The Company serves 13 tenants in multiple Properties (four of which tenants use Properties in multiple markets) accounting for approximately 18% of the Company's Annualized Net Rents as of September 30, 1997.

Within each local market, having a substantial inventory of properties and sig-nificant leasing activities increases the Company's visibility to prospective tenants and enables the Company to establish strong relationships with leasing brokers and other local market participants. Such persons serve as sources of information and potential tenant referrals. In addition, larger inventories increase the Company's opportunities to relocate tenants to one or more of its other properties as their needs change. Critical mass also permits the Company to achieve the economies of scale necessary to support the management personnel and infrastructure needed to build long-term tenant relationships.

Serving a Variety of Tenants By Offering a Broad Spectrum of Industrial Property Types

The Company believes that its broad offering strategy provides complementary benefits in meeting the Company's growth objectives. Offering a broad spectrum of industrial property types and the Company's size enable it to provide better service, on a more cost-efficient basis, to national customers who often need various types of workspace properties, in addition to distribution space, for their local operations. At the same time, offering a variety of property types to smaller companies enables the Company to capture a larger share of the growth in its chosen industrial property markets. Smaller business establish-ments are projected, based on data supplied by Cognetics, to generate approxi-mately 67% of the projected increased demand for distribution and flex/R&D property space during the period from 1997 to 2002. The Company's strategy of offering diverse property types also enables the Company to pursue opportuni-ties as they arise across industry segments by responding to shifts in demand at different stages of the economic cycle.

GROWTH STRATEGIES

The Company intends to achieve its growth objectives through a combination of property acquisitions, development and internal growth.

Acquisitions

The Company will seek to capitalize on its competitive advantages primarily by acquiring additional modern, high-quality properties in attractive submarkets within the industrial markets that it currently serves.

Investment Criteria. The Company follows a disciplined, value-oriented strategy in its property acquisitions. The Company seeks to acquire modern, cost-effi-cient buildings located in key national and regional distribution centers. The Company's investment considerations include (i) capitalization rates, (ii) eco-nomic fundamentals in the market, (iii) replacement costs, (iv) rent levels and trends, (v) construction quality and property condition, (vi) historical occu-pancy rates, (vii) access to transportation, (viii) proximity to housing, (ix) operating costs, (x) location in modern industrial parks and (xi) local crime rates.

Emphasis on Market Research. The Company's property acquisitions are based on extensive research in each targeted market regarding (i) economic and demo-graphic trends; (ii) the supply of and demand for industrial space in targeted sub-markets; (iii) existing and potential tenant space requirements; (iv) rent levels and trends; and (v) the physical characteristics of buildings within the market. The Company's research includes extensive in-market activity by Company employees, including physical site inspections and continuing contacts with leasing brokers and other active participants in the local markets. The Company has compiled the results of its extensive research over the years into a pro-prietary database, which is updated periodically, covering each market and submarket in which it has invested or that it has targeted. The database con-tains computerized profiles, keyed to Company-prepared aerial maps, of the Company's properties and each of the buildings deemed most competitive to the Company's properties or attractive for acquisition. Such profiles include information regarding the building's age, physical characteristics (including overall dimensions, clear heights and truck court dimensions) and current tenant and lease information.

Diversification of Industrial Property Types. To date, the majority of the Company's properties (78.3% of the Properties based on Annualized Net Rents at September 30, 1997) have been bulk distribution and multitenant distribution facilities because of the opportunities for superior returns such properties have provided. While the Company expects that both types of properties will continue to be an important focus of its future acquisition program, the Com-pany believes that workspace properties (light assembly and flex/R&D facili-ties) are also attractive in selected markets where they are in limited supply and strong demand exists. The Company has begun to increase its acquisitions of workspace properties, which represented approximately 21.7% of its Properties at September 30, 1997 (based on Annualized Net Rents).

Relationships with Institutional Real Estate Investors. Over the past ten years, Cabot Partners' operations have been focused on serving public and pri-vate pension funds and other institutional real estate investors in connection with investments in and management of industrial real estate. This has provided the Company's management with an extensive knowledge of and, the Company believes, a favorable reputation with such investors. The Company believes that it will benefit from its relationships with these investors through further acquisitions as they increasingly seek to securitize their direct real estate investments.

Capital and UPREIT Structure. The Company intends to exploit its relatively unleveraged capital structure and substantial equity base in its acquisition and future development activities. Upon the closing of the Offering, the Com-pany expects to have approximately $13.4 million of outstanding long term debt, approximately $27.1 million of available cash and a Debt-to-Total Market Capi-talization Ratio of less than 2%. The Company expects to be able to obtain borrowings on a timely basis that will enable it to move quickly in completing proposed property acquisitions. The Company believes that its ability to do so will enhance its credibility with potential property sellers. The Company is currently in discussions regarding the establishment of the Acquisition Facility to be used for the purpose of property acquisitions and expects that this facility will be available to it upon or shortly after the closing of the Offering. The Company's UPREIT structure, which will enable it to acquire industrial properties on a non-cash basis by exchanging Units in the Operating Partnership for properties in a tax-deferred manner, provides an attractive alternative to a taxable cash sale for tax paying property owners. See "-- Financial Strategies" below.

Internal Growth

The Company's primary internal growth strategy is to increase the cash flow generated by the Properties, and from properties that it acquires in the future, by renewing or replacing expiring leases with new leases at higher rental rates and through rent increase provisions in its leases. Based on available industry research and its own market knowledge, the Company believes that market rents exceed the Company's current rental rates in a number of its markets. The Com-pany expects to increase its rental income with respect to such properties over time if market rental rates remain stable or increase. The Company believes that it will have an opportunity to increase the average rental rate on its leases expiring during 1998. In addition, the Company intends to work actively to (i) maintain its historically high occupancy levels by retaining existing tenants, thereby minimizing "down time" and re-leasing costs, (ii) improve the occupancy levels of any newly acquired properties that have lower occupancy levels than the Company typically expects from its existing properties, (iii) capitalize on economies of scale arising from the size of its portfolio of properties, and (iv) control costs. During the period from January 1, 1995 to September 30, 1997, the lease renewal rates for the Properties acquired prior to September 30, 1997 and for the Existing Investors Property Group were 84.0% and 88.7%, respectively. The Company also will seek internal growth through converting its properties to more intensive, higher margin uses if and to the extent that suitable opportunities to do so arise.

Development

The Company's senior management has extensive real estate development experi-ence, including experience derived from the industrial park development activi-ties of CC&F. The Company is engaging its existing tenants in discussions about future space needs and believes that financially attractive build-to-suit opportunities from its tenant base may be available over time. The Company also believes that in select target markets there are attractive opportunities for new development with potentially greater returns than those available from the purchase of existing stabilized properties, and it intends to pursue a develop-ment program where such opportunities exist. In order to limit initial overhead expenses, the Company intends to begin its development activities by engaging local or regional builders with whom it has established strong relationships. Thereafter, the Company intends to expand its in-house development staff as the Company's development activities increase.

OPERATIONS

Real Estate Operations. The Company's property management functions with respect to its own properties include strategic planning and decision making, centralized leasing activities and other property management activities. The Director of Real Estate Operations and the Company's four regional managers, all of whom are located in the Company's Boston headquarters, oversee the prop-erty management activities relating to the Company's properties, which include controlling capital expenditures and expenses that are not reimbursable by ten-ants, making regular property inspections, overseeing rent collections and cost control and planning and budgeting activities. Tenant relations functions, including monitoring of tenant compliance with their property maintenance obli-gations and other lease provisions, have been handled by in-house personnel for most of the properties under Cabot Partners' management located in its North-east Region and by third-party building managers for most other properties under its management. Shortly after the closing of the Offering, the Company expects to further internalize such tenant relations functions by opening local offices in Chicago, Columbus, Dallas, Los Angeles and Orlando.

Leasing. The Company's leasing activities are the primary responsibility of the Company's Director of Leasing, who reports to the Director of Real Estate Oper-ations. The Director of Leasing leads the negotiation of most leases with major tenants and oversees all other leasing negotiations. Smaller tenant leasing and marketing efforts are typically handled by the Company's regional managers, working with local leasing brokers and under the overall direction of the Director of Leasing. The Company believes that centralizing its leasing activi-ties provides greater coordination and control of its leasing strategy. The Company seeks to maximize rental income by working actively to retain existing tenants and by aggressively marketing space for which tenant renewals are not obtained. The Company takes an active approach to managing its lease portfolio, typically preparing its renewal or releasing strategy 24 months prior to sched-uled lease expiration dates and entering into discussions with tenants well in advance of such dates. The Company also seeks to stagger lease termination dates so as to minimize the possibility of large blocks of space becoming vacant at the same time.

National Marketing. The Company will pursue a national tenant marketing program emphasizing the advantages of dealing with a single source supplier of indus-trial space for industrial space needs across the country and the flexibility in structuring lease maturities and other terms that the Company is able to offer.

Service Orientation. The Company intends to continue Cabot Partners' emphasis on providing high-quality service to its tenants. Examples of such service include promptly addressing tenant concerns, determining and regularly reas-sessing tenant space requirements and engaging in cooperative cost reduction efforts with or for the benefit of tenants. As part of its ongoing program of building mutually beneficial long-term tenant relationships, the Company's regional managers meet with tenants frequently to supplement the day-to-day activities of the Company's internal and third-party building managers. The Company believes that the quality of its tenant services is evidenced by its high tenant retention rates.

Financial and Cost Controls. The Company maintains strict financial and cost controls in administering its asset/property management operations. These include (i) close monitoring and active collection of rents and tenant expense reimbursements, (ii) use of competitive bidding procedures for all maintenance and other material expenses and for capital expenditures, (iii) regular real estate tax assessment appeals where warranted, (iv) approval of all nonreimbursable expenses and capital expenditures by the Company's regional managers and (v) active lease administration, including close monitoring of tenants' compliance with their lease responsibilities. The Company also requires extensive planning and budgeting activities for each of its properties using a standardized, zero-basis budgeting format in an annual process that is updated quarterly and is coordinated by the Director of Real Estate Operations. The results of this budgeting process are then incorporated into the Company's overall budgeting and planning process.

THIRD-PARTY INVESTMENT MANAGEMENT

The Management Company will provide investment advisory and management services to the clients of Cabot Partners which elected not to contribute some or all of their industrial properties to the Company. On a pro forma basis for the nine months ended September 30, 1997, the Management Company would have generated pro forma net income of less than 2.0% of the Company's pro forma net income. The Management Company will not provide services relating to any industrial real estate acquisition or development activities that would conflict with the Company's own acquisition and development activities. The Company believes that its investment in the Management Company will help it achieve economies of scale with its property management systems, increase market penetration and provide access to further acquisition opportunities.

FINANCIAL STRATEGIES

The Company's financial strategy is to minimize its cost of capital by main-taining adequate working capital and conservative debt levels. The Company estimates that approximately $27.1 million of net proceeds from the Offering and the Concurrent Placement will be available to allocate to operating capital after payment of offering expenses and the use of approximately $133.7 million and $13.1 million of such proceeds to fund the Company Acquisitions and to repay certain outstanding indebtedness secured by the Properties, respectively. See "Use of Proceeds." The Company intends to operate with a Debt-to-Total Market Capitalization Ratio that generally will not exceed 40%, although the Company's Declaration of Trust and By-laws do not impose any limit on the incurrence of debt.

The Company is currently negotiating with Morgan Guaranty Trust Company of New York the establishment of the Acquisition Facility under which the Company would be permitted to borrow up to $325 million. The Acquisition Facility is expected to be used primarily in connection with the acquisition of additional properties and is anticipated to be available for such use upon or shortly after the closing of the Offering.

The Company believes that the size and diversity of its portfolio of properties will provide it with access to the public debt and equity markets which are not generally available to smaller, less diversified property owners. The Company also believes that its UPREIT structure will enable it to acquire industrial properties in exchange for Units in the Operating Partnership, thereby reducing its need to incur indebtedness to support future acquisitions. Contributions of properties to the Operating Partnership by the owners thereof in exchange for such Units, if properly structured, permit the transferring property owner to defer recognition, for federal income tax purposes, of gains realized on such transactions and thereby provide attractive alternatives to a cash sale for property owners.

                                USE OF PROCEEDS

The proceeds to the Company from the Offering and the Concurrent Placement, after deducting the underwriting discount and the estimated expenses of the Offering, the Concurrent Placement and the Formation Transactions, are esti-mated to be approximately $173.9 million. The Company will contribute such net proceeds to the Operating Partnership in exchange for the Company's general partner interest therein. The Operating Partnership will use net proceeds of approximately $133.7 million to fund the Company Acquisitions and approximately $13.1 million to repay outstanding mortgage indebtedness having an interest rate of 8.375% per annum. The Operating Partnership intends to use the remaining $27.1 million of net proceeds for general purposes, including acqui-sitions of additional properties. The net proceeds not immediately used for the foregoing purposes will be invested in short-term, income producing investments such as depository accounts, investment grade commercial paper, government securities or money market funds that invest in government securities. None of the net cash proceeds from the Offering are being paid to any partner of Cabot Partners, any Cabot Group Participant or any other officer, Trustee or affil-iate of the Company.

                              DISTRIBUTION POLICY

The Company intends to make regular quarterly cash distributions to its share-holders, commencing with a pro rata distribution for the period from comple-tion of the Offering through March 31, 1998, based upon a quarterly distribu-tion of $.325 per Common Share. On an annualized basis, this would be $1.30 per Common Share (or an annual distribution rate of 6.5% based on the Offering Price).

The following discussion and the information set forth in the tables and related notes below should be read in conjunction with the historical and pro forma financial statements and respective notes thereto and "Management's Dis-cussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

The Company's intended initial annual distribution rate is based on an esti-mate of the cash that will be available for distribution for the 12 months ending December 31, 1998. The Company's estimate of cash available for distri-bution is based on pro forma FFO for the 12 months ended September 30, 1997, as adjusted for the impact of the Offering, the Concurrent Placement and the Formation Transactions as well as adjustments (a) for certain known events and contractual commitments that either occurred subsequent to September 30, 1997 or during the 12 months ended September 30, 1997 but which were not effective for the full 12 months, (b) which revise historical rental revenues from a GAAP basis to amounts currently being paid or due from tenants and (c) for the amount of cash estimated to be used for (i) investing activities consisting of recurring tenant improvements, leasing commissions and building improvements and (ii) for financing activities consisting of debt principal amortization. Except as reflected in the table below and the notes thereto, investing and financing activities are not expected to have a material adverse effect on the estimated cash that will be available for distribution. The estimate of FFO is being made solely for the purpose of setting the initial distribution rate and is not intended to be a prediction or forecast of the Company's results of operations or of its liquidity.

The Company believes that its estimated cash available for distribution con-stitutes a reasonable basis for setting the initial distribution rate on the Common Shares and intends to maintain its initial distribution rate at least throughout 1998 unless actual results of operations, economic conditions or other factors differ from the assumptions used in calculating its estimate. The actual return that the Company will realize and the amount available for distributions to shareholders will be affected by a number of factors, including the revenues received from the Properties, the distributions received from the Operating Partnership, the operating expenses of the Com-pany, the interest expense incurred on its borrowings and unanticipated cap-ital expenditures. No assurance can be given that the Company's estimate will prove accurate. In addition, pro forma results of operations do not purport to present the actual results that can be expected for future periods. See "Man-agement's Discussion and Analysis of Financial Condition and Results of Opera-tions--Funds from Operations."

The Company anticipates that FFO will exceed earnings and profits due to non-cash expenses, primarily depreciation and amortization, expected to be incurred by the Company. Distributions by the Company to the extent of its current or accumulated earnings and profits for federal income tax purposes, other than capital gain dividends, will be taxable to shareholders as ordinary dividend income. Capital gain dividends generally will be treated as long-term capital gain. Distributions in excess of earnings and profits generally will be treated as a non-taxable reduction of the shareholder's basis in the Common Shares to the extent thereof, and thereafter as capital gain. Distributions treated as a non-taxable reduction in basis will have the effect of deferring taxation until the sale of a shareholder's Common Shares. Based on the Company's estimated results of operations for the 12 months ending December 31, 1998, the Company estimates that approximately 11.6% of the anticipated initial annual distribution to shareholders will represent a return of capital for federal income tax purposes and that the Company will be required to dis-tribute $20.3 million, or $1.09 per Common Share, with respect to such 12-month period in order to maintain its status as a REIT. If actual FFO or tax-able income vary from the Company's estimates, the percentage of distributions which represents a return of capital may be materially different. In addition, such capital gain percentage of distributions may vary substantially in future years, particularly since REITs are no longer required to distribute net cap-ital gains to shareholders. For a further discussion of the tax treatment of distributions to holders of Common Shares, see "Federal Income Tax Conse-quences--Taxation of Taxable U.S. Shareholders" and "--Taxation of Non-U.S. Shareholders." In order to qualify to be taxed as a REIT, the Company must make annual distributions to shareholders of at least 95% of its REIT taxable income (determined by excluding any net capital gain), which the Company anticipates will be less than its share of adjusted FFO. Under certain circum-stances, the Company may be required to make distributions in excess of its cash available for distribution in order to meet such distribution require-ments. In such a case, the Company may find it necessary to arrange for short-term (or possibly long-term) borrowings or to raise funds through the issuance of Preferred Shares or additional Common Shares.

Future distributions by the Company will be at the discretion of the Board of Trustees and will depend on the actual FFO of the Company, its financial condi-tion, capital requirements, the annual distribution requirements under the REIT provisions of the Code (see "Federal Income Tax Consequences--Taxation of the Company--Annual Distribution Requirements") and such other factors as the Board of Trustees deems relevant. See "Risk Factors--Possible Changes in Policies Without Shareholder Approval; No Limitation on Debt."

The following table illustrates the adjustments made by the Company to its pro forma FFO for the 12 months ended September 30, 1997 in order to determine its initial estimated distributions.

                                                                     ---------
Dollars in thousands except per share data
Pro forma net income for the 12 months ended September 30, 1997(1)   $  46,644
Adjustment:
 Depreciation and amortization                                          21,277
                                                                     ---------
Pro forma funds from operations for the 12 months ended September
 30, 1997                                                               67,921
ADJUSTMENTS TO DERIVE ESTIMATED FFO FOR THE 12 MONTHS ENDING
 DECEMBER 31, 1998:
 Contractual increase in rental revenues(2)                              5,135
 Contractual increase in rental revenues from recently signed
  leases(3)                                                              1,744
 Provision for leases expiring in 1998(4)                               (5,770)
 Incremental effect of straight-line rents(5)                              (86)
                                                                     ---------
Estimated adjusted FFO for the 12 months ending December 31, 1998       68,944
ADJUSTMENTS TO DERIVE ESTIMATED CASH FLOWS FOR THE 12 MONTHS ENDING
 DECEMBER 31, 1998:
 Straight-line rent accrual adjustment(6)                               (2,103)
                                                                     ---------
 Estimated cash flows from operating activities                         66,841
                                                                     ---------
ESTIMATED CASH FLOWS USED IN INVESTING ACTIVITIES:
 Estimated annual tenant improvements and leasing commissions to
  retain revenues attributable to existing leased space(7)              (2,670)
 Estimated recurring non-incremental revenue-generating capital
  expenditures(8)                                                       (4,400)
                                                                     ---------
Estimated cash used in investing activities                             (7,070)
                                                                     ---------
ESTIMATED CASH FLOWS USED IN FINANCING ACTIVITIES:
 Estimated annual reserve for debt principal amortization                 (810)
                                                                     ---------
ESTIMATED CASH AVAILABLE FOR DISTRIBUTION FOR THE 12 MONTHS ENDING
 DECEMBER 31, 1998                                                   $  58,961
                                                                     =========
ESTIMATED INITIAL ANNUAL CASH DISTRIBUTIONS:
 Shareholders of the Company                                         $  24,163
 Limited partners in the Operating Partnership                          32,355
                                                                     ---------
Total estimated initial annual cash distributions                    $  56,518
                                                                     =========
Expected initial annual distributions per Common Share and Unit          $1.30
                                                                     =========
Expected cash available for distribution payout ratio(9)                  95.9%
                                                                     =========

-------

(1) Computed as pro forma income from operations before minority interests for the nine months ended September 30, 1997 of approximately $35,490 plus pro forma income from operations before minority interests for the three months ended December 31, 1996 of approximately $11,154. See "Pro Forma Condensed Com-bined Financial Statements."

(2) Represents (i) the estimated annual incremental effect on rental revenues from leases executed prior to September 30, 1997, including contractual increases in base rents for existing leases and contractual base rents from leases which commenced paying from October 1, 1996 to September 30, 1997 and
(ii) the estimated annual incremental effect of rental increases for the 12 months ending December 31, 1998 compared to the 12 months ended September 30, 1997 which increases are included only for the period that the leases are in effect and the tenants will be making payments and are not annualized for the 12 months ending December 31, 1998.

(3) Contractual increases in rental revenues from executed leases that com-menced paying base rents between October 1, 1997 and November 18, 1997.

(4) Represents a provision for the estimated annual effect of expiring leases during the 12 months ending December 31, 1998 of approximately $5,770. Such amount does not give effect to the potential of renewing such expiring leases or any potential rent increases on renewals to reflect changes in market condi-tions.

(5) Represents an adjustment to reflect estimated additional straight-line rents for the 12 months ending December 31, 1998 which has been computed as the estimated straight-line rent adjustment for 1998 of approximately $2,103 less the pro forma straight-line rent adjustment of $2,189 which is included in FFO for the 12 months ended September 30, 1997.

(6) Represents the conversion of estimated rental revenues for the 12 months ending December 31, 1998 from a straight-line accrual basis to a cash basis of revenue recognition.

(7) Represents recurring non-revenue enhancing tenant improvements ("TI") and leasing commissions ("LC") anticipated for the 12 months ending December 31, 1998 based on the weighted average tenant improvements and leasing commissions for renewed and re-tenanted space at the Properties for the years ended December 31, 1996, 1995, 1994 multiplied by the average annual square feet of space for which leases expire during the period from November 18, 1997 to December 31, 2000. The weighted average annual per square foot costs of tenant improvements and leasing commissions and the calculation of the estimated pro-vision for non-revenue enhancing tenant improvements and leasing commissions on an annual basis based on lease expirations for the period November 18, 1997 to December 31, 2000 are presented below:

                              -------------------------------------------
                                                                   TOTAL/
                                                                 WEIGHTED
                                    1996       1995       1994    AVERAGE
                              ---------- ---------- ---------- ----------
Total TIs and LCs             $3,875,246 $2,490,707 $2,416,987 $8,782,940
Renewed or released space in
 square feet                   4,880,988  2,578,374  2,347,899  9,807,261
Cost per square foot               $0.79      $0.97      $1.03      $0.90

                       -------------------------------------------------------
                                                                       AVERAGE
                                                     NOVEMBER 18, --    ANNUAL
                                                        DECEMBER 31,   FOOTAGE
                            2000      1999      1998            1997  EXPIRING
                       --------- --------- --------- --------------- ---------
Annual Square Footage
 Expiring              2,426,043 3,862,277 2,724,775         258,425 2,966,886

                                        AVERAGE ANNUAL SQUARE
      TI & LC PER SQUARE FOOT          FOOTAGE EXPIRING IN THE          TOTAL
        RENEWED OR RELEASED         NEXT 3 YEARS (INCLUDING 1997)       COSTS
      -----------------------       -----------------------------     ----------
               $0.90             X            2,966,886            =  $2,670,197

(8) Represents estimated annual provision for recurring capital expenditures for the 12 months ending December 31, 1998 based upon an annual cost of $.20 per square foot. The Company has calculated this reserve based on the weighted average historical recurring capital expenditures for the years ended December 31, 1996, 1995 and 1994. The following table summarizes the recurring capital expenditures for the Properties for the last three years.

                              -----------------------------------------------
                                                                       TOTAL/
                                                                     WEIGHTED
                                     1996        1995        1994     AVERAGE
                              ----------- ----------- ----------- -----------
Total recurring capital
 expenditures                 $ 2,830,780 $ 2,133,118 $ 2,076,193 $ 7,040,091
Weighted average square feet   14,449,744  11,588,260   8,959,973  34,997,977
Cost per square foot                $0.20       $0.18       $0.23       $0.20
Pro forma total square feet                                        21,999,447
Cost per square foot                                                    $0.20
                                                                  -----------
Estimated recurring capital expenditures                          $ 4,399,889
                                                                  ===========

(9) Calculated by dividing the estimated initial annual cash distributions by the estimated cash available for distribution. The Company's estimated pro forma adjusted FFO payout ratio, which is calculated by dividing the estimated initial annual cash dividends by the estimated pro forma adjusted FFO, is 82.0%.

The Company believes that the amount not distributed will be sufficient to cover (i) tenant allowances and other costs associated with renewal or replace-ment of current tenants as their leases expire, (ii) recurring capital expendi-tures that will not be reimbursed by tenants and (iii) other unforeseen cash needs. The Company also will have available to it for such purposes a portion of the net proceeds from the Offering and the Concurrent Placement and avail-able borrowing capacity under the Acquisition Facility. See "Use of Proceeds" and "The Company--Financial Strategies."

                                 CAPITALIZATION

The following table sets forth the capitalization of the Company as of Sep-tember 30, 1997 on a pro forma basis to reflect the consummation of the Forma-tion Transactions and on a pro forma basis, as adjusted to reflect the closing of the Offering and the Concurrent Placement, the application of a portion of the net proceeds therefrom to repay certain indebtedness and the assumption of indebtedness in connection with the Company Acquisitions, as if each of such transactions had occurred on September 30, 1997. See "Use of Proceeds." The information set forth in the table should be read in conjunction with the com-bined historical and pro forma financial statements of the Company and notes thereto included elsewhere in this Prospectus and the discussion under "Manage-ment's Discussion and Analysis of Financial Condition and Results of Opera-tions."

                                                     --------------------------
                                                      AS OF SEPTEMBER 30, 1997
                                                     --------------------------
                                                                     PRO FORMA,
                                                        PRO FORMA   AS ADJUSTED
Dollars in thousands                                 -----------  -------------
Mortgage debt                                        $    18,655  $     13,694
Limited Partners' interest in Operating Partnership      471,095       466,365
Shareholders' equity:
  Common shares, $.01 par value; 150,000,000 shares
   authorized; 8,961,714 issued and outstanding on a
   pro forma basis and 18,586,714 issued and out-
   standing on a pro forma, as adjusted basis(1)              90           186
  Additional paid-in capital                             169,501       348,060
                                                     -----------  -------------
    Total shareholders' equity                           169,591       348,246
                                                     -----------  -------------
    Total capitalization                             $   659,341  $    828,305
                                                     ===========  =============

-------
(1) Does not include Common Shares reserved for issuance upon (i) possible exchange of 24,888,286 Units issued and outstanding after the Offering (the issuance of which would reduce Limited Partners' interest in the Operating Partnership), or (ii) 2,188,500 Common Shares subject to options to be granted pursuant to the Company's Long Term Incentive Plan effective upon the closing of the Offering (see "Management--Long Term Incentive Plan").

                                    DILUTION

The initial price per share to the public of the Common Shares offered hereby exceeds the Company's expected net tangible book value per Common Share immedi-ately following the closing of the Offering and the Concurrent Placement. Holders of Units and Common Shares issued in connection with the Formation Transactions will realize an immediate increase in the net tangible book value of their Units and Common Shares, while purchasers of the Common Shares in the Offering and the Concurrent Placement will realize immediate dilution in the net tangible book value of their shares. Pro forma net tangible book value per share has been determined as of September 30, 1997 by subtracting the Company's total liabilities from its total tangible assets and dividing the remainder by the number of Units and Common Shares that will be outstanding after the Offering and the Concurrent Placement. The following table illustrates the dilution to purchasers of Common Shares sold in the Offering and the Concurrent Placement.

                                                      ----------------------
Initial public offering price per share (1)                           $20.00
 Pro forma net tangible book value per Common
  Share/Unit as of September 30, 1997 prior to the
  Offering                                                $18.93
 Decrease in net tangible book value per share
  attributable to purchasers of Common Shares in the
  Offering and the Concurrent Placement                     (.19)
                                                      ----------------------
Pro forma net tangible book value per share after the Offering         18.74
                                                                   ---------
Dilution per share sold in the Offering and the Concurrent Place-
 ment                                                                  $1.26
                                                                   =========

-------
(1) Before deducting the underwriting discount of the Offering and estimated expenses of the Offering, the Concurrent Placement and the Formation Transac-tions.

The following table summarizes, on a pro forma basis giving effect to the Offering, the Concurrent Placement and the number of Common Shares and Units to be issued to the Contributing Investors (excluding for this purpose the C-M Property Partnerships) and to Cabot Partners and the C-M Property Partnerships in connection with the Formation Transactions, the net tangible book value as of September 30, 1997 of the net assets contributed by the Contributing Investors (excluding for this purpose the C-M Property Partnerships) and to Cabot Partners and the C-M Property Partnerships in the Formation Transactions and the net tangible book value of the average contribution per share based on total contributions.

                         --------------------------------------------------------------
                                                                               PURCHASE
                                                                             PRICE/BOOK
                                                    CASH/BOOK                  VALUE OF
                                COMMON               VALUE OF                   AVERAGE
                         SHARES/UNITS ISSUED   TOTAL CONTRIBUTIONS        CONTRIBUTIONS
Dollars in thousands,    --------------------  --------------------------    PER COMMON
except per Share/Unit    SHARES/UNITS PERCENT       AMOUNT      PERCENT      SHARE/UNIT
amounts                  ------------ -------  ------------    ---------- -------------
Common Shares sold in
 the Offering                   8,625    19.8% $    172,500         21.4%        $20.00(1)
Common Shares sold in
 the Concurrent
 Placement                      1,000     2.3        20,000          2.5          20.00(1)
Common Shares/Units
 issued to Contributing
 Investors (2)                 31,560    72.6       609,648(3)      75.6          19.32
Units issued to Cabot
 Partners and the C-M
 Property Partnerships          2,290     5.3         3,847(3)        .5           1.68
                         ------------ -------  ------------    ----------
 Total                         43,475   100.0% $    805,995        100.0%
                         ============ =======  ============    ==========

-------
(1) Before deducting underwriting discount of the Offering and estimated expenses of the Offering, the Concurrent Placement and the Formation Transac-tions.
(2) Excludes Units issued in respect of the C-M Property Partnerships.
(3) Based on the September 30, 1997 historical net book value of the assets to be contributed in connection with the Formation Transactions, net of liabili-ties to be assumed.

                             CABOT INDUSTRIAL TRUST

               PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                                  (UNAUDITED)

The pro forma condensed combined balance sheet as of September 30, 1997 has been prepared to reflect (i) the contribution to the Company of (A) the Existing Investors Property Group, (B) the New Investors Property Group and (C) the Additional Acquisitions, (ii) the other Formation Transactions, (iii) the Company Acquisitions, (iv) the Offering and the Concurrent Placement and the use of a portion of the net proceeds therefrom to repay indebtedness and (v) certain other adjustments, as if each of such contributions, transactions and adjustments had occurred on September 30, 1997. The pro forma condensed com-bined statements of operations for the nine months ended September 30, 1997 and the year ended December 31, 1996 have been prepared to reflect (i) the contri-bution to the Company of (A) the Existing Investors Property Group, (B) the New Investors Property Group, (C) the Additional Acquisitions and (D) the Proper-ties acquired during the year ended December 31, 1996 and during the nine months ended September 30, 1997, (ii) the other Formation Transactions, (iii) the Company Acquisitions, (iv) the use of a portion of the net proceeds of the Offering and the Concurrent Placement to repay indebtedness and (v) certain other adjustments, as if each of such contributions, transactions and adjust-ments had occurred on January 1, 1996.

In the opinion of management, the pro forma condensed combined financial state-ments include all adjustments necessary to reflect the effects of the foregoing transactions and adjustments. The pro forma statements are unaudited and are not necessarily indicative of what the Company's financial position would have been or the combined results of the Company's operations that would have been obtained if the transactions and adjustments reflected therein had been consum-mated on the dates indicated, or on any particular date in the future, nor do they purport to represent the financial position, results of operations or changes in cash flows as of any future date or for any future period.

                             CABOT INDUSTRIAL TRUST

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET

                            AS OF SEPTEMBER 30, 1997
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                  ---------------------------------------------------------------------
                                      EXISTING     NEW
                    CABOT             INVESTORS INVESTORS                     OTHER
                  INDUSTRIAL  CABOT   PROPERTY  PROPERTY     ADDITIONAL     FORMATION
                    TRUST    PARTNERS   GROUP   GROUP(A)  ACQUISITIONS (B) TRANSACTIONS
                  ---------- -------- --------- --------- ---------------- ------------
ASSETS
Properties, net        $  --   $   --  $320,956  $243,152          $58,131    $  27,190 (C)
Cash and cash
 equivalents               1    1,589     1,140       806               --       (3,535)(F)
Rents and other
 receivables              --    1,593     1,101       344               --       (3,038)(F)
Advisory fees
 receivables              --      502        --        --               --         (502)(G)
Restricted cash           --       --         9        --               --           --
Deferred rent
 receivable               --       --     4,414     3,907               --       (8,321)(D)
Lease
 acquisition
 costs, net               --       --     6,564     3,270               --           --
Other assets              --    1,924       385       586               --       (2,818)(E)(F)
                       -----   ------  --------  --------          -------    ---------
 Total Assets          $   1   $5,608  $334,569  $252,065          $58,131    $   8,976
                       =====   ======  ========  ========          =======    =========
LIABILITIES AND
 SHAREHOLDERS'
 EQUITY
Mortgage debt          $  --   $   --  $ 18,655  $     --          $    --    $      --
Due to related
 parties                  --       --     3,703        --               --       (3,703)(H)
Accounts payable
 and accrued
 liabilities              --      884     3,231     1,301               --       (5,416)(F)
Advisory fees
 payable                  --       --       502     1,717               --       (2,219)(F)(G)
Other
 liabilities              --       --       977     1,173               --       (2,141)(F)
                       -----   ------  --------  --------          -------    ---------
 Total
  Liabilities             --      884    27,068     4,191               --      (13,479)
                       -----   ------  --------  --------          -------    ---------
Limited Partners
 interest in
 Operating
 Partnership              --       --        --        --               --      471,095 (C)
Owners' equity            --    4,724   307,501   247,874           58,131     (618,230)
Common stock              --       --        --        --               --           90 (C)
Paid in capital            1       --        --        --               --      169,500 (C)
                       -----   ------  --------  --------          -------    ---------
 Total
  Shareholders'
  Equity                   1    4,724   307,501   247,874           58,131     (448,640)
                       -----   ------  --------  --------          -------    ---------
 Total
  Liabilities
  and
  Shareholders'
  Equity               $   1   $5,608  $334,569  $252,065          $58,131    $   8,976
                       =====   ======  ========  ========          =======    =========
                  --------------------------------------------------------------
                     PRE-OFFERING                       OFFERING       CABOT
                   CABOT INDUSTRIAL                       AND        INDUSTRIAL
                        TRUST           COMPANY        CONCURRENT      TRUST
                      PRO-FORMA     ACQUISITIONS(I)  PLACEMENT(J)(K) PRO FORMA
                   ---------------- ---------------  --------------  ----------
ASSETS
Properties, net           $ 649,429      $  141,849      $       --    $791,278
Cash and cash
 equivalents                      1        (133,457)        160,572      27,116
Rents and other
 receivables                     --              --              --          --
Advisory fees
 receivables                     --              --              --          --
Restricted cash                   9              --              --           9
Deferred rent
 receivable                      --              --              --          --
Lease
 acquisition
 costs, net                   9,834              --              --       9,834
Other assets                     77              --              --          77
                          ---------      ----------      ----------    --------
 Total Assets             $ 659,350      $    8,392      $  160,572    $828,314
                          =========      ==========      ==========    ========
LIABILITIES AND
 SHAREHOLDERS'
 EQUITY
Mortgage debt             $  18,655      $    8,392      $  (13,353)   $ 13,694
Due to related
 parties                         --              --              --          --
Accounts payable
 and accrued
 liabilities                     --              --              --          --
Advisory fees
 payable                         --              --              --          --
Other
 liabilities                      9              --              --           9
                          ---------      ----------      ----------    --------
 Total
  Liabilities                18,664           8,392         (13,353)     13,703
                          ---------      ----------      ----------    --------
Limited Partners
 interest in
 Operating
 Partnership                471,095              --          (4,730)    466,365
Owners' equity                   --              --              --          --
Common stock                     90              --              96         186
Paid in capital             169,501              --         178,559     348,060
                          ---------      ----------      ----------    --------
 Total
  Shareholders'
  Equity                    169,591              --         178,655     348,246
                          ---------      ----------      ----------    --------
 Total
  Liabilities
  and
  Shareholders'
  Equity                  $ 659,350      $    8,392      $  160,572    $828,314
                          =========      ==========      ==========    ========

                             CABOT INDUSTRIAL TRUST

              NOTES TO PRO FORMA CONDENSED COMBINED BALANCE SHEET

                            AS OF SEPTEMBER 30, 1997
                                  (UNAUDITED)
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

New Investors Property Group

(A)The New Investors Property Group is the combination of the financial infor-mation for the following Contributing Investors whose financial statements are included elsewhere in this Prospectus:

    Orlando Central Park and 500 Memorial Drive
    Knickerbocker Properties, Inc. II
    Pennsylvania Public School Employes' Retirement System Industrial Prop-erties Portfolio
    Prudential Properties Group
    West Coast Industrial, LLC

In addition, the New Investors Property Group includes a Contributing Investor with a single property which commenced operations on September 1, 1997. Accord-ingly, no financial statements for the property are included in this Prospec-tus.

Additional Acquisitions

(B) To reflect the acquisition of the following properties after September 30, 1997 and their contribution to the Company in the Formation Transactions:

                                                                   ----------------------
                                                                     LEASABLE    EXPECTED
                               NUMBER OF                               SQUARE ACQUISITION
      PROPERTY LOCATION        BUILDINGS BUILDING TYPE                   FEET        COST
      -----------------        --------- -------------------------  --------- -----------
      Herrod Boulevard, South
       Brunswick, NJ               1     Bulk Distribution            418,000  $   18,321
      Blue Ash, OH                2/1    Multitenant Distribution/
                                          Workspace                   482,942      15,565
      Remington Street,
       Bolingbrook, IL             1     Bulk Distribution            212,333       8,625
      Ambassador Road,
       Naperville, IL              1     Bulk Distribution            203,500       8,106
      Luna Road, Carrollton,
       TX                          1     Bulk Distribution            205,400       7,514
                               ---------                            --------- -----------
                                   7                                1,522,175  $   58,131
                               =========                            ========= ===========

Other Formation Transactions

(C) To record the allocation of cost of real estate properties acquired in excess of the Properties' historical net book value based on the Common Shares and Units issued in connection with the Formation Transactions (excludes Units issued to the sponsor, Cabot Partners, which are recorded at Cabot Partners' carryover basis), as follows:

                                                                  ---------
Issuance of 32,030,413 Common Shares and Units at $20.00 per
 Common Share/Unit to the Contributing Investors for equity
 interests in real estate assets                                   $ 640,608
Plus: Liabilities assumed                                             18,655
Less: Historical net book value of Properties and other acquired
 assets                                                             (632,073)
                                                                   ---------
Cost of assets acquired in excess of historical book value         $  27,190
                                                                  =========

(D) To eliminate $8,321 deferred rent receivable which arose from the histor-ical straight-lining of rents.

(E) To write off $1,017 of intangible assets of Cabot Partners related to Advi-sory Contracts terminated at the time of the Formation Transactions and to eliminate $133 of unamortized deferred loan costs related to mortgage debt to be repaid with net proceeds of the Offering.

                             CABOT INDUSTRIAL TRUST

                            AS OF SEPTEMBER 30, 1997
                                  (UNAUDITED)
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

(F) To reflect the distribution of substantially all of the net non-real estate assets to the Contributing Investors as a result of the Formation Transactions.

(G) To eliminate fees receivable (payable) between Cabot Partners and the Existing Investors Property Group arising from Advisory Contracts which will be terminated as a part of the Formation Transactions.

(H) To reflect the conversion to equity of $3,703 due by certain of the C-M Property Partnerships to certain affiliated entities.

The Company Acquisitions

(I) To reflect the probable acquisition of the following properties with pro-ceeds from the Offering:

                             --------------------------------------------------------------------
                                                                                         EXPECTED
                             NUMBER OF                                         SQUARE ACQUISITION
     PROPERTY LOCATION       BUILDINGS BUILDING TYPE                             FEET        COST
     -----------------       --------- ------------------------------------ --------- -----------
     Grapevine, TX              2/1    Bulk Distribution/Workspace          1,182,361  $ 52,279
     Mira Loma, CA, Dacula,
      GA,
      Mechanicsburg, PA          3     Bulk Distribution                      916,603    34,452
     Mechanicsburg, PA           2     Bulk Distribution                      494,400    16,730
     San Diego, CA               1     Bulk Distribution                      220,000    10,885
     Orlando, FL                 4     Workspace Properties                   213,430     9,210
     Tucker, GA                  3     Workspace Properties                   134,163     5,615
     Atlanta, GA                 2     Workspace Properties                   128,000     5,350
     Florence, KY                2     Workspace Properties                    61,555     4,030
     Tempe, AZ                   1     Workspace Properties                    81,817     3,298
                             ---------                                                -----------
                                21     Total Acquisition Cost                           141,849
                                       Less: Debt assumed                                 8,392
                                                                                      -----------
                                       Proceeds needed to fund acquisitions            $133,457
                                                                                      ===========


The Offering and Concurrent Placement

(J) To reflect the net proceeds derived from (i) the Offering of 8,625,000 Common Shares at a price of $20.00 per share ($172,500), (ii) the Concurrent Placement of 1,000,000 Common Shares at a price of $20.00 per share ($20,000), reduced by (iii) $18,575 of estimated fees and expenses associated with the Formation Transactions, the Offering and the Concurrent Placement.

The following table sets forth the calculation of the minority interest (Lim-ited Partners Interest in Operating Partnership) in the Company:

     Total equity in the Operating Partnership               $814,611
     Minority interest ownership percentage                    57.25%
     Limited Partners interest in the Operating Partnership  $466,365

(K) To reflect the repayment of three mortgage loans totalling $13,353, each with a fixed interest rate of 8.375%, due February 1, 1998 with a portion of the net proceeds of the Offering. The total debt to be repaid with the proceeds of the Offering is based on the principal outstanding at September 30, 1997. The actual amounts repaid will differ to the extent of any amortization of the principal occurring prior to the actual date of repayment.

                             CABOT INDUSTRIAL TRUST

                            AS OF SEPTEMBER 30, 1997
                                  (UNAUDITED)
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

Pro Forma Condensed Combined Balance Sheet Adjustment Summary:

                           -----------------------------------------------------------------------------------------------
                             NOTE C      NOTE D      NOTE E     NOTE E       NOTE F      NOTE G      NOTE H
                           ----------  ----------- ---------- ----------- ------------ ----------- ----------
                                                                                                   CONVERSION
                           ALLOCATION                                     DISTRIBUTION   ELIMINATE         OF
                              OF COST                         ELIMINATION           OF     ADVISOR    RELATED        TOTAL
                            IN EXCESS  ELIMINATION  WRITE OFF          OF     NON-REAL        FEES      PARTY        OTHER
                                   OF  OF DEFERRED INTANGIBLE UNAMORTIZED       ESTATE RECEIVABLE/    LOAN TO    FORMATION
                           BOOK VALUE         RENT     ASSETS  LOAN COSTS       ASSETS     PAYABLE     EQUITY TRANSACTIONS
                           ----------  ----------- ---------- ----------- ------------ ----------- ---------- ------------
     Properties, net       $  27,190     $          $            $          $             $         $          $  27,190
     Cash and cash equiv-
     alents                                                                  (3,535)                              (3,535)
     Rents and other
     receivables                                                             (3,038)                              (3,038)
     Advisory fees
     receivables                                                                           (502)                    (502)
     Deferred rent
     receivable                           (8,321)                                                                 (8,321)
     Other assets                                    (1,017)      (133)      (1,668)                              (2,818)
     Due to related par-
     ties                                                                                             3,703        3,703
     Accounts payable and
     accrued liabilities                                                      5,416                                5,416
     Advisory fees pay-
     able                                                                     1,717         502                    2,219
     Other liabilities                                                        2,141                                2,141
     Limited Partners
     Interest in Oper-
     ating Company          (471,095)                                                                           (471,095)
     Common Stock                (90)                                                                                (90)
     Paid in capital        (169,500)                                                                           (169,500)
     Owners' equity        $ 613,495     $ 8,321    $ 1,017      $ 133      $(1,033)      $  --     $(3,703)   $ 618,230

                             CABOT INDUSTRIAL TRUST

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

-------------------------------------------------------------------------------------------------------------------------
                                                                                                  PRE-
                                                                                                OFFERING
                                      EXISTING     NEW                                           CABOT
                    CABOT             INVESTORS INVESTORS                    OTHER             INDUSTRIAL
                  INDUSTRIAL  CABOT   PROPERTY  PROPERTY       1997        FORMATION             TRUST        COMPANY
                    TRUST    PARTNERS   GROUP   GROUP(A)  ACQUISITIONS(L) TRANSACTIONS         PRO  FORMA ACQUISITIONS(O)
                  ---------- -------- --------- --------- --------------- ------------         ---------- ---------------
REVENUES
Rental              $  --     $   --   $23,968   $22,725      $ 5,174       $    376 (U)        $52,243       $ 7,416
Tenant reim-
 bursements            --         --     4,343     1,138          797             --              6,278           705
Other                  --         --       331        53           39             --                423            39
Advisory fee
 income                --      5,095        --        --           --         (4,446)(N)            649            --
Advisory fee
 income
 associated with
 the
 Existing
 Investors
 Property Group        --      1,739        --        --           --         (1,739)(M)             --            --
Interest               --         --        94        71           --             --                165            --
                    -----     ------   -------   -------      -------       --------            -------       -------
 Total Revenues        --      6,834    28,736    23,987        6,010         (5,809)            59,758         8,160
                    -----     ------   -------   -------      -------       --------            -------       -------
EXPENSES
Real estate
 taxes                 --         --     4,005     2,076          818             --              6,899           701
Property
 operating             --         --     1,602     1,827          558             --              3,987           412
Management fees        --         --       609       125          102            (85)(M)            751           129
Advisory fees          --         --     1,073     2,345           --         (3,418)(M)             --
General and
 administrative        --      4,899        --        --           --         (2,994)(M)(N)       1,905
Interest               --         --     1,399        --           --           (218)(Q)          1,181           546
Depreciation and
 amortization          --        732     6,473     5,562        1,195           (333)(R)(S)(T)   13,629         2,393
                    -----     ------   -------   -------      -------       --------            -------       -------
 Total Expenses        --      5,631    15,161    11,935        2,673         (7,048)            28,352         4,181
                    -----     ------   -------   -------      -------       --------            -------       -------
Net income
 before Minority
 Interest              --      1,203    13,575    12,052        3,337          1,239             31,406         3,979
Minority
 Interest              --         --        --        --           --        (23,093)           (23,093)       (2,278)
                    -----     ------   -------   -------      -------       --------            -------       -------
Net income          $  --     $1,203   $13,575   $12,052      $ 3,337       $(21,854)           $ 8,313       $ 1,701
                    =====     ======   =======   =======      =======       ========            =======       =======
Net income per
 common share
Weighted average
 common shares
 outstanding

                   OFFERING      CABOT
                     AND       INDUSTRIAL
                  CONCURRENT     TRUST
                  PLACEMENT    PRO FORMA
                  ------------ --------------
REVENUES
Rental              $   --     $   59,659
Tenant reim-
 bursements             --          6,983
Other                   --            462
Advisory fee
 income                 --            649
Advisory fee
 income
 associated with
 the
 Existing
 Investors
 Property Group         --             --
Interest                --            165
                  ------------ ----------
 Total Revenues         --         67,918
                  ------------ ----------
EXPENSES
Real estate
 taxes                  --          7,600
Property
 operating              --          4,399
Management fees         --            880
Advisory fees           --             --
General and
 administrative        750 (P)      2,655
Interest              (855)(Q)        872
Depreciation and
 amortization           --         16,022
                  ------------ ----------
 Total Expenses      (105)         32,428
                  ------------ ----------
Net income
 before Minority
 Interest              105         35,490
Minority
 Interest            5,053        (20,318)
                  ------------ ----------
Net income          $5,158     $   15,172
                  ============ ==========
Net income per
 common share                        $.82 (V)
                               ==========
Weighted average
 common shares
 outstanding                   18,586,714
                               ==========

                             CABOT INDUSTRIAL TRUST

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

----------------------------------------------------------------------------------------------------------------------------
                                                                                                                    PRE-
                                                                                                                  OFFERING
                                      EXISTING     NEW                                                             CABOT
                    CABOT             INVESTORS INVESTORS                                    OTHER               INDUSTRIAL
                  INDUSTRIAL  CABOT   PROPERTY  PROPERTY       1996            1997        FORMATION               TRUST
                    TRUST    PARTNERS   GROUP   GROUP(A)  ACQUISITIONS(L) ACQUISITIONS(L) TRANSACTIONS           PRO-FORMA
                  ---------- -------- --------- --------- --------------- --------------- ------------           ----------
REVENUES
Rental                 $  --   $   --   $29,736   $29,335          $1,995          $7,777     $    870 (U)          $69,713
Tenant reim-
 bursements               --       --     4,917     2,068             172           1,195           --                8,352
Other                     --       --       334       735              --              33           --                1,102
Advisory fee
 income                   --    5,822        --        --              --              --       (4,980)(N)              842
Advisory fee
 income
 associated with
 the
 Existing
 Investors
 Property Group           --    2,086        --        --              --              --       (2,086)(M)               --
Interest                  --       --       193       139              --              --           --                  332
                       -----   ------   -------   -------          ------          ------     --------              -------
 Total Revenues           --    7,908    35,180    32,277           2,167           9,005       (6,196)              80,341
                       -----   ------   -------   -------          ------          ------     --------              -------
EXPENSES
Real estate
 taxes                    --       --     5,037     3,030             183           1,195           --                9,445
Property
 operating                --       --     2,434     2,639              97             660           --                5,830
Management fees           --       --       645       175              58             161         (119)(M)              920
Advisory fees             --       --     1,244     1,358              77              --       (2,679)(M)               --
General and
 administrative           --    5,895        --        --              --              --       (3,491)(M)(N)         2,404
Interest                  --       --     1,931        --              --              --         (299)(Q)            1,632
Depreciation and
 amortization             --      419     7,966     7,020             400           1,725        1,130 (R)(S)(T)     18,660
                       -----   ------   -------   -------          ------          ------     --------              -------
 Total Expenses           --    6,314    19,257    14,222             815           3,741       (5,458)              38,891
                       -----   ------   -------   -------          ------          ------     --------              -------
Net income
 before minority
 interest                 --    1,594    15,923    18,055           1,352           5,264         (738)              41,450
Minority
 interest                 --       --        --        --              --              --      (30,478)             (30,478)
                       -----   ------   -------   -------          ------          ------     --------              -------
Net income             $  --   $1,594   $15,923   $18,055          $1,352          $5,264     $(31,216)             $10,972
                       =====   ======   =======   =======          ======          ======     ========              =======
Net income per
 common share
Weighted average
 common shares
 outstanding
          ------------------------------------------------------------------------------------------------------------------
                                                      CABOT
                                   OFFERING AND     INDUSTRIAL
                      COMPANY       CONCURRENT        TRUST
                  ACQUISITIONS(O)   PLACEMENT       PRO FORMA
                  ---------------- ---------------- --------------
REVENUES
Rental                     $7,885       $    --     $   77,598
Tenant reim-
 bursements                   458            --          8,810
Other                           7            --          1,109
Advisory fee
 income                        --            --            842
Advisory fee
 income
 associated with
 the
 Existing
 Investors
 Property Group                --            --             --
Interest                       --            --            332
                  ---------------- ---------------- --------------
 Total Revenues             8,350            --         88,691
                  ---------------- ---------------- --------------
EXPENSES
Real estate
 taxes                        480            --          9,925
Property
 operating                    277            --          6,107
Management fees                68            --            988
Advisory fees                  --            --             --
General and
 administrative                --         1,000 (P)      3,404
Interest                      728        (1,183)(Q)      1,177
Depreciation and
 amortization               3,190            --         21,850
                  ---------------- ---------------- --------------
 Total Expenses             4,743         (183)         43,451
                  ---------------- ---------------- --------------
Net income
 before minority
 interest                   3,607           183         45,240
Minority
 interest                  (2,065)        6,643        (25,900)
                  ---------------- ---------------- --------------
Net income                 $1,542       $ 6,826     $   19,340
                  ================ ================ ==============
Net income per
 common share                                            $1.04 (V)
                                                    ==============
Weighted average
 common shares
 outstanding                                        18,586,714
                                                    ==============

                             CABOT INDUSTRIAL TRUST

         NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

Acquisitions
(L) To reflect the operations and the depreciation expense for the pro forma condensed combined statement of operations for (a) the nine months ended Sep-tember 30, 1997: for the period from January 1, 1997 through the earlier of the date of acquisition or September 30, 1997, as applicable, for properties acquired or anticipated to be acquired in 1997 and (b) the year ended December 31, 1996: for the period from January 1, 1996 through the date of acquisition for properties acquired in 1996 or December 31, 1996 for the properties acquired or anticipated to be acquired in 1997, for the following properties:

                                                -----------------------------
                                                                       PERIOD
      ACQUIRED PROPERTY                         DATE ACQUIRED       REFERENCE
      -----------------                         ------------------ ----------
      Reames Road, Charlotte, NC                February 22, 1996          *
      Santa Anita Avenue, Rancho Cucamonga, CA  June 27, 1996              *
      Holton Drive, Independence, KY            July 6, 1996               *
      East Jurupa Street, Ontario, CA           November 11, 1996          *
      North 104th Avenue, Tolleson, AZ          November 26, 1996          *
      Kingspointe Parkway, Orlando, FL          December 30, 1996          *
      South 55th Avenue, Phoenix, AZ            March 27, 1997            **
      North 47th Avenue, Phoenix, AZ            March 27, 1997            **
      South Rockefeller Avenue, Ontario, CA     July 17, 1997             **
      Huntwood Avenue, Hayward, CA              September 12, 1997        **
      Diplomat Drive, Carrollton, TX            September 19, 1997        **
      Remington Street, Bolingbrook, IL         October 7, 1997           **
      Ambassador Road, Naperville, IL           October 9, 1997           **
      Luna Road, Carrollton, TX                 October 17, 1997          **
      Herrod Boulevard, South Brunswick, NJ     October 22, 1997          **
      Blue Ash, OH                              December 18, 1997         **

  * Included in the pro forma condensed combined statement of operations for the year ended December 31, 1996 (through the date of acquisition) in the column entitled "1996 Acquisitions."

  ** Included in the pro forma condensed combined statement of operations for the year ended December 31, 1996 and for the nine months ended September 30, 1997 through the date of acquisition or September 30, 1997, whichever is earlier in the column entitled "1997 Acquisitions."

Other Formation Transactions

(M) To eliminate advisory fee revenues of Cabot Partners and the related advi-sory fee expense of the Existing Investors Property Group arising from Advisory Contracts which will be terminated as a part of the Formation Transactions and to restate advisory fees paid by the New Investors Property Group to third par-ties as general and administrative expenses of the Company using an estimate of the cost to manage the real estate assets (see Note E).

                             CABOT INDUSTRIAL TRUST

                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)


(N) To reflect the effects of establishing the Company's investment in the Man-agement Company by reclassifying the associated revenues, operating expenses and amortization expense to an unconsolidated subsidiary, which management will account for using the equity method, for the nine months ended September 30, 1997 and the year ended December 31, 1996. The pro forma operations of the Man-agement Company and the Company's share of the Management Company's net income, based upon its 95% economic interest, are as follows:

                                                  ---------------------------
                                                    NINE MONTHS
                                                          ENDED    YEAR ENDED
                                                  SEPTEMBER 30,  DECEMBER 31,
                                                           1997          1996
                                                  -------------  ------------
       Advisory fee revenues                            $ 5,095       $ 5,822
       General and administrative expenses               (3,310)       (4,039)
       Amortization expense                                (647)         (306)
                                                  -------------  ------------
       Income before income taxes                         1,138         1,477
       Income tax (assumed effective tax rate of
        40%)                                               (455)         (591)
                                                  -------------  ------------
       Net income                                           683           886
                                                  -------------  ------------
       Company's share of net income                    $   649       $   842
                                                  =============  ============

Advisory fee revenues consist of actual fees earned by Cabot Partners during the nine months ended September 30, 1997 and the year ended December 31, 1996 from the assets not owned by the Existing Investors.

General and administrative expenses consist of direct and indirect costs allo-cated by the Company to the Management Company. Such indirect costs have been allocated based upon the percentage of total assets expected to be managed by the Management Company after the Offering.

The Company Acquisitions

(O) To reflect the operations and the depreciation expense for the nine months ended September 30, 1997 and the year ended December 31, 1996 for the proper-ties to be acquired with proceeds from the Offering and the Concurrent Place-ment (see Note I).

The Offering

(P) To reflect additional general and administrative expenses expected to be incurred on an annual basis, as a result of reporting as a public company, as follows:

                                            ----------
          Legal, audit and tax services     $      350
          Printing and mailing                     350
          Directors and officers insurance         100
          Investor relations                        50
          Other                                    150
                                            ----------
           Totals                           $    1,000
                                            ==========

(Q) To reflect the reduction of interest expense associated with the repayment of mortgage debt with a portion of the net proceeds of the Offering and the Concurrent Placement and the conversion to equity of related party indebtedness (see Note H).

(R) To eliminate deferred loan cost amortization of $60 for the nine months ended September 30, 1997 and $80 for the year ended December 31, 1996 histori-cally recognized by Existing Investors Property Group (see Note E).

(S) To fully amortize the unamortized intangible assets of Cabot Partners ($1,017 in the year ended December 31, 1996); to eliminate the related histor-ical amortization for the Advisory Contracts which have been terminated as a result of a sale of the underlying properties or will be terminated as part of the Formation Transactions of $85 and $113 for the nine

                             CABOT INDUSTRIAL TRUST

                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

months ended September 30, 1997 and the year ended December 31, 1996, respec-tively; and to reclass to the Management Company $647 and $306 for the nine months ended September 30, 1997 and the year ended December 31, 1996, respec-tively.

(T) The depreciation adjustment for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively, includes the following:

                                                                 ----------
     Adjustment to the basis of the Properties (see Note C)      $   27,190
     Less: Portion allocated to land estimated at 10%                 2,719
                                                                 ----------
                                                                 $   24,471
                                                                 ==========
     Depreciation expense based on a weighted average estimated useful life of 40 years--
     For the nine months ended September 30, 1997                $      459
                                                                 ==========
     For the year ended December 31, 1996                        $      612
                                                                 ==========

(U) To reflect the adjustment for the straight-line effect of scheduled rent increases, assuming the transaction closed on January 1, 1996.

(V) Represents both primary and fully diluted earnings per Common Share. The impact of options to purchase Common Shares and the conversion of Units in the Operating Partnership into Common Shares are not dilutive and as such are excluded from the calculation of primary and fully diluted earnings per Common Share. The impact on pro forma per Common Share amounts resulting from the adoption of Statement of Financial Accounting Standards No. 128--"Earnings Per Share" is not expected to be material.

                            CABOT INDUSTRIAL TRUST

               FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                            (DOLLARS IN THOUSANDS)

  Pro Forma Condensed Combined Statement of Operations Adjustment Summary:

                                                           FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                   ----------------------------------------------------------------------------------------
                                                 NOTE M            NOTE M         NOTE N             NOTE R          NOTE S
                                   --------------------  ----------------  -------------  ----------------- ---------------
                                                                               ESTABLISH                          ELIMINATE
                                                                  RESTATE      COMPANY'S                         HISTORICAL
                                      ELIMINATE RELATED          ADVISORY  INVESTMENT IN          ELIMINATE    AMORTIZATION
                                   ADVISORY FEE REVENUE  FEES PAID BY THE     MANAGEMENT      DEFERRED LOAN     OF ADVISORY
                                           AND EXPENSES     NEW INVESTORS        COMPANY  COST AMORTIZATION       CONTRACTS
                                   --------------------  ----------------  -------------  ----------------- ---------------
Advisory fee income                   $                  $                     $ (4,446)       $               $
Advisory fee income associated
   with the Existing Investors
   Property Group                              (1,739)
Management fees                                    85
Advisory fees                                   1,073             2,345
General and Administrative                        367              (683)         3,310
Depreciation and amortization                                                      647                 60              85

                                        FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                        --------------------------------------------
                                                    NOTE T
                                                 ---------


                                               DEPRECIATION
                                                 ADJUSTMENT        TOTAL
                                               ------------   ------------
Advisory fee income                           $                $   (4,446)
Advisory fee income associated
   with the Existing Investors
   Property Group                                                  (1,739)
Management fees                                                        85
Advisory fees                                                       3,418
General and Administrative                                          2,994
Depreciation and amortization                      (459)              333

                                                                         FOR THE YEAR ENDED DECEMBER 31, 1996
                                                    --------------------------------------------------------------------------
                                                                   NOTE M            NOTE M         NOTE N             NOTE R
                                                     --------------------  ----------------  -------------  -----------------
                                                                ELIMINATE           RESTATE      ESTABLISH
                                                                  RELATED          ADVISORY      COMPANY'S
                                                             ADVISORY FEE         FEES PAID  INVESTMENT IN          ELIMINATE
                                                                  REVENUE            BY THE     MANAGEMENT      DEFERRED LOAN
                                                             AND EXPENSES     NEW INVESTORS        COMPANY  COST AMORTIZATION
                                                     --------------------  ----------------  -------------  -----------------
Advisory fee income                                      $                  $                   $ (4,980)       $
Advisory fee income associated
   with the Existing Investors
   Property Group                                                (2,086)
Management fees                                                     119
Advisory fees                                                     1,244             1,435
General and Administrative                                          363              (911)         4,039
Depreciation and amortization                                                                        306                 80

                                                       FOR THE YEAR ENDED DECEMBER 31, 1996
                                                     ---------------------------------------------
                                                              NOTE S         NOTE S        NOTE T
                                                     ---------------  --------------  ------------
                                                           ELIMINATE
                                                          HISTORICAL  FULLY AMORTIZE
                                                     AMORTIZATION OF      INTANGIBLE
                                                            ADVISORY       ASSETS OF  DEPRECIATION
                                                           CONTRACTS  CABOT PARTNERS    ADJUSTMENT    TOTAL
                                                     ---------------  --------------  ------------  -------
Advisory fee income                                      $            $              $             $(4,980)
Advisory fee income associated
   with the Existing Investors
   Property Group                                                                                   (2,086)
Management fees                                                                                        119
Advisory fees                                                                                        2,679
General and Administrative                                                                           3,491
Depreciation and amortization                                  113         (1,017)         (612)    (1,130)

                       SELECTED FINANCIAL AND OTHER DATA

Set forth below are selected historical financial and other data for (i) the Existing Investors Property Group and (ii) the real estate advisory business of Cabot Partners. The selected financial data presented below as of and for the nine months ended September 30, 1997, in the case of the Existing Investors Property Group, and as of and for the years ended December 31, 1996, 1995 and 1994, in the case of both the Existing Investors Property Group and Cabot Part-ners, have been derived from Existing Investors Property Group Combined finan-cial statements and the Cabot Partners financial statements that have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports included elsewhere in this Prospectus. This information should be read in conjunction with such financial statements and the notes thereto included elsewhere in this Prospectus. The selected financial data presented below as of and for the years ended December 31, 1993 and 1992 for Cabot Part-ners are derived from the Cabot Partners Financial Statements and the notes thereto not included in this Prospectus which have been audited by Arthur Andersen LLP. The selected financial data presented below as of and for the years ended December 31, 1993 and 1992 and as of and for the nine months ended September 30, 1996 for the Existing Investors Property Group and as of and for the nine months ended September 30, 1997 and 1996 for Cabot Partners have not been audited but, in the opinion of management, include all adjustments (con-sisting only of normal recurring accruals) necessary to present fairly such information in accordance with GAAP applied on a consistent basis. The results of operations for the nine months ended September 30, 1997 are not necessarily indicative of results for the entire year. Other Data (including Property data) for all periods and dates presented are unaudited and are derived from the unaudited financial and other records of Cabot Partners and the Existing Investors Property Group.

                             CABOT INDUSTRIAL TRUST
                       SELECTED FINANCIAL AND OTHER DATA

                          ----------------------------------------------------------------------
EXISTING INVESTORS         NINE MONTHS ENDED
PROPERTY GROUP(1)            SEPTEMBER 30,                YEARS ENDED DECEMBER 31,
------------------        --------------------  ------------------------------------------------
                               1997       1996      1996      1995      1994      1993      1992
In thousands              ---------  ---------  --------  --------  --------  --------  --------
OPERATING DATA
Revenues                  $  28,736  $  26,138  $ 35,180  $ 28,794  $ 28,209  $ 25,252  $ 21,904
Real estate tax expense       4,005      3,649     5,037     3,979     3,769     5,144     2,772
Property operating
 expenses                     3,284      3,003     4,323     3,357     3,063     3,227     2,940
General and administra-
 tive expenses                  --         --        --        --        --        --        --
Interest expense              1,399      1,430     1,931     2,097     2,082     2,013     2,292
Depreciation and amorti-
 zation expense               6,473      5,864     7,966     7,118     6,606     6,111     5,441
                          ---------  ---------  --------  --------  --------  --------  --------
Operating income             13,575     12,192    15,923    12,243    12,689     8,757     8,459
Gain on sale of proper-
 ties                           --         --        --        --        186       --        --
                          ---------  ---------  --------  --------  --------  --------  --------
Net income                $  13,575  $  12,192  $ 15,923  $ 12,243  $ 12,875  $  8,757  $  8,459
                          =========  =========  ========  ========  ========  ========  ========

                          ----------------------------------------------------------------------
                          AS OF SEPTEMBER 30,                AS OF DECEMBER 31,
                          --------------------  ------------------------------------------------
                               1997       1996      1996      1995      1994      1993      1992
In thousands              ---------  ---------  --------  --------  --------  --------  --------
BALANCE SHEET DATA
Rental Properties
 (before accumulated
 depreciation)            $ 358,498  $ 323,639  $336,836  $301,059  $250,387  $255,050  $240,358
Rental Properties, net      320,956    291,226   304,308   274,629   229,451   237,101   227,149
Total assets                334,569    308,237   318,732   289,337   241,026   247,615   236,457
Mortgage debt                18,655     19,496    19,292    20,083    20,608    20,550    20,550
Owners' equity              307,501    281,267   291,286   261,629   213,203   220,621   211,897

                          ----------------------------------------------------------------------
                           NINE MONTHS ENDED
                             SEPTEMBER 30,                YEARS ENDED DECEMBER 31,
                          --------------------  ------------------------------------------------
In thousands
except number of
properties and                 1997       1996      1996      1995      1994      1993      1992
percentages               ---------  ---------  --------  --------  --------  --------  --------
OTHER DATA
EBITDA (2)                $  21,447  $  19,486  $ 25,820  $ 21,458  $ 21,377  $ 16,881  $ 16,192
Funds From Operations
 (3)                      $  19,988  $  18,012  $ 23,809  $ 19,298  $ 19,193  $ 14,764  $ 13,855
Cash flows provided by
 (used in):
 Operating activities     $  19,497  $  16,525  $ 25,695  $ 19,401  $ 17,552  $ 17,471  $ 14,123
 Investing activities     $ (22,818) $ (24,825) $(39,074) $(53,868) $  2,037  $(17,393) $ (9,980)
 Financing activities     $   2,038  $   7,068  $ 13,204  $ 35,680  $(19,596) $   (278) $ (6,216)
Total rentable square
 footage of properties
 at end of period             9,529      8,547     9,069     7,879     6,253     6,644     6,100
Number of properties at
 end of period                   72         64        67        61        53        57        53
Occupancy rate at end of
 period                          93%        97%       92%       99%       90%       90%       86%

-------
(1) Represents historical combined financial and other data for the Existing Investors Property Group for the periods indicated. See Note (1) to Combined Financial Statements of the Existing Investors Property Group.
(2) EBITDA is computed as operating income before gain on sale of properties plus interest expense, income taxes, depreciation and amortization. Management believes that in addition to cash flows and net income, EBITDA is a useful financial performance measure of assessing the operating performance of an equity REIT because, together with net income and cash flows, EBITDA provides investors with an additional basis to evaluate the ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures. To evaluate EBITDA and the trends it depicts, the components of EBITDA, such as revenues, property operating expenses, real estate taxes and general and admin-istrative expenses should be considered. See "Management's Discussion and Anal-ysis of Financial Condition and Results of Operations." Excluded from EBITDA are financing costs such as interest, as well as depreciation and amortization, each of which can significantly affect a REIT's results of operations and liquidity and should be considered in evaluating a REIT's operating perfor-mance. Further, EBITDA does not represent net income or cash flows from operat-ing, financing and investing activities as defined by GAAP and does not neces-sarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of a REIT's operating performance or to cash flows as a measure of liquidity.
                                                  (notes continued on next page)

                                 --------------------------------------------------------------------

CABOT PARTNERS (4)        --------------------------------------------------------------------------
------------------              NINE MONTHS
                            ENDED SEPTEMBER 30,               YEARS ENDED DECEMBER 31,
                          ----------------------    ------------------------------------------------
                                  1997        1996      1996      1995      1994      1993      1992
In thousands              ------------  ----------- --------  --------  --------  --------  --------
OPERATING DATA
Revenues                  $      6,818  $    5,743  $  7,908  $  6,516  $  4,159  $  4,088  $  3,618
General and
 administrative expenses         4,899       4,362     5,888     5,069     4,267     4,074     3,992
Depreciation and
 amortization expense              732         315       419       453       474       480       480
Net income (loss)                1,203       1,050     1,594     1,057      (536)     (428)     (806)

                          --------------------------------------------------------------------------
                             AS OF SEPTEMBER 30,                 AS OF DECEMBER 31,
                          ----------------------    ------------------------------------------------
                                  1997        1996      1996      1995      1994      1993      1992
In thousands              ------------  ----------- --------  --------  --------  --------  --------
BALANCE SHEET DATA
Total assets              $      5,608  $    5,925  $  6,075  $  5,628  $  4,300  $  4,923  $  5,412
Total liabilities                  884         878       485       563       292       379       440
Total partners' capital          4,724       5,047     5,590     5,065     4,008     4,544     4,972

                           -------------------------------------------------------------------------
                                NINE MONTHS
                             ENDED SEPTEMBER 30,              YEARS ENDED DECEMBER 31,
                           ---------------------    ------------------------------------------------
                                  1997        1996      1996      1995      1994      1993      1992
In thousands              ------------  ----------- --------  --------  --------  --------  --------
OTHER DATA
Cash flows provided by
 (used in):
 Operating activities     $      1,908  $      875  $  1,283  $  1,351  $    (12) $   (173) $   (269)
 Investing activities               41         (37)      113        (6)       40        25         5
 Financing activities           (2,069)     (1,069)   (1,069)      --        --        --        --
Assets under
 management (5)              1,058,000     934,000   979,000   778,000   515,000   472,000   442,000

-------
(notes continued from preceding page)
(3) FFO represents net income before minority interests and extraordinary items, adjusted for depreciation on real property and amortization of tenant improvements costs and lease commissions and gains from the sale of properties and FFO. In addition to cash flow and net income, management and industry ana-lysts generally consider FFO to be one additional measure of the performance of an equity REIT because, together with net income and cash flows, FFO provides investors with an additional basis to evaluate the ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures. How-ever, FFO does not measure whether cash flow is sufficient to fund all of an entity's cash needs including principal amortization, capital improvements and distributions to stockholders. FFO also does not represent cash generated from operating, investing or financing activities as determined in accordance with GAAP. It should not be considered as an alternative to net income as an indi-cator of a REIT's operating performance or to cash flows as a measure of liquidity. Further, FFO as disclosed by other REITs may not be comparable to the Company's calculation of FFO. The Company calculates FFO in accordance with the White Paper.
(4) Represents the historical financial and other data of Cabot Partners for periods prior to the Formation Transactions.
(5) Based on the estimated fair market value of such assets as of the dates indicated.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Statements contained in this "Management's Discussion and Analysis of Financial Condition and Results of Operations" which are not historical facts may be for-ward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. See "Risk Factors-- Risks Associated with Reliance on Forward-Looking Statements."

GENERAL

Existing Investors Property Group

The Existing Investors Property Group referred to herein is not a separate legal entity and has not conducted operations as such for any period. Refer-ences to the Existing Investors Property Group, and the combined financial statements and related notes thereto contained in this Prospectus, are intended to reflect, in accordance with the accounting requirements of the Commission and GAAP, the Properties contributed by the Contributing Investors that were actually managed by Cabot Partners as of the dates indicated on a combined his-torical basis. The New Investors Property Group operations, as well as the operations of the Properties to be acquired in the Company Acquisitions, are presented separately in the other financial statements included in this Pro-spectus.

The timing and amount of funds used for property acquisitions by the Existing Investors was primarily the result of individual decisions of the Existing Investors to commit additional capital to industrial real estate investments. The Existing Investors Property Group financial statements and related notes contained elsewhere in this Prospectus should be read in conjunction with the other historical financial statements relating to Cabot Partners and the other Properties that are to be contributed to the Company in the Formation Transac-tions and purchased in the Company Acquisitions, as well as the pro forma financial statements and related notes, for more complete information con-cerning the intended combined operations, assets and liabilities of the Company.

Cabot Partners

Cabot Partners is the real estate advisory and management entity that is the predecessor to the Company. Its revenues have primarily consisted of asset man-agement and acquisition fees earned under Advisory Contracts with large insti-tutional investors. Cabot Partners' property acquisitions on the behalf of its clients for the first nine months of 1997 and for the years ended 1995 and 1996 were approximately $168 million, $191 million and $251 million, respectively.

The Company

The Company will be the result of combining the properties of the Contributing Investors and the advisory business of Cabot Partners contributed in the Forma-tion Transactions described in this Prospectus, the Offering and the Concurrent Placement and the use of the net proceeds therefrom to fund the Company Acqui-sitions and to repay indebtedness as described herein under "Use of Proceeds." The Company's growth will be dependent upon its ability to acquire and develop additional properties, attract low cost debt and equity capital and to increase occupancy rates and increase rental rates of its properties.

RESULTS OF OPERATIONS

Existing Investors Property Group

The historical financial data presented herein show increases in revenues and expenses attributable to property acquisitions and increases in occupancy and rental rates. Therefore, the analysis below describes (i) changes resulting from properties that were held during the entire period for both periods being compared (the "Base Line Properties") and (ii) changes attributable to acquisi-tion activity. Base Line Properties consisted of 61 properties for the compar-ison between the nine months ended September 30, 1997 and 1996, 53 properties for the comparison between the years ended December 31, 1996 and 1995 and 51 properties for the comparison between the years ended December 31, 1995 and 1994.

Nine Months Ended September 30, 1997 and 1996

Revenues. Revenues include rental revenues, tenant reimbursements, interest and other rental revenues. Revenues increased by $2.6 million for the nine months ended September 30, 1997, or 9.9%, to $28.7 million as compared to $26.1 million for the nine months ended September 30, 1996. Approximately $1.2 mil-lion, or 45.4%, of the increase was attributable to eight properties acquired during the 12 months ended September 30, 1997 which had partial operations during the nine months ended September 30, 1997. Approximately $1.1 million, or 41.1%, of the increase was attributable to three properties acquired during the nine months ended September 30, 1996 which had a full nine months of operations ending September 30, 1997. The remaining $351,000 was attributable to growth in rental revenue in the Base Line Properties primarily from leasing vacant space and tenant expansions.

Real estate tax expense. Real estate tax expense increased by $356,000 for the nine months ended September 30, 1997, or 9.8%, to $4.0 million as compared to $3.6 million for the nine months ended September 30, 1996. Substantially all of this increase was attributable to eight properties acquired during the 12 months ended September 30, 1997 and three properties acquired during the nine months ended September 30, 1996.

Property operating expenses. Property operating expenses (excluding real estate tax expense) increased by $281,000 for the nine months ended September 30, 1997, or 9.4%, to $3.3 million as compared to $3.0 million for the nine months ended September 30, 1996. Substantially all of this increase was attributable to eight properties acquired during the 12 months ended September 30, 1997 and three properties acquired during the nine months ended September 30, 1996.

Depreciation and amortization expense. Depreciation and amortization expense increased by $609,000 for the nine months ended September 30, 1997, or 10.4%, to $6.5 million as compared to $5.9 million for the nine months ended September 30, 1996. Approximately $439,000, or 72.1%, of this increase was attributable to eight properties acquired during the 12 months ended September 30, 1997 and three properties acquired during the nine months ended September 30, 1996. The remaining $170,000 of this increase was attributable to depreciation and amor-tization of capital and tenant improvements and leasing commissions made at the Base Line Properties in 1997 and 1996.

Years Ended December 31, 1996 and 1995

Revenues. Revenues increased by $6.4 million for the year ended December 31, 1996, or 22.2%, to $35.2 million as compared to $28.8 million for the year ended 1995. Approximately $2.7 million, or 42.1%, of the increase was attribut-able to eight properties acquired in 1995 which had a full year of operations in 1996 and approximately $1.4 million, or 21.7%, of the increase was attribut-able to a partial year of ownership of six properties acquired in 1996. The remaining $2.3 million was attributable to growth in rental revenue in the Base Line Properties primarily from leasing vacant space.

Real estate tax expense. Real estate tax expense increased by $1.1 million for the year ended December 31, 1996, or 26.6%, to $5.0 million as compared to $4.0 million for the year ended December 31, 1995. Approximately $530,000, or 50.1%, of the increase was attributable to eight properties acquired in 1995 which had a full year of operations in 1996 and approximately $84,000, or 8.0%, of the increase was attributable to six properties acquired in 1996 which had partial operations during the year. The Base Line Properties increase of approximately $443,000 was primarily attributable to lower real estate tax expense due to tax abatements received in 1995 that related to 1995 and prior years.

Property operating expenses. Property operating expenses (excluding real estate tax expense) increased by $966,000 for the year ended December 31, 1996, or 28.8%, to $4.3 million as compared to $3.4 million for the year ended December 31, 1995. Approximately $512,000, or 53.0%, of this increase was attributable to Base Line Properties. The increase in property operating expenses for Base Line Properties was due primarily to additional provisions for doubtful tenant accounts receivable associated with two tenants totalling approximately $226,000 and unusually high snow removal costs. The remainder of the increase was attributable to eight properties acquired in 1995, and six properties acquired in 1996.

Depreciation and amortization expense. Depreciation and amortization expense increased by $848,000 for the year ended December 31, 1996, or 11.9%, to $8.0 million as compared to $7.1 million for the year ended December 31, 1995. Approximately $444,000, or 52.4%, of the increase was attributable to eight properties acquired in 1995 which had a full year of operations in 1996 and approximately $236,000, or 27.8%, of the increase was attributable to six prop-erties acquired in 1996 which had partial operations during the year. The increase in the Base Line Properties was related to depreciation and amortiza-tion of capital and tenant improvements and leasing commissions incurred at the Base Line Properties in 1996 and 1995.

Years Ended December 31, 1995 and 1994

Revenues. Revenues increased by $585,000 for the year ended December 31, 1995, or 2.1%, to $28.8 million as compared to $28.2 million for the year ended 1994. Approximately $3.5 million of the revenue increase was attributable to eight properties acquired in 1995 and approximately $944,000 of the revenue increase was attributable to two properties acquired in 1994 which had a full year of operations in 1995. These increases were offset by lower revenue from Base Line Properties of approximately $2.2 million due primarily to $1.6 million of termination payments received in 1994 and the resulting vacancy in 1995 of the properties previously leased to the terminating tenants. Rental revenue also decreased by $1.7 million in 1995 as compared to 1994 due to six properties sold during 1994.

Real estate tax expense. Real estate tax expense increased by $210,000 for the year ended December 31, 1995, or 5.6%, to $4.0 million as compared to $3.8 mil-lion for the year ended December 31, 1994. Approximately $448,000 of this increase was attributable to eight properties acquired in 1995 and approxi-mately $227,000 of this increase was attributable to two properties acquired in 1994 which had a full year of operations in 1995. These increases were offset by a decrease in Base Line Properties of approximately $148,000 due to real estate tax abatements. Properties sold in 1994 resulted in a $317,000 decrease in real estate tax expense for 1995 as compared to 1994.

Property operating expenses. Property operating expenses (excluding real estate tax expense) increased by $294,000 for the year ended December 31, 1995, or 9.6%, to $3.4 million as compared to $3.1 million for the year ended December 31, 1994. Approximately $439,000 of this increase was a result of eight proper-ties acquired in 1995 and approximately $132,000 of this increase was a result of two properties acquired in 1994 which had a full year of operations in 1995. These increases were partially offset by six properties sold in 1994 resulting in a $233,000 decrease in property operating expenses.

Depreciation and amortization expense. Depreciation and amortization expense increased by $512,000 for the year ended December 31, 1995, or 7.8%, to $7.1 million as compared to $6.6 million for the year ended December 31, 1994. Approximately $732,000 of this increase was attributable to eight properties acquired in 1995 and approximately $125,000 of this increase was attributable to two properties acquired in 1994 which had a full year of operations in 1995. Properties sold in 1994 resulted in a $419,000 decrease in depreciation and amortization expense for 1995 as compared to 1994.

Cabot Partners

Nine Months Ended September 30, 1997 and 1996

Revenues. Revenues, primarily consisting of asset management fees and acquisi-tion fees, increased by $1.1 million for the nine months ended September 30, 1997, or 18.7%, to $6.8 million as compared to $5.7 million for the nine months ended September 30, 1996. The increase was due to a $216 million increase in the average assets under management for the nine months ended September 30, 1997 as compared to the nine months ended September 30, 1996 which resulted in a $755,000 increase in asset management fees.

General and administrative expenses. General and administrative expenses increased by $537,000 for the nine months ended September 30, 1997, or 12.3%, to $4.9 million as compared to $4.4 million for the nine months ended September 30, 1996. Compensation expense increases resulted in $291,000, or 54.2%, of the increase. The remainder of the increase was primarily due to higher profes-sional services fees. General and administrative expenses as a percent of reve-nues declined from 76.0% to 71.9% for the comparative periods.

Depreciation and amortization expense. Depreciation and amortization expense increased by $417,000 for the nine months ended September 30, 1997, or 132%, to $732,000 due to increased amortization of two Advisory Contracts that will ter-minate before the end of 1997.

Years Ended December 31, 1996, 1995 and 1994

Revenues. Revenues, primarily consisting of asset management fees and acquisi-tion fees, increased by $1.4 million for the year ended December 31, 1996, or 21.4%, to $7.9 million as compared to $6.5 million for the year ended December 31, 1995 due to a $201 million, or 25.8%, increase in assets under management. Advisory fee revenues increased $2.4 million for the year ended December 31, 1995, or 56.7%, to $6.5 million as compared to $4.1 million for the year ended December 31, 1994 because of a $188 million increase in acquisitions in 1995 as compared to 1994.

General and administrative expense. General and administrative expenses for the years ended December 31, 1996 and 1995 increased by approximately 16.2% and 18.8% over the prior year due primarily to compensation expense increases. Gen-eral and administrative expense as a percent of revenues for 1996, 1995 and 1994 was 74.5%, 77.8% and 102.6%, respectively.

CAPITAL RESOURCES AND LIQUIDITY

The principal sources of funding for acquisitions, expansions and renovation of the Existing Investors Property Group historically have been capital contribu-tions from its investors and cash flow provided by operations. In the future, the Company intends to rely on cash provided by operations, bank borrowings, and public debt and equity financings as its primary sources of funding for acquisition, development, expansion or renovation of properties. The Company is currently negotiating with Morgan Guaranty Trust Company of New York the estab-lishment of a $325 million Acquisition Facility. It is anticipated the Acquisi-tion Facility will be available at or shortly after the closing of the Offering and it will be used to fund property acquisitions, development activities, building expansions, tenant leasing costs and other general corporate purposes. The Acquisition Facility is expected to contain certain customary restrictions and requirements such as total debt-to-assets, debt service coverage, minimum unencumbered assets to unsecured debt ratios, and other limitations. The Com-pany believes cash flow from operations not distributed will be sufficient to cover tenant allowances and costs associated with renewal or replacement of current tenants as their leases expire and recurring non-incremental revenue generating capital expenditures. See "Properties--Tenant Improvements and Leasing Commissions" and "Capital Expenditures" for a discussion of historical leasing costs and capital expenditures.

CAPITAL RESOURCES

The Company's low Debt-to-Total Market Capitalization Ratio reduces exposure to fixed charges and increases its ability to access large amounts of debt capi-tal. On a pro forma basis at September 30, 1997, after giving effect to the Formation Transactions, the Offering, the Concurrent Placement and the Company Acquisitions, the Operating Partnership expects to have fixed rate debt secured by properties with an outstanding principal amount of approximately $13.7 mil-lion and a Debt-to-Total Market Capitalization Ratio of less than 2%. See "Cabot Industrial Trust Pro Forma Combined Condensed Financial Statements."

LIQUIDITY

Existing Investors Property Group

Nine Months Ended September 30, 1997 and 1996

Cash and cash equivalents decreased by approximately $1.3 million, to approxi-mately $1.1 million, at September 30, 1997 compared to $2.4 million at December 31, 1996. This was the result of $19.5 million of cash generated from opera-tions, reduced by $22.8 million of cash used for investing activities and increased by $2.0 million provided by financing activities. Cash flow generated by operations increased by $3.0 million, from $16.5 million to $19.5 million, primarily due to additional cash flow generated by an increase in the number of properties owned. Net cash used for investing activities decreased by $2.0 mil-lion, from $24.8 million to $22.8 million, due to a $2.4 million decrease in property acquisitions partially offset by increased capital expenditures and lease acquisition cost. Net cash provided by financing activities decreased by $5.1 million, from $7.1 million to $2.0 million, primarily due to a $4.8 mil-lion decrease in capital contributions, net of distributions.

Years ended December 31, 1996 and 1995

Cash and cash equivalents decreased by $175,000, to $2.4 million at December 31, 1996 compared to $2.6 million at December 31, 1995. This was the result of $25.7 million generated from operations and $13.2 million provided by financing activities, reduced by $39.1 million of net cash used for investing activities. Cash generated by operations increased by $6.3 million, from $19.4 million to $25.7 million, primarily due to additional cash flow generated by an increase in the number of properties owned. Net cash used for investing activities decreased by $14.8 million, from $53.9 million to $39.1 million, primarily due to a decrease in the number of properties purchased during 1996 as compared to 1995. Net cash provided by financing activities decreased by $22.5 million, from $35.7 million to $13.2 million due to a $15.1 million decrease in capital contributions and a $7.4 million increase in distributions.

Cabot Partners

Cabot Partners relies primarily on cash payments of asset management fees and acquisition fees from its advisory clients to fund its operating expenses and distributions to its partners. The receivables related to these fees have increased significantly over the last three years due to the increase in acqui-sition activity and assets under management discussed above. In addition, sev-eral Advisory Contracts provide for quarterly, rather than monthly, fee pay-ments in arrears, further increasing amounts receivable. The increase in accounts receivable is not an indication of a collectibility problem.

INFLATION

Substantially all of the leases of the Properties require the tenant to pay, as additional rent, either all real estate taxes and operating expenses or all increases in real estate taxes and operating expenses over a base amount. In addition, many of such leases provide for fixed increases in base rent or indexed escalations (based on the consumer price index or other measures). Man-agement believes that inflationary increases in operating expenses will be off-set, in part, by the expense reimbursements and contractual rent increases described above.

FUNDS FROM OPERATIONS

Management believes that Funds from Operations ("FFO"), as defined by the National Association of Real Estate Investment Trusts ("NAREIT") is an appro-priate measure of performance for an equity REIT. The following table reflects the calculation of the Existing Investors Property Group's FFO on a historical combined basis for the years ended December 31, 1994, 1995 and 1996 and the nine months ended September 30, 1996 and 1997.

                                      -----------------------------------------
                                      NINE MONTHS ENDED   FOR THE YEARS ENDED
                                        SEPTEMBER 30,        DECEMBER 31,
                                      ----------------- -----------------------
                                          1997     1996    1996    1995    1994
                                      -------- -------- ------- ------- -------
Income before gain on sale of prop-
 erties                               $ 13,575 $ 12,192 $15,923 $12,243 $12,689
Real estate depreciation and amorti-
 zation                                  6,413    5,820   7,886   7,055   6,504
                                      -------- -------- ------- ------- -------
FFO(1)                                $ 19,988 $ 18,012 $23,809 $19,298 $19,193
                                      ======== ======== ======= ======= =======

-------
(1) The White Paper defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization. Management considers FFO to be an appropriate measure of performance of an equity REIT because it is predicated on cash flow analyses. The Company computes FFO in accordance with standards established by the White Paper which may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to such other REITs. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company's financial performance or to cash flow from operating activi-ties (determined in accordance with GAAP) as a measure of the Company's liquid-ity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make distributions.

                                   PROPERTIES

GENERAL

Upon the closing of the Offering, the Company will own a geographically diver-sified portfolio of 144 Properties having an aggregate of approximately 22 mil-lion rentable square feet, approximately 93% of which space was leased to 258 tenants at September 30, 1997. The Properties are located in 21 states and in each of the five principal regions of the United States and are within over-night trucking access (a 500-mile radius) to 90% of the population of the United States.

The Company categorizes its properties into three types: bulk distribution properties, multitenant distribution properties, and workspace properties. Bulk distribution properties are oriented primarily to large national and regional distribution tenants. These properties generally have at least 100,000 square feet of rentable space, building depths of at least 240 feet, clear heights of 24 feet or more, truck courts in excess of 100 feet in depth to accommodate larger modern trucks, a ratio of loading docks to rentable space of one or more per 10,000 square feet, and a location with good access to interstate highways. Multitenant distribution properties are oriented primarily to smaller regional and local distribution tenants, and are generally designed to be subdivided to suit tenants whose space requirements generally range from 10,000 square feet to 100,000 square feet. These properties generally have clear heights of 20 feet or more, building depths of less than 240 feet (unless configured with loading docks on two sides), and a location with good access to regional and interstate highways. Both types of distribution property are used predominately for the storage and distribution of goods. Workspace properties are designed to serve a variety of industrial tenants with workspace related requirements, including light manufacturing and assembly, research, testing, re-packaging and sorting, back office and sales office functions. Workspace tenants include smaller companies whose space requirements generally range from 3,000 square feet to 70,000 square feet. Workspace properties generally have clear heights of 14 to 24 feet, attractive building exteriors, office finish of up to 30% or more, parking ratios of one to four spaces per 1,000 rentable square feet, and locations with good access to executive residential areas and local highways, labor supply, and dining and shopping amenities.

The Properties typically are leased on a triple net basis, with tenants paying their proportionate share of real estate taxes, operating costs and utilities costs. However, some of the Properties are leased at higher gross rents with the Company being responsible for paying a stated amount of real estate taxes, operating costs and utilities costs and tenants being responsible for any and all increases in such taxes and costs above that stated amount. Excluding lease renewal options, lease terms typically range from three to five years or, for leases that are renewed, a shorter period of generally two to three years. Approximately 49% (based on leased square footage) of the leases contain a pro-vision providing for an automatic "stepped rent" increase of a specified amount or percentage at a certain point or points during the term of the lease.

Leases with respect to two of the Properties having a total of approximately 393,386 leasable square feet contain provisions granting the related tenants (or in one case a third party) an option to purchase the related Property at a fixed or formula based price for a specified period. Leases with respect to seven of the Properties having a total of approximately 877,484 leasable square feet (including approximately 204,369 leasable square feet relating to one of the two Properties described above that has both associated option and right of first refusal rights) contain provisions granting to the related tenant (or in one case a third party) a right of first refusal to purchase the related Prop-erty at the price offered by a prospective purchaser if such right is exercised within a limited period after notice of the offer. The Company has not to date received indications of intended exercise of any of such rights, other than with respect to one building containing approximately 40,000 rentable square feet. The Company believes the exercise of all or part of such rights would not have a material adverse effect on its operations.

PROPERTY OVERVIEW

The Properties are located in 21 major industrial real estate markets and in each of the five principal regions of the United States. Information regarding the Properties by region as of September 30, 1997 is set forth below.

                              PROPERTIES BY REGION

                        ------------------------------------------------------------------------------------------------
                                                                                                      ANNUALIZED
                                     RENTABLE SQUARE FEET           ANNUALIZED NET RENT(1)           NET EFFECTIVE
                                   ------------------------  -------------------------------------      RENT PER
                                                                                        PER LEASED        LEASED
PROPERTY TYPE BY         NUMBER OF                                                          SQUARE        SQUARE  PERCENT
REGION                  PROPERTIES     NUMBER    % OF TOTAL       AMOUNT    % OF TOTAL        FOOT       FOOT(2)   LEASED
----------------        ---------- ----------    ----------  -----------    ----------  ---------- ------------- -------
BULK DISTRIBUTION PROPERTIES:
 West                           13    2,739,730        12.5% $ 7,790,735          10.4%   $   3.22      $   3.22     88.4%
 Southwest                       4    1,326,200         6.0    2,709,712           3.6        3.07          3.06     66.6
 Midwest                        16    3,872,086        17.6   11,295,226          15.0        3.01          2.89     97.0
 Southeast                       5    1,355,266         6.2    3,690,304           4.9        3.16          3.14     86.1
 Northeast                      10    2,496,262        11.3    9,291,628          12.4        3.72          3.76    100.0
                           -------   ----------     -------  -----------       -------     -------       -------  -------
 Subtotal/weighted
  average                       48 11,789,544          53.6% $34,777,605          46.3%   $   3.24      $   3.21     91.0%
                           ------- ----------       -------  -----------       -------     -------       -------  -------
MULTITENANT DISTRIBUTION
 PROPERTIES:
 West                            4    831,626           3.8% $ 3,002,560           4.0%   $   3.61      $   3.46    100.0%
 Southwest                       3    385,135           1.8    1,163,982           1.5        3.02          2.75    100.0
 Midwest                        13  2,159,560           9.8    7,771,102          10.3        3.93          3.88     91.7
 Southeast                       7  1,274,745           5.8    4,070,073           5.5        3.39          2.85     94.2
 Northeast                      11  2,065,503           9.3    7,998,906          10.7        3.87          3.71    100.0
                           ------- ----------       -------  -----------       -------     -------       -------  -------
 Subtotal/weighted
  average                       38  6,716,569          30.5% $24,006,623          32.0%   $   3.71      $   3.52    96.2%
                           ------- ----------       -------  -----------       -------     -------       -------  -------
WORKSPACE PROPERTIES:
 West                           28  1,337,123           6.1% $ 6,566,829           8.7%   $   4.96      $   5.02     99.0%
 Southwest                       2    255,736           1.2      914,640           1.2        5.74          6.27     62.3
 Midwest                         5    345,060           1.6    1,636,516           2.2        5.65          5.55     84.0
 Southeast                      12    889,523           4.0    3,420,659           4.6        4.27          4.23     90.1
 Northeast                      11    665,892           3.0    3,790,400           5.0        5.88          5.12     96.8
                           ------- ----------       -------  -----------       -------     -------       -------  -------
 Subtotal/weighted
  average                       58  3,493,334          15.9% $16,329,044          21.7%   $   5.07      $   4.95    92.2%
                           ------- ----------       -------  -----------       -------     -------       -------  -------
Total/weighted average         144 21,999,447         100.0% $75,113,272         100.0%   $   3.68         $3.58     92.8%
                           ======= ==========       =======  ===========       =======     =======       =======  =======

-------
(1) "Annualized Net Rent" means annualized monthly Net Rent from leases in effect as of September 30, 1997. "Net Rent" means contractual rent, excluding any reimbursements for real estate taxes or operating expenses.

(2) "Annualized Net Effective Rent" means Annualized Net Rent, less amortiza-tion of the related leasing costs, as adjusted to reflect the effect of rent concessions and straight-lining of rent steps.

                        PROPERTIES BY REGION AND MARKET

                            ------------------------------------------------------------------------------------------------
                                                   RENTABLE SQUARE FEET         ANNUALIZED NET RENT(1)
                                                   ----------------------- ----------------------------------
                                                                                                              ANNUALIZED NET
                                                                                                                   EFFECTIVE
                                                                                                                        RENT
                            YEAR BUILT/  NUMBER OF                                                 PER LEASED     PER LEASED
PROPERTY TYPE AND LOCATION    RENOVATED PROPERTIES     NUMBER   % LEASED       AMOUNT % OF TOTAL  SQUARE FOOT SQUARE FOOT(2)
--------------------------  ----------- ---------- ----------- ----------- ---------- ----------  ----------- --------------
BULK DISTRIBUTION
 PROPERTIES:
WEST REGION
 Los Angeles Market
 South Vintage Avenue,
  Ontario, CA............          1986          2     520,512        100% $1,512,233        2.0%       $2.91          $2.83
 South Rockefeller
  Avenue, Ontario, CA....          1986          1     164,140        100     551,510        0.7         3.36           3.36
 East Jurupa Street,
  Ontario, CA............          1986          1     141,132          0           0        0.0         0.00           0.00
 DeForest Circle, Mira
  Loma, CA(4)............          1992          1     250,584        100     857,943        1.1         3.42           3.42
 Vintage Avenue, Ontario,
  CA.....................          1988          1     284,559        100     914,000        1.2         3.21           3.11
 Santa Anita Avenue,
  Rancho Cucamonga, CA...          1988          1     212,300        100     764,280        1.1         3.60           3.73
                                            ------ -----------   --------  ----------     ------      -------      ---------
  Market Subtotal........                        7   1,573,227         91% $4,599,966        6.1%       $3.21          $3.19
 San Diego Market
 Dornoch Court, San
  Diego, CA(4)...........          1988          1     220,000        100% $  957,709        1.3%       $4.35          $4.75
                                            ------ -----------   --------  ----------     ------      -------      ---------
 Phoenix Market
 North 47th Avenue,
  Phoenix, AZ............          1986          1     163,200        100% $  434,283        0.6%       $2.66          $2.57
 South 63rd Avenue,
  Phoenix, AZ............          1990          1     168,165        100     450,494        0.6         2.68           2.73
 South 55th Avenue,
  Phoenix, AZ............          1986          1     100,000        100     288,000        0.4         2.88           2.88
 North 104th Avenue,
  Tolleson, AZ...........          1995          1     279,131         37     297,815        0.4         2.88           2.62
 South 84th Avenue,
  Tolleson, AZ...........          1989          1     236,007        100     762,468        1.0         3.23           3.16
                                            ------ -----------   --------  ----------     ------      -------      ---------
  Market Subtotal........                        5     946,503         81% $2,233,060        3.0%       $2.90          $2.83
                                            ------ -----------   --------  ----------     ------      -------      ---------
  WEST REGION SUBTOTAL...                       13   2,739,730         88% $7,790,735       10.4%       $3.22          $3.22
SOUTHWEST REGION
 Dallas Market
 Luna Road, Carrollton,
  TX(3)..................          1997          1     205,400         50% $  346,908        0.5%       $3.37          $3.56
 DFW Trade Center,
  Building 1, Grapevine,
  TX(4).                           1996          1     540,000         70   1,129,000        1.5         2.97           2.97
 DFW Trade Center,
  Building 2, Grapevine,
  TX(4).                           1997          1     440,000         59     741,000        1.0         2.85           2.85
 Airline Drive, Building
  2, Coppell, TX.........          1990          1     140,800        100     492,804        0.6         3.50           3.34
                                            ------ -----------   --------  ----------     ------      -------      ---------
  SOUTHWEST REGION/MARKET
   SUBTOTAL..............                        4   1,326,200         67% $2,709,712        3.6%       $3.07          $3.06
MIDWEST REGION
 Chicago Market
 West 73rd Street,
  Building 1, Bedford
  Park, IL...............          1982          1     233,282        100% $  671,482        0.9%       $2.88          $2.67
 West 73rd Street,
  Building 2, Bedford
  Park, IL...............          1986          1     380,269        100   1,034,331        1.4         2.72           2.52
 West 73rd Street,
  Building 3, Bedford
  Park, IL...............          1979          1     232,000        100     720,953        1.0         3.11           2.80
 Remington Street,
  Bolingbrook, IL(3).....          1996          1     212,333        100     796,925        1.1         3.75           3.75
 Harvester Drive,
  Chicago, IL............          1974          1     212,922        100     798,458        1.1         3.75           3.57
 Arthur Avenue, Elk
  Grove, IL..............          1978          1     230,768        100     653,076        0.9         2.83           3.04
 Ambassador Road,
  Naperville, IL(3)......          1997          1     203,500         44     328,967        0.3         3.70           3.96
 Mark Street, Wood Dale,
  IL.....................          1985          1     234,000        100     809,992        1.0         3.46           2.91
                                            ------ -----------   --------  ----------     ------      -------      ---------
  Market Subtotal........                        8   1,939,074         94% $5,814,184        7.7%       $3.19          $3.03
 Cincinnati/Northern Ken-
  tucky Market
 Holton Drive,
  Independence, KY.......          1996          1     352,000        100% $  991,952        1.3%       $2.82          $3.04
 International Way,
  Hebron, KY.............          1990          1     192,000        100     556,800        0.7         2.90           2.81
 International Road,
  Building 1,
  Cincinnatti, OH........          1990          1     192,000        100     528,000        0.7         2.75           2.41
 International Road,
  Building 2,
  Cincinnatti, OH........          1990          1     204,800        100     720,896        1.0         3.52           3.53
                                            ------ -----------   --------  ----------     ------      -------      ---------
  Market Subtotal........                        4     940,800        100% $2,797,648        3.7%       $2.97          $2.97
 Columbus Market
 Westbelt Drive, Building
  2, Columbus, OH........          1980          1     229,200        100% $  616,343        0.8%       $2.69          $2.48
 Equity Drive, Building
  1, Columbus, OH........          1980          1     227,480        100     648,318        0.9         2.85           2.85
                                            ------ -----------   --------  ----------     ------      -------      ---------
  Market Subtotal........                        2     456,680        100% $1,264,661        1.7%       $2.77          $2.67


                            ---------------------------------------------------------------------------------------------------
                                                    RENTABLE SQUARE FEET           ANNUALIZED NET RENT(1)
                                                   ------------------------- -----------------------------------
                                                                                                                 ANNUALIZED NET
                                                                                                                      EFFECTIVE
                                                                                                                           RENT
                                                                                                                     PER LEASED
                            YEAR BUILT/  NUMBER OF                                                    PER LEASED         SQUARE
PROPERTY TYPE AND LOCATION    RENOVATED PROPERTIES      NUMBER    % LEASED        AMOUNT % OF TOTAL  SQUARE FOOT        FOOT(2)
--------------------------  ----------- ---------- ------------  ----------- ----------- ----------  ----------- --------------
 Other Market
 North State Rd. #9,
  Howe, IN...............          1988          1       346,515        100%  $   762,333       1.0%    $   2.20     $     1.83
 Lakefront Drive, Earth
  City, MO...............          1995          1      189,017         100      656,400        0.9         3.47           3.78
                                            ------ ------------    --------  -----------    ------      -------      ---------
  Market Subtotal........                        2      535,532         100% $ 1,418,733        1.9%    $   2.65     $     2.51
                                            ------ ------------    --------  -----------    ------      -------      ---------
  MIDWEST REGION
   SUBTOTAL..............                       16    3,872,086          97% $11,295,226       15.0%    $   3.01     $     2.90
SOUTHEAST REGION
 Memphis Market
 Pilot Drive, Memphis,
  TN.....................          1987          1      336,080         100% $   778,522        1.0%    $   2.32     $     2.21
 Orlando Market
 Landstreet Road,
  Building 1, Orlando,
  FL.....................          1997          1      355,732          47% $   995,742        1.3%    $   5.95     $     5.95
 Charlotte Market
 Reames Road, Charlotte,
  NC.....................          1994          1      105,600         100% $   318,227        0.5%    $   3.01     $     3.01
 Atlanta Market
 Highway 316, Dacula, GA
  (4)....................          1989          1      326,019         100% $ 1,041,889        1.4%    $   3.20     $     3.20
 Westgate Parkway,
  Atlanta, GA............          1988          1      231,835         100      555,924        0.7         2.40           2.45
                                            ------ ------------    --------  -----------    ------      -------      ---------
  Market Subtotal........                        2      557,854         100% $ 1,597,813        2.1%    $   2.86     $     2.89
                                            ------ ------------    --------  -----------    ------      -------      ---------
  SOUTHEAST REGION
   SUBTOTAL..............                        5    1,355,266          86% $ 3,690,304        4.9%    $   3.16     $     3.14
NORTHEAST REGION
 Baltimore/Washington
  Market
 Tar Bay Drive, Jessup,
  MD.....................          1990          1      210,000         100% $   800,527        1.1%       $3.81          $3.81
 Oceano Avenue, Jessup,
  MD.....................          1987          1      243,500         100      998,350        1.3         4.10           4.04
                                            ------ ------------    --------  -----------    ------      -------      ---------
  Market Subtotal........                        2      453,500         100% $ 1,798,877        2.4%       $3.97          $3.94
 New York/New Jersey
  Market
 Pepes Farm Road,
  Milford, CT............          1980          1      200,000         100% $   829,998        1.1%    $   4.15     $     4.07
 South Middlesex Avenue,
  Building 1,
  Cranbury, NJ...........          1989          1      204,369         100      735,728        1.0         3.60           3.60
 Birch Creek Road,
  Bridgeport, NJ.........     1991/1997          1      203,229         100      713,204        0.9         3.51           3.76
 Pierce Street, Franklin
  Township, NJ...........          1984          1      182,764         100      776,748        1.0         4.25           4.25
 Herrod Boulevard, South
  Brunswick, NJ(3).......          1989          1      418,000         100    1,698,384        2.4         4.06           4.06
                                            ------ ------------    --------  -----------    ------      -------      ---------
  Market Subtotal........                        5    1,208,362         100% $ 4,754,062        6.4%    $   3.93     $     3.96
                                            ------ ------------    --------  -----------    ------      -------      ---------
 Harrisburg Market
 Brackbill Boulevard,
  Building 1, Mechanics-
  burg, PA (4)...........          1984          1      259,200         100% $   835,588        1.1%    $   3.22     $     3.36
 Brackbill Boulevard,
  Building 2,
  Mechanicsburg, PA
  (4)....................          1985          1      235,200         100  $   758,133        1.0         3.22           3.36
 Cumberland Parkway,
  Mechanicsburg, PA(4)...          1992          1      340,000         100    1,144,968        1.5         3.37           3.37
                                            ------ ------------    --------  -----------    ------      -------      ---------
  Market Subtotal........                        3      834,400         100% $ 2,738,689        3.6%    $   3.28     $     3.37
                                            ------ ------------    --------  -----------    ------      -------      ---------
  NORTHEAST REGION
   SUBTOTAL..............                       10    2,496,262         100% $ 9,291,628       12.4%    $   3.72     $     3.76
                                            ------ ------------    --------  -----------    ------      -------      ---------
   BULK DISTRIBUTION
    PROPERTIES TOTAL.....                       48   11,789,544          91% $34,777,605       46.3%    $   3.24     $     3.21
MULTITENANT DISTRIBUTION
 PROPERTIES:
WEST REGION
 Los Angeles Market
 East Dyer Road, Santa
  Ana, CA................     1954/1965          1      372,096         100% $ 1,301,983        1.7%    $   3.50     $     3.29
                                            ------ ------------    --------  -----------    ------      -------      ---------
 San Francisco Market
 Reed Avenue, Building
  1, West
  Sacramento, CA.........          1988          1      103,110         100% $   378,141        0.5%    $   3.67     $     4.06
 Reed Avenue, Building
  2, West
  Sacramento, CA.........          1988          1      105,600         100      423,336        0.6         4.01           4.24
                                            ------ ------------    --------  -----------    ------      -------      ---------
  Market Subtotal........                        2      208,710         100% $   801,477        1.1%    $   3.84     $     4.15
 Seattle Market
 Kent West Corporate
  Park, II, Kent, WA.....          1989          1      250,820         100% $   899,100        1.2%    $   3.58     $     3.14
                                            ------ ------------    --------  -----------    ------      -------      ---------
  WEST REGION SUBTOTAL...                        4      831,626         100% $ 3,002,560        4.0%    $   3.61     $     3.46
SOUTHWEST REGION
 Dallas Market
 113th Street, Arling-
  ton, TX................          1979          1       79,735         100% $   291,032        0.4%    $   3.65     $     3.49
 Airline Drive, Building
  1, Coppell, TX.........          1991          1       75,000         100      262,500        0.3         3.50           3.38
 North Lake Drive,
  Coppell, TX............          1982          1      230,400         100      610,450        0.8         2.65           2.30
                                            ------ ------------    --------  -----------    ------      -------      ---------
  SOUTHWEST
   REGION/MARKET
   SUBTOTAL..............                        3      385,135         100% $ 1,163,982        1.5%    $   3.02     $     2.75

                            --------------------------------------------------------------------------------------------------
                                                   RENTABLE SQUARE FEET           ANNUALIZED NET RENT(1)
                                                   ------------------------ -----------------------------------
                                                                                                                ANNUALIZED NET
                                                                                                                     EFFECTIVE
                                                                                                                          RENT
                                                                                                                    PER LEASED
                            YEAR BUILT/  NUMBER OF                                                   PER LEASED         SQUARE
PROPERTY TYPE AND LOCATION    RENOVATED PROPERTIES     NUMBER    % LEASED        AMOUNT % OF TOTAL  SQUARE FOOT        FOOT(2)
--------------------------  ----------- ---------- -----------  ----------- ----------- ----------  ----------- --------------
MIDWEST REGION
Chicago Market
Medinah Road, Roselle,
 IL......................          1986          2      480,258        100%  $ 2,618,591       3.5%       $5.45     $     5.34
High Grove Lane, Naper-
 ville, IL...............          1994          1      95,000         100      392,549        0.5         4.13           4.13
Western Avenue, Lisle,
 IL......................     1970/1985          1      67,996         100      383,143        0.5         5.63           4.50
                                            ------ -----------    --------  -----------    ------      -------      ---------
Market Subtotal..........                        4     643,254         100% $ 3,394,283        4.5%       $5.28     $     5.07
Cincinnati/Northern Ken-
 tucky Market
Lake Forest Drive,
 Building 1, Blue Ash,
 OH(3)...................          1978          1     239,891          98% $   628,303        0.8%       $2.67     $     2.70
Lake Forest Drive,
 Building 2, Blue Ash,
 OH(3)...................          1979          1     176,956         100      398,671        0.6         2.25           2.30
                                            ------ -----------    --------  -----------    ------      -------      ---------
Market Subtotal..........                        2     416,847          99% $ 1,026,974        1.4%       $2.49     $     2.53
Columbus Market
International Street,
 Columbus, OH............          1988          1     152,800         100% $   450,760        0.6%       $2.95     $     2.73
Port Road, Building 1,
 Columbus, OH............          1995          1     205,109         100      672,903        0.9         3.28           3.27
Port Road, Building 2,
 Columbus, OH............          1995          1     156,000         100      425,880        0.6         2.73           2.82
Westbelt Drive, Building
 1, Columbus, OH.........          1979          1     202,000         100    1,010,000        1.3         5.00           5.36
Dividend Drive, Columbus,
 OH......................          1980          1     144,850         100      429,881        0.6         2.97           3.09
Twin Creek Drive, Colum-
 bus, OH.................          1989          1     176,000           0            0        0.0         0.00           0.00
                                            ------ -----------    --------  -----------    ------      -------      ---------
Market Subtotal..........                        6   1,036,759          83% $ 2,989,424        4.0%       $3.47     $     3.55
Other Market
Sysco Court, Grand Rap-
 ids, MI.................          1985          1      62,700         100% $   360,421        0.4%       $5.75     $     5.17
                                            ------ -----------    --------  -----------    ------      -------      ---------
 MIDWEST REGION
  SUBTOTAL...............                       13   2,159,560          92% $ 7,771,102       10.3%       $3.93     $     3.88
SOUTHEAST REGION
Orlando Market
Orlando Central Park,
 Orlando, FL.............          1983          6   1,172,875          94% $ 3,729,932        5.0%       $3.39     $     2.81
Kingspointe Parkway,
 Orlando, FL.............          1991          1     101,870         100      340,141        0.5         3.34           3.34
                                            ------ -----------    --------  -----------    ------      -------      ---------
 SOUTHEAST REGION/MARKET
  SUBTOTAL...............                        7   1,274,745          94% $ 4,070,073        5.5%       $3.39          $2.85
NORTHEAST REGION
Boston Market
First Avenue, Needham,
 MA......................     1961/1992          1     119,573         100% $   662,892        0.9%       $5.54     $     4.19
                                            ------ -----------    --------  -----------    ------      -------      ---------
New York/ New Jersey
 Market
South Middlesex Avenue,
 Building 2, Cranbury,
 NJ......................          1982          1     203,404         100% $   661,062        0.9%       $3.25     $     3.25
Colony Road, Building 1,
 Jersey City, NJ.........          1976          1     262,453         100      918,438        1.2         3.50           3.46
Colony Road, Building 2,
 Jersey City, NJ.........          1974          1     124,933         100      499,732        0.7         4.00           3.79
Pulaski Boulevard,
 Bayonne, NJ.............     1974/1982          1     224,664         100      703,139        0.9         3.13           3.13
Port Jersey Boulevard,
 Building 1, Jersey City,
 NJ......................          1974          1     425,121         100    1,802,297        2.4         4.24           4.03
Port Jersey Boulevard,
 Building 2, Jersey City,
 NJ......................          1974          1     204,564         100      754,841        1.0         3.69           3.65
Industrial Drive,
 Building 1,
 Jersey City, NJ.........          1976          1     263,717         100      988,939        1.3         3.75           3.80
Industrial Drive,
 Building 2,
 Jersey City, NJ.........          1976          1     154,000         100      577,500        0.8         3.75           3.75
Industrial Drive,
 Building 3,
 Jersey City, NJ.........          1972          1      45,274         100      181,096        0.2         4.00           3.96
                                            ------ -----------    --------  -----------    ------      -------      ---------
Market Subtotal..........                        9   1,908,130         100% $ 7,087,044        9.4%       $3.71     $     3.65
Harrisburg Market
Ritter Road, Mechanics-
 burg, PA................          1986          1      37,800         100% $   248,970        0.4%       $6.59     $     5.44
                                            ------ -----------    --------  -----------    ------      -------      ---------
 NORTHEAST REGION
  SUBTOTAL...............                       11   2,065,503         100% $ 7,998,906       10.7%       $3.87     $     3.71
                                            ------ -----------    --------  -----------    ------      -------      ---------
 MULTITENANT DISTRIBUTION
  PROPERTIES TOTAL.......                       38   6,716,569          96% $24,006,623       32.0%       $3.71     $     3.52

                            ----------------------------------------------------------------------------------------------------
                                                   RENTABLE SQUARE FEET             ANNUALIZED NET RENT(1)
                                                   -------------------------   ----------------------------------
                                                                                                                  ANNUALIZED NET
                                                                                                                       EFFECTIVE
                                                                                                                            RENT
                                                                                                                      PER LEASED
                            YEAR BUILT/  NUMBER OF                                                     PER LEASED         SQUARE
PROPERTY TYPE AND LOCATION    RENOVATED PROPERTIES     NUMBER     % LEASED         AMOUNT % OF TOTAL  SQUARE FOOT        FOOT(2)
--------------------------  ----------- ---------- ------------- -----------   ---------- ----------  ----------- --------------
WORKSPACE PROPERTIES:
WEST REGION
 Los Angeles Market
 East Howell Avenue,
  Building 1,
  Anaheim, CA............          1968          1        81,475          100% $  322,641        0.4%      $ 3.96         $ 4.08
 East Howell Avenue,
  Building 2,
  Anaheim, CA............          1991          1        25,962          100     109,040        0.1         4.20           4.20
 Artesia Avenue, Building
  1, Fullerton, CA.......          1991          1        55,498          100     211,749        0.3         3.82           3.82
 Artesia Avenue, Building
  2, Fullerton, CA.......          1991          1        60,502          100     224,944        0.3         3.72           3.81
 Commonwealth Avenue,
  Fullerton, CA..........          1965          1        62,762           95     157,382        0.3         2.63           2.63
                                        ---------- ------------- -----------   ---------- ----------  ----------- --------------
  Market Subtotal........                        5       286,199           99% $1,025,756        1.4%      $ 3.62         $ 3.68
 San Diego Market
 Avenida Encinas,
  Building 1, Carlsbad,
  CA.....................          1972          1        80,000          100% $  613,193        0.8%      $ 7.66         $ 9.30
 Avenida Encinas,
  Building 2, Carlsbad,
  CA.....................          1993          1       126,008          100     682,711        0.9         5.42           6.44
                                        ---------- ------------- -----------   ---------- ----------  ----------- --------------
  Market Subtotal........                        2       206,008          100% $1,295,904        1.7%      $ 6.29         $ 7.55
 San Francisco Market
 Brisbane Industrial
  Park, Brisbane, CA.....          1965         15       549,128           98% $2,525,448        3.4%      $ 4.68         $ 4.43
 Huntwood Avenue, Hay-
  ward, CA...............          1982          1        62,031          100     446,628        0.6         7.20           7.20
                                        ---------- ------------- -----------   ---------- ----------  ----------- --------------
  Market Subtotal........                       16       611,159           98% $2,972,076        4.0%      $ 4.94         $ 4.72
 Phoenix Market
 East Encanto Drive,
  Tempe, AZ(4)...........          1990          1        81,817          100% $  306,637        0.4%      $ 3.75         $ 3.75
                                        ---------- ------------- -----------   ---------- ----------  ----------- --------------
 Seattle Market
 Kent West Corporate Park
  I, Kent, WA............          1989          4       151,940          100% $  966,456        1.2%      $ 6.36         $ 5.98
                                        ---------- ------------- -----------   ---------- ----------  ----------- --------------
  WEST REGION SUBTOTAL...                       28     1,337,123           99% $6,566,829        8.7%       $4.96          $5.02
SOUTHWEST REGION
 Dallas Market
 DFW Trade Center,
  Building 3,
  Grapevine, TX(4).......          1997          1       202,361           52% $  589,596        0.8%      $ 5.57         $ 6.36
 Diplomat Drive, Carroll-
  ton, TX................          1997          1        53,375          100% $  325,044        0.4%      $ 6.09         $ 6.09
                                        ---------- ------------- -----------   ---------- ----------  ----------- --------------
  SOUTHWEST REGION/MARKET
   SUBTOTAL..............                        2       255,736           62% $  914,640        1.2%       $5.74          $6.27
MIDWEST REGION
 Cincinnati/Northern Ken-
  tucky Market
 Empire Drive, Florence,
  KY.....................          1991          1       101,250          100% $  318,999        0.4%      $ 3.15         $ 3.15
 Spiral Drive, Building
  1, Florence, KY(4).....          1988          1        26,556          100     245,846        0.3         9.26           8.89
 Spiral Drive, Building
  2, Florence, KY(4).....          1989          1        34,999           93     257,442        0.3         7.93           8.02
 Creek Road, Blue Ash, OH
  (3)....................          1983          1        66,095           88     398,858        0.6         6.84           7.70
                                        ---------- ------------- -----------   ---------- ----------  ----------- --------------
  Market Subtotal........                        4       228,900           95% $1,221,145        1.6%      $ 5.59         $ 5.79
 Columbus Market
 Equity Drive, Building
  2, Columbus, OH........          1980          1       116,160           61% $  415,371        0.6%      $ 5.83         $ 4.83
                                        ---------- ------------- -----------   ---------- ----------  ----------- --------------
  MIDWEST REGION
   SUBTOTAL..............                        5       345,060           84% $1,636,516        2.2%      $ 5.65         $ 5.55
SOUTHEAST REGION
 Charlotte Market
 Old Charlotte Highway,
  Monroe, NC.............     1957/1972          2       253,930          100% $  986,000        1.3%      $ 3.88         $ 3.55
                                        ---------- ------------- -----------   ---------- ----------  ----------- --------------
 Atlanta Market
 Cobb International
  Place, Building 1,
  Atlanta, GA(4).........          1996          1        60,000           60% $  156,420        0.2%      $ 4.35         $ 4.47
 Cobb International
  Place, Building 2,
  Atlanta, GA(4).........          1996          1        68,000           80     207,659        0.2         3.82           3.98
 South Royal Drive,
  Building 1, Tucker,
  GA(4)..................          1987          1        53,402           81     199,566        0.3         4.61           4.81
 South Royal Drive,
  Building 2, Tucker,
  GA(4)..................          1987          1        43,720           86     146,402        0.2         3.88           4.01
 South Royal Drive,
  Building 3, Tucker,
  GA(4)..................          1989          1        37,041          100     148,588        0.2         4.01           4.11
                                        ---------- ------------- -----------   ---------- ----------  ----------- --------------
  Market Subtotal........                        5       262,163           80% $  858,635        1.1%      $ 4.12         $ 4.27

                            ----------------------------------------------------------------------------------------------------
                                                    RENTABLE SQUARE FEET            ANNUALIZED NET RENT(1)
                                                   -------------------------  -----------------------------------
                                                                                                                  ANNUALIZED NET
                                                                                                                       EFFECTIVE
                                                                                                                            RENT
                                                                                                                      PER LEASED
                            YEAR BUILT/  NUMBER OF                                                     PER LEASED         SQUARE
PROPERTY TYPE AND LOCATION    RENOVATED PROPERTIES      NUMBER    % LEASED         AMOUNT % OF TOTAL  SQUARE FOOT        FOOT(2)
--------------------------  ----------- ---------- ------------- -----------  ----------- ----------  ----------- --------------
 Orlando Market
 Boggy Creek Road,
  Building 1, Orlando,
  FL (4).................          1992          1        52,500          99% $   242,874        0.3%       $4.66          $4.74
 Boggy Creek Road,
  Building 2, Orlando,
  FL (4).................          1996          1        55,456         100      297,949        0.4         5.37           5.54
 Landstreet Road,
  Building 2, Orlando,
  FL (4).................          1997          1        55,456          40      116,228        0.2         5.29           5.65
 Landstreet Road,
  Building 3, Orlando,
  FL (4).................          1996          1        50,018         100      247,587        0.3         4.95           5.10
                                        ---------- ------------- -----------  ----------- ----------  ----------- --------------
  Market Subtotal........                        4       213,430          84% $   904,638        1.2%       $5.04          $5.20
 Other Market
 Industrial Drive South,
  Gluckstadt, MS.........          1988          1       160,000         100% $   671,386        1.0%       $4.20          $4.20
                                        ---------- ------------- -----------  ----------- ----------  ----------- --------------
  SOUTHEAST REGION
   SUBTOTAL..............                       12       889,523          90% $ 3,420,659        4.6%       $4.27          $4.23
NORTHEAST REGION
 Baltimore/Washington
  Market
 The Crysen Center,
  Jessup, MD.............          1985          2       151,863         100% $   697,087        0.9%       $4.59          $4.14
 Oakville Industrial
  Park, Alexandria, VA...          1948          6       276,807          92    1,660,678        2.2         6.50           5.42
                                        ---------- ------------- -----------  ----------- ----------  ----------- --------------
  Market Subtotal........                        8       428,670          95% $ 2,357,765        3.1%       $5.79          $4.94
 Boston Market
 Technology Drive,
  Auburn, MA.............          1973          1        54,400         100% $   190,368        0.3%       $3.50          $2.75
 John Hancock Road,
  Taunton, MA............          1986          1        34,224         100      206,147        0.3         6.02           5.24
                                        ---------- ------------- -----------  ----------- ----------  ----------- --------------
  Market Subtotal........                        2        88,624         100% $   396,515        0.6%       $4.47          $3.71
 New York/ New Jersey
  Market
 Memorial Drive,
  Franklin Township, NJ..          1988          1       148,598         100% $ 1,036,120        1.3%       $6.97          $6.43
                                        ---------- ------------- -----------  ----------- ----------  ----------- --------------
  NORTHEAST REGION
   SUBTOTAL..............                       11       665,892          97% $ 3,790,400        5.0%       $5.88          $5.12
                                        ---------- ------------- -----------  ----------- ----------  ----------- --------------
   WORKSPACE PROPERTIES
    TOTAL................                       58     3,493,334          92% $16,329,044       21.7%       $5.07          $4.95
                                        ---------- ------------- -----------  ----------- ----------  ----------- --------------
GRAND TOTAL..............                      144    21,999,447          93% $75,113,272      100.0%       $3.68          $3.58
                                        ========== ============= ===========  =========== ==========  =========== ==============

-------
(1) "Annualized Net Rent" means annualized monthly Net Rent from leases in effect as of September 30, 1997. "Net Rent" means contractual rent, excluding any reimbursements for real estate taxes or operating expenses.
(2) "Annualized Net Effective Rent" means Annualized Net Rent, less amortiza-tion of the related leasing costs, as adjusted to reflect the effect of rent concessions and straight-lining of rent steps.
(3) Property was acquired subsequent to September 30, 1997. The Property's Annualized Net Rent is as of September 30, 1997 and Annualized Net Effective Rent is as of the estimated acquisition date.
(4) Property to be acquired in the Company Acquisitions.

INDUSTRIAL PROPERTY MARKET INFORMATION

Cognetics and CB Commercial/Torto Wheaton Research have each ranked the fastest growing industrial property markets in the United States. Of the top 10 markets ranked by each as listed below, the Company owns properties in those markets highlighted in bold face text.

                                   TOP 10                             TOP 10
 LEADING MARKETS FOR               DISTRIBUTION SPACE MARKETS         FLEX/R&D MARKETS
 FORECASTED NET ABSORPTION OF      FORECASTED SPACE                   FORECASTED SPACE
 INDUSTRIAL SPACE 1997-2002        DEMAND 1997-2002                   DEMAND 1997-2002
 ----------------------------      --------------------------         ----------------
  1. ATLANTA                        1. NEW YORK/NEW JERSEY             1. SAN FRANCISCO*
  2. CHICAGO                        2. LOS ANGELES                     2. LOS ANGELES
  3. RIVERSIDE, CA**                3. CHICAGO                         3. NEW YORK/NEW JERSEY
  4. Houston                        4. SAN FRANCISCO*                  4. DALLAS/FORTH WORTH
  5. PHOENIX                        5. ATLANTA                         5. Chicago
  6. WASHINGTON, D.C.               6. DALLAS/FORT WORTH               6. BOSTON
  7. Oakland                        7. Miami/Ft. Lauderdale            7. ATLANTA
  8. Portland                       8. Houston/Galveston               8. SEATTLE
  9. SEATTLE                        9. PHOENIX                         9. Minneapolis/St. Paul
 10. DALLAS                        10. Detroit                        10. PHOENIX

Source: CB                         Source: Cognetics                  Source: Cognetics
      Commercial/Torto
      Wheaton Research

-------
 * San Francisco market includes Oakland, San Jose and San Francisco. ** Riverside is adjacent to Los Angeles.

Information regarding the Company's 21 markets, including its 17 principal targeted markets, as of September 30, 1997, is set forth below.

                                      -----------------------------
                                           PERCENT OF    PERCENT OF
   MARKET                             ANNUALIZED RENT RENTABLE AREA
   ------                             --------------- -------------
   New York/New Jersey                           17.1%         14.8%
   Chicago                                       12.3          11.7
   Los Angeles, including Riverside               9.2          10.1
   Orlando                                        7.9           8.4
   Cincinnati/Northern Kentucky                   6.7           7.2
   Dallas                                         6.4           8.9
   Columbus                                       6.2           7.3
   Baltimore/Washington, D.C.                     5.5           4.0
   San Francisco, including San Jose              5.0           3.7
   Harrisburg                                     4.0           4.1
   Phoenix                                        3.4           4.7
   Atlanta                                        3.3           3.7
   San Diego                                      3.0           2.0
   Seattle                                        2.5           1.8
   Charlotte                                      1.7           1.6
   Boston                                         1.4           0.9
   Memphis                                        1.0           1.5
   Other Markets (four markets)                   3.4           3.6
                                               ------        ------
    Total                                      100.0%        100.0%
                                               ======        ======

            VACANCY RATE AND TW RENT INDEX FOR PRINCIPAL MARKETS(1)



                             [GRAPH APPEARS HERE]

-------
Source: CB Commercial/Torto Wheaton Research
(1) CB Commercial/Torto Wheaton Research defines the "TW Rent Index" as a "sta-tistically computed dollar value for a three-year, 15,000 square foot lease for an existing warehouse space in the statistical average of the metro or submarket area." The TW Rent Index and vacancy rate in the chart above repre-sent the weighted average of the TW Rent Index and vacancy rate for 15 of the Company's 17 principal targeted markets, as identified in the Company's prin-cipal targeted markets table on the preceding page. The Memphis and Harrisburg markets are not covered by CB Commercial/Torto Wheaton Research. The 1997 fig-ures are forecasts but are based upon actual information through mid-year 1997.

  NET ABSORPTION, COMPLETIONS AND VACANCY RATES FOR PRINCIPAL MARKETS(1)

                              [GRAPH APPEARS HERE]
-------
Source: CB Commercial/Torto Wheaton Research
(1) CB Commercial/Torto Wheaton Research defines "net absorption" as the change in occupied stock (completions less change in availability) of industrial space, in square feet, during that period. The net absorption and completions in the chart above represent the aggregate of such parameters, and the vacancy rate in the chart above represents the weighted average vacancy rate, for 15 of the Company's 17 principal targeted markets, as identified in the Company's principal targeted markets table on the preceding page. The Memphis and Harrisburg markets are not covered by CB Commercial/Torto Wheaton Research. The 1997 figures are forecasts but are based upon actual information through mid-year 1997.

TENANT INFORMATION

The following table sets forth the Company's 20 largest tenants based on Annualized Base Rent as of November 18, 1997.

                            ---------------------------------------------------
                                                                       WEIGHTED
                                                                        AVERAGE
                                                                         MONTHS
                                 TOTAL                    PERCENT     REMAINING
                                LEASED  ANNUALIZED  OF ANNUALIZED         AFTER
                                SQUARE        BASE           BASE  NOVEMBER 18,
TENANTS(1)                     FEET(1)  RENT(1)(2)        RENT(1)          1997
----------                  ---------  -----------  -------------  ------------
GATX Logistics, Inc.         1,296,872  $ 4,079,130          5.11%           46
Exel Logistics, Inc.
 (Merchants Home Delivery)     861,848    2,836,307          3.55            78
Forrestville Industries
 (guaranteed by North
 American Philips
 Corporation)                  480,258    2,618,591          3.28            44
Goodtimes Home Video Corp.     358,564    1,332,341          1.67            27
GTE Communications Corp         96,517    1,278,850          1.60           119
National Distribution
 Centers                       299,567    1,168,053          1.46            87
B. Dalton Bookseller
 (guaranteed by Barnes &
 Noble, Inc.)                  306,901    1,161,699          1.46            33
Enesco Corporation             234,000    1,064,700          1.33            18
CGM, Inc. (Tri-State Gift)     202,000    1,010,000          1.27           138
Giant of Maryland, Inc.        243,500      998,350          1.25            19
Hitachi Home Electronics       220,000      996,018          1.25            59
Menlo Logistics, Inc.
 (guaranteed by Emery Air
 Freight Corporation)          167,264      995,742          1.25            52
Appleton Papers, Inc.          352,000      991,952          1.24           103
CPC International, Inc.        263,717      988,939          1.24            53
Yale Security, Inc.            253,930      986,000          1.24            46
Food Warehousing Corp.         223,412      949,502          1.19            32
Port Jersey Distribution
 Serivces, Inc.                262,453      918,438          1.15            53
LA Gear, Inc.                  284,559      914,000          1.15            19
Reebok International Ltd.      336,080      907,416          1.14            16
Locust Industries Ltd.
 Partnership                   210,000      871,500          1.09             3
                            ---------  -----------  -------------  ------------
 Total                       6,953,442  $27,067,528         33.92%           52
                            =========  ===========  =============  ============

-------
(1) Aggregate of all affiliated entities based on information known.
(2) Annualized Base Rent means annual contractual rent.

The following table sets forth information relating to the distribution of the Company's leases at the Properties based upon rentable square feet under lease as of November 18, 1997.

                  -------------------------------------------------------------------
                                                  PERCENT OF  ANNUALIZED      PERCENT
                            PERCENT        TOTAL   AGGREGATE        BASE OF PORTFOLIO
SQUARE FOOTAGE    NUMBER OF  OF ALL       LEASED      LEASED    RENT (IN   ANNUALIZED
UNDER LEASE          LEASES  LEASES  SQUARE FEET SQUARE FEET  THOUSANDS)    BASE RENT
--------------    --------- -------  ----------- -----------  ---------- ------------
Less than 10,001         71    24.5%     384,757         1.8% $    2,422          3.0%
10,001-20,000            35    12.1      490,879         2.4       2,631          3.3
20,001-50,000            61    21.0    1,926,813         9.2       8,555         10.7
50,001-100,000           46    15.9    3,381,478        16.2      14,671         18.4
100,001 and over         77    26.5   14,737,929        70.4      51,543         64.6
                  --------- -------  ----------- -----------  ---------- ------------
 Total                  290   100.0%  20,921,856       100.0% $   79,822        100.0%
                  ========= =======  =========== ===========  ========== ============

LEASE EXPIRATIONS--PORTFOLIO TOTAL

The following table sets forth a summary schedule of lease expirations for the Properties for leases in place as of November 18, 1997, assuming that none of the tenants exercise renewal options or termination rights, if any, at or prior to the scheduled expirations.

                  ---------------------------------------------------------------------------
                                                                     ANNUALIZED       PERCENT
                                                      ANNUALIZED      BASE RENT OF ANNUALIZED
                  NUMBER OF    EXPIRING LEASES      BASE RENT OF    OF EXPIRING  BASE RENT OF
YEAR OF              LEASES ----------------------      EXPIRING     LEASES PER      EXPIRING
LEASE EXPIRATION   EXPIRING SQUARE FEET % OF TOTAL     LEASES(1) SQUARE FOOT(1)     LEASES(1)
----------------  --------- ----------- ----------  ------------ -------------- -------------
1997(2)                  12     258,425        1.2%  $ 1,166,516          $4.51           1.4%
1998                     45   2,724,775       13.0     9,455,991           3.47          11.8
1999                     57   3,862,277       18.5    14,458,398           3.74          18.1
2000                     53   2,426,043       11.6    10,025,766           4.13          12.6
2001                     48   3,102,192       14.8    12,255,790           3.95          15.4
2002                     32   3,314,577       15.8    11,975,652           3.61          15.0
2003                     10     868,749        4.2     3,506,302           4.04           4.4
2004                      6     671,265        3.2     2,213,896           3.30           2.8
2005                      6     749,765        3.6     3,043,670           4.06           3.8
2006                      5     764,416        3.7     2,862,928           3.75           3.6
2007                     10   1,299,907        6.2     5,486,260           4.22           6.9
2008 and beyond           6     879,465        4.2     3,370,684           3.83           4.2
                  --------- ----------- ----------  ------------ -------------- -------------
                        290  20,921,856      100.0%  $79,821,853          $3.82         100.0%
                  ========= =========== ==========  ============ ============== =============

-------
(1) Based on currently payable rent.
(2) Represents lease expirations from November 18 to December 31, 1997 and month-to-month leases.

The following reconciles the square footage of expiring leases set forth above to the Company's total rentable square footage as of November 18, 1997.

                                        ---------------------
                                            SQUARE PERCENTAGE
                                           FOOTAGE      TOTAL
                                        ---------- ----------
   Square footage occupied by tenants   20,921,856       95.1%
   Square footage vacant                 1,077,591        4.9
                                        ---------- ----------
     Total net rentable square footage  21,999,447      100.0%
                                        ========== ==========

TENANT IMPROVEMENTS AND LEASING COMMISSIONS

The following table summarizes by year the Company's capitalized tenant improvement and leasing commission expenditures incurred in the renewal or releasing of previously occupied space for the past three years.

                                             --------------------------------
                                                   1996       1995       1994
                                             ---------- ---------- ----------
   Cost per square foot                           $0.79      $0.97      $1.03
   Renewed or released space in square feet   4,880,988  2,578,374  2,347,899
   Total expenditures                        $3,875,246 $2,490,707 $2,416,987

RECURRING CAPITAL EXPENDITURES

The following table summarizes the recurring capital expenditures for the Prop-erties for the last three years.

                                         --------------------------------
                                               1996       1995       1994
                                         ---------- ---------- ----------
   Cost per square foot                       $0.20      $0.18      $0.23
   Total weighted/average square feet    14,449,744 11,588,260  8,959,973
   Total recurring capital expenditures  $2,830,780 $2,133,118 $2,076,193

INSURANCE

The Company maintains comprehensive insurance, including liability, fire, work-ers' compensation, extended coverage, rental loss and, when available on rea-sonable commercial terms, flood and earthquake insurance, with policy specifi-cations, limits and deductibles customarily carried for other properties sim-ilar to the Properties. The Company currently maintains blanket earthquake insurance on all Properties located outside of California in amounts it deems reasonable. With certain exceptions, the Company does not carry earthquake insurance on its Properties located in California. In light of the California earthquake risk, California building codes have since the early 1970's estab-lished construction standards for all new buildings and also contain standards for seismic upgrading of buildings intended to reduce the possibility and severity of loss from earthquakes. It is the Company's policy to obtain assess-ments from qualified third-party professionals of the seismic guidelines of its Properties located in California and to conduct such seismic upgrading thereof as it determines, on the basis of such third-party assessments, to be appropri-ate. Such upgrading, however, does not eliminate the possibility of earthquake loss. In addition, such upgrading with respect to a number of such Properties is at various stages of completion as of the date hereof, ranging from initial plan review to partial completion of construction. Of the Company's 34 Proper-ties located in California, 15 were covered by earthquake insurance. Seismic upgrading has been completed on four of the Properties located in California and is expected to be completed with respect to all remaining Properties located in California within 12 months from the date hereof. Certain types of losses, such as those arising from subsidence activity, are insurable only to the extent that certain standard policy exceptions to insurability are waived by agreement with the insurer. The Company believes, however, that the Proper-ties are insured in accordance with industry standards.

ENVIRONMENTAL MATTERS

In connection with the ownership and operation of the Properties, the Company may be potentially liable for costs associated with the removal or remediation of certain hazardous or toxic substances or the release into the air of or exposure to hazardous substances, including ACMs. See "Risk Factors--Real Estate Investment Risks--Possible Environmental Liabilities."

Phase I ESAs were obtained in connection with the initial acquisition of the Properties by the Contributing Investors, for those Properties managed by Cabot Partners as of September 30, 1997, and for all other Properties in connection with their contribution to the Company in the Formation Transactions. The pur-pose of Phase I ESAs is to identify potential sources of contamination for which the Company may be responsible and to assess the status of environmental regulatory compliance. The earliest of such Phase I ESAs were obtained in 1988 and Phase I ESAs on approximately 40% of the Properties were obtained prior to 1995. Commonly accepted standards and procedures for such Phase I ESAs have evolved to encompass higher standards and more extensive procedures over the period from 1988 to the present. Where recommended in the Phase I ESA, invasive procedures, such as soil sampling and testing or the installation and moni-toring of groundwater wells, were subsequently performed.

The Phase I ESAs, including subsequent procedures where applicable, have not revealed any environmental liability that the Company believes would have a material adverse affect on the Company's business, assets or results of opera-tions, nor is the Company aware of any such material environmental liability. Nevertheless, it is possible that the Phase I ESAs relating to any one of the Properties do not reveal all environmental liabilities or that there are mate-rial environmental liabilities of which the Company is unaware. Neither the Company nor, to the knowledge of the Company, any of the current owners of the Properties has been notified by any governmental authority of any material non-compliance, liability or claim relating to hazardous or toxic substances or other environmental substances in connection with any of its present or former properties.

COMPETITION

The Company operates nationally and has no markets with a concentration of leasable square feet in excess of 15% of its total leasable square feet. Although the industrial real estate business is highly fragmented, with no dom-inant competitors, the Company faces substantial competition in both its leasing and property acquisition activities. There are numerous other indus-trial properties located in close proximity to each of the Properties. The amount of leasable space available in any market could have a material adverse effect on the Company's ability to rent space and on the rents charged. Compe-tition for acquisition of existing industrial properties from institutional investors and other publicly traded REITs has increased substantially in the past several years. In many of the Company's markets, institutional investors and owners and developers of industrial facilities compete vigorously for the acquisition, development and lease of industrial space. Many of these competi-tors have substantial resources and experience.

LEGAL PROCEEDINGS

Neither the Company nor any of the Properties is presently subject to any mate-rial litigation nor, to the Company's knowledge, is any litigation threatened against the Company or any of the Properties, other than routine actions arising in the ordinary course of business, substantially all of which are expected to be covered by liability insurance and which in the aggregate are not expected to have a material adverse effect on the business, results of operations or financial condition of the Company.

                  POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

The following is a description of certain investment, financing and other poli-cies of the Company. These policies have been adopted by the Company's Board of Trustees and may be amended or revised from time to time without the approval of the Company's shareholders, except that (i) the Company may not change its policy of holding its assets and conducting its businesses only through the Operating Partnership and its subsidiaries and other affiliates, including the Management Company and joint ventures in which the Operating Partnership or a subsidiary may be a partner, without the consent of the Limited Partners as provided in the Operating Partnership Agreement and (ii) changes in certain policies with respect to conflicts of interest must be consistent with legal requirements.

INVESTMENT POLICIES

The Company will conduct all of its investment activities through the Operating Partnership and its subsidiaries and other affiliates, including the Management Company and joint ventures in which the Operating Partnership or a subsidiary may be a partner. The Company's investment objectives are to provide quarterly cash distributions and achieve long-term capital appreciation through increases in the value of the Company's portfolio of properties and its operations. For a discussion of the Company's Properties and its property acquisition and other strategic objectives, see "Properties" and "The Company--Business Strategies" and "--Operations." The Company's policies are to (i) purchase income-producing industrial properties primarily for long-term capital appreciation and rental growth, and (ii) expand and improve the Properties or other properties pur-chased or sell such properties, in whole or in part, when circumstances war-rant.

Equity investments may be subject to existing mortgage financing and other indebtedness or to such financing or indebtedness as may be incurred in connec-tion with acquiring or refinancing such equity investments. Debt service with respect to such financing or indebtedness will have a priority over any distri-butions with respect to the Common Shares. Investments are also subject to the Company's policy not to be treated as an investment company under the Invest-ment Company Act of 1940.

The Company expects to pursue its investment objectives primarily through the direct ownership by the Operating Partnership of the Properties and other acquired properties. The Company currently intends to invest primarily in existing improved properties but may, if market conditions warrant, invest in development projects as well. Future investment or development activities will not be limited to any geographic area or product type or to a specified per-centage of the Company's assets. While the Company intends to maintain diver-sity in its investments in terms of property locations, size and market, the Company does not have any limit on the amount or percentage of its assets that may be invested in any one property or any one geographic area. The Company intends to engage in such future investment and development activities in a manner which is consistent with the maintenance of its status as a REIT for federal income tax purposes.

While the Company's current portfolio consists of, and the Company's business objectives emphasize, equity investments in industrial real estate, the Company may, in the discretion of the Board of Trustees, invest in mortgages and deeds of trust, consistent with the Company's continued qualification as a REIT for federal income tax purposes, including participating or convertible mortgages if the Company concludes that it may benefit from the cash flow or any appreci-ation in value of the property secured by such mortgages. Investments in real estate mortgages run the risk that one or more borrowers may default under such mortgages and that the collateral securing such mortgages may not be sufficient to enable the Company to recoup its full investment.

Subject to the limitations on ownership of certain types of assets and the gross income tests imposed by the Code, the Company also may invest in the securities of other REITs, other entities engaged in real estate activities or other issuers, including for the purpose of exercising control over such enti-ties. See "Federal Income Tax Consequences--Taxation of the Company--Gross Income Tests" and "--Taxation of the Company--Asset Tests." The Company may enter into joint ventures or partnerships for the purpose of obtaining an equity interest in a particular property in accordance with the Company's investment policies. Such investments may permit the Company to own interests in larger assets without unduly restricting diversification and, therefore, add flexibility in structuring its portfolio. The Company will not enter into a joint venture or partnership to make an investment that would not meet its investment policies.

FINANCING POLICIES

As a general policy, the Company intends to limit its total consolidated indebtedness incurred so that at the time any debt is incurred, the Company's Debt-to-Total Market Capitalization Ratio does not exceed 40%. The Company's Declaration of Trust and Bylaws do not, however, limit the amount or percentage of indebtedness that the Company may incur. In addition, the Company may from time to time modify its debt policy in light of current economic conditions, relative costs of debt and equity capital, the market values of its properties, general conditions in the market for debt and equity securities, fluctuations in the market price of its Common Shares, growth and acquisition opportunities and other factors. Accordingly, the Company may increase its Debt-to-Total Market Capitalization Ratio beyond the limit described above. If its debt policy were changed, the Company could become more highly leveraged, resulting in an increased risk of default on its obligations and a related increase in debt service requirements that could adversely affect the financial condition and results of operations of the Company and the Company's ability to make dis-tributions to shareholders.

The Company has established its debt policy on the basis of its Debt-to-Total Market Capitalization Ratio, rather than on the basis of a ratio of debt to the book value of its assets, a ratio that is frequently employed, because it believes that the book value of its assets (which to a large extent is the depreciated value of real property, the Company's primary tangible asset) does not accurately reflect its ability to borrow and to meet debt service require-ments. The Debt-to-Total Market Capitalization Ratio, however, is subject to greater fluctuation than book value ratios, and does not necessarily reflect the fair market value of the underlying assets of the Company. Moreover, due to fluctuations in the value of the Company's portfolio of properties over time, and since any determination of the Company's Debt-to-Total Market Capitaliza-tion Ratio is made only at the time debt is incurred, the Debt-to-Total Market Capitalization Ratio could exceed the 40% level.

The Company has not established any limit on the number or amount of mortgages that may be placed on any single property or on its portfolio as a whole.

Although the Company will consider factors other than its Debt-to-Total Market Capitalization Ratio in making decisions regarding the incurrence of debt (such as the purchase price of properties to be acquired with debt financing, the estimated market value of properties upon refinancing and the ability of par-ticular properties and the Company as a whole to generate sufficient cash flow to cover expected debt service), there can be no assurance that the Debt-to-Total Market Capitalization Ratio, or any other financial measure, at the time the debt is incurred or at any other time will be consistent with any partic-ular level of distributions to shareholders. See "Risk Factors--Possible Changes in Policies Without Shareholder Approval; No Limitation on Debt."

To the extent that the Board of Trustees decides to obtain additional capital, the Company may raise such capital through additional equity offerings (in-cluding offerings of senior securities), debt financings or retention of cash available for distribution (subject to provisions in the Code concerning tax-ability of undistributed REIT income), or a combination of these methods. As long as the Operating Partnership is in existence, the net proceeds of the sale of Common Shares by the Company will be transferred to the Operating Partner-ship in exchange for that number of Units in the Operating Partnership equal to the number of Common Shares sold by the Company. The Company presently antici-pates that any additional borrowings would be made through the Operating Part-nership, although the Company may incur indebtedness directly and loan the pro-ceeds to the Operating Partnership. Borrowings may be unsecured or may be secured by any or all of the assets of the Company, the Operating Partnership or any existing or new property owning partnership and may have full or limited recourse to all or any portion of the assets of the Company, the Operating Partnership or any existing or new property owning partnership. Indebtedness incurred by the Company may be in the form of bank borrowings, purchase money obligations to sellers of properties, publicly or privately placed debt instru-ments or financing from institutional investors or other lenders. The proceeds from borrowings by the Company may be used for working capital, to refinance existing indebtedness or to finance acquisitions, expansions or the development of new properties, and for the payment of distributions. See "Federal Income Tax Consequences."

CONFLICT OF INTEREST POLICIES

The Company has adopted certain policies that are intended to minimize poten-tial conflicts of interest. However, there can be no assurance that these poli-cies will be successful in eliminating the influence of such conflicts, and if they are not successful, decisions could be made that might fail to reflect fully the interests of all shareholders.

Declaration of Trust and Bylaw Provisions

The Company's Declaration of Trust, with limited exceptions, requires that a majority of the Company's Board of Trustees be comprised of individuals who are not officers or employees of the Company ("Independent Trustees"). The fore-going requirement may not be amended, altered, changed or repealed without the affirmative vote of majority of all of the outstanding shares of the Company entitled to vote on the matter. The Declaration of Trust also includes a provi-sion generally permitting the Company to enter into any agreement or transac-tion with any person, including any Trustee, officer, employee or agent of the Company. The Company's Bylaws provide that Section 2-419 of the MGCL, relating to transactions by interested directors, shall be available for and apply to contracts and other transactions between the Company and any of its Trustees or between the Company and any other trust, corporation, firm or other entity in which any of the Company's Trustees is a trustee or director or has a material financial interest. Under Section 2-419 of the MGCL, a contract or other trans-action between a corporation and any of its directors and any other corpora-tion, firm or other entity in which any of its directors is a director or has a material financial interest is not void or voidable solely because of (a) the common directorship or interest, (b) the presence of the director at the meeting of the board or a committee of the board that authorizes, approves or ratifies the contract or transaction or (c) the counting of the vote of the director for the authorization, approval or ratification of the contract or transaction if (i) after disclosure of the interest, the transaction is autho-rized, approved or ratified by the affirmative vote of a majority of the disin-terested directors, or by the affirmative vote of a majority of the votes cast by stockholders entitled to vote other than the votes of shares owned of record or beneficially by the interested director or such corporation, firm or other entity, or (ii) the transaction is fair and reasonable to the corporation.

The Operating Partnership

The Operating Partnership Agreement gives the Company, in its capacity as gen-eral partner, full, complete and exclusive discretion in managing and control-ling the business of the Operating Partnership and in making all decisions affecting the business and assets of the Operating Partnership, subject to cer-tain limited exceptions as described under "Partnership Agreement of the Oper-ating Partnership-Management." Pursuant to the Operating Partnership Agreement, the Limited Partners have agreed that the Company is acting on behalf of the Operating Partnership and the Company's shareholders generally and, in its capacity as general partner of the Operating Partnership, the Company is under no obligation to consider the separate interests of the Limited Partners in deciding whether to cause the Operating Partnership to take (or decline to take) any actions which the Company, in its capacity as general partner, has undertaken in good faith on behalf of the Operating Partnership. In addition, the Company in its capacity as general partner is not responsible for any mis-conduct or negligence on the part of its agents, provided that such agents were appointed in good faith. The Operating Partnership Agreement also provides that neither the Company nor any of its affiliates (including its officers and Trustees) may sell, transfer or convey any property to, or purchase any prop-erty from, the Operating Partnership except on terms that are fair and reason-able and no less favorable than would be obtained from an unaffiliated party.



Policies with Respect to Other Activities

The Company may, but does not presently intend, to make investments other than as previously described. The Company has authority to offer its Common Shares, other shares of beneficial interest or other securities for cash or in exchange for property and to repurchase or otherwise reacquire its shares or any other securities and may engage in such activities in the future. As described under "Shares Available for Future Sale," the Company expects to issue Common Shares to holders of Units upon exercise of their Exchange Rights. The Company has not issued Common Shares, interests or any other securities to date, except in con-nection with the formation of the Company. The Company has no outstanding loans to other entities or persons, including its officers and Trustees. The Company has not engaged in trading, underwriting or agency distribution or sale of securities of other issuers, nor has the Company invested in the securities of other issuers other than the Operating Partnership for the purpose of exer-cising control and currently does not intend to do so. The Company makes and intends to continue to make investments in such a way that it will not be treated as an investment company under the Investment Company Act of 1940. The Company's policies with respect to such activities may be reviewed and modified or amended from time to time by the Company's Board of Trustees without approval of the Company's shareholders.

At all times, the Company intends to make investments in a manner consistent with the requirements of the Code for the Company to qualify as a REIT unless, because of changing circumstances or changes in the Code (or in Treasury Regu-lations), the Company's Board of Trustees determines that it is no longer in the best interests of the Company to qualify as a REIT.

WORKING CAPITAL RESERVES

The Company intends to maintain working capital reserves in amounts that the Board of Trustees determines to be adequate to meet normal contingencies in connection with the operation of the Company's business and investments.

                                   MANAGEMENT

TRUSTEES AND EXECUTIVE OFFICERS

The following table sets forth information with respect to the Company's offi-cers and Trustees (including those persons who have agreed to become Trustees upon the closing of the Offering).

--------------------------------------------------------------------------------

                                                                      TERM AS
                                                                      TRUSTEE
NAME                         AGE     POSITION                         EXPIRES
-----------------------------------------------------------------------------
Ferdinand Colloredo-          58     Chairman of the Board and Chief
 Mansfeld(1)                         Executive Officer, Trustee          2000
Robert E. Patterson           52     President, Trustee                  2000
Noah T. Herndon (2)           64     Trustee                             1998
Christopher C. Milliken (2)   52     Trustee                             2000
Maurice Segall (2)            68     Trustee                             1998
W. Nicholas Thorndike (2)     64     Trustee                             1999
Ronald L. Skates (2)          56     Trustee                             1999
Franz Colloredo-Mansfeld(1)   34     Chief Financial Officer
Andrew D. Ebbott              41     Senior Vice President--Director
                                     of Acquisitions
Howard B. Hodgson, Jr.        41     Senior Vice President--Director
                                     of Real Estate Operations
Neil E. Waisnor               42     Senior Vice President--Finance,
                                     Treasurer and Secretary
Eugene F. Reilly              36     Senior Vice President--Director of
                                     Leasing, Marketing and Development
Gerald F. Ianetta             36     Vice President, Asset Management
Jean M. Murphy                34     Vice President, Asset Management
Brian R. Barringer            31     Vice President, Acquisitions
Mark A. Bechard               31     Vice President, Financial Planning
Andrew J. Klouse              32     Vice President, Financial Reporting
Andrew G. LeStage             27     Asset Manager
Jeffrey G. Swanson            26     Asset Manager
Janine Cobb                   42     General Manager, Management Company
John F. Malloy                52     Senior Vice President, Management
                                     Company
Peter F. Tague                58     Senior Vice President, Management
                                     Company

-------
(1) Messrs. Ferdinand and Franz Colloredo-Mansfeld are father and son.
(2) Has agreed to become a Trustee upon the closing of the Offering.

The following paragraphs summarize the business experience of the Trustees and officers of the Company.

FERDINAND COLLOREDO-MANSFELD has been Chairman, Chief Executive Officer and Chief Investment Officer of Cabot Partners since he founded it in 1990, having previously served in the same positions with Cabot Advisors since its formation in 1986. Mr. Colloredo-Mansfeld began his real estate career in 1970 when he joined Cabot, Cabot & Forbes, a national real estate development, management and construction firm, becoming its Chief Financial Officer in 1973, Chief Operating Officer in 1974 and Chief Executive Officer in 1976, a position he held until his retirement from Cabot, Cabot & Forbes in 1989. As Chief Execu-tive Officer, Mr. Colloredo-Mansfeld oversaw the development and management of approximately $4 billion of commercial properties in twenty states including 35 master planned suburban business and industrial parks. Mr. Colloredo-Mansfeld is a graduate of Harvard College and Harvard Business School. He is a limited partner in Brown Brothers, Harriman and Company and is a Director of Data Gen-eral Corporation and Raytheon Company. He is Chairman of the Board of Trustees of Massachusetts General Hospital and a Trustee of Partners HealthCare System, Inc.

ROBERT E. PATTERSON has been Executive Vice President, Director of Acquisitions and a member of the Investment Committee of Cabot Advisors and Cabot Partners since 1987. Mr. Patterson began his real estate career in 1972 as a lawyer with the firm of Gaston Snow & Ely Bartlett. In 1978, he became the first Executive Director of the Massachusetts Industrial Finance Agency and remained in that position until 1983 when he joined the Beal Companies, a Boston-based real estate development, management and investment firm as Senior Vice Presi-dent. He joined Cabot Advisors in 1987 to head its acquisitions group and was a founding partner of Cabot Partners upon its formation as an independent entity in 1990. Mr. Patterson is a graduate of Harvard College and Harvard Law School. He is a Trustee of the Putnam Group of Mutual Funds and is Chairman of the Board of Trustees of the Joslin Diabetes Center. He is a member of numerous industry associations including the National Association of Real Estate Invest-ment Trusts, the Society of Industrial and Office Realtors, the Urban Land Institute and the National Association of Real Estate Investment Managers.

NOAH T. HERNDON is a Partner of Brown Brothers Harriman & Co., where he has worked since 1958. Mr. Herndon is a Director of Fieldcrest Cannon, Inc., National Auto Credit, Inc., Scully Signal Company, Standard Mutual Insurance Company, Watts Industries, Inc., Wonalancet Company and Zoll Medical Company. He is an Overseer of the Museum of Science, Boston, and the Tufts University School of Veterinary Medicine. He is Trustee and Treasurer of Dumaines Trust, and Trustee of the American Textile History Museum, The Carroll School and Thompson Island Outward Bound Education Center. Mr. Herndon is a graduate of Princeton University and Harvard Business School.

CHRISTOPHER C. MILLIKEN has been the Senior Vice President, Operations of the Boise Cascade Office Products Corporation since 1995, previously having served as Eastern Region Manager from 1990. Prior to beginning his career at Boise Cascade Office Products Corporation in 1977, Mr. Milliken served in various merchandise management positions at Marshall Field & Company from 1970 to 1977. Mr. Milliken is a graduate of Clemson University.

MAURICE SEGALL has been a senior lecturer at the MIT-Sloan School of Management and a senior advisor to the Boston Consulting Group since 1989. Until 1989, he was Chairman, President and Chief Executive Corporate Officer of Zayre Corpora-tion which he joined as President and Chief Executive Officer in 1978. Mr. Segall is a Director of AMR Corporation and Harcourt General, Inc. He is a Trustee of Massachusetts General Hospital, Beth Israel Hospital and the Boston Museum of Fine Arts. Mr. Segall is a graduate of McGill University, Columbia University and the London School of Economics.

RONALD L. SKATES has been President, Chief Executive Officer and a Director of Data General Corporation since 1989. Prior to joining Data General Corporation in 1986, Mr. Skates was a Partner of Price Waterhouse LLP, certified public accountants. He is a member of the American Institute of Certified Public Accountants and the Massachusetts Society of Certified Public Accountants. He is also a Trustee of Massachusetts General Hospital, an Overseer of the Boston Museum of Fine Arts, and Vice Chairman and a Director of the Massachusetts High Technology Council. Mr. Skates is a graduate of Harvard College and Harvard Business School.

W. NICHOLAS THORNDIKE retired in 1988 from Wellington Management Company/Thorndike, Doran, Paine and Lewis where he was Chairman of the Board and Managing Partner. Mr. Thorndike serves as a Director of Courier Corpora-tion, Data General Corporation, The Providence Journal (where he is Chairman of the Executive Committee), and Bradley Real Estate Inc. He also serves as a Trustee of Massachusetts General Hospital, having served as Chairman of the Board from 1987 to 1992 and President from 1992 to 1994, and serves as Trustee of Eastern Utilities Associates, Northeastern University and The Putnam Funds. Mr. Thorndike is a graduate of Harvard College.

FRANZ COLLOREDO-MANSFELD has been a Senior Vice President of Cabot Partners since 1996. He was a Senior Engagement Manager of McKinsey & Company, Inc. from 1992 through 1996. He previously worked for the Deutsche Bank real estate investment group in 1992 and was a Robert Bosch Fellow at the German Central Bank (Bundesbank) in Frankfurt, Germany in 1991. He was also an investment banker with Merrill Lynch & Co. from 1986 through 1989 where he worked in Mergers and Acquisitions. Mr. Colloredo-Mansfeld is a graduate of Harvard Col-lege and Harvard Business School. He is a director or trustee of numerous char-itable organizations.

ANDREW D. EBBOTT joined Cabot Advisors in 1988 as Director of Research and a member of its acquisition department, becoming a Vice President in 1991 and a Senior Vice President in 1995 of Cabot Partners. Mr. Ebbott is a graduate of Dartmouth College and the University of Chicago Business School. He has over 11 years experience in real estate finance, investments and research and is a member of the American Institute of Certified Public Accountants, the National Association of Real Estate Investment Managers and the National Council of Real Estate Investment Fiduciaries.

HOWARD B. HODGSON, JR. has been a Senior Vice President--Director of Asset Man-agement and Member of the Investment Committee of Cabot Partners since 1992. Mr. Hodgson began his real estate career in 1979 with the Boston-based real estate firm R.M. Bradley & Co., Inc., becoming the head of its institutional property management group prior to joining CC&F Asset Management Company, an affiliate of Cabot, Cabot & Forbes, in 1991 as a Senior Vice President and head of its property management group. Mr. Hodgson is a graduate of Northeastern University. He is a Trustee and a member of the Board of Investment of the Cam-bridge Savings Bank. He is a member of the Building Owners and Managers Associ-ation, the National Association of Industrial and Office Parks and the National Council of Real Estate Investment Fiduciaries.

NEIL E. WAISNOR was a founding partner of Cabot Partners, joining as a Vice President and Treasurer in 1990 and becoming a Senior Vice President and Chief Financial Officer in 1995. Prior to joining Cabot Partners, he was Vice Presi-dent and Controller of Cabot, Cabot & Forbes, where he served in a variety of financial capacities since 1985. He worked for Arthur Andersen & Co. from 1977 until 1985 where he was a senior audit manager serving real estate and high technology companies. Mr. Waisnor is a graduate of the University of Massachu-setts at Amherst and is a member of the American Institute of Certified Public Accountants, the Massachusetts Society of Certified Public Accountants, the National Association of Real Estate Investment Managers and has served on the Accounting Committee of the National Council of Real Estate Investment Fiduciaries.

EUGENE F. REILLY has been Director of Leasing and Marketing of Cabot Partners since 1992, becoming Senior Vice President in 1996. Mr. Reilly began his real estate career with the Boston commercial real estate brokerage firm of Leggat McCall and Werner in 1983 and subsequently became a leasing broker with Julien
J. Studley, Inc. In 1985, he joined National Development Corporation where he became a Senior Vice President prior to joining Cabot Partners as a Vice Presi-dent in 1992. Mr. Reilly is a graduate of Harvard College. He is a member of the National Association of Industrial and Office Parks, the Industrial Devel-opment Research Council and The Council of Logistics Managers.

GERALD F. IANETTA has been a Vice President, Asset Management of Cabot Partners since 1993. He is also the Senior Regional Asset Manager and oversees the man-agement of assets located in the Northeast and South regions. Prior thereto, he was an asset manager at The Boston Company Real Estate Counsel, Inc. which he joined in 1989. Mr. Ianetta began his career in real estate asset management in 1982 upon joining CC&F Asset Management Company, an affiliate of Cabot Part-ners. Mr. Ianetta is a graduate of Bentley College.

JEAN M. MURPHY has been an Asset Manager of Cabot Partners since 1989. Ms. Murphy is a graduate of Shiller International University in Paris, France. She is an Insurance Institute of America Associate in Risk Management.

BRIAN R. BARRINGER has been a Regional Manager of Acquisitions at Cabot Part-ners since 1994. Prior to joining Cabot Partners, Mr. Barringer was a leasing agent covering retail, office, and industrial properties with Combined Proper-ties (Washington, D.C.) between 1991 and 1992, and with the Trammell Crow Com-pany (Washington D.C. and Cleveland, Ohio) from 1989 to 1991. Mr. Barringer is a graduate of Harvard College and Harvard Business School.

MARK A. BECHARD served as a Senior Portfolio Accountant of Cabot Partners from 1993. Mr. Bechard served as a real estate analyst at the Codman Company between 1993 and 1990. Mr. Bechard is a graduate of Salem State College.

ANDREW J. KLOUSE served as a Manager of Portfolio Accounting at Cabot Partners from 1994. He was an Assistance Vice President at The Boston Company Real Estate Counsel, Inc. from 1990 to 1993 and an accountant at Liberty Real Estate between 1988 and 1990. Mr. Klouse is a graduate of the University of Bridge-port.

ANDREW G. LESTAGE has been an Asset Manager for Cabot Partners since 1996. He is responsible for the Midwest and Southwest regions. From 1993 to 1996, he was a Property Manager with John Burnham & Company in San Diego. He is a graduate of Bucknell University.

JEFFREY G. SWANSON joined Cabot Partners as an Asset Manager in 1997. He will manage properties for the Management Company. From 1993 to 1997, he was an Assistant Vice President with AEW Capital Management and its predecessor compa-nies. He is a graduate of Colgate University.

JANINE COBB joined Cabot Partners as a General Manager in 1997, having previ-ously served as a mortgage broker for First Colony Trust Mortgage Co. beginning in 1996 and as a real estate consultant for various real estate companies since 1995. From 1986 to 1995, Ms. Cobb worked with MacFarlane Partners (formerly known as The Boston Company Real Estate Council Inc.) serving as Director of Debt Restructuring and Refinance beginning in 1993 and as a Regional Asset Man-ager prior thereto. Ms. Cobb began her real estate career with Cabot Advisors in 1978. She is a graduate of North Adams State College.

JOHN F. MALLOY has been a Senior Vice President of Cabot Partners since 1990, having previously served in a similar position with Cabot Advisors since 1986. He has been an institutional investment counselor for over twenty years and began his institutional real estate experience upon joining the Equitable Life Assurance Society in 1980. He subsequently worked with Lehndorff & Babson Real Estate Counsel, Inc., before joining Cabot Advisors. Mr. Malloy is a graduate of Fitchburg State College and Northeastern University. He is a Director of the Boston Adult Literacy Fund and a member of the Association of Investment Man-agement Sales Executives.

PETER F. TAGUE has been a Senior Vice President of Cabot Partners since 1990, having previously served in a similar position with Cabot Advisors since 1987. He worked with Boston Financial Real Estate Advisors from 1984 until joining Cabot Advisors in 1987. He has been an institutional investment counselor for over twenty-five years, beginning his investment career as a fixed income analyst and portfolio manager with the Bank of Boston in 1964. Mr. Tague is a graduate of Harvard College. He is a member of the National Association of Real Estate Investment Trusts, and the Pension Real Estate Association.

BOARD OF TRUSTEES

The business and affairs of the Company will be managed under the direction of the Board of Trustees. Pursuant to the terms of the Company's Declaration of Trust, the Trustees are divided into three classes. One class will hold office initially for a term expiring at the annual meeting of shareholders to be held in 1998, a second class will hold office initially for a term expiring at the annual meeting of shareholders to be held in 1999, and a third class will hold office initially for a term expiring at the annual meeting of shareholders to be held in 2000. At each annual meeting of the shareholders of the Company, the successors to the class of Trustees whose terms expire at that meeting will be elected to hold office for a term continuing until the annual meeting of share-holders held in the third year following the year of their election and the election and qualification of their successors. See "Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws."

COMMITTEES OF THE BOARD OF TRUSTEES

Audit Committee. Within 30 days following the closing of the Offering, the Board of Trustees of the Company will establish an Audit Committee that will consist of not less than three Independent Trustees. The Audit Committee will make recommendations concerning the engagement of independent public accoun-tants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accoun-tants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls.

Executive Compensation Committee. The Board of Trustees will also establish an Executive Compensation Committee (the "Compensation Committee") comprised of two or more Independent Trustees to determine the compensation levels and poli-cies for the Company's executive officers and to implement the Company's Long Term Incentive Plan.

The Board of Trustees will not have a standing nominating committee.

COMPENSATION OF TRUSTEES

The Independent Trustees will receive annual retainer fees of $18,000 and per meeting compensation of $1,000. The chairmen of the Audit Committee and the Compensation Committee will each receive an additional $1,000 annually for their services in such capacities. In addition, each Independent Trustee will receive an initial grant of options to purchase 10,000 Common Shares at the Offering Price and will receive additional annual grants of options to purchase 4,000 Common Shares at the market price for Common Shares at the date of grant. Officers of the Company who are Trustees will not receive any separate compen-sation for their service as Trustees.

EXECUTIVE COMPENSATION

The Company was organized as a Maryland real estate investment trust on October 10, 1997, and has not to date paid any cash compensation to its executive offi-cers. The following tables set forth information concerning the base compensa-tion proposed to be paid and the initial amounts of stock options proposed to be granted to Ferdinand Colloredo-Mansfeld, Robert E. Patterson, Franz Colloredo-Mansfeld, Andrew D. Ebbott, Howard B. Hodgson, Jr., Neil E. Waisnor and Eugene F. Reilly (collectively, the "Named Executive Officers") during the fiscal year ending December 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                                           ----------------------
                                                                       SECURITIES
                                                                       UNDERLYING
                                                                  BASE      STOCK
       NAME AND PRINCIPAL POSITION                         SALARY RATE OPTIONS(#)
       ---------------------------                         ----------- ----------
       Ferdinand Colloredo-Mansfeld                          $265,000    350,000
        Chairman of the Board and Chief Executive Officer
       Robert E. Patterson                                    245,000    275,000
        President
       Franz Colloredo-Mansfeld                               175,000    250,000
        Chief Financial Officer
       Andrew D. Ebbott                                       175,000    200,000
        Senior Vice President
       Howard B. Hodgson, Jr.                                 175,000    200,000
        Senior Vice President
       Eugene F. Reilly                                       175,000    200,000
        Senior Vice President
       Neil E. Waisnor                                        175,000    200,000
        Senior Vice President, Treasurer and Secretary

                                 OPTION GRANTS

                          --------------------------------------------------------------------------------
                                                                                     POTENTIAL REALIZABLE
                                                                                       VALUE OF ASSUMED
                                                                                        ANNUAL RATE OF
                              NUMBER OF                                                  COMMON SHARE
                             SECURITIES                                               PRICE APPRECIATION
                             UNDERLYING PERCENT OF TOTAL  EXERCISE PRICE              FOR OPTION TERM(2)
                          OPTIONS TO BE    OPTIONS TO BE      PER COMMON EXPIRATION ----------------------
NAME                         GRANTED(1)          GRANTED           SHARE       DATE         5%         10%
----                      ------------- ----------------  -------------- ---------- ---------- -----------
Ferdinand Colloredo-
 Mansfeld                       350,000             16.0%         $20.00   2/4/2008 $4,402,262 $11,156,197
Robert E. Patterson             275,000             12.6           20.00   2/4/2008  3,458,920   8,765,584
Franz Colloredo-Mansfeld        250,000             11.4           20.00   2/4/2008  3,144,473   7,968,712
Andrew D. Ebbott                200,000              9.1           20.00   2/4/2008  2,515,579   6,374,971
Howard B. Hodgson, Jr.          200,000              9.1           20.00   2/4/2008  2,515,579   6,374,971
Eugene F. Reilly                200,000              9.1           20.00   2/4/2008  2,515,579   6,374,971
Neil E. Waisnor                 200,000              9.1           20.00   2/4/2008  2,515,579   6,374,971

-------
(1)All options are granted at the fair market value of the Common Shares at the date of grant. Options granted are for a term of not more than 10 years from the date of grant and vest in four equal installments (rounded to the nearest whole share of Common Stock) over four years.
(2)In accordance with the rules of the Commission, these amounts are the hypo-thetical gains or "option spreads" that would exist for the respective options based on assumed rates of annual compound share price appreciation of 5% and 10% from the date the options are granted over the full option term. No gain to the optionee is possible without an increase in the market price of the Common Shares, which would benefit all shareholders.

In addition to cash compensation in the form of annual base salary, the Company will have a cash bonus incentive plan pursuant to which cash bonuses may be awarded to executive officers and other key employees based on attainment of specified personal and corporate objectives. The amounts of such bonuses may, depending on the level of an individual's corporate responsibility and attain-ment of specified objectives, range up to 100% of the individual's annual base salary.

EMPLOYMENT AGREEMENTS

Messrs. Ferdinand Colloredo-Mansfeld, Robert E. Patterson and Franz Colloredo-Mansfeld and each of the other Named Executive Officers will enter into employment agreements with the Operating Partnership. Each of the agreements with Messrs. Colloredo-Mansfeld and Patterson will be for an initial term of three years, which will be automatically extended for successive one-year periods unless otherwise terminated. The agreements with each of the other Named Executive Officers will be for initial terms of two years, which will be automatically extended for successive one-year periods unless otherwise termi-nated. The agreements will each provide for base annual compensation in the amounts set forth in "--Executive Compensation" above and incentive compensa-tion to be determined by the Board of Trustees or the Compensation Committee thereof. The base annual compensation may be increased in subsequent years by action of the Board of Trustees or the Compensation Committee. Each of the employment agreements will provide for certain severance payments, including certain tax reimbursements, in the event of termination by the Company without cause or by the employee after a change in control of the Company. Each execu-tive will be required under the terms of his employment agreement to devote substantially all of his business time to the affairs of the Company. The agreements will also prohibit each executive from engaging, directly or indi-rectly, during the term of his employment in activities that compete with those of the Company.

LONG TERM INCENTIVE PLAN

Prior to the Offering, the Board of Trustees will adopt, and the sole share-holder of the Company will approve, the Cabot Industrial Trust Long Term Incentive Plan (the "Long Term Incentive Plan") for the purpose of attracting and retaining highly qualified executive officers, Trustees and employees. The Long Term Incentive Plan will be administered by the Compensation Committee of the Board of Trustees, except that the Board of Directors of the Management Company or a committee thereof will select those employees of the Management Company who are eligible for awards under the Long Term Incentive Plan. As used in this summary, the term "Administrator" means the applicable Board or committee or its delegate, as appropriate. Officers and other employees of the Company, the Operating Partnership and designated subsidiaries, including the Management Company, and members of the Board of Trustees who are not employees of the Company ("Non-employee Trustees") will be eligible to participate in the Long Term Incentive Plan. Certain awards will be made to the Non-employee Trustees automatically and the applicable Administrator will select the other individuals who will participate in the Plan ("Participants"). No option or other incentive award may be granted under the Long Term Incentive Plan after the tenth anniversary of the date of its adoption.

Options awarded to Participants in the Long Term Incentive Plan who are Non-employee Trustees or employees of the Company relate to Common Shares. Options awarded to Participants in the Plan who are employees of the Operating Part-nership or the Management Company relate to Units. The Long Term Incentive Plan authorizes the issuance of up to 4,347,500 Common Shares and Units. The number of Common Shares and Units available may increase on each January 1 to an amount equal to 10% of the aggregate number of outstanding Common Shares and Units on such date. The number of Common Shares or Units underlying awards made to any one individual in any one-year period may not exceed 500,000 Common Shares or 500,000 Units or any combination thereof. The Long Term Incentive Plan provides for the grant of (i) Common Share options intended to qualify as incentive options under Section 422 of the Code, (ii) Common Share options and Unit options not intended to qualify as incentive options under
Section 422 of the Code and (iii) dividend equivalent rights and distribution equivalent rights which entitle a Participant to be credited with additional Common Share or Unit Rights.

In connection with the grant of options under the Long Term Incentive Plan other than options to Non-employee Trustees, the Administrator will determine the terms of the option, including the option exercise price and any vesting requirements and whether a dividend equivalent right or a distribution equiva-lent right shall be awarded in conjunction, respectively, with a Common Share option or a Unit option. The Administrator has authority to award options at less than fair market value (as defined in the Long Term Incentive Plan) but at this time has no intention of doing so. At the time of a Non-employee Trustee's initial election or appointment as a Trustee, such Trustee shall automatically receive an option to purchase 10,000 Common Shares. Thereafter, at the closing of the annual meeting of the Trust's shareholders, each contin-uing Non-employee Trustee shall receive an option to purchase an additional 4,000 Common Shares. Effective as of the closing of the Offering, options for a total of 2,188,500 Common Shares and Units will be granted to employees, officers and Non-employee Trustees, including the officers named in "--Execu-tive Compensation" above, with an exercise price equal to the Offering Price. The initial options granted under the Long Term Incentive Plan will have ten-year terms and will become exercisable in four equal annual installments com-mencing on the first anniversary of the date of grant, subject to acceleration of vesting upon a change in control of the Company (as defined in the Long Term Incentive Plan).

A Common Share option granted under the Long Term Incentive Plan may be exer-cised for any number of whole Common Shares up to the full number of Common Shares for which the option could be exercised. A Unit option may be exercised for any number of whole units up to the full number of Units for which the option could be exercised. A holder of an option will have no rights as an owner with respect to the Common Shares or Units, as applicable, subject to his or her option until the option is exercised. To the extent an option has not become exercisable at the time of the holder's termination of employment, it will be forfeited unless the Administrator has previously exercised its reason-able discretion to make such option exercisable, and all vested options which are not exercised by the expiration date described in the Long Term Incentive Plan will be forfeited. Any Common Shares or Units subject to an option which is forfeited (or which expires without exercise) will again be available for grant under the Long Term Incentive Plan. Payment of the exercise price of an option granted under the Long Term Incentive Plan may be made in cash or by exchanging Common Shares, in the case of Common Share options, or Units, in the case of Unit options, that have, in either case, been held by the Participant for at least six months, or in any combination thereof, as determined by the Administrator.

SAVINGS PLAN

The Company intends to assume and continue, and the Operating Partnership and designated subsidiaries, including the Management Company (each, a "Partici-pating Employer"), intend to adopt, the Cabot Partners Employee Savings Plan (the "401(k) Plan"). Prior service with Cabot Partners will be credited in full as service with the Company or a Participating Employer for all purposes under the 401(k) Plan, including eligibility and vesting.

The 401(k) Plan permits each participating employee to elect to defer up to 15% of compensation, subject to the annual statutory limitation prescribed by Sec-tion 402(g) of the Code, on a pre-tax basis. The Company and the Participating Employers will make matching contributions equal to 100% of the amount deferred, up to the lesser of 6% of compensation or $1,800. The Company and the Participating Employers may also make annual contributions if the Company achieves certain performance objectives to be determined on an annual basis by the Compensation Committee. Matching and discretionary contributions will be made in cash or Common Shares.

INDEMNIFICATION

The Company will enter into indemnification agreements with each of its execu-tive officers and Trustees that will require that the Company indemnify such persons to the fullest extent permitted by Maryland law and reimburse them for legal and related expenses as incurred in connection with litigation to which they may become subject as a result of their positions with the Company, sub-ject to an obligation to reimburse the Company if it is ultimately determined that indemnification is not permitted in the circumstances. Although the indem-nification agreements will provide substantially the same scope of indemnifica-tion as that to which the Company's officers and Trustees will be entitled under the Company's Bylaws and applicable Maryland law, such agreements may provide greater assurance to Trustees and executive officers that indemnifica-tion will be available, because, as contracts, they cannot be modified unilat-erally in the future by the Board of Trustees or the shareholders to eliminate the rights they provide. For a description of the limitation of liability and indemnification rights of the Company's officers and Trustees, see "Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws--Limitation of Liability and Indemnification."

                       FORMATION AND OTHER TRANSACTIONS

The Company was formed to continue and to expand Cabot Partners' national industrial real estate business and to acquire the Properties. Prior to or simultaneously with the closing of the Offering, the Company will complete the Formation Transactions and the other transactions described below, which are designed to consolidate the ownership of the Properties and Cabot Partners' industrial real estate business (and certain of its related assets) in the Company, to facilitate the Offering and to enable the Company to qualify as a REIT commencing with its taxable year ending December 31, 1998.

FORMATION TRANSACTIONS

The principal focus of Cabot Partners' real estate advisory services for third parties has been on assisting pension funds and other institutional investors in developing industrial real estate investment strategies that are appro-priate to their needs, implementing such strategies through identifying suit-able properties for acquisition, acquiring and managing such properties for the advisory clients and, ultimately, deciding when to sell such investments and conducting the sale process. Such services are provided pursuant to written contracts (the "Advisory Contracts") entered into between Cabot Part-ners and the advisory client. The advisory clients hold such real estate investments in a variety of forms, predominantly including single asset corpo-rations of which a single pension fund or other advisory client is the sole direct or indirect stockholder, but also including direct ownership of the properties in certain cases and ownership through a corporation established and managed by Cabot Partners for the purpose of providing a vehicle for pooled investment by institutional clients.

In preparation for the Offering and in connection with the closing thereof, Cabot Partners and the Contributing Investors are undertaking the transactions summarized below (the "Formation Transactions") for the purpose of organizing the Company and the Operating Partnership, and transferring the Properties and Cabot Partners' real estate advisory and management business and certain related assets to the Company and the Operating Partnership in a tax efficient manner. As a result of the Formation Transactions, the Contributing Investors, including the C-M Property Partnerships (all of the partnership interests in which are owned by Ferdinand Colloredo-Mansfeld and Franz Colloredo-Mansfeld, respectively, and members of their immediate families), will become equity investors in the Company through, in certain cases, direct ownership of Common Shares or, in most cases, ownership of Units in the Operating Partnership that may, subject to the limitations described below, be exchanged for Common Shares, to be received by them in exchange for their contributions of Proper-ties to the Company or the Operating Partnership. Cabot Partners will con-tribute to the Operating Partnership its real estate advisory and management business and other assets that relate to the Properties contributed to the Operating Partnership pursuant to the Formation Transactions. Cabot Partners' Advisory Contracts and assets relating to industrial properties that are not being contributed pursuant to the Formation Transactions will be held by the Management Company. As a result of such contributions, the Company will become the indirect owner of the contributed Properties, through and to the extent of its interest in the Operating Partnership, and will not receive advisory or management fees with respect to such Properties. The Properties to be contrib-uted by the Contributing Investors, including those of the C-M Property Part-nerships, do not, however, comprise all of the industrial properties for which Cabot Partners is currently providing advisory or management services, nor do the Contributing Investors comprise all of the advisory clients of Cabot Part-ners. Each of the advisory clients of Cabot Partners was offered the opportu-nity to participate in the Formation Transactions. Approximately 48.4% of the Properties, based on Annualized Net Rent, were properties that were managed by Cabot Partners.

The Formation Transactions include the following:

  (i) The Company was formed as a real estate investment trust under Maryland law through the filing of the Company's Declaration of Trust with the Mary-land Secretary of State on October 10, 1997.

  (ii) The Operating Partnership was formed as a limited partnership under Delaware law on October 10, 1997.

  (iii) The Operating Partnership incorporated the Management Company as its wholly-owned subsidiary through the filing of a certificate of incorpora-tion for the Management Company with the Delaware Secretary of State on December 22, 1997 and the contemporaneous initial purchase by the Operating Partnership of 100 shares of the non-voting preferred stock of the Manage-ment Company.

  (iv) Prior to or simultaneously with the closing of the Offering, the Con-tributing Investors, including the partners of the C-M Property Partner-ships, will contribute certain of their industrial real estate investment properties (comprising the Properties described herein), directly or indi-rectly, to the Operating Partnership. Such contributions will be effected pursuant to the Contribution Agreement, dated as of October 10, 1997, entered into among the Company, the Operating Partnership, Cabot Partners and each of the Contributing Investors. The Contribution Agreement pro-vides, among other things, that the Contributing Investors will convey to the Operating Partnership, or in certain cases directly to the Company, all of their interests in the Properties, in exchange for a number of Units, or Common Shares, determined on the basis of the relative derived contribution amounts of the Properties contributed as compared to the aggregate derived contribution amounts of all of the Properties and assets to be contributed by the Contributing Investors and Cabot Partners in the Formation Transactions. See "--Contribution Amounts of Properties and Cabot Partners." In the case of contributions of Proper-ties that the Contribution Agreement provides are to be made directly to the Company in exchange for Common Shares, the Company will direct that such Properties be conveyed by the Contributing Investor to the Operating Partnership, in exchange for which the Operating Partnership will issue to the Company a number of GP Units in the Operating Partnership equal to the number of Common Shares issued by the Company to the Contributing Investor. The determination of the specific forms of such contribution transactions and whether Units or Common Shares are to be issued in connection therewith was made in order to maximize the tax efficiency of such contributions taking into account the specific facts relating to and the organizational structure of the respective contributing entities. As a result of such con-tributions, and after giving effect to the proposed issuance and sale of Common Shares in the Offering and the Concurrent Placement, the Contrib-uting Investors (excluding for this purpose the C-M Property Partnerships) will receive a total of 22,598,735 Units and 8,961,714 Common Shares having a value, based on the Offering Price, of approximately $631.2 million, which will in the aggregate represent approximately 72.6% of the common equity of the Company on a fully diluted basis. See "Principal and Manage-ment Shareholders" for a listing of Units and Common Shares to be received by principal Contributing Investors in the Formation Transactions.

  (v) The Contribution Agreement also provides, among other things, that prior to or simultaneously with the closing of the Offering, Cabot Part-ners, most of whose partners are Cabot Group Participants, will contribute to the Operating Partnership (or to a subsidiary thereof) the Advisory Con-tracts and other assets relating to Cabot Partner's advisory and management business, including furniture, fixtures and equipment, general intangibles, intellectual property, books and records. As a result of such contribution and the contribution of the C-M Property Partnerships, and giving effect to the proposed issuance and sale of Common Shares in the Offering and the Concurrent Placement, Cabot Partners and the partners of the C-M Property Partnerships will receive a total of 2,289,551 Units which will represent approximately 5.3% of the common equity of the Company on a fully diluted basis. Of the Units that will be received by Cabot Partners and the part-ners of the C-M Property Partnerships, (i) Ferdinand Colloredo-Mansfeld, Chief Executive Officer of the Company, will receive 1,331,657 Units having a value, based on the Offering Price, of approximately $26.6 million, (ii) Robert E. Patterson, President of the Company, will receive 128,590 Units having a value, on the same basis, of approximately $2.6 million and (iii) no other individual partner of Cabot Partners will receive more than 135,515 Units having a value, on the same basis, of approximately $2.7 mil-lion. See "Principal and Management Shareholders." Cabot Partners' Advisory Contracts and assets relating to industrial properties that are not being contributed pursuant to the Formation Transactions will be held by the Man-agement Company. The Operating Partnership will own 100% of the non-voting preferred stock of the Management Company. The Operating Partnership, as the holder of the non-voting preferred stock of the Management Company, is entitled to receive quarterly cash dividends equal to 95% of the Management Company's net operating cash flow and will be senior to the extent of the liquidation preference thereof in a liquidation or dissolution to any class of the Management Company's common equity. The non-voting preferred stock is not redeemable by the Management Company or the holder thereof. Ferdi-nand Colloredo-Mansfield will own 100% of the voting common stock of the Management Company and will be entitled to receive quarterly cash dividends equal to 5% of the Management Company's net operating cash flow.

  (vi) The Units and Common Shares received by the Contributing Investors (excluding the C-M Property Partnerships) in connection with the Formation Transactions will be exchangeable for Common Shares on a one-for-one basis or the cash equivalent thereof (as determined by the Company) beginning one year after the Closing Date, or such earlier date as the Company may autho-rize.

  (vii) The Units received by Cabot Partners and the partners of the C-M Property Partnerships, including Messrs. Colloredo-Mansfeld and members of their immediate families, in connection with their contributions pursuant to the Formation Transactions will be exchangeable into Common Shares on a one-for-one basis or the cash equivalent thereof (as determined by the Com-pany), beginning one year after the Closing Date (or such earlier date as the Company may authorize); however, such Units or Common Shares may not, subject to certain exceptions, be disposed of until two years after the Closing Date (or such earlier date as the Company and J.P. Morgan Securi-ties Inc. may authorize).

  (viii) The Operating Partnership will use approximately $13.1 million of the net proceeds of the Offering to repay mortgage indebtedness secured by certain of the Properties. See "Use of Proceeds" and "Certain Relationships and Transactions."

CONCURRENT PLACEMENT

Concurrently with the sale of the Common Shares offered hereby, the Company will sell $20 million of Common Shares at the initial public offering price in the Concurrent Placement to the following investors, for whom Morgan Stanley Asset Management Inc. ("MSAM") is acting as advisor (collectively, the "Con-current Investor"): Stichting Bedrijspensioenfonds Voor De Metaalnijhverheid, Stichting Pensioenfonds ABP, MS Real Estate Special Situations Inc., The Morgan Stanley Real Estate Special Situations Funds I, L.P., The Morgan Stanley Real Estate Special Situations Fund II, L.P. and Morgan Stanley Real Estate Special Situations Real Estate Investors, L.P. Under the agreements relating to the sale of such shares to the Concurrent Investor, the Company has agreed to file a registration statement with the Commission 180 days after the Closing Date for the purpose of registering resales, subject to certain exceptions, of the Common Shares issued to the Concurrent Investor in the Con-current Placement and to reimburse the Concurrent Investor for up to $25,000 in related legal expenses.

COMPANY ACQUISITIONS

In addition to the Properties that are being contributed by the Contributing Investors in the Formation Transactions, the Company has agreed to purchase 21 Properties from unaffiliated third parties for an aggregate purchase price of approximately $142 million. The purchase of such Properties is expected to be completed concurrently with or shortly after the closing of the Offering. See "Properties" and Note (I) to the Pro Forma Condensed Balance Sheet for a description of the Company Acquisitions.

LIMITATIONS ON REPRESENTATIONS AND WARRANTIES

The Contributing Investors and Cabot Partners have each made certain represen-tations and warranties to the Company in the Contribution Agreement entered into among the parties in connection with the Formation Transactions. Such representations and warranties, which in the case of environmental matters and certain other matters are limited to the knowledge of specified entities and persons, relate to, among other things, their authority to enter into the For-mation Transactions, their ownership of the Properties or other assets to be contributed by them, and the absence of certain liabilities, and other matters relating primarily to the condition and operation of the Properties and such assets. The respective obligations of each Contributing Investor and of Cabot Partners to indemnify the Company in the event of breach of any of such representations and warranties, or breach of certain other provisions of the Contribution Agreement or under certain other circumstances is subject to an overall limitation under the Contribution Agreement equal to the value (based on the Offering Price) of the Units or Common Shares received by the Contrib-uting Investor in the Formation Transactions (or in lieu thereof, the return to the Company of all such Units or Common Shares received), and is subject to the further limitation that any such indemnification obligation relating to a specific Property is limited to the contribution amount assigned to such Prop-erty by the parties in connection with the Formation Transactions. In addi-tion, such indemnification obligations are generally limited to claims for indemnification made within one year after the completion of the Formation Transactions.

EFFECTS OF THE FORMATION TRANSACTIONS AND THE OFFERING

As a result of the transactions involved in the formation of the Company, together with the Offering and the Concurrent Placement, the Company initially will hold an approximate 42.8% interest in the Operating Partnership. The remaining 57.2% interest in the Operating Partnership will be held by certain Contributing Investors and management. Immediately following the closing of the Offering, on a fully diluted basis, purchasers of Common Shares in the Offering will hold approximately 19.8% of the common equity of the Company, the Cabot Group Participants will directly or indirectly hold approximately 3.9% of the common equity of the Company, the Concurrent Investor will hold 2.3% of the common equity of the Company and the Contributing Investors (ex-cluding for this purpose the C-M Property Partnerships) will hold approxi-mately 72.6% of the common equity of the Company. The remaining 1.4% of the fully diluted common equity of the Company will be owned by unaffiliated investors in Cabot Partners who will not be involved in the Company's opera-tions, including one retired officer of Cabot Partners. The retired officer will have the right to transfer the 135,515 Units to be received by him in private transactions commencing six months after the Closing Date of the Offering and the right to sell 67,758 of such Units to the Operating Partner-ship at the Offering Price during the first 90 days after the Closing Date.

The Operating Partnership will own 100% of the fee interest in the Properties and 100% of the non-voting preferred stock of the Management Company, repre-senting 95% of the economic interests therein, with Ferdinand Colloredo-Mansfeld, the Company's Chief Executive Officer, owning 100% of its voting stock, representing 5% of the economic interests therein.

CONTRIBUTION AMOUNTS OF THE PROPERTIES AND CABOT PARTNERS

Neither Cabot Partners, the Contributing Investors nor the Company obtained any third-party determination of the fair market value of the Properties or other assets contributed to the Company or the Operating Partnership in connection with the Formation Transactions. Third-party estimates of the "derived contri-bution amounts" of such assets, however, were obtained in August and September 1997 in accordance with procedures agreed upon by the Contributing Investors and Cabot Partners solely to assist Cabot Partners and the Contributing Investors in determining the allocation of the equity interests in the Company and the Operating Partnership among Cabot Partners and the Contributing Investors (including the C-M Property Partnerships) prior to the Offering.

The market capitalization of the Company at the Offering Price may not be indicative of, and may exceed: (i) the aggregate of the derived contribution values of the Properties and other assets to be acquired by the Company in the Formation Transactions and the purchase prices to be paid for Properties in the Company Acquisitions and (ii) the fair market value of the Properties and such other assets. The Offering Price has been negotiated between the Company and the Representatives of the Underwriters named herein based on their considera-tion of the factors referred to in "Underwriting." This methodology has been used because the Company believes it is appropriate to value the Company as an ongoing business, rather than on the basis of values that might be obtained from a liquidation of the Company or of its individual assets. No assurance can be given that the Offering Price will be an indication of the actual value of the Common Shares, which will be determined by market conditions and other fac-tors over time. The distribution rate was derived by comparison to distribution rates of other REITs that the Company believes may be comparable and in light of current market conditions.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

See "Formation and Other Transactions" for a summary of certain related party transactions that will be consummated prior to or simultaneously with the closing of the Offering.

The Cabot Group Participants will receive a total of 1,705,506 Units in the Formation Transactions in exchange for their interests in the C-M Property Partnerships and/or Cabot Partners, respectively. These Units (representing approximately 3.9% of the common equity of the Company on a fully diluted basis) will have a total value of approximately $34.1 million, based on the Offering Price. The Cabot Group Participants' partnership interests for the C-M Property Partnerships and Cabot Partners had an aggregate net book value of $5.1 million as of September 30, 1997. The aggregate cost to the Cabot Group Participants for these partnership interests was $8.8 million, resulting in an unrealized gain of approximately $25.3 million. The C-M Property Partnerships are owned by Ferdinand Colloredo-Mansfeld, the Company's Chief Executive Offi-cer, and members of his immediate family, including Franz Colloredo-Mansfeld, the Company's Chief Financial Officer, with Ferdinand Colloredo-Mansfeld owning a 97% partnership interest therein and Franz Colloredo-Mansfeld and other family members holding 1% and 2% partnership interests therein, respectively. Of the total number of Units that will be received by the Cabot Group Partici-pants in the Formation Transactions, (i) Ferdinand Colloredo-Mansfeld will receive 1,331,657 Units having a value, based on the Offering Price, of approx-imately $26.6 million in exchange for his partnership interests in the C-M Property Partnerships and Cabot Partners, which had an aggregate cost of approximately $4.7 million and $3.9 million, respectively, and (ii) Robert E. Patterson, President of the Company, will receive 128,590 Units having a value, on such basis, of approximately $2.6 million in exchange for his partnership interests in Cabot Partners, which had an aggregate cost of $59,000.

The Contributing Investors (excluding for this purpose the C-M Property Part-nerships) will receive a total of 22,598,735 Units and 8,961,714 Common Shares in exchange for their interests in the Properties in connection with the Forma-tion Transactions. These Units and Common Shares (representing approximately 72.6% of the common equity of the Company on a fully diluted basis) will have a total value of approximately $631.2 million based on the Offering Price, com-pared to the aggregate cost of the Properties to be contributed to the Company by such Contributing Investors of approximately $655.9 million.

The Units received by the Cabot Group Participants and the Contributing Investors in the Formation Transactions may, in accordance with the Operating Partnership Agreement, be exchanged in whole or in part for Common Shares on a one-for-one basis or, at the election of the Company, the cash equivalent thereof, at any time commencing one year after the Closing Date in the case of Contributing Investors or two years after the Closing Date in the case of the Cabot Group Participants. The Company currently expects that it will not elect to pay cash for Units in connection with any such exchange request, but instead will issue Common Shares in exchange for such Units. The receipt and retention of the Units in exchange for contributed assets may provide the Cabot Group Participants and certain of the Contributing Investors with continued deferral of the taxable gain associated with dispositions of those assets.

Treasury regulations under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (the "Book-Tax Differences"). The Operating Partnership and the Company have not yet deter-mined which of the alternative methods of accounting for Book-Tax Differences will be elected by the Partnership. Such determination could result in the allocation of lower amounts of taxable income to the Cabot Group Participants in certain circumstances than might otherwise occur if the Partnership elected an alternative method. See "Federal Income Tax Consequences--Tax Aspects of the Company's Investments in Partnerships--Tax Allocations with Respect to the Properties."

REPAYMENT OF DEBT

Approximately $18.3 million of indebtedness secured by the Properties to be contributed by the C-M Property Partnerships will be assumed by the Operating Partnership and approximately $13.1 million of such indebtedness will be repaid from the proceeds of the Offering.

OPTIONS GRANTED

The Company will grant options to purchase an aggregate of 1,675,000 Units that will be convertible into an equal number of Common Shares under the Company's Long Term Incentive Plan at the Offering Price to senior executive officers of the Company, subject to certain vesting requirements. See "Management--Long Term Incentive Plan."

                     PRINCIPAL AND MANAGEMENT SHAREHOLDERS

The following table sets forth the beneficial ownership of Common Shares (in-cluding Common Shares for which Units are exchangeable) of (i) each person who is a shareholder of the Company owning more than 5% of the beneficial interest in the Company, (ii) each person who is a Trustee or Trustee nominee, (iii) each Named Executive Officer and (iv) all Trustees, Trustee nominees and execu-tive officers of the Company as a group, in each case after the closing of the Offering and the Concurrent Placement and consummation of the Formation Trans-actions. Unless otherwise indicated, all of such interests are to be owned directly, and the indicated person or entity will have sole voting and invest-ment power. The extent to which a person will hold Common Shares as opposed to Units is set forth in the notes to the table below.

                                           --------------------------------------------------
                                              NUMBER OF
                                                 COMMON
                                                 SHARES
                                           BENEFICIALLY    NUMBER OF   PERCENT OF
                                                  OWNED        UNITS   ALL COMMON  PERCENT OF
                                              AFTER THE BENEFICIALLY       SHARES  ALL COMMON
NAMES AND ADDRESS OF BENEFICIAL OWNERS(1)      OFFERING        OWNED AND UNITS(2)   SHARES(3)
-----------------------------------------  ------------ ------------ ------------  ----------
Ferdinand Colloredo-
 Mansfeld                                           --     1,331,657          3.1%        6.7%
Robert E. Patterson                                 --       128,590            *         0.7
Franz Colloredo-Mansfeld                            --        25,991            *           *
Andrew D. Ebbott                                    --        36,499            *           *
Howard B. Hodgson, Jr.                              --        36,499            *           *
Eugene F. Reilly                                    --        30,416            *           *
Neil E. Waisnor                                     --        36,499            *           *
Noah T. Herndon                                     --           --           --          --
Christopher C. Milliken                             --           --           --          --
Maurice Segall                                      --           --           --          --
W. Nicholas Thorndike                               --           --           --          --
Ronald L. Skates                                    --           --           --          --
IBM Retirement Plan
 Trust(4)                                           --    10,246,244         23.6        35.5
Pennsylvania Public School
 Employes' Retirement
 System(5)                                          --     5,502,973         12.7        22.8
New York State Teachers'
 Retirement System(6)                         2,186,947    3,764,579         13.7        26.6
State of Wisconsin
 Investment Board(7)                          2,959,534          --           6.8        15.9
Leland Stanford Jr.
 Endowment Fund(8)                                  --     2,367,923          5.5        11.3
The Prudential Insurance
 Company of America(9)                        2,228,749          --           5.1        12.0
Argo Partnership II,
 L.P.(10)                                     1,586,484          --           3.7         8.5
Morgan Stanley Asset
 Management Inc.(11)                          1,000,000          --           2.3         5.4
All Trustees, Trustee
 nominees and executive
 officers as a group (15
 persons)                                           --     1,696,107          3.9%        8.4%

-----------
 * Less than 1%.
(1)Unless otherwise indicated, the address of each named person or title holding entity is c/o Cabot Industrial Trust, Two Center Plaza, Suite 200, Bos-ton, Massachusetts 02108.
(2)Assumes a total of 43,475,000 Common Shares and Units outstanding immedi-ately following completion of the Offering. Assumes that all Units are exchanged for Common Shares (without regard to the prohibition on exchange of Units until one year or two years after the closing of the Offering and assumes the Company elects to issue Common Shares rather than pay cash upon such exchange).
(3)Assumes 18,586,714 Common Shares outstanding immediately following comple-tion of the Offering (before giving effect to any exchange of Units benefi-cially held by the identified person). Assumes that all Units beneficially held by the identified person (and no other person) are exchanged for Common Shares (without regard to the prohibition on exchange of Units until one year or two years after the closing of the Offering and assumes the Company elects to issue Common Shares rather than pay cash upon such exchange).
(4) Includes 10,246,244 Units held of record by CP Investment Properties, Inc. which are beneficially owned by IBM Retirement Plan Trust.
(5) Includes 5,502,973 Units owned of record by Keystone-Illinois Property Holding Corp., Keystone-New Jersey Property Holding Corp. and Keystone-Ohio Property Holding Corp. which are each wholly owned by Pennsylvania Public School Employes' Retirement System. The business address of these unitholders is 875 North Michigan Avenue, Suite 4114, Chicago, Illinois 60611.

(6) Includes 2,186,947 Common Shares and 3,764,579 Units held of record by three title holding entities and six title holding entities, respectively, which are each wholly owned by New York State Teachers' Retirement Systems.
(7) The business address of this shareholder is 121 East Wilson Street, 2nd Floor, Madison, Wisconsin 53702.
(8) Includes 2,367,923 Units held of record by CP REPROP Corp. which is wholly owned by Leland Stanford Jr. Endowment Fund.
(9) The business address of this shareholder is Eight Campus Drive, Parsippany, New Jersey 07054.
(10) Includes 1,586,484 Common Shares held of record by West Coast Industrial, L.L.C. which are beneficially owned by its managing member, Argo Partnership II, L.P. ("Argo Fund"). The business address of this unitholder is c/o The O'Conner Group, 399 Park Avenue, New York, New York 10022. J.P. Morgan Securi-ties, Inc. owns a partnership interest in the Argo Fund. See "Underwriting."
(11) Shares to be purchased in the Concurrent Placement. Morgan Stanley Asset Management Inc., as the advisor to the entities collectively referred to herein as the Concurrent Investor, and Morgan Stanley, Dean Witter, Discover & Co., as the owner of all of the common stock of MSAM, are deemed beneficially to own the Common Shares beneficially owned by the Concurrent Investor. MSAM maintains its principal office at 1221 Avenue of the Americas, New York, New York 10020 and Morgan Stanley, Dean Witter, Discover & Co. maintains its principal office at 1585 Broadway, New York, New York 10036. MSAM disclaims beneficial ownership of such Common Shares.

                  DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

The following summary of the terms of the shares of beneficial interest of the Company does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to the Declaration of Trust and Bylaws of the Company, copies of which are exhibits to the Registration State-ment of which this Prospectus is a part. See "Additional Information."

GENERAL

The Declaration of Trust of the Company provides that the Company may issue up to 150,000,000 shares of beneficial interest (the "Shares"), which may consist of Common Shares and preferred shares of beneficial interest, $.01 par value per share ("Preferred Shares"), in such combination as the Trustees may deter-mine. Upon the closing of the Offering and the consummation of the Formation Transactions, 18,586,714 Common Shares will be issued and outstanding and no Preferred Shares will be issued and outstanding. As permitted by Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended (the "Maryland REIT Law"), the Declaration of Trust contains a provi-sion permitting the Board of Trustees, without any action by the shareholders of the Company, to amend the Declaration of Trust to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of any class of shares of beneficial interest that the Trust has authority to issue. The Company believes that the power of the Board of Trustees to issue additional shares of beneficial interest will provide the Company with increased flexibility in structuring possible future financings and acquisi-tions and in meeting other needs that might arise. The additional shares of beneficial interest, including possibly Common Shares, will be available for issuance without further action by the Company's shareholders, unless action by the shareholders is required by applicable law or the rules of any stock exchange or automated quotation system on which the Company's securities may be listed or traded. Although the Board of Trustees currently has no intention of doing so, it could authorize the Company to issue a class or series that could, depending on the terms of such class or series, delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for the Common Shares and might otherwise be in the best interests of the shareholders.

Both the Maryland REIT Law and the Company's Declaration of Trust provide that no shareholder of the Company will be personally liable for any obligation of the Company solely as a result of such shareholder's status as a shareholder of the Company. The Company's Declaration of Trust further provides that the Com-pany will indemnify and hold each shareholder harmless against any claim or liability to which the shareholder may become subject by reason of such share-holder's being or having been a shareholder or former shareholder, subject to such shareholder providing prompt notice to the Company. The Company must also pay or reimburse each shareholder or former shareholder for all legal and other expenses reasonably incurred by such shareholder in connection with any claim or liability unless it is established by a court that such claim or liability arose out of such shareholder's bad faith, willful misconduct or gross negli-gence. In addition, the Company, as a matter of general practice, does insert a clause in its contracts providing that its shareholders assume no personal lia-bility for obligations entered into on behalf of the Company. Nevertheless, with respect to tort claims, contractual claims where shareholder liability is not so negated, claims for taxes and certain statutory liabilities, judicial decisions relating to business trusts organized under the laws of certain jurisdictions other than Maryland might be asserted in such jurisdictions as a basis for personal liability of shareholders of the Company to the extent that any such claims are not satisfied by the Company. Inasmuch as the Company car-ries public liability insurance which it considers adequate, any risk of per-sonal liability to shareholders is limited to situations in which the Company's assets plus its insurance coverage would be insufficient to satisfy the claims against the Company and its shareholders.

COMMON SHARES

All Common Shares offered pursuant to this Registration Statement will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares or series of beneficial interest and to the provisions of the Company's Declaration of Trust regarding the restriction on transfer of Common Shares, holders of Common Shares are entitled to receive dividends on such shares if, as and when authorized and declared by the Board of Trustees of the Company out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company.

Each outstanding Common Share entitles the holder of such Common Share to one vote on all matters submitted to a vote of shareholders, including the election of Trustees, and, except as provided with respect to any other class or series of shares of beneficial interest, the holders of such Common Shares possess the exclusive voting power. There is no cumulative voting in the election of Trust-ees, which means that the holders of a majority of the outstanding Common Shares can elect all of the Trustees then standing for election and the holders of the remaining shares will not be able to elect any Trustees.

holders of Common Shares have no preference, conversion, sinking fund, redemp-tion or appraisal rights and have no preemptive rights to subscribe for any securities of the Company. Subject to the provisions of the Declaration of Trust regarding the restriction on transfer of Common Shares, Common Shares have equal dividend, distribution, liquidation and other rights.

Under the Maryland REIT Law, a Maryland real estate investment trust generally cannot amend its declaration of trust or merge unless approved by the affirma-tive vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the real estate investment trust's declaration of trust. The Company's Declaration of Trust provides for approval by a majority of the votes cast by holders of Common Shares entitled to vote on the matter in all situations permitting or requiring action by the shareholders, except with respect to: (i) the election of Trustees (which requires a plurality of all the votes cast at a meeting of shareholders of the Company at which a quorum is present), (ii) the removal of Trustees (which requires the affirmative vote of the holders of two-thirds of the outstanding shares of beneficial interest of the Company entitled to vote generally in the election of Trustees, which action can only be taken by vote at a shareholder meeting), (iii) the merger of the Company into a new entity, consolidation or sale (or other disposition) of all or substantially all of the assets of the Company (which requires the affirmative vote of the holders of two-thirds of the outstanding shares entitled to vote on the matter, which action can only be taken by vote at a shareholder meeting), (iv) the amendment of the Declaration of Trust by shareholders, including the amendment or repeal of the Independent Trustee provision (which requires the affirmative vote of a majority of votes entitled to be cast on the matter, except under certain cir-cumstances specified in the Declaration of Trust which require the affirmative vote of two-thirds of all the votes entitled to be cast on the matter), and
(v) the dissolution of the Company (which requires the affirmative vote of two-thirds of the outstanding shares entitled to vote on the matter). The Com-pany has agreed pursuant to the Operating Partnership Agreement that Limited Partners also have voting rights with respect to certain of the foregoing actions for a limited period. See "Partnership Agreement of Operating Partner-ship--Management." As allowed under the Maryland REIT Law, the Company's Dec-laration of Trust permits the Trustees by a two-thirds vote to amend the Dec-laration of Trust from time to time to qualify as a real estate investment trust under the Code or the Maryland REIT Law without the approval of the shareholders. As permitted by the Maryland REIT Law, the Declaration of Trust contains a provision permitting the Board of Trustees, without any action by the shareholders of the Company, to amend the Declaration of Trust to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of any class of shares of beneficial interest that the Com-pany has authority to issue.

CLASSIFICATION OR RECLASSIFICATION OF COMMON SHARES OR PREFERRED SHARES

The Declaration of Trust authorizes the Board of Trustees to classify any unissued Preferred Shares and to reclassify any previously classified but unissued Preferred Shares of any series from time to time in one or more series, as authorized by the Board of Trustees. Prior to issuance of shares of each series, the Board of Trustees is required by the Maryland REIT Law and the Company's Declaration of Trust to set for each such series, subject to the provisions of the Company's Declaration of Trust regarding the restriction on transfer of shares of beneficial interest, the terms, the preferences, conver-sion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series. Thus, the Board of Trustees could authorize the issuance of Preferred Shares with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control of the Company that might involve a premium price for holders of Common Shares or otherwise might be in their best interest. As of the date hereof, no Preferred Shares are outstanding and the Company has no present plans to issue any Pre-ferred Shares.

RESTRICTIONS ON TRANSFER

For the Company to qualify as a REIT under the Code, it must meet certain requirements concerning the ownership of its outstanding shares of beneficial interest. Specifically, not more than 50% in value of the Company's out-standing shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain enti-ties) at any time during the last half of a taxable year (other than the first year the election to be a REIT has been made), and the Company must be benefi-cially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. See "Federal Income Tax Consequences--Taxation of the Company."

For this reason, among others, the Declaration of Trust, subject to certain exceptions described below and to possible limited exceptions regarding cer-tain Contributing Investors, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than (i) 9.8% of the Company's issued and outstanding Shares, or (ii) 9.8% of the total value of such Shares (the "Ownership Limit"). Any transfer of Common or Preferred Shares that would (i) result in any person owning, directly or indirectly, Common or Preferred Shares in excess of the Ownership Limit, (ii) result in the Common and Preferred Shares being owned by fewer than 100 persons (determined without reference to any rules of attribution), or (iii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights in such Common or Preferred Shares.

Subject to certain exceptions described below, if any purported transfer of Common or Preferred Shares would (i) result in any person owning, directly or indirectly, Common or Preferred Shares in excess of the Ownership Limit, or
(ii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, the Common or Preferred Shares will be designated as excess shares (the "Excess Shares") and transferred automatically to a trust (the "Share Trust") effective as of the close of business on the business day before the purported transfer of such Common or Preferred Shares. The record holder of the Common or Preferred Shares that are designated as Excess Shares (the "Pur-ported Transferee") will have no rights in such shares except as described below. The trustee of the Share Trust (the "Share Trustee") will be designated by the Company, but will not be affiliated with the Company. The beneficiary of the Share Trust (the "Beneficiary") will be one or more charitable organiza-tions that are named by the Company.

Excess Shares will remain issued and outstanding Common or Preferred Shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The Share Trust will receive all dividends and distribu-tions on the Excess Shares and will hold such dividends and distributions in trust for the benefit of the Beneficiary. The Share Trustee will vote all Excess Shares. At the direction of the Company, the Share Trustee must transfer the Shares held in the Excess Share Trust to a person whose ownership of the Shares will not violate the Ownership Limit. Such transfer must be made within 60 days after the latest of (i) the date of the transfer that resulted in such Excess Shares and (ii) the date that the Board of Trustees determines in good faith that a transfer resulting in Excess Shares has occurred, if the Company does not receive notice of such transfer (as described below). Upon such a transfer, which is subject to the Company waiving its purchase right described below, the Purported Transferee generally will receive from the Share Trustee the lesser of (i) the price per share such Purported Transferee paid for the Common or Preferred Shares that were designated as Excess Shares (or, in the case of a gift or devise, the Market Price (as defined below) per share on the date of such transfer) and (ii) the price per share received by the Share Trustee from the sale of such Excess Shares. Any amounts received by the Share Trustee in excess of the amounts to be paid to the Purported Transferee will be distributed to the Beneficiary.

The Excess Shares will be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Excess Shares (or, in the case of a gift or devise, the Market Price per share on the date of such transfer) or
(ii) the Market Price per share on the date that the Company, or its designee, accepts such offer. The Company will have the right to accept such offer for a period of ninety days after the later of (i) the date of the purported transfer which resulted in such Excess Shares and (ii) the date the Company determines in good faith that a transfer resulting in such Excess Shares occurred.

"Market Price" means the last reported sales price reported on the NYSE for a particular class of Shares on the trading day immediately preceding the rele-vant date, or if not then traded on the NYSE, the last reported sales price for such class of Shares on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over or through which such class of Shares may be traded, or if not then traded over or through any exchange or quotation system, then the market price of such class of Shares on the relevant date as determined in good faith by the Board of Trustees.

Any person who acquires or attempts to acquire Common or Preferred Shares in violation of the foregoing restrictions, or any person who owned Common or Pre-ferred Shares that were transferred to a Share Trust, will be required (i) to give immediately written notice to the Company of such event or, in the event of a proposed or attempted transfer, must give at least 15 days prior written notice to the Company of such event, and (ii) to provide to the Company such other information as the Company may request in order to determine the effect, if any, of such transfer on the Company's status as a REIT.

The Declaration of Trust requires all persons who own, directly or indirectly, more than 5% (or such lower percentages as required pursuant to regulations under the Code) of the number or value of the outstanding Common and Preferred Shares, within 30 days after January 1 of each year, to provide to the Company a written statement stating the name and address of such direct or indirect owner, the number of Common and Preferred Shares owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect shareholder shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such ownership on the Company's status as a REIT and to ensure compliance with the Ownership Limit.

The Ownership Limit generally will not apply to the acquisition of Common or Preferred Shares by an underwriter that participates in a public offering of such shares. In addition, the Board of Trustees, upon receipt of a ruling from the Service or an opinion of counsel and upon such other conditions as the Board of Trustees may direct, may exempt a person from the Ownership Limit under certain circumstances. However, the Board may not grant an exemption from the Ownership Limit to any proposed transferee whose ownership, direct or indi-rect, of shares of beneficial interest of the Company in excess of the Owner-ship Limit would result in the termination of the Company's status as a REIT. The foregoing restrictions will continue to apply until the Board of Trustees determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT.

The Ownership Limit could have the effect of delaying, deferring or preventing a transaction or a change in control of the Company that might involve a pre-mium price for the Common Shares or otherwise be in the best interest of the shareholders of the Company.

All certificates representing Common or Preferred Shares will bear a legend referring to the restrictions described above.

                    CERTAIN PROVISIONS OF MARYLAND LAW AND OF
                  THE COMPANY'S DECLARATION OF TRUST AND BYLAWS

The following summary of certain provisions of Maryland law and of the Declara-tion of Trust and Bylaws of the Company does not purport to be complete, although the Company believes all material provisions thereof are described, and is qualified in its entirety by reference to Maryland law and to the Decla-ration of Trust and Bylaws of the Company, copies of which are exhibits to the Registration Statement of which this Prospectus is a part. See "Additional Information."

CLASSIFICATION OF THE BOARD OF TRUSTEES

The Company's Declaration of Trust provides that the number of Trustees of the Company cannot be less than three nor more than 15. At the closing of the Offering, there will be seven Trustees. The Trustees are divided into three classes, with terms of three years each and with one class to be elected at each annual meeting of shareholders. The classified Board of Trustees could have the effect of making the removal of incumbent Trustees time-consuming and difficult, which could discourage a third party from making a tender offer or otherwise attempting to effect a change in control of the Company that a majority of shareholders may believe to be beneficial to the Company and its shareholders.

VACANCIES

Any vacancy on the Board of Trustees arising for any cause other than an increase in the number of Trustees may be filled by a majority of the remaining Trustees, even if less than a quorum, or by a sole remaining Trustee. Any vacancy created by an increase in the number of Trustees may be filled by a majority of the entire Board of Trustees. Only the Independent Trustees may nominate a replacement for a vacancy in an Independent Trustee position. Any Trustee elected to fill a vacancy will hold office until the next annual meeting of shareholders. A Trustee elected at an annual meeting of shareholders to fill a vacancy will have the same remaining term as that of his or her pred-ecessor.

REMOVAL OF TRUSTEES

The Declaration of Trust provides that a Trustee may be removed with or without cause upon the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of Trustees, but only by a vote taken at a shareholder meeting. This provision has the effect of limiting shareholders' power to remove incumbent Trustees to cases in which a substantial majority of share-holders approve such removal.

BUSINESS COMBINATIONS

Under the MGCL, as applicable to Maryland real estate investment trusts, cer-tain "business combinations" (including mergers, consolidations, share exchanges and asset transfers and certain issuances or reclassifications of equity securities) between a Maryland real estate investment trust and any person who beneficially owns ten percent or more of the voting power of the trust's shares or an affiliate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten per-cent or more of the voting power of the then outstanding voting stock of the trust (an "Interested Shareholder"), or an affiliate of such an Interested Shareholder, are prohibited for five years after the most recent date on which the Interested Shareholder becomes an Interested Shareholder. Thereafter, any such business combination must be recommended by the board of trustees of such trust and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest of the trust and (ii) two-thirds of the votes entitled to be cast by holders of voting shares of the trust other than shares held by the Interested Shareholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the trust's common shareholders receive a minimum price (as defined in the MGCL) for their shares and the con-sideration is received in cash or in the same form as previously paid by the Interested Shareholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of trustees of the trust prior to the time that the Interested Share-holder becomes an Interested Shareholder.

CONTROL SHARE ACQUISITIONS

The MGCL, as applicable to Maryland real estate investment trusts, provides that "control shares" (as defined below) of a Maryland real estate investment trust acquired in a "control share acquisition" (as defined below) have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of beneficial interest owned by the acquiror, by officers or by trustees who are employees of the trust. "Control Shares" are voting shares of beneficial interest which, if aggregated with all other such shares of beneficial interest previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control Shares do not include shares the acquiring person is then entitled to vote as a result of having pre-viously obtained shareholder approval. A "control share acquisition" means the acquisition of Control Shares, subject to certain exceptions.

A person who has made or proposes to make a Control Share Acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of trustees of the trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the trust may redeem any or all of the Control Shares (except those for which voting rights have previ-ously been approved) at their fair value, determined without regard to the absence of voting rights for the Control Shares, as of the date of the last Control Share Acquisition by the acquiror or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for Control Shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisi-tion.

The Control Share Acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the trust is a party to the trans-action or (b) to acquisitions approved or exempted by the declaration of trust or bylaws of the trust.

SHAREHOLDERS' MEETINGS

The Declaration of Trust and Bylaws provide for an annual meeting of Share-holders to be held upon proper notice and within a reasonable period, but not less than 30 days, following delivery of the Company's annual report. Special meetings of Shareholders may be called by a majority of the Trustees, a majority of the Independent Trustees or by an executive officer of the Company and must be called upon the written request of Shareholders holding in the aggregate not less than 25% of the outstanding shares of the Company entitled to vote. Written notice stating the place, date and hour of the Shareholders' meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, but is required to be delivered not less than 10 nor more than 60 days before the day of the meeting to each holder of record. Unless requested by shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter which is substantially the same as the matter voted on at any meeting of the shareholders held during the preceding twelve months.

ANNUAL REPORT

Under the Maryland REIT Law, the Company is required to deliver to shareholders an annual report concerning its operations for the preceding fiscal year con-taining financial statements prepared in accordance with GAAP which are audited and reported on by independent certified public accountants. The report must include a balance sheet, an income statement and a surplus statement. Annual reports must be mailed or delivered to each shareholder and must be placed on file at the principal office of the Company within the time prescribed by the Maryland REIT Law.

AMENDMENT

The Trustees, by a two-thirds vote, may amend the provisions of the Company's Declaration of Trust, without shareholder approval, to qualify the Company as a REIT under the Code or under the Maryland REIT Law. The Board of Trustees may also amend the Declaration of Trust, without shareholder approval, to increase or decrease the aggregate number of Shares that the Company has the authority to issue. Otherwise, the Company's Declaration of Trust may be amended only by the affirmative vote or written consent of the holders of not less than a majority of the Shares then outstanding and entitled to vote thereon, except with respect to provisions therein relating to (i) removal of Trustees and (ii) certain reorganization transactions of the Company. The provisions described in clauses (i)-(ii) in the preceding sentence may be amended only by the affirma-tive vote or, in certain instances, written consent of the holders of not less than two-thirds of the Shares then outstanding. The Company's Bylaws may only be amended by the Board of Trustees.

LIMITATION OF LIABILITY AND INDEMNIFICATION

The Maryland REIT Law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishon-esty established by a final judgment as being material to the cause of action. The Company's Declaration of Trust contains such a provision limiting such lia-bility to the maximum extent permitted by the Maryland REIT Law.

The Declaration of Trust provides that the Company, to the fullest extent per-mitted by Maryland law, must indemnify each Trustee and officer in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person was a Trustee or officer of the Company or is or was serving at the request of the Company as a director, officer, partner, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, from all claims and liabilities to which such person may become subject by reason of service in that capacity and to pay or reimburse reasonable expenses, as such expenses are incurred, of each Trustee or officer in connection with any such action, suit or proceeding. The Bylaws of the Company obligate it, to the fullest extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) each Trustee and officer from and against all claims and liabilities, whether they proceed to judgment or are settled, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to which such Trustee or officer may become subject by reason or such person being or having been a Trustee or officer, or by reason of any action alleged to have been taken or omitted by such person as a Trustee or officer, and will reim-burse such person for all reasonable legal and other expenses incurred by such person in connection with such claim or liability, including any claim or lia-bility arising under the provisions of federal or state securities laws, or
(ii) any such Trustee or officer who at the request of the Company serves or has served another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, trustee, officer or partner, employee or agent of such foreign or domestic entity and who is made a party to the proceeding by reason of such person's service in that capacity against any claim or liability to which such person may become subject by reason of such status.

The Maryland REIT Law permits a Maryland real estate investment trust to indem-nify, and to advance expenses to, its trustees, officers, employees and agents to the same extent as permitted by the MGCL for directors and officers of Mary-land corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connec-tion with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgement of liability on the basis that per-sonal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of such person's good faith belief that he or she has met the standard of con-duct necessary for indemnification by the corporation and (b) a written under-taking by or on behalf of such person to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of con-duct was not met. Insofar as indemnification for liability arising under the Securities Act may be permitted to Trustees, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

OPERATIONS

The Company is generally prohibited from acquiring or holding property or engaging in any activity that would cause the Company to fail to qualify as a real estate investment trust. To maintain its qualification as a Maryland real estate investment trust, the Maryland REIT Law requires that the Company hold, either directly or indirectly, at least 75% of the value of its assets in real estate assets, mortgages or mortgage related securities, government securities, cash and cash equivalent items, including high-grade short-term securities and receivables. The Maryland REIT Law also prohibits using or applying land for farming, agriculture, horticulture or similar purposes.

TERMINATION OF THE TRUST AND REIT STATUS

The Company's Declaration of Trust permits (i) the termination of the Company and the discontinuation of the operations of the Company by the affirmative vote or written consent of the holders of not less than two-thirds of the Company's outstanding Shares of all classes and (ii) the termination of the Company's qualification as a REIT if such qualification, in the opinion of the Board of Trustees, is no longer advantageous to the shareholders.

ADVANCE NOTICE OF TRUSTEE NOMINATIONS AND NEW BUSINESS

The Bylaws of the Company provide that (i) with respect to an annual meeting of shareholders, nominations of persons for election to the Board of Trustees and the proposal of business to be considered by shareholders may be made only (a) pursuant to the Company's notice of the meeting, (b) by or at the direction of the Board of Trustees or (c) by a shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws and (ii) with respect to special meetings of shareholders, only the business specified in the Company's notice of meeting may be brought before the meeting of shareholders and nominations of persons for election to the Board of Trustees may be made only (a) pursuant to the Company's notice of the meeting,
(b) by the Board of Trustees, or (c) provided that the Board of Trustees has determined that Trustees shall be elected at such meeting, by a shareholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.

POSSIBLE ANTITAKEOVER EFFECT OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE DECLARATION OF TRUST AND BYLAWS

The provisions of the Declaration of Trust on classification of the Board of Trustees, the removal of Trustees and the restrictions on the transfer of shares of beneficial interest and the advance notice provisions of the Bylaws could have the affect of delaying, deferring or preventing a transaction or a change in control of the Company that might involve a premium price for holders of Common Shares or otherwise be considered by shareholders to be in their best interest.

MARYLAND ASSET REQUIREMENTS

To maintain its qualification as a Maryland real estate investment trust, the Maryland REIT Law requires at least 75% of the value of the Company's assets to be held, directly or indirectly, in real estate assets, mortgages or mortgage related securities, government securities, cash and cash equivalent items, including high-grade short term securities and receivables. The Maryland REIT Law also prohibits the Company from using or applying land for farming, agri-cultural, horticultural or similar purposes.

                        SHARES AVAILABLE FOR FUTURE SALE

Upon the closing of the Offering and the Concurrent Placement and consummation of the Formation Transactions, the Company will have 18,586,714 Common Shares issued and outstanding. In addition, 24,888,286 Common Shares will be reserved for issuance upon conversion of Units and 2,188,500 Common Shares will be reserved for issuance pursuant to options granted under the Company's Long Term Incentive Plan. The Common Shares issued in the Offering will be freely trade-able by persons other than "Affiliates" (as that term is defined for purposes of compliance with the Securities Act of 1933, as amended (the "Securities Act")) of the Company without restriction under the Securities Act, subject to certain limitations on ownership set forth in the Declaration of Trust. See "Description of Shares of Beneficial Interest--Restrictions on Transfer."

Pursuant to the Operating Partnership Agreement, the Limited Partners have Exchange Rights which, beginning one year (or earlier upon the consent of the Company) from the Closing Date, enable them to cause the Operating Partnership to exchange their Units for Common Shares on a one-for-one basis. Each of the Limited Partners has agreed under the Operating Partnership Agreement (and each of the other Contributing Investors has agreed separately) that until one year from the Closing Date (or two years in the case of any Limited Partner that is a partner of Cabot Partners or C-M Holdings), such Limited Partner (or Contrib-uting Investor) will not dispose of any Common Shares or Units without the prior consent of the Company, provided that any Limited Partner or Contributing Investor (other than a partner of Cabot Partners or C-M Holdings) may make a private resale to a Qualified Institutional Buyer (as defined in Commission Rule 144A) beginning nine months after the closing of the Offering. In addi-tion, the Company has agreed not to waive or amend the foregoing restrictions on resale without the prior written consent of J.P. Morgan Securities Inc. In addition, the Concurrent Investor agrees that it will not dispose of any Common Shares acquired in the Concurrent Placement until 180 days after the Closing Date, without the consent of the Company, provided that sales may be made prior to that date to a Qualified

Institutional Buyer. Pursuant to the Underwriting Agreement, the Company has also agreed not to offer for sale or sell any Common Shares (except in certain circumstances) for a period of 12 months after the closing of the offering without the prior written consent of J.P. Morgan Securities Inc. See "Underwriting."

The Common Shares issued to the Contributing Investors and the Concurrent Investor and the Common Shares that will be issuable to holders of Units upon exercise of the Exchange Rights will be "restricted" securities under the meaning of Rule 144 promulgated under the Securities Act ("Rule 144") and may not be sold in the absence of registration under the Securities Act unless an exemption from the registration requirements of the Securities Act is avail-able, including exemptions pursuant to Rule 144. As described below, the Com-pany has granted registration rights with respect to such Common Shares to the holders thereof.

In general, under Rule 144 as currently in effect, if one year has elapsed since the later of the date of acquisition of restricted shares from the Com-pany or any Affiliate of the Company, the acquiror or subsequent holder thereof will be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding Common Shares or the average weekly trading volume of the Common Shares during the four calendar weeks preceding the date on which an appropriate notice of the sale is filed with the Securities and Exchange Commission (the "Commission"). Sales under Rule 144 also are subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. If two years have elapsed since the date of acquisition of restricted shares from the Company or from any Affiliate, and the acquiror or subsequent holder thereof is deemed not to have been an Affiliate at any time during the three months preceding a sale, such person would be entitled to sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

On the first business day after the first anniversary of the Closing Date, the Company has agreed to file a registration statement with the Commission for the purpose of registering the sale, subject to certain exceptions, of all, but not less than all, of the Common Shares (including Common Shares issued on conversion of Units) issued to the Contributing Investors or, commencing on the second anniversary of the Closing Date, Cabot Partners (or issued upon conversion of Units issued to such persons). The Company has also agreed to file a registration statement with the Commission 180 days after the Closing Date for the purpose of registering the sale, subject to certain exceptions, of the Common Shares issued to the Concurrent Investor in the Concurrent Placement. The Company will use its best efforts to have such registration statements declared effective as soon as practical after filing and to keep it effective for a period expiring on the earlier of (i) the date on which all such securities have been sold and (ii) the date on which all such securities are in the opinion of legal counsel for the Company eligible for sale (A) under Rule 144(k) or, (B) in the case of any Affiliate of the Company, under Rule 144 and could be sold in one transaction in accordance with the volume limitations contained therein. Upon effectiveness of such registration state-ment, those persons holding Common Shares upon redemption of the applicable Units who are not Affiliates of the Company may sell such shares in the sec-ondary market without being subject to the volume limitations or other requirements of Rule 144. The Operating Partnership will bear expenses inci-dent to these registration requirements, except that such expenses shall not include any underwriting discounts or commissions, the fees and disbursements of any counsel to a selling shareholder, transfer taxes or certain other fees or taxes relating to such shares. Registration rights may be granted to future sellers of properties to the Operating Partnership who agree to receive Common Shares, Units, or other securities convertible into Common Shares, in lieu of cash.

No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price of the Common Shares prevailing from time to time. Sales of substantial amounts of Common Shares, or the perception that such sales could occur, may affect adversely prevailing market prices of the Common Shares. See "Risk Fac-tors--Possible Adverse Effect on Price of Common Shares of Shares Available for Future Sale."

                PARTNERSHIP AGREEMENT OF OPERATING PARTNERSHIP

GENERAL

The Properties will be owned by the Operating Partnership. By contributing their interests in the CM Property Partnerships and Cabot Partners to the Operating Partnership, the Cabot Group Participants will, among other things, be permitted to defer until a later date a portion of the tax liabilities that they otherwise would incur if they received Common Shares. In addition, through the Operating Partnership the Company may acquire interests in addi-tional industrial properties in transactions that may defer such tax conse-quences for the contributors.

Following the closing of the Offering, substantially all of the Company's assets (including the Company's interest in the Properties) will be held by, and its operations will be conducted through, the Operating Partnership. The Company will initially hold Units equal to 42.8% of the economic interest in the Operating Partnership and will control the Operating Partnership in its capacity as the sole general partner. The Company's interest in the Operating Partnership will entitle it to share in cash distributions from, and in the profits and losses of, the Operating Partnership in proportion to the Company's percentage owner-ship of the Operating Partnership (apart from tax allocations of profits and losses to take into account pre-contribution property appreciation). The Lim-ited Partners will own the remaining 57.2% economic interest in the Operating Partnership. For a period of one year (or two years for any partner of Cabot Partners or C-M Holdings) following the Closing Date, the holders of Units or Common Shares will not be permitted to offer, pledge, sell, contract to sell, grant any options for the sale of or otherwise dispose of any such Units or Common Shares without the permission of the Company (except (i) in the case of a holder that is a natural person, to certain family members of such holder or upon death of such holder, to such holder's estate, personal representative or beneficiaries, (ii) in the case of a business entity, to another entity wholly owned thereby or as a distribution to the equity owners thereof, (iii) in the case of a master pension or profit sharing trust or group trust, to one or more of its participating trusts or to a successor trust, (iv) as a bona fide gift, or (v) pursuant to a pledge, grant of a security interest or other encumbrance effected in a bona fide transaction with an unrelated and unaffiliated pledg-
ee). After the first anniversary after the closing of the Offering (or second anniversary for any partner of Cabot Partners or C-M Holdings) Units or Common Shares may be transferred by a Limited Partner without restriction (except if such transfer would (i) violate any securities laws, (ii) result in the Oper-ating Partnership being treated as an association taxable as a corporation,
(iii) be effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7709 of the Code, or (iv) be to a lender to the Operating Partnership or related person holding nonrecourse liability), although the transferee will only be admitted as a Limited Partner subject to furnishing certain specified or requested instruments or documents to the Company in its capacity as general partner. Also, after the first anniversary after the closing of the Offering (or earlier with the consent of the Company in its capacity as general part-ner), any holder of Units may exchange one Unit for one Common Share subject to the Company's right to pay cash in lieu of issuing Common Shares. With each exchange of Units, the Company's interest in the Operating Partnership will increase.

The Company will hold one Unit in the Operating Partnership for each Common Share that it has issued. The net proceeds of any issuance of Common Shares of the Company will be contributed to the Operating Partnership in exchange for an equivalent number of Units.

As the general partner of the Operating Partnership, the Company will have the exclusive power under the Operating Partnership Agreement to manage and conduct the business of the Operating Partnership. The Board of Trustees of the Company will manage the affairs of the Company by directing the affairs of the Oper-ating Partnership. The Operating Partnership will be responsible for, and pay when due, its share of all administrative and operating expenses of the Proper-ties.

The following summary of the Operating Partnership Agreement, including the descriptions of certain provisions set forth elsewhere in this Prospectus, is qualified in its entirety by reference to the Operating Partnership Agreement, which is filed as an exhibit to the Registration Statement of which the Pro-spectus is a part.

MANAGEMENT

The Operating Partnership has been organized as a Delaware limited partnership pursuant to the terms of the Operating Partnership Agreement. The Company, as the sole general partner of the Operating Partnership and the holder of the majority of the Units, will generally have full, exclusive and complete discre-tion in managing and controlling the Operating Partnership. The Contributing Investors receiving Units, as the Limited Partners of the Operating Partner-ship, will have no authority to transact business for, or to participate in the management activities or decisions of, the Operating Partnership, except as provided in the Operating Partnership Agreement and as provided by applicable law. However, the consent of all the Limited Partners will be required to (i) take any action that would make it impossible to carry on the ordinary business of the Operating Partnership, except as otherwise provided in the Operating Partnership Agreement; (ii) possess Operating Partnership property, or assign any rights to specific Operating Partnership property for other than an Oper-ating Partnership purpose, except as otherwise provided in the Operating Part-nership Agreement; (iii) admit a person as a partner, except as otherwise pro-vided in the Operating Partnership Agreement; or (iv) perform any act that would subject a Limited Partner to liability as a general partner in any juris-diction or any other liability except as provided in the Operating Partnership Agreement or under the laws of the State of Delaware. In addition, the Company has agreed pursuant to the Operating Partnership Agreement that it will not take any of the following actions prior to the first anniversary of the Closing Date without the consent of Limited Partners holding a majority of the out-standing Units: (i) a merger, consolidation or share exchange of the Company requiring the approval of the Company's shareholders or any merger, consolida-tion or partnership interest exchange of the Operating Partnership, (ii) a sale, lease, transfer or other disposition of all or substantially all of the Company's assets requiring the approval of the Company's shareholders, a sale, lease, transfer or other disposition of all or substantially all of the operating assets, or any election to dissolve the Company requiring the approval of the Company's shareholders, or (iii) an amendment to the Declaration of Trust requiring the approval of the Company's shareholders.

INDEMNIFICATION

The Operating Partnership Agreement provides that each individual made a party to a proceeding by reason of his status as a general partner or an officer of the Operating Partnership or a trustee or officer of the Company or any other person as the Company may designate from time to time in its sole and absolute discretion (each, an "Indemnitee") will be indemnified and held harmless by the Operating Partnership for any act relating to the operation of Operating Partnership unless it is established that (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishon-esty; (ii) the Indemnitee actually received an improper personal benefit of money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The Operating Partnership Agreement further provides that the termi-nation of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth above. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of proba-tion prior to judgment, would, under the Operating Partnership Agreement, create a rebuttable presumption that the individual acted in a manner contrary to that specified above. Any indemnification so made shall be made only out of the assets of the Operating Partnership.

CAPITAL CONTRIBUTIONS

When the Company contributes additional capital to the Operating Partnership from the proceeds of Common Shares (or preferred shares of beneficial inter-est) issued by the Company, the Company's interest in the Operating Partner-ship will be increased on a proportionate basis based upon the number of Common Shares (or preferred shares of beneficial interest) issued to the extent the net proceeds from, or the property received in consideration for, the issuance thereof are used to fund the contribution.

TAX MATTERS

Pursuant to the Operating Partnership Agreement, the Company will be the tax matters partner of the Operating Partnership and, as such, will have authority to make certain tax related decisions and tax elections under the Code on behalf of the Operating Partnership.

OPERATIONS

The Operating Partnership Agreement allows the Company to operate the Oper-ating Partnership in a manner that will enable the Company to satisfy the requirements for being classified as a REIT. The Operating Partnership Agree-ment also requires the distribution of the cash available for distribution of the Operating Partnership quarterly on a basis in accordance with the Oper-ating Partnership Agreement.

DUTIES AND CONFLICTS

The Operating Partnership Agreement provides that the Company shall not enter into or conduct any business other than in connection with its ownership, acquisition and disposition of partnership interests in the Operating Partner-ship and the management of the business and incidental activities of the Oper-ating Partnership. Thereof, all activities pertaining to the acquisition, development, management and operation of any properties, must be conducted through the Operating Partnership.

TERM

The Operating Partnership will continue in full force and effect until December 31, 2097 or until sooner dissolved upon (i) the withdrawal of the Company as a general partner (unless all of the Limited Partners elect to con-tinue the Operating Partnership), or (ii) by the election of the Company, with the consent of a majority in interest of Limited Partners, or (iii) in connec-tion with a merger or other combination of the Operating Partnership, or (iv) by the sale or other disposition of all or substantially all of the assets of the Operating Partnership, or (v) entry of a decree of judicial dissolution of the Operating Partnership, or (vi) bankruptcy or insolvency of the Company.

                        FEDERAL INCOME TAX CONSEQUENCES

The Company intends to operate in a manner that permits it to satisfy the requirements for taxation as a REIT under the applicable provisions of the Code. No assurance can be given, however, that such requirements will be met. The following is a summary of the federal income tax considerations for the Company and its shareholders with respect to the treatment of the Company as a REIT. The information set forth below, to the extent that it constitutes mat-ters of law, summaries of legal matters or legal conclusions, is based on the opinion of Mayer, Brown & Platt, counsel to the Company, as to the material Federal income tax consequences relevant to purchasers of the Common Shares.

Based upon the matters described below, in the opinion of Mayer, Brown & Platt, counsel to the Company, the Company has been organized in conformity with the requirements for qualification as a REIT beginning with its taxable year ending December 31, 1998, and its proposed method of operation as represented by the Company to Mayer, Brown & Platt and similarly described in this Prospectus will enable it to satisfy the requirements for such qualification. This opinion is based on certain assumptions relating to the organization and operation of the Company, the Operating Partnership and the Management Company as set forth in this Prospectus, including that the Formation Transactions will be consummated in accordance with the operative documents and such documents accurately reflect the material facts of such transactions, and that the Company, the Operating Partnership, and the Management Company will each be operated in the manner described in their applicable organizational documents and in this Pro-spectus, and that all terms and provisions of such documents will be complied with by all parties thereto. This opinion is also conditioned upon certain rep-resentations as set forth in this Prospectus made by the Company as to certain factual matters relating to the Company's organization and intended or expected manner of operation. In addition, this opinion is based on the law existing and in effect on the date hereof and the Company's qualification and taxation as a REIT will depend on compliance with such law existing and in effect on the date hereof and as the same may hereafter be amended. The Company's qualification and taxation as a REIT will further depend upon the Company's ability to meet, on a continuing basis through actual operating results, asset composition, dis-tribution levels and diversity of share ownership, the various qualification tests imposed under the Code discussed below. Counsel will not review compli-ance with these tests on a continuing basis, and thus no assurance can be given that the Company will satisfy such tests on a continuing basis.

In brief, a corporation that invests primarily in real estate can, if it meets the REIT provisions of the Code described below, claim a tax deduction for the dividends it pays to its shareholders. Such a corporation generally is not taxed on its "REIT taxable income" to the extent such income is currently dis-tributed to shareholders, thereby substantially eliminating the "double taxa-tion" (i.e., at both the corporate and shareholder levels) that generally results from an investment in a corporation. However, as discussed in greater detail below, such an entity remains subject to tax in certain circumstances even if it qualifies as a REIT. Further, if the entity were to fail to qualify as a REIT in any year, it would not be able to deduct any portion of the divi-dends it paid to its shareholders and would be subject to full federal income taxation on its earnings, thereby significantly reducing or eliminating the cash available for distribution to its shareholders. See "--Taxation of the Company--General" and "--Taxation of the Company--Failure to Qualify."

The Board of Trustees of the Company currently expects that the Company will operate in a manner that permits it to elect, and that it will timely and effectively elect, REIT status for its taxable year ending December 31, 1998, and in each taxable year thereafter. There can be no assurance, however, that this expectation will be fulfilled since qualification as a REIT depends on the Company continuing to satisfy the numerous asset, income and distribution tests described below, which in turn will be dependent on the Company's operating results.

The following summary is based on existing law, is not exhaustive of all pos-sible tax considerations and does not give a detailed discussion of any state, local or foreign tax considerations, nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances or to certain types of share-holders (including insurance companies, financial institutions and broker-deal-ers, foreign corporations and persons who are not the citizens or residents of the United States) subject to special treatment under the federal income taxa-tion laws.

TAXATION OF THE COMPANY

General

In any year in which the Company qualifies as a REIT, in general it will not be subject to federal income tax on that portion of its REIT taxable income or capital gain which is distributed to shareholders. The Company may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed. Under recently enacted legislation, shareholders are required to include their proportionate share of the REIT's undistributed long-term capital gain in income but receive a credit for their share of any taxes paid on such gain by the REIT.

Notwithstanding its qualification as a REIT, the Company also may be subject to taxation in certain other circumstances. If the Company should fail to satisfy either the 75% or the 95% gross income test (each as discussed below), and nonetheless maintain its qualification as a REIT because certain other require-ments are met, it will be subject to a 100% tax on the greater of the amount by which the Company fails either the 75% or the 95% test, multiplied by a frac-tion intended to reflect the Company's profitability. The Company will also be subject to a tax of 100% on net income from any "prohibited transaction" (as described below), and if the Company has (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to cus-tomers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, it will be subject to tax on such income from fore-closure property at the highest corporate rate. In addition, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior years, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. The Company also may be subject to the corporate alternative minimum tax, as well as to tax in certain situations not presently contemplated. The Management Company will be taxed on its income at regular corporate rates. The Company will use the cal-endar year both for federal income tax purposes, as is required of a newly organized REIT, and for financial reporting purposes.

In order to qualify as a REIT, the Company must meet, among others, the fol-lowing requirements:

Share Ownership Tests

The Company's shares of beneficial interest (which term, in the case of the Company, currently means the Common Shares) must be held by a minimum of 100 persons for at least 335 days in each taxable year (or a proportional number of days in any short taxable year). In addition, at all times during the second half of each taxable year, no more than 50% in value of the outstanding shares of beneficial interest of the Company may be owned, directly or indirectly and including the effects of certain constructive ownership rules, by five or fewer individuals, which for this purpose includes certain tax-exempt entities. How-ever, for purposes of this test, any shares of beneficial interest held by a qualified domestic pension or other retirement trust will be treated as held directly by its beneficiaries in proportion to their actuarial interest in such trust rather than by such trust. These share ownership requirements need not be met until the second taxable year of the Company for which a REIT election is made. The Company has represented to Mayer, Brown & Platt that it will satisfy these requirements.

In order to attempt to ensure compliance with the foregoing share ownership tests, the Company has placed certain restrictions on the transfer of its shares of beneficial interest to prevent additional concentration of stock own-ership. Moreover, to evidence compliance with these requirements, Treasury reg-ulations require the Company to maintain records which disclose the actual own-ership of its outstanding shares of beneficial interest. In fulfilling its obligations to maintain records, the Company must and will demand written statements each year from the record holders of designated percentages of its shares of beneficial interest disclosing the actual owners of such shares of beneficial interest (as prescribed by Treasury regulations). A list of those persons failing or refusing to comply with such demand must be maintained as part of the Company's records. A shareholder failing or refusing to comply with the Company's written demand must submit with his tax return a similar state-ment disclosing the actual ownership of Company shares of beneficial interest and certain other information. In addition, the Company's Declaration of Trust provides restrictions regarding the transfer of its shares of beneficial interest that are intended to assist the Company in continuing to satisfy the share ownership requirements. See "Description of Shares of Beneficial Inter-est--Restrictions on Transfer."

Asset Tests

At the close of each quarter of the Company's taxable year, the Company must satisfy two tests relating to the nature of its assets (determined in accor-dance with generally accepted accounting principles). First, at least 75% of the value of the Company's total assets must be represented by interests in real property, interests in mortgages on real property, shares in other REITs, cash, cash items, government securities and qualified temporary investments. Second, although the remaining 25% of the Company's assets generally may be invested without restriction, securities in this class may not exceed (i) in the case of securities of any one non-government issuer, 5% of the value of the Company's total assets (the "Value Test") or (ii) 10% of the outstanding voting securities of any one such issuer (the "Voting Stock Test"). The Company has represented to Mayer, Brown & Platt that it will satisfy the 75% asset test, the Value Test, and the Voting Test at the close of each quarter of its taxable years ending 1998 and thereafter. Where the Company invests in a partnership (such as the Operating Partnership), it will be deemed to own a proportionate share of the partnership's assets and the partnership interest does not consti-tute a security for purposes of these tests. See "--Tax Aspects of the Company's Investments in

Partnerships--General." Accordingly, the Company's investment in the Properties through its interest in the Operating Partnership is intended to constitute an investment in qualified assets for purposes of the 75% asset test.

The Operating Partnership will own 100% of the non-voting preferred stock of the Management Company, and by virtue of its partnership interest in the Oper-ating Partnership, the Company will be deemed to own initially a pro rata share of such non-voting preferred stock. Because the Operating Partnership will own none of the voting common stock of the Management Company and the non-voting preferred stock's approval right is limited to certain fundamental corporate actions that could adversely affect the preferred stock as a class, the Voting Stock Test should be satisfied.

Based upon its analysis of the estimated value of the stock of the Management Company to be owned by the Operating Partnership relative to the estimated value of the total assets to be owned by the Operating Partnership, the Company believes that its pro rata share of the stock of the Management Company to be held by the Operating Partnership will not exceed on the date of this Pro-spectus 5% of the value of the Company's total assets. Mayer, Brown & Platt, in rendering its opinion as to the qualification of the Company as a REIT, is relying on representations of the Company to such effect with respect to the value of such stock and assets. The Value Test must be satisfied at the end of any quarter in which the Company so increases its interest in the Management Company or so acquires other property. In this respect, if any Continuing Investor exercises its conversion option to exchange Units for Common Shares, the Company will thereby increase its proportionate (indirect) ownership interest in the Management Company, thus requiring the Company to meet the Value Test in any quarter in which such conversion option is exercised. A sim-ilar result will follow in the case of any exchange of Units by the Operating Partnership or the Management Company employees that they received pursuant to the Company's Long Term Incentive Plan. See "Management--Long Term Incentive Plan." Although the Company plans to take steps to ensure that it satisfies the Value Test for any quarter with respect to which retesting is to occur, there can be no assurance that such steps will always be successful and will not require a reduction in the Operating Partnership's overall interest in the Man-agement Company.

Gross Income Tests

There are two separate percentage tests relating to the sources of the Company's gross income which must be satisfied for each taxable year. For pur-poses of these tests, where the Company invests in a partnership, the Company will be treated as receiving its share of the income and loss of the partner-ship, and the gross income of the partnership will retain the same character in the hands of the Company as it has in the hands of the partnership. See "--Tax Aspects of the Company's Investments in Partnerships--General" below. The two tests are separately described below:

The 75% Test At least 75% of the Company's gross income for the taxable year must be "qualifying income." Qualifying income generally includes: (i) rents from real property (except as modified below); (ii) interest on obligations secured by mortgages on, or interests in, real property; (iii) gains from the sales or other disposition of interests in real property and real estate mort-gages, other than gain from property bought primarily for sale to customers in the ordinary course of the Company's trade or business ("dealer property");
(iv) dividends or other distributions on shares in other REITs, as well as gain from the sale of such shares; (v) abatements and refunds of real property taxes; (vi) income from the operation, and gain from the sale, of property acquired at or in lieu of a foreclosure of the mortgage secured by such prop-erty ("foreclosure property"); and (vii) commitment fees received for agreeing to make loans secured by mortgages on real property or to purchase or lease real property.

Rents received from a customer will not, however, qualify as rents from real property in satisfying the 75% gross income test (or the 95% gross income test described below) if the Company, or an owner of 10% or more of the Company, directly or constructively owns 10% or more of such customer. In addition, if rent attributable to personal property leased in connection with a lease of real property is greater that 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. Moreover, an amount received or accrued will not qualify as rents from real property (or as interest income) for pur-poses of the 75% and 95% gross income tests if it is based in whole or in part on the income or profits of any person, although an amount received or accrued generally will not be excluded from "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Finally, for rents received to qualify as rents from real property for purposes of the 75% and 95% gross income tests, the Company generally must not operate or manage the property or furnish or render services to customers, other than through an "independent contractor" from whom the Company derives no income, except that the "independent contractor" requirement does not apply to the extent that the services provided by the Company are "usually or customarily rendered" in connection with the rental of space for occupancy only, or are not otherwise considered "rendered to the occupant for his convenience."

The Company intends to monitor its operations in the context of these standards so as to satisfy the 75% and 95% gross income tests and has represented to Mayer, Brown & Platt that it will satisfy these tests for its taxable years ending 1998 and thereafter. The Operating Partnership will provide certain services at the Properties that it owns and possibly at any newly acquired Properties of the Operating Partnership. The Company believes that for purposes of the 75% and 95% gross income tests the services provided at such Properties and any other services and amenities provided by the Operating Partnership or its agents with respect to such Properties will be of the type usually or customarily rendered in connection with the rental of space for occupancy only and not rendered to the occupant for his convenience. Mayer, Brown & Platt, in rendering its opinion as to the qualification of the Company as a REIT, is relying on repre-sentations of the Company to such effect. The Company intends that services that cannot be provided directly by the Operating Partnership, the Management Company or other agents will be performed by independent contractors. The Com-pany anticipates that the dividend income on its indirect investment in the Management Company will not cause it to fail to satisfy the 75% gross income test.

The 95% Test In addition to deriving 75% of its gross income from the sources listed above, at least 95% of the Company's gross income for the taxable year must be derived from the above-described qualifying income or from dividends, interest, or gains from the sale or other disposition of stock or other securi-ties that are not dealer property. Dividends and interest on any obligations not collateralized by an interest in real property are included for purposes of the 95% test, but not for purposes of the 75% gross income test. The Company intends to closely monitor its non-qualifying income and anticipates that non-qualifying income from its other activities will not result in the Company failing to satisfy either the 75% or 95% gross income test.

For purposes of determining whether the Company complies with the 75% and the 95% gross income tests, gross income does not include income from prohibited transactions. A "prohibited transaction" is a sale of dealer property (ex-cluding foreclosure property); however, a sale of property will not be a pro-hibited transaction if such property is held by the Company for at least four years and certain other requirements (relating to the number of properties sold in a year, their tax bases, and the cost of improvements made thereto) are sat-isfied. See "--Taxation of the Company--General" and "--Tax Aspects of the Company's Investments in Partnerships--Sale of the Properties."

The Company believes that, for purposes of both the 75% and the 95% gross income tests, its investment in the Properties through the Operating Partner-ship will in major part give rise to qualifying income in the form of rents, and that gains on sales of the Properties, or of the Company's interest in the Operating Partnership, generally will also constitute qualifying income.

Even if the Company fails to satisfy one or both of the 75% and 95% gross income tests for any taxable year, it may still qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will generally be available if: (i) the Company's failure to comply is due to reasonable cause and not to willful neglect; (ii) the Company reports the nature and amount of each item of its income included in the tests on a schedule attached to its tax return; and (iii) any incorrect information on this schedule is not due to fraud with intent to evade tax. If these relief provisions apply, however, the Company will nonetheless be subject to a 100% tax on the greater of the amount by which it fails either the 75% or 95% gross income test, multiplied by a fraction intended to reflect the Company's profit-ability.

Annual Distribution Requirements

In order to qualify as a REIT, the Company is required to distribute dividends to its shareholders each year in an amount at least equal to (A) the sum of (i) 95% of the Company's REIT taxable income (computed without regard to the divi-dends received deduction and the Company's net capital gain) and (ii) 95% of the net income (after tax), if any, for foreclosure property, minus (B) the sum of certain items of non-cash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend payment after the declaration. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its REIT taxable income, as adjusted, it will be subject to tax on the undistributed amount at regular capital gain or ordinary corporate tax rates, as the case may be.

The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements described in the first sentence of the pre-ceding paragraph and has represented to Mayer, Brown & Platt that it will so satisfy these distribution requirements for its taxable years ending 1998 and thereafter. In this regard, the Operating Partnership Agreement authorizes the Company in its capacity as general partner to take such steps as may be neces-sary to cause the Operating Partnership to distribute to its partners an amount sufficient to permit the Company to meet the distribution requirements. It is possible that the Company may not have sufficient cash or other liquid assets to meet the 95% distribution requirement, due to timing differences between the actual receipt of income and actual payment of expenses on the one hand, and the inclusion of such income and deduction of such expense in computing the Company's REIT taxable income on the other hand; due to the Operating Partner-ship's inability to control cash distributions with respect to any properties as to which its does not have decision making control; or for other reasons. The Company will closely monitor the relationship between its

REIT taxable income and cash flow and, if necessary, intends to borrow funds (or cause the Operating Partnership or other affiliates to borrow funds) in order to satisfy the distribution requirement. However, there can be no assur-ance that such borrowing would be available at such time.

If the Company fails to meet the 95% distribution requirement as a result of an adjustment to the Company's tax return by the Service, the Company may retroac-tively cure the failure by paying a "deficiency dividend" (plus applicable pen-alties and interest) within a specified period.

Failure to Qualify

If the Company fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, the Company will be subject to tax (in-cluding any applicable alternative minimum tax) on its taxable income at reg-ular corporate rates. Distributions to shareholders in any year which the Com-pany fails to qualify as a REIT will not be deductible by the Company, nor gen-erally will they be required to be made under the Code. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income, and subject to certain limita-tions in the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provi-sions, the Company also will be disqualified from the re-electing taxation as a REIT for the four taxable years following the year during which qualification was lost.

TAX ASPECTS OF THE COMPANY'S INVESTMENTS IN PARTNERSHIPS

General. The Company will hold a partnership interest in the Operating Partner-ship. In general, a partnership is a "pass-through" entity which is not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partner-ship, and are potentially subject to tax thereon, without regard to whether the partnership received a distribution from the partnership. The Company will include its proportionate share of the foregoing partnership items for purposes of the various REIT gross income tests and in the computation of its REIT tax-able income. See "--Taxation of the Company--General" and "--Gross Income Tests."

Each partner's share of a partnership's tax attributes is determined in accor-dance with the partnership agreement, although the allocations will be adjusted for tax purposes if they do not comply with the technical provisions of Code
Section 704(b) and the regulations thereunder. The Operating Partnership's allocations of tax attributes are intended to comply with these provisions. Notwithstanding these allocation provisions, for purposes of complying with the gross income and asset tests discussed above, the Company will be deemed to own its proportionate share of each of the assets of the partnership and will be deemed to have received a share of the income of the Partnership based on its capital interest in the Operating Partnership.

Accordingly, any resultant increase in the Company's REIT taxable income from its interest in the Operating Partnership (whether or not a corresponding cash distribution is also received from the Operating Partnership) will increase its distribution requirements (see "--Taxation of the Company--Annual Distribution Requirements"), but will not be subject to federal income tax in the hands of the Company provided that an amount equal to such income is distributed by the Company to its shareholders. Moreover, for purposes of the REIT asset tests (see "--Taxation of the Company--Asset Tests"), the Company will include its proportionate share of assets held by the Operating Partnership.

Entity Classification Based on the representations of the Company that the Operating Partnership will satisfy certain conditions to comply with a safe harbor from "publicly traded partnership" status under the Code, in the opinion of Mayer, Brown & Platt, under existing federal income tax law and regulations, the Operating Partnership will be treated for federal income tax purposes as a partnership, and not as an association taxable as a corporation. Such opinion, however, is not binding on the Service.

Tax Allocations with Respect to the Properties Pursuant to Section 704(c) of the Code, income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership (such as certain of the Properties or interests therein) must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of con-tribution, and the adjusted tax basis of such property at the time of contribu-tion (a "Book-Tax Difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital amounts or other economic arrangements among the partners. The formation of the Operating Partnership included contributions of appreciated property (including certain of the Prop-erties or interests therein). Consequently, the Partnership Agreement requires certain allocations to be made in a manner consistent with Section 704(c) of the Code.

In general, certain of the Contributing Investors and the Cabot Group Partici-pants as contributors of certain of the Properties or interests therein will be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain on sale by the Operating Partnership on the contributed assets (including certain of such Properties). This will tend to eliminate the Book-Tax Difference over the life of the Operating Partnership. However, the special allocation rules of Section 704(c) do not always entirely rectify the Book-Tax Difference on an annual basis or with respect to a spe-cific taxable transaction such as a sale, and accordingly variations from normal Section 704(c) principles may arise, which could result in the alloca-tion of additional taxable income to the Company in excess of corresponding cash proceeds in certain circumstances.

Treasury regulations under Section 704(c) provide partnerships with a choice of several methods of accounting for Book-Tax Differences. The Operating Partner-ship and the Company have not yet determined which of the alternative methods of accounting for Book-Tax Differences will be elected, and accordingly, such determination could have differing timing and other effects on the Company.

Certain of the Properties acquired in taxable transactions will in general have a tax basis equal to their fair market value. Section 704(c) of the Code will not apply in such cases.

Sale of the Properties The Company's share of any gain realized by the Oper-ating Partnership on the sale of any "dealer property" generally will be treated as income from a prohibited transaction that is subject 100% penalty tax. See "--Taxation of the Company--General" and "--Gross Income Tests--The 95% Test." Under existing law, whether property is dealer property is a ques-tion of fact that depends on all the facts and circumstances with respect to the particular transaction. The Operating Partnership intends to hold (and, to the extent within its control, to have any joint venture to which the Operating Partnership is a partner so hold) the Properties for investment with a view to long-term appreciation, to engage in the business of acquiring, owning, oper-ating and developing the Properties and other industrial properties, and to make such occasional sales of the Properties and other properties acquired sub-sequent to the date hereof as are consistent with the Company's investment objectives. Based upon the Company's investment objectives, the Company believes that overall, the Properties should not be considered dealer property and that the amount of income from prohibited transactions, if any, will not be material.

TAXATION OF SHAREHOLDERS

Taxation of Taxable Domestic Shareholders As long as the Company qualifies as a REIT, distributions made to the Company's taxable domestic shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) generally will be taxed to such shareholders as ordinary dividend income and will not be eligible for the dividends received deduction for corpo-rations. Distributions of net capital gain designated by the Company as capital gain dividends will be taxed to such shareholders as long-term capital gain (to the extent they do not exceed the Company's actual net capital gain for the fiscal year) without regard to the period for which the shareholder has held its shares of beneficial interest of the Company. However, corporate share-holders may be required to treat up to 20% of capital gain dividends as ordi-nary income. To the extent that the Company makes distributions in excess of current and accumulated earnings and profits, such distributions will be treated first as a tax-free return of capital to the shareholder, reducing the tax basis of a shareholder's Common Shares by the amount of such excess distri-bution (but not below zero), with distributions in excess of the shareholder's tax basis being taxed as capital gains (if the Common Shares are held by the shareholder as a capital asset). See "Distribution Policy." In addition, any dividend declared by the Company in October, November or December of any year that is payable to a shareholder of record on a specific date in any such month shall be treated as both paid by the Company and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by the Company during January of the following calendar year. Shareholders may not include in their individual income tax returns any net operating losses of the Company. Federal income tax rules may also require that certain minimum tax adjustments and preferences be apportioned to Company shareholders.

The Company is permitted under the Code to elect to retain and pay income tax on its net capital gain for any taxable year. Under the Taxpayer Relief Act of 1997 (the "1997 Act"), however, if the Company so elects, a shareholder must include in income such shareholder's proportionate share of the Company's undistributed capital gain for the taxable year, and will be deemed to have paid such shareholder's proportionate share of the income tax paid by the Com-pany with respect to such undistributed capital gain. Such tax would be cred-ited against the shareholder's tax liability and subject to normal refund pro-cedures. In addition, each shareholder's basis in such shareholder's shares of Common Shares would be increased by the amount of undistributed capital gain (less the tax paid by the Company) included in the shareholder's income.

The 1997 Act also alters the taxation of capital gain income for individuals (and for certain trusts and estates). Gain from the sale or exchange of cer-tain investments held for more than 18 months will be taxed at a maximum cap-ital gain rate of 20%. Gain from the sale or exchange of such investments held for 18 months or less, but for more than one-year, will be taxed at a maximum capital gain rate of 28%. The 1997 Act also provides a maximum rate of 25% for "unrecaptured section 1250 gain" recognized on the sale or exchange of certain real estate assets, introduces special rules for "qualified 5-year gain," and makes certain other changes to prior law. On November 10, 1997, the Service issued Notice 97-64, which provides generally that the Company may classify portions of its designated capital gain dividend as (i) a 20% rate gain dis-tribution (which would be taxed as capital gain in the 20% group), (ii) an unrecaptured Section 1250 gain distribution (which would be taxed as capital gain in the 25% group), or (iii) a 28% rate gain distribution (which would be taxed as capital gain in the 28% group). If no designation is made, the entire designated capital gain dividend will be treated as a 28% rate capital gain distribution. Notice 97-64 provides that a REIT must determine the maximum amounts that it may designate as 20% and 25% rate capital gain dividends by performing the computation required by the Code as if the REIT were an indi-vidual whose ordinary income was subject to a marginal tax rate of at least 28%.

In general, any loss upon a sale or exchange of Common Shares by a shareholder who has held such Common Shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions from the Company required to be treated by such share-holders as long-term capital gains.

Backup Withholding The Company will report to its domestic shareholders and to the Service the amount of dividends paid for each calendar year, and the amount of tax withheld, if any, with respect thereto. Under the backup with-holding rules, a shareholder may be subject to backup withholding at a rate of 31% with respect to dividends paid unless such shareholder (i) is a corpora-tion or comes with certain other exempt categories and, when required, demon-strates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A shareholder that does not provide the Company with its correct taxpayer identification number may also be subject to penalties imposed by the Service. Any amount paid as backup withholding is available as a credit against the shareholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions made to any shareholders who fail to certify their non-foreign status to the Company. See "--Taxation of the Share-holders--Taxation of Foreign Shareholders" below.

Taxation of Tax-Exempt Shareholders The Service has issued a revenue ruling in which it held that amounts distributed by a REIT to a tax-exempt employees' pension trust do not constitute unrelated business taxable income ("UBTI"). Subject to the discussion below regarding a "pension-held REIT," based upon such ruling and the statutory framework of the Code, distributions by the Com-pany to a shareholder that is a tax-exempt entity should not constitute UBTI, provided that the tax-exempt entity has not financed the acquisition of its shares with "acquisition indebtedness" within the meaning of the Code, that the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity, and that the Company, consistent with its present intent, does not hold a residual interest in a real estate mortgage investment conduit ("REMIC") that is an entity or arrangement that satisfies the standards set forth in Section 860D of the Code.

If any pension or other retirement trust that qualifies under Section 401(a) of the Code (a "qualified pension trust") holds more than 10% by value of the interests in a "pension-held REIT" at any time during a taxable year, a por-tion of the dividends paid to the qualified pension trust by such REIT may constitute UBTI. For these purposes, a "pension-held REIT" is defined as a REIT (i) which would not have qualified as a REIT but for the provisions of the Code which look through such a qualified pension trust in determining own-ership of shares of the REIT and (ii) as to which at least one qualified pen-sion trust holds more than 25% by value of the interests of such REIT or one or more qualified pension trusts (each owning more than a 10% interest by value in the REIT) hold in the aggregate more than 50% by value of the inter-ests in such REIT.

The Company may constitute a "pension-held REIT" immediately after the closing of the Offering and Formation Transaction. In addition, no assurance can be given that the Company will not become a "pension-held REIT" in the future.

Taxation of Foreign Shareholders The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, for-eign partnerships and other foreign shareholders (collectively, "Non-U.S. Shareholders") are highly complex and the following is only a summary of such rules. Prospective Non-U.S. Shareholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in Common Shares, including any reporting requirements. The Company will qualify as a "domestically-controlled REIT" so long as less than 50% in value of its shares of beneficial interest are held by foreign persons (i.e., non-resident aliens, and foreign corporations, part-nerships, trusts and estates). The Company currently anticipates that it will qualify as a domestically-controlled REIT. Under these circumstances, gain from the sale of Common Shares by a foreign person should not be subject to United States taxation, unless such gain is effectively connected with such person's United States trade or business or, in the case of an indi-vidual foreign person, such person is present within the United States for more than 182 days during the taxable year. However, notwithstanding the Company's current anticipation that the Company will qualify as a domesti-cally-controlled REIT, because the Common Shares will be publicly traded no assurance can be given that the Company will continue to so qualify.

Distributions of cash generated by the Company's real estate operations (but not by the sale or exchange of properties) that are paid to foreign persons generally will be subject to United States withholding tax at a rate of 30%, unless (i) an applicable tax treaty reduces that tax and the foreign share-holder files with the Company the required form evidencing such lower rate, or
(ii) the foreign shareholder files an Internal Revenue Service Form 4224 with the Company claiming that the distribution is "effectively connected" income.

Distributions of proceeds attributable to the sale or exchange of United States real property interests by the Company are subject to income and with-holding taxes pursuant to the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), and may also be subject to branch profits tax in the hands of a shareholder which is a foreign corporation if it is not entitled to treaty relief or exemption. The Company is required by applicable Treasury regula-tions to withhold 35% of any distribution to a foreign person that could be designated by the Company as a capital gain dividend. This amount is credit-able against the foreign shareholder's FIRPTA tax liability.

The federal income taxation of foreign persons is a highly complex matter that may be affected by other considerations. Accordingly, foreign investors in the Company should consult their own tax advisor regarding the income and with-holding tax considerations with respect to their investments in the Company.

OTHER TAX CONSIDERATIONS

Management Company The income of the Management Company will be subject to federal and state income tax at full corporate rates, and the Management Com-pany cannot claim a deduction for the dividends it pays to its shareholders, including the Operating Partnership. To the extent that the Management Company pays federal, state or local taxes, it will have less cash available to dis-tribute to its shareholders, thereby reducing cash available for distribution by the Company to its shareholders. The Management Company will attempt to minimize the amount of such taxes, but there can be no assurance whether or the extent to which the measures it takes to minimize taxes will be success-ful.

The 1997 Act The 1997 Act modifies many of the provisions relating to the requirements for qualification as, and the taxation of, a REIT. Among other things, the 1997 Act (i) replaces the rule that disqualifies a REIT for any year in which the REIT fails to comply with United States Treasury regulations that are intended to enable a REIT to ascertain its ownership, with an inter-mediate penalty for failing to do so; (ii) permits a REIT to render a de minimis amount of impermissible services to tenants, or in connection with the management of property, and still treat amounts received with respect to that property as rents from real property; (iii) permits a REIT to elect to retain and pay income tax on net long-term capital gains; (iv) repeals a rule that required that less than 30% of a REIT's gross income be derived from gain from the sale or other disposition of stock or securities held for less than one year, certain real property held for less than four years, and property that is sold or disposed of in a prohibited transaction; (v) lengthens the original grace period for foreclosure property from two years after the REIT acquired the property to a period ending on the last day of the third full taxable year following the taxable year in which the property was acquired; (vi) treats income from all hedges that reduce the interest rate risk of REIT liabilities, not just interest rate swaps and caps, as qualifying income under the 95% gross income test; and (vii) permits any corporation wholly-owned by a REIT to be treated as a qualified subsidiary, regardless of whether the corporation has always been owned by a REIT. The changes are effective for taxable years beginning after the date of enactment. Thus, these changes will apply to the formation and operation of the Company.

Possible Legislative or Other Actions Affecting Tax Consequences Prospective shareholders should recognize that the present federal income tax treatment of an investment in the Company may be modified by legislative, judicial or administrative action at any time and that any such action may affect invest-ments and commitments previously made. The rules dealing with federal income taxation are constantly in review by persons involved in the legislative process and by the Service and the Treasury Department resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. No assurance can be given as to the form or content (in-cluding with respect to effective dates) of any tax legislation which may be enacted. Revisions in federal tax laws and interpretations thereof can adversely affect the tax consequences of an investment in the Company.

State and Local Taxes The Company and its shareholders may be subject to state or local taxation, the Company and the Operating Partnership may be subject to state or local tax withholding requirements in various jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its shareholders may not conform to the federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in Common Shares.

IT IS SUGGESTED THAT EACH PROSPECTIVE PURCHASER CONSULT WITH SUCH PURCHASER'S TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO SUCH PURCHASER OF THE PURCHASE, OWNERSHIP AND SALE OF COMMON SHARES IN AN ENTITY ELECTING TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

                              ERISA CONSIDERATIONS

THE FOLLOWING IS INTENDED TO BE A SUMMARY ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL PLANNING WITH A PROFESSIONAL. Employee benefit plans subject to ERISA ("ERISA Plans"), governmental plans, Individual Retirement Accounts and Indi-vidual Retirement Annuities ("IRAs") and certain other non-ERISA plans (collec-tively, "Plans") considering purchasing the Common Shares should consult with their own legal counsel regarding specific considerations arising under ERISA, the Code or state law with respect to their purchase of the Common Shares.

GENERAL FIDUCIARY CONSIDERATIONS

The fiduciary requirements of Title I of ERISA require the investments of an ERISA Plan to be (i) prudent and in the best interest of the ERISA Plan, its participants and beneficiaries; (ii) diversified in order to avoid the risk of large losses, unless it is clearly prudent not to do so; and (iii) authorized under the terms of the governing documents of the ERISA Plan. Each fiduciary of an ERISA Plan should carefully consider whether an investment in the Common Shares is consistent with his or her fiduciary duties.

PROHIBITED TRANSACTIONS

ERISA and the Code prohibit certain transactions that involve an ERISA Plan and a "party in interest" or "disqualified person" (collectively referred to herein as a "party in interest") with respect to the plan. A party in interest who engages in a prohibited transaction with a plan is subject to an excise tax of 15% of the amount involved in the prohibited transaction. If the prohibited transaction is not corrected by undoing the transaction to the extent possible and, in any case, putting the plan in a financial position not worse than that in which it would have been had the party in interest acted in accordance with the requirements of ERISA, the party in interest is subject to a further excise tax of 100%. Cabot Partners is a party in interest with respect to one ERISA plan that is a Contributing Investor. It is not clear that the Formation Trans-actions would constitute a prohibited transaction with respect to such plan. Nevertheless, such plan has informed the Company that it is relying on Prohib-ited Transaction Exemption 84-14 ("PTE 84-14") and has retained a Qualified Professional Asset Manager ("QPAM") to decide whether or not to enter into the Formation Transactions. The applicability of such exemption in certain circum-stances recently has been questioned by the Department of Labor. If it were ultimately determined that the Formation Transactions constitute a prohibited transaction, and also that PTE 84-14 does not apply to such plan's participa-tion in the Formation Transactions, then sanctions could be imposed on Cabot Partners and the fiduciaries of such plan that could include reallocation of Units between Cabot Partners and such plan or other remedies, possibly including rescission of the Property transfers from such plan, intended to put such plan in a financial position not worse than that in which it would have been if the parties had acted in accordance with the requirements of ERISA. Cabot Partners and the Company have received an opinion from Mayer, Brown & Platt that PTE 84-14 applies to the Formation Transactions with respect to such plan; however, such opinion is not binding on the Department of Labor, the Service or any court.

PLAN ASSETS ISSUES

A regulation promulgated by the Department of Labor (the "Regulation") provides that, except under certain circumstances set forth therein, investment by an ERISA Plan in a corporation, partnership or other entity may result in the assets of that entity being treated as the assets of the investing ERISA Plan.

The Regulation provides that an entity's assets will not be treated as "plan assets" because of an ERISA Plan's investment if the ERISA Plan acquires an equity interest in the entity which is a "publicly offered security." Under the Regulation, a "publicly-offered security" is a security that is freely trans-ferable, part of a class of securities that is widely held and either (i) part of a class of securities that is registered under section 12(b) or 12(g) of the Exchange Act, or (ii) sold pursuant to an effective registration statement under the Securities Act (provided that the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The Common Shares are expected to be registered under section 12(b) of the Exchange Act.

A security is "widely held" if it is part of a class of securities owned by 100 or more investors independent of the issuer and of each other. The Company believes that the Common Shares will be widely held upon the closing of the Offering.

Whether a security is considered "freely transferable" is a factual question determined upon the relevant facts and circumstances. The Regulation provides that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with the Offering, certain restrictions ordi-narily will not affect, alone or in combination, the finding that the securi-ties are freely transferable. The Company believes that the restrictions imposed under the Company's Declaration of Trust on the transfer of the Common Shares are limited to restrictions on transfer generally permitted under the Regulation and will not result in the failure of the Common Shares to be "freely transferable." The Company also believes that the restrictions that apply to the Common Shares that derive from contractual arrangements requested by the Underwriters in connection with the Offering will not result in the failure of the Common Shares to be "freely transferable." The Regulation only establishes a presumption in favor or free transferability, and no assurance can be given that the Department of Labor or the U.S. Treasury Department will not reach a contrary conclusion.

Assuming that the Common Shares will be "widely held" and that no facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability, the Company believes that, while the issue is not entirely free of doubt because of its factual nature, the Common Shares will be publicly offered securities and the assets of the Company will not be deemed to be "plan assets" of any Plan which invests in the Common Shares.

The Regulation also provides exceptions to the rule that an entity will hold plan assets if the entity qualifies as an operating company or a real estate operating company ("REOC"). A REOC is an entity which, on certain specified valuation dates, has at least 50 percent of it assets, valued at cost (other than short term investments pending long term commitment or distribution) invested in real estate which is managed or developed and with respect to which the REOC has the right to substantially participate in the management or development activities; and which throughout the year(s) is engaged directly in real estate management or development. As the Company will be self-managed, it may qualify under the Regulation as a REOC. The Company may also constitute an "operating company" within the meaning of the Regulation.

Notwithstanding the foregoing, if the assets of the Company were deemed to be "plan assets" under ERISA, the Company's ability to engage in business trans-actions could be hampered because (i) certain persons exercising discretion as to the Company's assets might be considered fiduciaries of the ERISA Plans; and (ii) transactions involving the Company undertaken at their discretion or transactions that the Company might enter into in the ordinary course of its business might constitute prohibited transactions under ERISA and the Code.

                                 UNDERWRITING

Under the terms and subject to the conditions contained in the Underwriting Agreement dated the date hereof (the "Underwriting Agreement"), the Under-writers named below, for whom J.P. Morgan Securities Inc., Goldman, Sachs & Co., Prudential Securities Incorporated and Smith Barney Inc. are acting as representatives (the "Representatives"), have severally agreed to purchase, and the Company has agreed to sell to them, the respective number of Common Shares set forth opposite their names below:

                                                                       ---------
                                                                       NUMBER OF
                                                                          COMMON
                                                                          SHARES
   UNDERWRITERS                                                        ---------
   J.P. Morgan Securities Inc. ....................................... 1,509,375
   Goldman, Sachs & Co. .............................................. 1,509,375
   Prudential Securities Incorporated................................. 1,509,375
   Smith Barney Inc. ................................................. 1,509,375
   BT Alex. Brown Incorporated........................................   287,500
   Legg Mason Wood Walker, Incorporated...............................   287,500
   Sands Brothers & Co. Ltd. .........................................   287,500
   Charles Schwab & Co., Inc. ........................................   287,500
   Tucker Anthony Incorporated........................................   287,500
   Wheat First Butcher Singer.........................................   287,500
   Morgan Keegan & Company, Incorporated..............................   287,500
   Putnam, Lovell & Thornton Inc. ....................................   287,500
   Sutro & Co. Incorporated...........................................   287,500
                                                                       ---------
    Total............................................................. 8,625,000
                                                                       ---------

The Underwriting Agreement provides that the obligations of the several Under-writers to purchase Common Shares are subject to approval of certain legal matters by counsel and certain other conditions. The Underwriters are obli-gated to take and pay for all of the Common Shares, if any are taken.

The Underwriters propose initially to offer the Common Shares directly to the public at the public offering price set forth on the cover page of this Pro-spectus and to certain dealers at such price less a concession not in excess of $.80 per Common Share. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $.10 per Common Share to certain other dealers. After the Common Shares are released for sale to the public, the offering price and such concessions may be changed.

The Company and Operating Partnership have agreed not to (i) issue, offer for sale, contract to sell, sell, register the sale of, pledge or grant any option for the sale of, or otherwise dispose of (including without limitation upon exchange of Units), directly or indirectly, any Common Shares or Units or any securities convertible into or exchangeable or exercisable for any Common Shares or Units (other than (a) the Common Shares offered hereby, (b) Common Shares issued pursuant to the Company's Long Term Incentive Plan or a dividend reinvestment plan, (c) any Units or Common Shares that may be issued in con-nection with any acquisition of a property or business entity and (d) Units or Common Shares issued at least six months after the date of this Prospectus in private placements; provided that the purchasers of such Units or Common Shares agree not to sell, offer for sale, contract to sell, or otherwise dis-pose of such Units or Common Shares, or sell or grant options, rights or war-rants with respect to any such Common Shares or Units for a period of 12 months after the date of this Prospectus), (ii) sell or grant options, rights or warrants with respect to any Common Shares (other than the grant of options pursuant to the Company's Long Term Incentive Plan) or (iii) enter into any swap or other agreement that transfers, in whole or in part, any of the eco-nomic consequences of ownership of Common Shares or Units, whether or not such transaction is to be settled by delivery of Common Shares, Units or otherwise, for a period of 12 months after the date of this Prospectus, without the prior written consent of J.P. Morgan Securities Inc. Each of the Company's officers and Trustees has entered into agreements with the Underwriters providing that, subject to certain exceptions, such person may not sell any Common Shares or Units prior to 24 months after the date of this Prospectus, without the con-sent of the Company and J.P. Morgan Securities Inc. In addition, the Company has agreed not to waive any of the restrictions set forth in the registration rights agreement described under "Shares Available for Future Sale," including the limitation of Contributing Investors offering for sale or selling any Common Shares or Units, without the prior written consent of J.P. Morgan Secu-rities Inc.

The Company and the Operating Partnership have agreed to indemnify the Under-writers against certain liabilities, including liabilities under the Securi-ties Act of 1933.

The Underwriters have informed the Company that they do not expect sales to accounts over which they exercise discretionary authority to exceed five per-cent of the total number of shares offered by them.

In connection with the Offering, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Shares. Specifically, the Underwriters may overallot the offering, creating a syndi-cate short position. In addition, the Underwriters may bid for, and purchase, Common Shares in the open market to cover syndicate shorts or to stabilize the price of the Common Shares. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the Common Shares in the Offer-ing, if the syndicate repurchases previously distributed Common Shares in syn-dicate covering transactions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Common Shares above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

The Common Shares have been approved for listing on the NYSE under the symbol "CTR," subject to official notice of issuance. In order to meet one of the requirements for listing the Common Shares on the NYSE, the Underwriters have undertaken to sell lots of 100 or more Common Shares to a minimum of 2,000 beneficial holders.

Prior to the Offering, there has been no public market for the Common Shares. Consequently, the Offering Price was determined by negotiations among the Com-pany and the Representatives. Among the factors considered in such negotia-tions in addition to prevailing market conditions, were estimated cash avail-able for distribution and FFO, multiples of comparable publicly traded REITs, the revenues and earnings of the Company, including the historical revenues and earnings of the Properties contributed by the Contributing Investors in recent periods, the current financial position of the Company and estimates of the business potential and earnings prospects of the Company. Additionally, consideration was given to the general status of the securities market, the market conditions for new issues of securities and the demand for securities of comparable companies at the times the offerings for such companies were made. There can be no assurance that an active trading market will develop for the Common Shares or that the Common Shares will trade in the public market subsequent to the Offering at or above the initial public offering price.

At the request of the Company, the Underwriters have reserved up to 375,000 Common Shares for sale at the Offering Price to Trustees, officers and employees of the Company and its affiliates. The number of Common Shares available to the general public will be reduced to the extent such persons purchase such reserved Common Shares. Any reserved Common Shares that are not so purchased by such persons at the closing of the Offering will be offered by the Underwriters to the general public on the same terms as the Common Shares offered by this Prospectus.

Certain of the Underwriters and their affiliates have from time to time per-formed, and may continue to perform in the future, various investment banking services for Cabot Partners, for which customary compensation has been received. The Company will pay an advisory fee equal to 0.5% of the gross pro-ceeds of the Offering to J.P. Morgan for advisory services in connection with the evaluation, analysis and structuring of the Company's formation as a REIT in connection with the Offering. Morgan Guaranty Trust Company of New York, an affiliate of J.P. Morgan, will be the administrative agent under the Acquisi-tion Facility and J.P. Morgan Capital Corporation, Inc., an affiliate of J.P. Morgan, has an ownership interest in the Argo Fund, which is one of the Con-tributing Investors. In addition, The Prudential Insurance Company of America, an affiliate of Prudential Securities Incorporated ("Prudential Securities"), is one of the Contributing Investors. Upon consummation of the Formation Transactions, the Argo Fund and The Prudential Insurance Company of America will receive less than 3.7% and 5.2%, respectively, of the ownership interest of the Company on a fully diluted basis. In addition, Prudential Properties Group II, an affiliate of Prudential Securities, will receive, directly or indirectly, approximately $33.3 million of the net proceeds of the Offering as consideration for the sale of certain Properties in connection with the Com-pany Acquisitions. J.P. Morgan and Prudential Securities will receive standard underwriter's compensation in connection with the Offering.

                                 LEGAL MATTERS

Certain legal matters, including the validity of the Common Shares offered hereby will be passed upon for the Company by Mayer, Brown & Platt, Chicago, Illinois and for the Underwriters by Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York. Mayer, Brown & Platt and Cahill Gordon & Reindel will rely on Ballard Spahr Andrews & Ingersoll, Baltimore, Maryland, as to certain matters of Maryland law. The description of Federal income tax consequences contained in the Prospectus, to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, constitutes the opinion of Mayer, Brown & Platt as to such matters.

                                    EXPERTS

The audited financial statements and schedules (if applicable) of Cabot Indus-trial Trust, Cabot Partners Limited Partnership, Existing Investors Property Group, Prudential Properties Group, West Coast Industrial, LLC, Blue Ash Office L.L.C. and Blue Ash Industrial L.L.C, Seefried Properties Group, Prudential Properties Group II, DFW Trade Center I, L.P., Buildings 1, 2 and 3, 1055 Dornoch Court, San Diego, CA, Hampden I and II Properties Group, South Royal Associates Properties Group, Joseph A. Leroy Family LP Property, Raco/Melaver, L.L.C. and TLI/Cahill Partnership--Spiral Drive included in the Registration Statement have been audited by Arthur Andersen LLP, independent public accoun-tants, as indicated in their reports and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

The financial statements and related schedule of Pennsylvania Public School Employes' Retirement System Industrial Properties Portfolio included in this Prospectus and elsewhere in the Registration Statement, have been audited by KPMG Peat Marwick LLP, independent certified public accountants, to the extent and for the periods indicated in their report thereon also appearing elsewhere herein and in the Registration Statement. Such financial statements and related schedule have been included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

The historical cost basis combined statements of assets and liabilities of Orlando Central Park and 500 Memorial Drive as of December 31, 1996 and 1995 and the related historical cost basis combined statements of income, changes in net assets, and cash flows for the years then ended, included in this Prospec-tus, have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

The historical cost basis balance sheets of Knickerbocker Properties, Inc. II as of December 31, 1996 and 1995 and the related historical cost basis state-ments of operations, stockholder's equity and cash flows for the years then ended, included in this Prospectus, have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

The statement of revenue and certain expenses of Herrod Associates for the year ended December 31, 1996 has been audited by Grant Thornton LLP, independent certified public accountants, whose report thereon is included herein in reli-ance upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

The Company has filed a Registration Statement with the Commission on Form S-11 under the Securities Act with respect to the Common Shares offered hereby. In accordance with the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and financial statement schedules thereto. For further infor-mation with respect to the Company and the Common Shares, reference is made to the Registration Statement and such exhibits and financial statement schedules, copies of which may be examined without charge at or obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Judi-ciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the Commission located at 13th Floor, 7 World Trade Center, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. The Commis-sion maintains a Website at http://www.sec.gov, and reports, proxy and informa-tion statements and other information regarding registrants, including the Com-pany, that file electronically with the Commission can be obtained from that site. The Registration Statement, including exhibits and financial statements thereto, is available at such Website.

Statements contained in this Prospectus as to the contents of any contract or other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such contract or document.

The Company will be required to file reports and other information with the Commission pursuant to the Securities Exchange Act of 1934. Reports, proxy statements and other information concerning the Company filed with the Commis-sion pursuant to the Exchange Act may be inspected and copied, or obtained from, the above described officer of the Commission. Such materials may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                                    GLOSSARY

Unless the context otherwise requires, the following capitalized terms shall have the meanings set forth below for the purposes of this Prospectus.

"401(k) Plan" means the Cabot Partners Employee Savings Plan that will be assumed and continued by the Company.

"ACMs" means asbestos-containing materials.

"Acquisition Facility" means a revolving credit facility, which the Company is negotiating with Morgan Guaranty Trust Company of New York, under which the Company would be permitted to borrow up to $325 million.

"ADA" means the Americans with Disabilities Act of 1990.

"Additional Acquisitions" means the Properties acquired or to be acquired after September 30, 1997 by Cabot Partners on behalf of the Existing Investors.

"Administrator" means the Compensation Committee of the Board of Trustees or its delegate, as appropriate as administrator of the Company's Long Term Incen-tive Plan.

"Advisory Contracts" means the investment advisory and property management con-tracts entered into between Cabot Partners and certain advisory clients.

"Affiliate" means (i) any person that, directly or indirectly, controls or is controlled by or is under common control with such person, (ii) any other person that owns, beneficially, directly or indirectly, five percent or more of the outstanding capital stock, shares or equity interests of such person, or
(iii) any officer, director, employee, partner or trustee of such person or any person controlling, controlled by or under common control with such person (ex-cluding trustees and persons serving in similar capacities who are not other-wise an Affiliate of such person). The term "person" means and includes indi-viduals, corporations, general and limited partnerships, stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other entities and governments and agencies and political subdivisions thereof. For the purposes of this defini-tion, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the owner-ship of voting securities, partnership interests or other equity interests.

"Annualized Base Rent" means annual contractual rent.

"Annualized Net Rent" means annualized monthly Net Rent from leases in effect as of September 30, 1997.

"Annualized Net Effective Rent" means Annualized Net Rent, less amortization of the related leasing costs, as adjusted to reflect the effect of any rent con-cessions and straight-lining of rent steps.

"Base Line Properties" means properties that were held during the entire period for both periods being compared in "Management's Discussion and Analysis of Financial Condition and Results of Operations."

"Beneficiary" means the beneficiary of the Share Trust.

"Book-Tax Difference" means the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution.

"Board of Trustees" means Board of Trustees of the Company.

"Bylaws" means the Company's Bylaws.

"Cabot Advisors" means Cabot, Cabot & Forbes Realty Advisors, Inc.

"Cabot Group" means Cabot Partners and certain affiliated partnerships.

"Cabot Group Participants" means Ferdinand Colloredo-Mansfeld and his wife, Franz Colloredo-Mansfeld and his siblings, Robert E. Patterson, Andrew D. Ebbott, Howard B. Hodgson, Jr., Eugene F. Reilly, Neil E. Waisnor, Gerald F. Ianetta, John F. Malloy and Peter F. Tague.

"Cabot Partners" means Cabot Partners Limited Partnership, a Massachusetts limited partnership.

"CB Commercial/Torto Wheaton Research" means the CB Commercial Real Estate Group, Inc./Torto Wheaton Research.

"CC&F" means Cabot, Cabot & Forbes Company.

"Closing Date" means the date of the closing of the Offering.

"C-M Holdings" means C-M Holdings L.P.

"C-M Property Partnerships" means C-M Holdings and its affiliated partner-ships, in which Ferdinand Colloredo-Mansfeld owns 97% of the partnership interests, Franz Colloredo-Mansfeld owns 1% of the partnership interests and members of their immediate family own in the aggregate 2% of the partnership interests..

"Cognetics" means Cognetics Real Estate, Inc.

"Code" means the Internal Revenue Code of 1986, as amended.

"Commission" means the Securities and Exchange Commission.

"Common Shares" means common shares of beneficial interest, $.01 par value per share, of the Company.

"Company" means Cabot Industrial Trust and its operating subsidiaries, including the Operating Partnership, of which the Company is the sole general partner, and the Management Company.

"Compensation Committee" means the committee comprised of two or more of the Independent Trustees established by the Board of Trustees to determine compen-sation for the Company's executive officers and to implement the Company's Long Term Incentive Plan.

"Concurrent Investor" means the following investors, for whom Morgan Stanley Asset Management Inc. is acting as advisor in connection with the Concurrent
Placement: Stichting Bedrijspensioenfonds Voor De Metaalnijhverheid, Stichting Pensioenfonds ABP, MS Real Estate Special Situations Inc., The Morgan Stanley Real Estate Special Situations Funds I, L.P., The Morgan Stanley Real Estate Special Situations Fund II, L.P. and Morgan Stanley Real Estate Special Situa-tions Real Estate Investors, L.P.

"Concurrent Placement" means the Company's sale of $20 million of Common Shares at the Offering Price to the Concurrent Investor in a private placement concurrently with the sale of the Common Shares in the Offering.

"Contributing Investors" means (i) the following Cabot Partners advisory cli-ents who are contributing Properties in the Formation Transactions: CP Invest-ment Properties, Inc. (the title holding entity of IBM Retirement Plan Trust), nine title holding entities of New York State Teachers' Retirement System, State of Wisconsin Investment Board, CP REPROP Corp. (the title holding entity of the Leland Stanford Jr. Endowment Fund), (ii) the following additional entities that are contributing Properties in the Formation Transactions: West Coast Industrial, L.L.C. (the title holding entity of Argo Partnership II, L.P.), Keystone-New Jersey Property Holding Corp., Keystone-Ohio Property Holding Corp. and Keystone-Illinois Property Holding Corp. (the title holding entities of Pennsylvania Public School Employees' Retirement System), Herrod Associates, and The Prudential Insurance Company of America and (iii) the C-M Property Partnerships.

"Contribution Agreement" means the Contribution Agreement relating to the Cap-italization of Cabot Industrial Trust, dated as of October 10, 1997, among the Company, the Operating Partnership, Cabot Partners and various Contributing Investors identified therein.

"Control Share Acquisition" means the acquisition of Control Shares, subject to certain exceptions.

"Control Shares" means shares of beneficial interest that, if aggregated with all other such shares of beneficial interest of the Company previously acquired by the acquiror, would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority of all voting power, but does not include shares which the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval.

"Debt Limitation" means the Company's policy limiting its Debt-to-Total Market Capitalization Ratio to 40%.

"Debt-to-Total Market Capitalization Ratio" means a ratio calculated based on the Company's total consolidated and unconsolidated debt as a percentage of the market value of outstanding Common Shares and Units (not owned by the Com-pany) plus total consolidated and unconsolidated debt, but excluding (i) all nonrecourse consolidated debt in excess of the Company's proportionate shares of such debt and (ii) all nonrecourse unconsolidated debt of partnerships in which the Company is a limited partner.

"Declaration of Trust" means the Amended and Restated Declaration of Trust of the Company.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"ERISA Plans" means employee benefit plans subject to ERISA.

"Excess Shares" means Common or Preferred Shares which are transferred automat-ically to the Share Trust.

"Exchange Rights" means the right, which is subject to certain exceptions, of Limited Partners to exchange all or a portion of their Units for Common Shares on a one-for-one basis pursuant to the terms of the Operating Partnership Agreement.

"Existing Investors" means those Contributing Investors that are to contribute Properties which were managed by Cabot Partners as of September 30, 1997 con-sisting of IBM Retirement Plan Trust, New York State Teachers' Retirement Sys-tem, State of Wisconsin Investment Board, Leland Stanford Jr. Endowment Fund, and C-M Property Partnerships.

"Existing Investors Property Group" means the Properties of the Contributing Investors that were managed by Cabot Partners as of September 30, 1997.

"FIRPTA" means the Foreign Investment in Real Property Tax Act of 1980, as amended.

"Formation Transactions" means the transactions relating to the formation of the Company and the acquisition of the Properties and certain other assets.

"FFO" means Funds from Operations which represents net income before minority interests and extraordinary items, adjusted for depreciation on real property and amortization of tenant improvements costs and lease commissions, gains from the sale of properties and FFO attributable to minority interests in consoli-dated joint ventures whose interests are not convertible into shares of Common Stock. In addition to cash flow and net income, management generally considers FFO to be one additional measure of the performance of an equity REIT because together with net income and cash flows, FFO provides investors with an addi-tional basis to evaluate the ability of an entity to incur and service debt and to fund acquisitions and other capital expenditures. However, FFO does not measure whether cash flow is sufficient to fund all of an entity's cash needs including principal amortization, capital improvements and distributions to stockholders. FFO also does not represent cash generated from operating, investing or financing activities as determined in accordance with GAAP. FFO should not be considered as an alternative to net income as an indicator of an entity's operating performance or as an alternative to cash flow as a measure of liquidity. Further, FFO as disclosed by other REITs may not be comparable to the Company's calculation of FFO. The Company calculates FFO in accordance with the White Paper on Funds from Operations approved by the Board of Governors of NAREIT in March 1995.

"GAAP" means generally accepted accounting principles.

"GP Units" means general partnership interests in the Operating Partnership.

"Indemnitee" means each individual made a party to a proceeding by reason of his status as a general partner or an officer of the Operating Partnership or a trustee or officer of the Company or any other Person as the Company may desig-nate from time to time in its sole and absolute discretion.

"Independent Trustee" means a Trustee of the Company who is not an officer or employee of the Company.

"Interested Shareholder" means a beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of beneficial interest of a trust or an Affiliate thereof.

"IRAs" means government plans, Individual Retirement Accounts and Individual Retirement Annuities.

"J.P. Morgan" means J.P. Morgan Securities Inc.

"Limited Partners" means the limited partners of the Operating Partnership.

"LC" means leasing commissions.

"Long Term Incentive Plan" means the Long Term Incentive Plan of the Company.

"Management Company" means Cabot Advisors, Inc., a Delaware corporation.

"Market Price" means the last reported sales price reported on the NYSE for a particular class of Shares on the trading day immediately preceding the rele-vant date, or if not then traded on the NYSE, the last reported sales price for such class of Shares on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over or through which such class of Shares may be traded, or if not then traded over or through any exchange or quotation system, then the market price of such class of Shares on the relevant date as determined in good faith by the Board of Trustees.

"Maryland REIT Law" means Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended.

"MGCL" means the Maryland General Corporation Law, as amended.

"Named Executive Officers" means Ferdinand Colloredo-Mansfeld, Robert E. Patterson, Franz Colloredo-Mansfeld, Andrew D. Ebbott, Howard B. Hodgson, Jr., Neil E. Waisnor and Eugene F. Reilly.

"NAREIT" means National Association of Real Estate Investment Trusts, Inc.

"NCREIF" means National Council of Real Estate Investment Fiduciaries.

"New Investors Property Group" means the Properties of Contributing Investors which were not property management clients of Cabot Partners at or prior to September 30, 1997.

"Net Rent" means contractual rent, excluding any reimbursements for real estate taxes or operating expenses.

"Non-employee Trustees" means members of the Board of Trustees who are not employees of the Company.

"Non-U.S. Shareholders" means nonresident alien individuals, foreign corpora-tions, foreign partnerships and other foreign shareholders.

"NYSE" means the New York Stock Exchange.

"Offering" means the offering of Common Shares hereby.

"Offering Price" means the Price to Public per Common Share set forth on the cover page hereof.

"Operating Partnership" means Cabot Industrial Properties, L.P., a Delaware limited partnership.

"Operating Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of the Operating Partnership.

"Ownership Limit" means the direct or indirect ownership of no more than 9.8% of the Company's number of issued and outstanding shares of beneficial interest or 9.8% of the total equity value of such shares.

"Participating Employer" means the Company and the Operating Partnership and designated subsidiaries, including the Management Company.

"Participants" means the individuals who will participate in the Plan.

"Party in Interest" means persons who have specified relationships with a Plan, "Parties in Interest" under ERISA and "Disqualified Persons" under the Code.

"Phase I ESAs" means Phase I environmental site assessments.

"Plans" means certain employee benefit plans and individual retirement accounts and individual retirement arrangements.

"Preferred Shares" means the preferred shares of beneficial interest, $.01 par value per share, of the Company.

"Properties" means, collectively, the industrial buildings acquired by or con-tributed to the Company or the Operating Partnership in the Formation Transac-tions.

"Prudential Properties Group" means a combination of assets, liabilities and operations for seven Properties that are owned by The Prudential Insurance Com-pany of America on behalf of single client separate accounts which The Pruden-tial Insurance Company of America has agreed to contribute to the Company in the Formation Transactions.

"Prudential Properties Group II" means a combination of assets, liabilities and operations for two Properties that are owned by The Prudential Insurance Com-pany of America on behalf of single client separate accounts and one Property owned by a title holding corporation, for which The Prudential Insurance Com-pany of America provides advisory services.

"Prudential Securities" means Prudential Securities Incorporated.

"PTE 84-14" means Prohibited Transaction Exemption.

"Purported Transferee" means the record holder of the Common or Preferred Shares that are designated as Excess Shares.

"QPAM" means Qualified Professional Asset Manager.

"qualified pension trust" means a pension or other retirement trust that quali-fies under Section 401(a) of the Code.

"R&D" means research and development.

"REIT" means a real estate investment trust.

"REOC" means a real estate operating company.

"Regulation" means the United States Department of Labor regulation which pro-vides that, except under certain circumstances set forth therein, investment by an ERISA Plan in a corporation, partnership or other entity may result in the assets of that entity being treated as the assets of the investing ERISA Plan.

"REMIC" means a Real Estate Mortgage Investment Conduit that is an entity or arrangement that satisfies the standards set forth in Section 860D of the Code.

"Representatives" means J.P. Morgan Securities Inc., Goldman, Sachs & Co., Pru-dential Securities Incorporated and Smith Barney Inc, in their capacities as representatives for the Underwriters.

"Restricted Shares" means restricted Common Shares of the Company.

"Rule 144" means Rule 144 promulgated under the Securities Act.

"Securities Act" means the Securities Act of 1933, as amended.

"Service" means the U.S. Internal Revenue Service.

"Share Trust" means a trust which holds Common or Preferred Shares of the Com-pany which have been designated as Excess Shares.

"Share Trustee" means the trustee of the Share Trust.

"Shares" means shares of beneficial interest of the Company.

"The 1997 Act" means the Taxpayer Relief Act of 1997.

"Trustees" means trustees of the Company.

"TI" means tenant improvements.

"UBTI" means unrelated business taxable income.

"Underwriters" means the underwriters named in this Prospectus.

"Underwriting Agreement" means the underwriting agreement whereby the Company has agreed to sell to the Underwriters, and each of the Underwriters has sever-ally agreed to purchase, a certain number of Common Shares as set forth therein.

"Units" means limited partnership interests in the Operating Partnership.

"UPREIT" means the structure of the Company as a REIT that owns all of its properties through the Operating Partnership.

"Value Test" means 5% of the value of the Company's total assets in the case of securities of any one non-government issuer.

"Voting Stock Test" means 10% of the outstanding voting securities of any one non-government issuer.

"White Paper" means the White Paper on Funds from Operations approved by the Board of Governors of NAREIT in March 1995.

"Workspace" means light assembly and flex/R&D.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
CABOT INDUSTRIAL TRUST
Pro Forma Condensed Combined Financial Statements (unaudited)............    38
  Pro Forma Condensed Combined Balance Sheet as of September 30, 1997....    39
  Notes to Pro Forma Condensed Combined Balance Sheet....................    40
  Pro Forma Condensed Combined Statement of Operations for the nine
   months ended September 30, 1997.......................................    43
  Pro Forma Condensed Combined Statement of Operations for the year ended
   December 31, 1996.....................................................    44
  Notes to Pro Forma Condensed Combined Statements of Operations.........    45
Historical:
  Report of Independent Auditors.........................................   F-4
  Balance Sheet as of November 30, 1997..................................   F-5
  Notes to Balance Sheet.................................................   F-6

CABOT PARTNERS LIMITED PARTNERSHIP
Report of Independent Public Accountants.................................   F-8
Balance Sheets as of September 30, 1997, (unaudited) December 31, 1996
 and 1995................................................................   F-9
Statements of Operations for the nine months ended September 30, 1997
 (unaudited) and 1996 (unaudited), and the years ended December 31, 1996,
 1995 and 1994...........................................................  F-10
Statements of Partners' Capital for the nine months ended September 30,
 1997 (unaudited) and the years ended December 31, 1996, 1995 and 1994...  F-11
Statements of Cash Flows for the nine months ended September 30, 1997
 (unaudited) and 1996 (unaudited), and the years ended December 31, 1996,
 1995 and 1994...........................................................  F-12
Notes to Financial Statements............................................  F-13

EXISTING INVESTORS PROPERTY GROUP
Report of Independent Public Accountants.................................  F-16
Combined Balance Sheets as of September 30, 1997, December 31, 1996 and
 1995....................................................................  F-17
Combined Statements of Income for the nine months ended September 30,
 1997 and September 30, 1996 (unaudited), and the years ended December
 31, 1996, 1995 and 1994.................................................  F-18
Combined Statements of Owners' Equity for the nine months ended September
 30, 1997 and the years ended December 31, 1996, 1995 and 1994...........  F-19
Combined Statements of Cash Flows for the nine months ended September 30,
 1997 and September 30, 1996 (unaudited), and the years ended December
 31, 1996, 1995 and 1994.................................................  F-20
Notes to Combined Financial Statements...................................  F-21
Schedule III -- Real Estate and Accumulated Depreciation as of December
 31, 1996................................................................  F-26

NEW INVESTORS PROPERTY GROUP

ORLANDO CENTRAL PARK AND 500 MEMORIAL DRIVE
Report of Independent Accountants........................................  F-30
Combined Statement of Assets and Liabilities as of September 30, 1997
 (unaudited), December 31, 1996 and 1995.................................  F-31
Combined Statements of Income for the nine months ended September 30,
 1997 and 1996 (unaudited), and the years ended December 31, 1996, and
 1995....................................................................  F-32
Combined Statement of Changes in Net Assets for the nine months ended
 September 30, 1997 (unaudited), and the years ended December 31, 1996, and 1995................................................................  F-33
Combined Statement of Cash Flows for the nine months ended September 30,
 1997 and 1996 (unaudited), and the years ended December 31, 1996, and
 1995....................................................................  F-34
Notes to Combined Financial Statements...................................  F-35

                         INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
KNICKERBOCKER PROPERTIES, INC. II
Report of Independent Accountants........................................  F-38
Balance Sheets as of September 30, 1997 (unaudited), December 31, 1996 and 1995................................................................  F-39
Statements of Operations for the nine months ended September 30, 1997 and
 1996 (unaudited), and the years ended December 31, 1996, and 1995.......  F-40
Statements of Stockholder's Equity for the nine months ended September
 30, 1997 (unaudited), and the years ended December 31, 1996, and 1995...  F-41
Statements of Cash Flows for the nine months ended September 30, 1997 and
 1996 (unaudited), and the years ended December 31, 1996, and 1995.......  F-42
Notes to Financial Statements............................................  F-43

PENNSYLVANIA PUBLIC SCHOOL EMPLOYEES' RETIREMENT SYSTEM INDUSTRIAL
 PROPERTIES PORTFOLIO
Independent Auditors' Report.............................................  F-45
Combined Balance Sheets as of September 30, 1997, December 31, 1996 and
 1995....................................................................  F-46
Combined Statements of Operations for the nine months ended September 30,
 1997, the nine months ended September 30, 1996 (unaudited), and the years ended December 31, 1996 and the period from July 6, 1995 (date of
 Acquisition) to December 31, 1995.......................................  F-47
Combined Statements of Owner's Equity for the nine months ended September
 30, 1997, and the years ended December 31, 1996 and the period from July
 6, 1995 (date of Acquisition) to December 31, 1995......................  F-48
Combined Statements of Cash Flows for the nine months ended September 30,
 1997, the nine months ended September 30, 1996 (unaudited), and the years ended December 31, 1996 and the period from July 6, 1995 (date of
 Acquisition) to December 31, 1995.......................................  F-49
Notes to Combined Financial Statements...................................  F-50
Schedule III -- Combined Real Estate and Accumulated Depreciation as of
 September 30, 1997......................................................  F-53

PRUDENTIAL PROPERTIES GROUP
Report of Independent Public Accountants.................................  F-54
Combined Balance Sheets as of September 30, 1997, December 31, 1996 and
 1995....................................................................  F-55
Combined Statements of Operations for the nine months ended September 30,
 1997 and September 30, 1996 (unaudited), and the years ended December
 31, 1996, and 1995......................................................  F-56
Combined Statements of Owners' Equity for the nine months ended September
 30, 1997, and the years ended December 31, 1996, and 1995...............  F-57
Combined Statements of Cash Flows for the nine months ended September 30,
 1997 and September 30, 1996 (unaudited), and the years ended December
 31, 1996, and 1995......................................................  F-58
Notes to Combined Financial Statements...................................  F-59
Schedule III -- Real Estate and Accumulated Depreciation as of December
 31, 1996................................................................  F-62

WEST COAST INDUSTRIAL, LLC
Report of Independent Public Accountants ................................  F-63
Statements of Revenues and Certain Expenses for the nine months ended
 September 30, 1997 (unaudited), and the year ended December 31, 1996....  F-64
Notes to Statements of Revenues and Certain Expenses.....................  F-65

FINANCIAL STATEMENTS FOR PROPERTY ACQUISITIONS

HERROD ASSOCIATES
Report of Independent Certified Public Accountants.......................  F-66
Statement of Revenues and Certain Expenses for the nine months ended
 September 30, 1997 (unaudited), and the year ended December 31, 1996....  F-67
Notes to Statement of Revenues and Certain Expenses......................  F-68
BLUE ASH OFFICE L.L.C. AND BLUE ASH INDUSTRIAL L.L.C.
Report of Independent Public Accountants.................................  F-69
Combined Statements of Revenue and Certain Expenses for the nine months ended September 30, 1997 (unaudited), and the year ended December 31,
 1996....................................................................  F-70
Notes to Combined Statements of Revenue and Certain Expenses ............  F-71

                         INDEX TO FINANCIAL STATEMENTS

                                                                          PAGE
                                                                          ----
SEEFRIED PROPERTIES GROUP
Report of Independent Public Accountants................................. F-72
Combined Statements of Revenues and Certain Expenses for the nine months ended September 30, 1997 (unaudited), and the year ended December 31,
 1996.................................................................... F-73
Notes to Combined Statements of Revenues and Certain Expenses............ F-74

PRUDENTIAL PROPERTIES GROUP II
Report of Independent Public Accountants................................. F-75
Combined Statements of Revenue and Certain Expenses for the nine months ended September 30, 1997 (unaudited) and the year ended December 31,
 1996.................................................................... F-76
Notes to Combined Statement of Revenues and Certain Expenses............. F-77

DFW TRADE CENTER I, L.P., BUILDINGS 1, 2 AND 3
Report of Independent Public Accountants................................. F-78
Combined Statements of Revenue and Certain Expenses for the nine months ended September 30, 1997 (unaudited) and from the date of inception to
 December 31, 1996....................................................... F-79
Notes to Combined Statement of Revenues and Certain Expenses............. F-80

1055 DORNOCH COURT, SAN DIEGO, CA
Report of Independent Public Accountants................................. F-81
Statements of Revenue and Certain Expenses for the nine months ended
 September 30, 1997 (unaudited) and the year ended December 31, 1996..... F-82
Notes to Statement of Revenues and Certain Expenses...................... F-83

HAMPDEN I AND II PROPERTIES GROUP
Report of Independent Public Accountants................................. F-84
Combined Statements of Revenue and Certain Expenses for the nine months ended September 30, 1997 (unaudited) and the year ended December 31,
 1996.................................................................... F-85
Notes to Combined Statement of Revenues and Certain Expenses............. F-86

SOUTH ROYAL ASSOCIATES PROPERTIES GROUP
Report of Independent Public Accountants................................. F-87
Combined Statements of Revenue and Certain Expenses for the nine months ended September 30, 1997 (unaudited) and the year ended December 31,
 1996.................................................................... F-88
Notes to Combined Statement of Revenues and Certain Expenses............. F-89

JOSEPH A. LEROY FAMILY LP PROPERTY
Report of Independent Public Accountants................................. F-90
Statements of Revenue and Certain Expenses for the nine months ended
 September 30, 1997 (unaudited) and the year ended December 31, 1996..... F-91
Notes to Statement of Revenues and Certain Expenses...................... F-92

RACO/MELAVER, L. L. C.
Report of Independent Public Accountants................................. F-93
Combined Statements of Revenue and Certain Expenses for the nine months ended September 30, 1997 (unaudited) and the year ended December 31,
 1996.................................................................... F-94
Notes to Combined Statement of Revenues and Certain Expenses............. F-95

TLI/CAHILL PARTNERSHIP--SPIRAL DRIVE
Report of Independent Public Accountants................................. F-96
Combined Statements of Revenue and Certain Expenses for the nine months ended September 30, 1997 (unaudited) and the year ended December 31,
 1996.................................................................... F-97
Notes to Combined Statement of Revenues and Certain Expenses............. F-98

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Trustees
  of Cabot Industrial Trust:

We have audited the accompanying balance sheet of Cabot Industrial Trust (the Company), a Maryland real estate investment trust, as of November 30, 1997. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material mis-statement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by man-agement, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Cabot Industrial Trust as of November 30, 1997, in conformity with generally accepted accounting principles.

                                       Arthur Andersen LLP

Boston, Massachusetts
December 18, 1997

                             CABOT INDUSTRIAL TRUST

                                 BALANCE SHEET

                                                                 ------------
                                                                 NOVEMBER 30,
                                                                         1997
                                                                 ------------
ASSETS
  Cash                                                             $    1,000
                                                                 ------------
                                                                   $    1,000
                                                                 ============
Commitments (Note 4)
SHAREHOLDERS' EQUITY
  Common Shares, $0.01 par value; 150,000,000 shares authorized,
   50 shares issued and outstanding                                $        1
  Additional Paid in Capital                                              999
                                                                 ------------
                                                                   $    1,000
                                                                 ============




    The accompanying notes are an integral part of this financial statement.

                             CABOT INDUSTRIAL TRUST

                             NOTES TO BALANCE SHEET

1. ORGANIZATION

Cabot Industrial Trust (the Company), a Maryland real estate investment trust, was formed on October 10, 1997. The Company will be the managing general partner of a newly formed limited partnership, Cabot Industrial Properties, L.
P. (the Operating Partnership) and will conduct substantially all of its busi-ness through the Operating Partnership. The Company will be a fully integrated, internally managed real estate company formed to continue and expand the national real estate business of Cabot Partners Limited Partnership. The Com-pany expects to qualify as a real estate investment trust (a REIT) for federal income tax purposes.

The Company has had no operations to date.

2. THE FORMATION TRANSACTIONS AND THE OFFERING

The Formation Transactions
Under a Contribution Agreement executed by the Company, the Operating Partner-ship, Cabot Partners, L.P. and various other contributors, real estate proper-ties and other assets will be 1) contributed to the Operating Partnership in exchange for Units in the Operating Partnership that may, subject to certain restrictions, be exchanged for common shares of the Company or 2) in certain cases, contributed to the Company in exchange for common shares. The properties contributed to the Company will be contributed to the Operating Partnership in exchange for the number of general partnership interests in the Operating Part-nership equal to the number of common shares exchanged for the property.

The Offering
The Company has filed a registration statement on Form S-11 with the Securities and Exchange Commission with respect to the offering of 7,500,000 common shares (exclusive of 1,125,000 shares subject to the underwriters' over-allotment option) at an assumed offering price of $20 per share. In addition, the Company will sell 1,000,000 common shares to a single investor in a private offering at the assumed offering price. The Company will contribute the net proceeds of the offerings to the Operating Partnership in exchange for the number of general partnership interests in the Operating Partnership equal to the number of common shares sold in the offerings.

3. INCOME TAXES

The Company intends to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"). As a REIT, the Company generally will not be subject to federal income tax if it distributes at least 95% of its taxable income for each tax year to its shareholders. REITs are subject to a number of organizational and operational requirements. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be sub-ject to state and local income taxes and to federal income tax and excise tax on its undistributed income.

                             CABOT INDUSTRIAL TRUST

4. COMMITMENTS

The Company has executed commitments to acquire the following industrial prop-erties with proceeds from the Offering and the Concurrent Placement:

                                      -------------------------------------------------
                                                                               EXPECTED
                                                                   SQUARE   ACQUISITION
   PROPERTY LOCATION            BUILDING TYPE                       FEET           COST
   -----------------            -------------                      ------   -----------
   Grapevine, TX                Bulk Distribution/Workspace      1,182,361     $ 52,279
   Mira Loma, CA, Dacula, GA,
     Mechanicsburg, PA          Bulk Distribution                  916,603       34,452
   Mechanicsburg, PA            Bulk Distribution                  494,400       16,730
   San Diego, CA                Bulk Distribution                  220,000       10,885
   Orlando, FL                  Workspace Properties               213,430        9,210
   Tucker, GA                   Workspace Properties               134,163        5,615
   Atlanta, GA                  Workspace Properties               128,000        5,350
   Florence, KY                 Workspace Properties                61,555        4,030
   Tempe, AZ                    Workspace Properties                81,817        3,298
                                                                            -----------
                                                    Total acquisition cost      141,849
                                                        Less: Debt assumed        8,392
                                                                            -----------
                                             Proceeds to fund acquisitions     $133,457
                                                                            ===========

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of
 Cabot Partners Limited Partnership:

We have audited the accompanying balance sheets of Cabot Partners Limited Part-nership as of December 31, 1996 and 1995, and the related statements of opera-tions, partners' capital, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsi-bility of the management of the Partnership. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of mate-rial misstatement. An audit includes examining, on a test basis, evidence sup-porting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement pre-sentation. We believe that our audits provide a reasonable basis for our opin-ion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cabot Partners Limited Part-nership as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                       Arthur Andersen LLP

Boston, Massachusetts
March 20, 1997 (except with respect to certain matters discussed in Notes 3 and 6, as to which the date is November 24, 1997)

                       CABOT PARTNERS LIMITED PARTNERSHIP

                                 BALANCE SHEETS

                             (DOLLARS IN THOUSANDS)

                                            -----------------------------------
                                                              DECEMBER 31,
                                            SEPTEMBER 30, ---------------------
                                                 1997       1996       1995
                                            ------------- ----------  ---------
                                              (UNAUDITED)
ASSETS
Cash and Cash Equivalents                      $    1,589 $    1,709 $    1,382
Accounts receivable                                 2,095      1,637        942
Investments                                           809        836      1,026
Cost of Investment Advisory Contracts
 acquired, net of accumulated amortization
 of $3,137, $2,425 and $2,034,
 respectively                                       1,017      1,729      2,121
Other assets                                           98        164        157
                                               ----------  ---------  ---------
 Total Assets                                  $    5,608 $    6,075 $    5,628
                                               ==========  =========  =========
LIABILITIES AND PARTNERS' CAPITAL
Accrued compensation                           $      746 $      385 $      457
Accrued liabilities                                   138        100        106
                                               ----------  ---------  ---------
 Total Liabilities                                    884        485        563
                                               ----------  ---------  ---------
Commitments
Partners' Capital                                   4,724      5,590      5,065
                                               ----------  ---------  ---------
 Total Liabilities and Partners' Capital       $    5,608 $    6,075 $    5,628
                                               ==========  =========  =========


   The accompanying notes are an integral part of these financial statements.

                       CABOT PARTNERS LIMITED PARTNERSHIP

                            STATEMENTS OF OPERATIONS

                             (DOLLARS IN THOUSANDS)

                         -------------------------------------------------------
                           NINE MONTHS ENDED
                             SEPTEMBER 30,          YEARS ENDED DECEMBER 31,
                         ---------------------  --------------------------------
                            1997       1996        1996        1995       1994
                         ---------  ---------   ---------   ---------  ---------
                              (UNAUDITED)
REVENUES
  Advisory fees          $   6,778  $   5,729   $   7,871   $   6,482  $   4,149
  Other income                  40         14          37          34         10
                         ---------  ---------   ---------   ---------  ---------
    Total Revenues           6,818      5,743       7,908       6,516      4,159
                         ---------  ---------   ---------   ---------  ---------
EXPENSES
  Compensation               3,138      2,847       3,887       3,416      2,553
  Other general and
   administrative            1,761      1,515       2,001       1,653      1,714
  Depreciation and amor-
   tization                    732        315         419         453        474
                         ---------  ---------   ---------   ---------  ---------
    Total Expenses           5,631      4,677       6,307       5,522      4,741
                         ---------  ---------   ---------   ---------  ---------
Income (loss) before
 income (loss) from
 unconsolidated
 subsidiary                  1,187      1,066       1,601         994       (582)
Equity in income (loss)
 from unconsolidated
 subsidiary                     16        (16)         (7)         63         46
                         ---------  ---------   ---------   ---------  ---------
Net income (loss)        $   1,203  $   1,050   $   1,594   $   1,057  $    (536)
                         =========  =========   =========   =========  =========


   The accompanying notes are an integral part of these financial statements.

                       CABOT PARTNERS LIMITED PARTNERSHIP

                        STATEMENTS OF PARTNERS' CAPITAL

  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED) AND THE YEARS ENDED
                        DECEMBER 31, 1996, 1995 AND 1994

                             (DOLLARS IN THOUSANDS)

                                                   ---------------------------------------------
                                                   GENERAL      LIMITED PARTNERS       PARTNERS'
                                                   PARTNER     CLASS A     CLASS B     CAPITAL
                                                   ---------   ---------   ---------   ---------
Partners' Capital, January 1, 1994                $      --   $   4,544   $      --   $   4,544
  Net loss for the year ended December 31, 1994          --        (536)         --        (536)
                                                  ---------   ---------   ---------   ---------
Partners' Capital, December 31, 1994                     --       4,008          --       4,008
  Net income for the year ended December 31, 1995        --       1,057          --       1,057
                                                  ---------   ---------   ---------   ---------
Partners' Capital, December 31, 1995                     --       5,065          --       5,065
  Net income for the year ended December 31, 1996        10       1,194         390       1,594
  Distributions                                          --      (1,069)         --      (1,069)
                                                  ---------   ---------   ---------   ---------
Partners' Capital, December 31, 1996                     10       5,190         390       5,590
  Net income for the nine months ended
  September 30, 1997 (unaudited)                         --       1,203          --       1,203
  Distributions (unaudited)                             (10)     (1,669)       (390)     (2,069)
                                                  ---------   ---------   ---------   ---------
Partners' Capital, September 30, 1997
  (unaudited)                                     $      --   $   4,724   $      --   $   4,724
                                                  =========   =========   =========   =========



   The accompanying notes are an integral part of these financial statements.

                       CABOT PARTNERS LIMITED PARTNERSHIP

                            STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                          ---------------------------------------------------------
                            NINE MONTHS ENDED
                              SEPTEMBER 30,           YEARS ENDED DECEMBER 31,
                          ---------------------   ---------------------------------
                             1997        1996        1996        1995        1994
                          ---------   ---------   ---------   ---------   ---------
                               (UNAUDITED)
OPERATING ACTIVITIES
Net income (loss)         $   1,203   $   1,050   $   1,594   $   1,057   $    (536)
Adjustments to reconcile
 net income (loss) to
 net cash provided by
 (used in) operating
 activities:
 Depreciation and
  amortization                  732         315         419         453         474
 Unrealized equity in
  (income) loss of
  investment                    (16)         16           7         (63)        (46)
 (Increase) Decrease in
  accounts receivable          (459)       (876)       (695)       (315)        183
 Increase (Decrease) in
  accrued liabilities           408         332         (70)        265         (59)
 (Decrease) Increase in
  accounts payable               (9)        (18)         (9)          6         (28)
 Decrease (Increase) in
  other assets                   49          56          37         (52)         --
                          ---------   ---------   ---------   ---------   ---------
 Net cash provided by
  (used in) operating
  activities                  1,908         875       1,283       1,351         (12)
                          ---------   ---------   ---------   ---------   ---------
INVESTING ACTIVITIES
 Dividends received              43          33         183          77          50
 Purchase of furniture,
  fixtures and equipment         (2)        (50)        (50)        (63)         --
 Additional cost-basis
  investments                    --         (20)        (20)        (20)        (10)
                          ---------   ---------   ---------   ---------   ---------
 Net cash provided by
  (used in) investing
  activities                     41         (37)        113          (6)         40
                          ---------   ---------   ---------   ---------   ---------
FINANCING ACTIVITIES
 Distribution to
  partners                    (2,069)     (1,069)     (1,069)         --          --
                           ---------   ---------   ---------   ---------   ---------
 Net (decrease) increase
  in cash and cash
  equivalents                  (120)       (231)        327       1,345          28
 Cash and cash equiva-
  lents, beginning of
  period                      1,709       1,382       1,382          37           9
                          ---------   ---------   ---------   ---------   ---------
 Cash and cash equiva-
  lents, end of period    $   1,589   $   1,151   $   1,709   $   1,382   $      37
                          =========   =========   =========   =========   =========


   The accompanying notes are an integral part of these financial statements.

                       CABOT PARTNERS LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)

1. ORGANIZATION

Cabot Partners Limited Partnership (the Partnership), a Massachusetts limited partnership, was formed as of July 11, 1990 to provide a variety of real estate investment advisory and management services, primarily to a small number of pension and profit-sharing plans and other institutional investors. Nine investors represented 77% of fee revenues for 1996, eleven investors repre-sented 81% of fee revenues for 1995 and nine investors represented 56% of fee revenues for 1994.

The Partnership has two classes of limited partners. The Class A limited part-ners contributed cash on a disproportionate basis to their ownership interest and are entitled to a cumulative guaranteed return on their Adjusted Capital Contributions, as defined, of 10% through December 31, 1995 and 5% thereafter, payable only out of available cash. In addition, the Class A limited partners are entitled to a 5% return of their Adjusted Capital Contributions prior to distributions of available cash to all the partners in accordance with their ownership interest. As of December 31, 1996, the cumulative unpaid and unrecog-nized return was $3,978.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Income Taxes
No provision for federal and state income taxes has been recorded relating to the Partnership, as the partners report their respective shares of the net tax-able income on their individual tax returns. The tax basis of assets and lia-bilities does not significantly differ from their historical cost basis.

Furniture, Fixtures and Equipment
Furniture and equipment additions are recorded at cost and are depreciated over an estimated useful life of five years. Fixtures include leasehold improvements that are recorded at cost and amortized over the shorter of their useful life or the remaining lease term.

Cost of Investment Advisory Contracts Acquired
The investment advisory contracts acquired are recorded at their fair market value at the date of acquisition, based on independent appraisals, and are being amortized over their estimated lives, which range from eight to sixteen years.

Allocation of Profits and Losses
Income and losses have been allocated to the partners in accordance with the provisions of the partnership agreement.

Cash Equivalents
At December 31, 1996, the Partnership had invested excess funds in money market mutual funds, which have an original maturity of less than three months. For purposes of the statement of cash flows, this investment has been considered a cash equivalent.

Pervasiveness of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments
The carrying amounts reported on the accompanying balance sheets for cash and cash equivalents, receivables, accounts payable and accrued expenses approxi-mate fair value, due to the short-term nature of these investments.

3. INVESTMENTS

The Partnership owns a 1% managing general partnership interest in a real estate operating company, CP Private Partners, L.P.-I (Private Partners), and accounts for this investment under the equity method. Under this method of accounting, the Partnership's pro rata share of Private Partners' income (loss) is recorded each year as an increase (decrease) in the carrying value of its investment, and any distributions received are recorded as decreases in the carrying value.

                       CABOT PARTNERS LIMITED PARTNERSHIP

                             (DOLLARS IN THOUSANDS)


3. INVESTMENTS (CONTINUED)

The condensed unaudited historical cost balance sheets of Private Partners at December 31, 1996 and December 31, 1995 are as follows:

                                                 ---------------------
                                                     DECEMBER 31,
                                                 --------------------
                                                    1996       1995
                                                 ---------  ---------
       ASSETS
       Cash and Cash Equivalents                 $     186  $      51
       Real estate assets, net                      58,776     80,537
       Other assets                                 18,203     25,402
                                                 ---------  ---------
        Total Assets                             $  77,165  $ 105,990
                                                 =========  =========
       LIABILITIES AND PARTNERS' CAPITAL
       Accounts payable and accrued liabilities  $     453  $     605
       Note payable                                    --       9,665
                                                 ---------  ---------
        Total Liabilities                              453     10,270
                                                 ---------  ---------
       PARTNERS' CAPITAL
       The Partnership                                 767        957
       Other Partners                               75,945     94,763
                                                 ---------  ---------
        Total Partners' Capital                     76,712     95,720
                                                 ---------  ---------
        Total Liabilities and Partners' Capital  $  77,165  $ 105,990
                                                 =========  =========

The difference between the Partnership's share of the historical partners' cap-ital and the investment on the balance sheets is due to stating the investment at fair market value at the time of purchase.

The condensed unaudited historical cost income statements of Private Partners for the years ended December 31, 1996, 1995 and 1994 are as follows:

                                    ---------------------------------
                                        YEARS ENDED DECEMBER 31,
                                    ---------------------------------
                                       1996        1995        1994
                                    ---------   ---------   ---------
       Sale of real estate assets   $  20,817   $      --    $     --
       Rental revenues                 11,726      12,778      11,344
       Cost of real estate sold       (20,411)         --          --
       Note receivable reduction       (7,688)         --          --
       Operating expenses              (5,163)     (6,483)     (6,761)
                                    ---------   ---------   ---------
       Net (loss) income            $    (719)  $   6,295   $   4,583
                                    =========   =========   =========
       Dividends paid               $  18,292   $   7,700   $   5,000
                                    =========   =========   =========
       The Partnership's share of:
       Net (loss) income            $      (7)  $      63   $      46
                                    =========   =========   =========
       Dividends paid               $     183   $      77   $      50
                                    =========   =========   =========

  On September 30, 1997, Private Partners sold real estate assets with a net book value of $49,480 for a gross purchase price of $60,288. A distribution of the net sales proceeds of $58,733 was paid to the partners in October, 1997, and the Partnership received $587.

                       CABOT PARTNERS LIMITED PARTNERSHIP

                             (DOLLARS IN THOUSANDS)


4. MINIMUM FUTURE LEASE OBLIGATIONS

Minimum future lease obligations under noncancelable operating leases for each of the next five years ending December 31 and thereafter are as follows:

                         ---------
                   1997  $     262
                   1998        295
                   1999        311
                   2000        323
                   2001        310

The Partnership incurred rental expense of $304, $242 and $258 for the years ended December 31, 1996, 1995 and 1994, respectively. The Partnership's only significant lease is for its office space. The lease provides for the payment of base rent and operating and real estate taxes over stated base amounts.

5. RELATED PARTY FEES

Under two separate agreements, the Partnership provides acquisition, asset man-agement and property management services to a partnership and a company sepa-rately controlled by two Class A limited partners. The agreements are cancel-able by either party with 30 days notice. After a recent amendment, one agree-ment provides for annual fixed fees of $158. The other agreement provides for an acquisition fee of .25% of acquisition cost and an asset management fee of 5% of net operating income. The Partnership received acquisition fees from related parties of $345 for the nine months ended September 30, 1997, and other related party fees of $164, $153, $70 and $73 for the nine months ended Sep-tember 30, 1997 and the years ended December 31, 1996, 1995 and 1994, respec-tively.

6. SUBSEQUENT EVENTS

Formation Transactions
Under the provisions of the Contribution Agreement executed by each Contrib-uting Investor, Cabot Partners will contribute its Advisory Contracts and cer-tain of its other net assets to Cabot Industrial Properties, L.P. (the Oper-ating Partnership), a subsidiary partnership of Cabot Industrial Trust (the Company) and will receive Units from the Operating Partnership. The remainder of the Partnership's net assets will be distributed to its partners. The con-summation of these proposed transactions is subject to the completion of an offering of Common Shares of the Company to the public and various other condi-tions of the Contribution Agreement. The impact of these proposed transactions is not reflected in the accompanying financial statements.

It is anticipated that the cumulative unpaid and unrecognized return discussed in Note 1 will be settled through the distribution of Common Shares or Units to be received in conjunction with the transactions.

Sale of Assets Under Management
Under the terms of the investment advisory agreements, investors have the right to terminate the Partnership as advisor with 30 days notice. In addition, a significant portion of the Partnership's assets under management may be trans-ferred to other advisors or sold as a part of the portfolio's investment strat-egy.

During 1997, all the properties of three portfolios have been or are expected to be sold. These portfolios accounted for recurring advisory fees of $2,334 for the nine months ended September 30, 1997 and $3,141, $2,632 and $2,191 for the years ended December 31, 1996, 1995 and 1994, respectively.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Owners of the Existing Investors Property Group:

We have audited the accompanying combined balance sheets of the Existing Investors Property Group, as defined in Note 1, as of September 30, 1997, December 31, 1996 and 1995, and the related combined statements of income, own-ers' equity and cash flows for the nine months ended September 30, 1997 and each of the three years in the period ended December 31, 1996. These combined financial statements are the responsibility of the management of the Existing Property Investors. Our responsibility is to express an opinion on these com-bined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of mate-rial misstatement. An audit includes examining, on a test basis, evidence sup-porting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement pre-sentation. We believe that our audits provide a reasonable basis for our opin-ion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Existing Investors Property Group at September 30, 1997, December 31, 1996 and 1995, and the combined results of its operations and its cash flows for the nine months ended September 30, 1997 and each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic com-bined financial statements taken as a whole. The schedule listed in the index of financial statements is presented for the purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic finan-cial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                       Arthur Andersen LLP

Boston, Massachusetts December 13, 1997

                       EXISTING INVESTORS PROPERTY GROUP

                            COMBINED BALANCE SHEETS

                             (DOLLARS IN THOUSANDS)

                                             ---------------------------------
                                                                DECEMBER 31,
                                             SEPTEMBER 30,  ------------------
                                                      1997      1996      1995
                                             -------------  --------  --------
ASSETS
Rental properties                                 $358,498  $336,836  $301,059
Accumulated depreciation                           (37,542)  (32,528)  (26,430)
                                             -------------  --------  --------
                                                   320,956   304,308   274,629
Cash and Cash Equivalents                            1,140     2,423     2,598
Rents and other receivables, net of allow-
 ance for doubtful accounts of $253, $339
 and $294, respectively                              5,515     4,810     6,041
Restricted cash                                          9        71       353
Lease acquisition costs, net of accumulated
 amortization of $6,982, $5,721 and $4,505,
 respectively                                        6,564     6,808     5,307
Other assets                                           385       312       409
                                             -------------  --------  --------
  Total Assets                                    $334,569  $318,732  $289,337
                                             =============  ========  ========
LIABILITIES AND OWNERS' EQUITY
Mortgage debt                                     $ 18,655  $ 19,292  $ 20,083
Due to Related Parties                               3,703     3,668     3,407
Accounts payable and accrued expenses                3,733     3,608     3,606
Other liabilities                                      977       878       612
                                             -------------  --------  --------
  Total Liabilities                                 27,068    27,446    27,708
                                             -------------  --------  --------
Contingencies
Owners' Equity                                     307,501   291,286   261,629
                                             -------------  --------  --------
  Total Liabilities and Owners' Equity            $334,569  $318,732  $289,337
                                             =============  ========  ========


 The accompanying notes are an integral part of these combined financial statements.

                       EXISTING INVESTORS PROPERTY GROUP

                         COMBINED STATEMENTS OF INCOME

                             (DOLLARS IN THOUSANDS)

                               --------------------------------------------
                               NINE MONTHS ENDED
                                 SEPTEMBER 30,    YEARS ENDED DECEMBER 31,
                               ----------------- --------------------------
                                 1997     1996     1996     1995     1994
                               -------- -------- -------- -------- --------
                                     (UNAUDITED)
REVENUES
Rental                         $ 23,968 $ 21,947 $ 29,736 $ 24,691 $ 22,552
Tenant reimbursements             4,343    3,776    4,917    3,759    3,473
Other rental                        331      313      334      199    2,035
Interest                             94      102      193      145      149
                               -------- -------- -------- -------- --------
 Total Revenues                  28,736   26,138   35,180   28,794   28,209
                               -------- -------- -------- -------- --------
EXPENSES
Real estate taxes                 4,005    3,649    5,037    3,979    3,769
Management fees                   1,682    1,380    1,889    1,522    1,306
Property operating costs            382      555      755      648      563
Maintenance and repairs             343      324      504      393      502
Grounds care                        206      239      298      218      189
Professional services               259      150      214      194      158
Insurance                           226      158      210      151       78
Other                               186      197      453      231      267
Interest                          1,399    1,430    1,931    2,097    2,082
Depreciation and amortization     6,473    5,864    7,966    7,118    6,606
                               -------- -------- -------- -------- --------
 Total Expenses                  15,161   13,946   19,257   16,551   15,520
                               -------- -------- -------- -------- --------
 Income before gain on sale of
  properties                     13,575   12,192   15,923   12,243   12,689
Gain on sale of properties           --       --       --       --      186
                               -------- -------- -------- -------- --------
Net income                     $ 13,575 $ 12,192 $ 15,923 $ 12,243 $ 12,875
                               ======== ======== ======== ======== ========

 The accompanying notes are an integral part of these combined financial statements.

                       EXISTING INVESTORS PROPERTY GROUP

                     COMBINED STATEMENTS OF OWNERS' EQUITY

 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND THE YEARS ENDED DECEMBER 31,
                              1996, 1995 AND 1994

                             (DOLLARS IN THOUSANDS)

                                                                   ---------
       Owners' Equity, January 1, 1994                            $  220,621
         Contributions                                                10,005
         Distributions                                               (30,298)
         Net income for the year ended December 31, 1994              12,875
                                                                   ---------
       Owners' Equity, December 31, 1994                             213,203
         Contributions                                                50,326
         Distributions                                               (14,143)
         Net income for the year ended December 31, 1995              12,243
                                                                   ---------
       Owners' Equity, December 31, 1995                             261,629
         Contributions                                                35,228
         Distributions                                               (21,494)
         Net income for the year ended December 31, 1996              15,923
                                                                   ---------
       Owners' Equity, December 31, 1996                             291,286
         Contributions                                                21,880
         Distributions                                               (19,240)
         Net income for the nine months ended September 30, 1997      13,575
                                                                   ---------
       Owners' Equity, September 30, 1997                          $ 307,501
                                                                   =========

 The accompanying notes are an integral part of these combined financial statements.

                       EXISTING INVESTORS PROPERTY GROUP

                       COMBINED STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                           ---------------------------------------------------------
                             NINE MONTHS ENDED
                               SEPTEMBER 30,           YEARS ENDED DECEMBER 31,
                           ---------------------   --------------------------------
                              1997        1996        1996        1995        1994
                           ---------   ---------   ---------   ---------   ---------
                                     (UNAUDITED)
OPERATING ACTIVITIES
Net income                 $  13,575   $  12,192   $  15,923   $  12,243   $  12,875
Adjustments to reconcile
 net income to net cash
 provided by operating
 activities--
Depreciation and amorti-
 zation adjustments            6,473       5,864       7,966       7,118       6,606
Rent normalization
 adjustments                    (316)       (454)       (519)       (993)       (452)
Gain on sale of real
 estate                           --          --          --          --        (186)
Changes in assets--(in-
 crease) decrease--
  Rents and other receiv-
   ables                        (389)      1,100       1,750         196      (1,071)
  Restricted cash                 62         285         282         265        (268)
  Other assets                  (132)     (2,102)         25         184         (83)
Changes in liabilities--
 increase (decrease)--
  Accounts payable and
   accrued liabilities           125        (348)          2         705         260
  Other liabilities               99         (12)        266        (317)       (129)
                           ---------   ---------   ---------   ---------   ---------
Net cash provided by
 operations                   19,497      16,525      25,695      19,401      17,552
                           ---------   ---------   ---------   ---------   ---------
INVESTING ACTIVITIES
Property acquisitions        (19,016)    (21,406)    (33,485)    (49,677)     (9,240)
Payments for capital
 expenditures and
 lease acquisition costs      (3,802)     (3,411)     (5,581)     (4,038)     (3,545)
Proceeds on the sale of
 real estate                      --          --          --          --      14,841
Deferred financing costs          --         (8)          (8)       (153)        (19)
                           ---------   ---------   ---------   ---------   ---------
Net cash (used in)
 provided by investing
 activities                  (22,818)    (24,825)    (39,074)    (53,868)      2,037
                           ---------   ---------   ---------   ---------   ---------
FINANCING ACTIVITIES
Capital contributions         21,880      24,750      35,228      50,326      10,005
Distributions                (19,240)    (17,304)    (21,494)    (14,143)    (30,298)
Mortgage loan proceeds            --          --          --      10,865      14,950
Repayments of mortgage
 loans                          (637)       (587)       (791)    (11,390)    (14,892)
Advances from (repayments
 to) related
 parties, net                     35         209         261          22         639
                           ---------   ---------   ---------   ---------   ---------
Net cash provided by
 (used in)
 financing activities          2,038       7,068      13,204      35,680     (19,596)
                           ---------   ---------   ---------   ---------   ---------
Net (decrease) increase
 in Cash and Cash
 Equivalents                  (1,283)    (1,232)       (175)       1,213          (7)
Cash and Cash
 Equivalents, Beginning
 of Period                     2,423       2,598       2,598       1,385       1,392
                           ---------   ---------   ---------   ---------   ---------
Cash and Cash Equiva-
 lents, End of Period      $   1,140   $   1,366   $   2,423   $   2,598   $   1,385
                           =========   =========   =========   =========   =========
Supplemental Information
 Interest paid during the
 period                    $   1,220   $   1,296   $   1,730   $   1,909   $   1,927
                           =========   =========   =========   =========   =========

 The accompanying notes are an integral part of these combined financial state-
                                     ments.

                       EXISTING INVESTORS PROPERTY GROUP

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)

1. BUSINESS AND ORGANIZATION

Existing Investors Property Group (EIP Group) is not a legal entity but rather a combination of all the assets, liabilities and operations for 72 industrial buildings (as of September 30, 1997) that are owned by certain real estate title holding corporations, general partnerships and a retirement plan. EIP Group properties are located in selected markets in the United States and are managed, leased and renovated by Cabot Partners Limited Partnership (Cabot Partners), the investment manager, under separate investment management agree-ments with each owner. The accompanying financial statements include all of the direct and indirect costs of the business of EIP Group. Refer to Schedule III for a detailed listing of the industrial properties included in the financial statements for the year ended December 31, 1996. A summary of EIP Group as of September 30, 1997 is as follows:

                                                         ----------------------
                                                          NUMBER OF
PROPERTY OWNER                                            BUILDINGS  SQUARE FEET
--------------                                            ---------  -----------
CP Investment Properties, Inc.                                  47   5,376,068
CP REPROP, Corp.                                                 9   1,800,400
Properties owned by two real estate title holding
 companies and a limited partnership owned by the New
 York State Teachers' Retirement System                          7   1,245,007
Six general partnerships owned by C-M Holdings Limited
 Partnership                                                     7     895,169
State of Wisconsin Investment Board                              2     376,440
                                                         ---------  ----------
 Total                                                          72   9,693,084
                                                         =========  ==========

2. FORMATION TRANSACTION

Under the provisions of the Contribution Agreement executed by each property owner, EIP Group will contribute all of its properties to Cabot Industrial Trust (the Company) or a subsidiary partnership, Cabot Industrial Properties, L.P. (the Operating Partnership) and will receive common shares from the Com-pany or units from the Operating Partnership. The consummation of these pro-posed transactions is subject to the completion of an offering of common shares of the Company to the public and various other conditions of the Contribution Agreement. It is anticipated that the Company will seek to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended. The impact of these proposed transactions is not reflected in the accompanying combined financial statements.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Combination
The accompanying financial statements have been presented on a combined basis, at historical cost, because EIP Group is under the common management of Cabot Partners through investment advisory agreements. All significant intercompany transactions and balances have been eliminated in combination.

The combined financial statements and information included in these notes to the combined financial statements for the nine months ended September 30, 1996 are unaudited. In the opinion of management, such combined financial statements and information reflect all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recur-ring nature.

                       EXISTING INVESTORS PROPERTY GROUP

                             (DOLLARS IN THOUSANDS)


Rental Properties
Rental properties, which consist of industrial warehouses, are stated at cost. Expenditures for ordinary maintenance and repairs are expensed to operations as incurred. Significant renovations and improvements that improve or extend the useful life of the assets are capitalized. Except for amounts attributed to land, rental property and improvements are depreciated over their estimated useful lives using the straight-line method. The estimated useful lives by asset category are as follows:

                                                -----------
             ASSET CATEGORY                      ESTIMATED
             --------------                     USEFUL LIFE
                                                -----------
             Buildings and improvements       10 - 40 years
             Tenant improvements              Life of lease

Properties consisted of the following at September 30, 1997, December 31, 1996 and 1995:

                                     ---------------------------------
                                                      DECEMBER 31,
                                     SEPTEMBER 30, -------------------
                                         1997        1996      1995
                                     ------------- --------- ---------
         Land                          $  78,231 $  74,939 $  69,602
         Buildings and
          improvements                   280,267   261,897   231,457
                                       --------- --------- ---------
          Total                        $ 358,498 $ 336,836 $ 301,059
                                       ========= ========= =========

EIP Group adopted the provisions of Statement of Financial Accounting Standards
(SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed Of, on January 1, 1996. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Adoption of this statement did not have an impact on EIP Group's financial position, results of operations or liquidity.

Lease Acquisition Costs
Capitalized lease acquisition costs are recorded at cost. These costs are amor-tized over the respective lives of the leases. Unamortized costs are charged to expense in the event of any early termination of the lease.

Loan Costs
Capitalized loan costs are recorded at cost and are included in other assets. These costs are amortized over the term of the respective financings on a straight-line basis. Loan costs, net of accumulated amortization of $313, $253 and $173 as of September 30, 1997, December 31, 1996 and 1995, respectively, were approximately $133, $194 and $266, respectively.

Rental Income
All leases are classified as operating leases. Certain leases provide for min-imum rent payments that increase during the term of the lease and tenant occu-pancy during periods for which no rent is due. EIP Group records rental income for the full term of each lease on a straight-line basis. As of September 30, 1997, December 31, 1996 and 1995, the receivables from tenants, net of reserves, which EIP Group expects to collect over the remaining life of these leases rather than currently, were approximately $4,414, $4,098 and $3,579, respectively (Deferred Rent). The amounts included in rental income for the nine months ended September 30, 1997 and 1996, and for the years ended December 31, 1996, 1995 and 1994, which are not currently due, were approximately $316, $454, $519, $993 and $452, respectively. Deferred Rent is not recognized for income tax purposes until received.

Cash Equivalents
EIP Group invests excess funds in short-term investments with original maturi-ties of less than three months. For the purpose of the statements of cash flows, all such investments are considered cash equivalents.

                       EXISTING INVESTORS PROPERTY GROUP

                             (DOLLARS IN THOUSANDS)


Restricted Cash
Restricted cash represents amounts committed for security deposits and utility deposits. Certain of these amounts may be reduced upon the fulfillment of cer-tain obligations.

Fair Value of Financial Instruments
Management believes that the carrying basis of EIP Group mortgage loans approx-imated their respective fair market values as of September 30, 1997 and December 31, 1996 and 1995. The current value of debt was computed by dis-counting the projected debt service payments for each loan based on the spread between the market rate and the effective rate, including the amortization of loan origination costs, for each year. In addition, the carrying values of cash and cash equivalents, restricted cash, escrow deposits, rents receivable (ex-cluding Deferred Rent), accounts payable and accrued expenses are reasonable estimates of their fair value.

Income Taxes
The properties are owned in tax-exempt real estate title holding companies, general partnerships or directly by qualified pension plans. Since the taxable operating results of EIP Group are either included in the income tax returns of tax-exempt entities or the owners, no provision for state and federal income taxes has been reflected in these combined financial statements.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

4. MORTGAGE DEBT

As of September 30, 1997, December 31, 1996 and 1995, EIP Group had outstanding fixed rate mortgage indebtedness as follows:

                                        -----------------------------------
                                                          DECEMBER 31,
                                        SEPTEMBER 30, ---------------------
                                              1997       1996       1995
                                        ------------- ---------  ---------
Three mortgage loans at fixed interest
 rate of 8.375% due February 1, 1998          $13,353    $13,813    $14,383
Three mortgage loans at fixed interest
 rates ranging from 7.95% to 8.05% due
 January 1, 2003                                5,302      5,479      5,700
                                        ------------- ---------  ---------
Total mortgage loans payable                  $18,655    $19,292    $20,083
                                        ============= =========  =========

Payments on mortgage debt are due in monthly installments of principal and interest. The weighted average interest rate was approximately 8.3% as of Sep-tember 30, 1997, December 31, 1996 and 1995. The mortgage loans are secured by deeds of trust on six properties and all the loans are subject to prepayment penalties based on a yield maintenance formula in the event of early repayment.

Scheduled payments of principal on mortgage debt as of September 30, 1997 can be summarized as follows:

                                                          ------
             For the three months ended December 31, 1997   $221
                                                     1998 13,452
                                                     1999    281
                                                     2000    304
                                                     2001    329
                                                     2002  4,068

                       EXISTING INVESTORS PROPERTY GROUP

                             (DOLLARS IN THOUSANDS)

5. FUTURE MINIMUM RENTS

Future minimum rental receipts due on noncancellable operating leases for the industrial properties as of September 30, 1997 were as follows:

                                                     -------
              For the three months ended
                           December 31,   1997       $10,850
                                          1998        30,524
                                          1999        24,988
                                          2000        19,196
                                          2001        15,316
                                          2002        11,213
                                          Thereafter  33,059

The above amounts do not include additional rental receipts that will become due as a result of the expense pass-through and escalation provisions in the leases. EIP Group is subject to the usual business risks associated with the collection of the above scheduled rents.

6. TRANSACTIONS WITH THE INVESTMENT MANAGER

Under the provisions of the separate investment management agreements, EIP Group is obligated to pay Cabot Partners acquisition, asset management and property management fees. Acquisition fees are payable based on a percentage of acquisition cost (ranging from .90 to 1.50%), asset management fees are payable based on a percentage (ranging from .4 to .6%) of the properties' fair market value or a percentage (ranging from 6 to 7%) of the properties' net operating income and property management fees are payable on certain properties based on 2.25% of gross receipts. Fees incurred under the agreements were as follows:

                     ---------------------------------------------------------
                      FOR THE NINE MONTHS
                      ENDED SEPTEMBER 30,   FOR THE YEARS ENDED DECEMBER 31,
                     --------------------- -----------------------------------
                        1997       1996        1996        1995        1994
                     ---------  ---------  ----------  ----------  ----------
                               (UNAUDITED)
FEE INCURRED
Asset management        $ 1,073      $ 805     $ 1,244      $  981    $  769
Acquisition                 214        139         360         504       100
Property management         452        340         482         437       503

At September 30, 1997, December 31, 1996 and 1995, total fees payable to Cabot Partners were $502, $343 and $311, respectively.

Acquisition fees are capitalized to Rental Properties in the accompanying combined balance sheets and property and asset management fees are expensed as incurred and included in Management Fees in the accompanying combined statements of income.

7. DUE TO RELATED PARTIES

Four properties held in general partnerships incurred capital expenditures, leasing costs and operating deficits that were funded through cash advances from the general partners. The advances accrue interest at prime plus 1.5% (10% as of September 30, 1997) and are payable out of cash flows after third-party debt service of the property. Interest expense related to the advances was $299, $314 and $265 for the years ended December 31, 1996, 1995 and 1994, respectively, and $218 and $199 for the nine months ended September 30, 1997 and 1996, respectively.

                       EXISTING INVESTORS PROPERTY GROUP

                            (DOLLARS IN THOUSANDS)

8. COMMITMENTS AND CONTINGENCIES

Concentration of Credit Risk
EIP Group maintains its cash and cash equivalents at financial institutions. The combined account balances at each institution periodically exceed FDIC insurance coverage, and as a result, there is a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage. Management of EIP Group believes the risk is not significant.

Environmental
EIP Group, as an owner of real estate, is subject to various environmental laws of federal and local governments. Compliance by EIP Group with existing laws has not had a material adverse effect on EIP Group's financial condition and results of operations, and management does not believe it will have such an impact in the future. However, EIP Group cannot predict the impact of new or changed laws or regulations on its current properties or on properties that it may acquire in the future.

Litigation
Management of EIP Group does not believe there is any litigation threatened against it other than routine litigation arising out of the ordinary course of business, some of which is expected to be covered by liability insurance, none of which is expected to have a material adverse effect on the operating results or financial position of EIP Group.

Commitments
Subsequent to September 30, 1997, EIP Group has acquired, or has executed com-mitments to acquire, the following industrial properties:

                                      -----------------------------------------------------
                                                                                   EXPECTED
                                                                                ACQUISITION
     PROPERTY LOCATION                      BUILDING TYPE           SQUARE FEET        COST
     -----------------                -------------------           ----------- -----------
     Herrod Boulevard, South Brunswick, NJ      Bulk Distribution       418,000     $18,321
     Blue Ash, OH                               Bulk Distribution
                                                and Workspace           482,942      15,565
     Remington Street, Bolingbrook, IL          Bulk Distribution       212,333       8,625
     Ambassador Road, Naperville, IL            Bulk Distribution       203,500       8,106
     Luna Road, Carrollton, TX                  Bulk Distribution       205,400       7,514
                                                                    ----------- -----------
                                                                      1,522,175     $58,131
                                                                    =========== ===========

Pursuant to the Contribution Agreement, EIP Group will contribute the proper-ties to the Company or the Operating Partnership and will receive common shares from the Company or units from the Operating Partnership.

                                                                    SCHEDULE III

                       EXISTING INVESTORS PROPERTY GROUP

                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                            AS OF DECEMBER 31, 1996

                             (DOLLARS IN THOUSANDS)

                  -----------------------------------------------------------------------------------------------------------
                                                                                           COSTS
                                                                                         CAPITALIZED
                                                                                          SUBSEQUENT
                                                                    INITIAL COST        TO ACQUISITION
                                                               --------------------- ------------------
                                                                       BUILDINGS AND      BUILDINGS AND
PROPERTY NAME(8)             LOCATION             ENCUMBRANCES  LAND   IMPROVEMENTS  LAND IMPROVEMENTS
----------------             --------             ------------ ------- ------------- ---- -------------
South 63rd  Avenue            Phoenix, AZ               --     $   528     $ 3,953    --         --
North 104th Avenue            Tolleson, AZ              --         651       5,948    --         --
South 84th  Avenue            Tolleson, AZ              --         553       5,116    --     $  187
Brisbane Industrial Park(1)   Brisbane, CA              --      10,519      17,011    --        409
South Vintage Avenue(2)       Ontario, CA               --       2,896      15,836    --         92
East Jurupa Street            Ontario, CA               --         409       2,217    --         --
Santa Anita Avenue            Rancho Cucamonga, CA      --       1,200       6,491    --         --
East Dyer Road                Santa Ana, CA             --       8,160      10,432    --      2,162
Pepes Farm Road               Milford, CT               --       1,637       8,787    --        558
Kingspointe Parkway           Orlando, FL               --         600       2,581    --          6
West 73rd Street, Building 1  Bedford Park, IL          --       1,333       4,819    --         35
West 73rd Street, Building 2  Bedford Park, IL          --       2,148       8,258    --         45
West 73rd Street, Building 3  Bedford Park, IL          --         986       5,395    --         77
Harvester Drive               Chicago, IL               --         763       5,604    --        156
Arthur Avenue                 Elk Grove, IL             --       2,160       4,777    --        825
Western Avenue                Lisle, IL                 --         700       1,922    --        131
Mark Street                   Wood Dale, IL             --       2,844       9,668    --         --
High Grove Lane               Naperville, IL            --         800       3,334    --          5
North State Road #9(6)        Howe, IN               4,620         239       6,112    --         28
Holton Drive                  Independence, KY          --       2,100       8,294    --         --

                   ----------------------------------------------------------------------------------------------------------
                             GROSS AMOUNT
                             CARRIED AS OF
                           DECEMBER 31, 1996                                           DEPRECI-
                    ------------------------------                 DATE                  ABLE
                            BUILDINGS AND           ACCUMULATED  CONSTRUCTED/   DATE     LIVES
PROPERTY NAME(8)     LAND   IMPROVEMENTS   TOTAL(7) DEPRECIATION  RENOVATED   ACQUIRED IN YEARS(9)
----------------    -----   -------------- -------- ------------ ------------ -------- -----------
South 63rd  Avenue  $  528     $ 3,953     $ 4,481        $ 262      1990    05/27/94      10-40
North 104th Avenue     651       5,948       6,599           15      1995    11/26/96      10-40
South 84th  Avenue     553       5,303       5,856          227      1989    04/03/95      10-40
Brisbane Industria  10,519      17,420      27,939        2,781      1965    08/10/90      10-40
South Vintage Aven   2,896      15,928      18,824        3,127      1986    11/20/89      10-40
East Jurupa Street     409       2,217       2,626           10      1986    11/19/96      10-40
Santa Anita Avenue   1,200       6,491       7,691           95      1988    06/27/96      10-40
East Dyer Road       8,160      12,594      20,754        2,173    1954/1965 04/24/89      10-40
Pepes Farm Road      1,637       9,345      10,982        1,795      1980    11/07/88      10-40
Kingspointe Parkwa     600       2,587       3,187           --      1991    12/30/96      10-40
West 73rd Street,    1,333       4,854       6,187          757      1982    09/13/90      10-40
West 73rd Street,    2,148       8,303      10,451        1,296      1986    09/13/90      10-40
West 73rd Street,      986       5,472       6,458          850      1979    09/13/90      10-40
Harvester Drive        763       5,760       6,523        1,276      1974    07/05/88      10-40
Arthur Avenue        2,160       5,602       7,762        1,166      1978    06/27/88      10-40
Western Avenue         700       2,053       2,753          419    1970/1985 06/27/88      10-40
Mark Street          2,844       9,668      12,512        1,468      1985    12/14/90      10-40
High Grove Lane        800       3,339       4,139          166      1994    01/11/95      10-40
North State Road #     239       6,140       6,379        1,084      1988    12/01/89      10-40
Holton Drive         2,100       8,294      10,394           52      1996     07/6/96      10-40

                       EXISTING INVESTORS PROPERTY GROUP

                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                            AS OF DECEMBER 31, 1996

                             (DOLLARS IN THOUSANDS)

                    ---------------------------------------------------------------------------------------------------
                                                                               COSTS
                                                                            CAPITALIZED             GROSS AMOUNT
                                                                             SUBSEQUENT            CARRIED AS OF
                                                        INITIAL COST       TO ACQUISITION        DECEMBER 31, 1996
                                                     ------------------- ------------------ ----------------------------
                                                           BUILDINGS AND      BUILDINGS AND       BUILDINGS AND
PROPERTY NAME(8)  LOCATION              ENCUMBRANCES LAND  IMPROVEMENTS  LAND IMPROVEMENTS  LAND  IMPROVEMENTS  TOTAL(7)
----------------  --------              ------------ ----- ------------- ---- ------------- ----- ------------- --------
Empire Drive      Florence, KY              --       212        2,456       --        57       212        2,513    2,725
Technology Drive  Auburn, MA                --       663        2,050       --       344       663        2,394    3,057
First Avenue      Needham, MA               --     2,530        3,120       --       873     2,530        3,993    6,523
John Hancock
Road(6)           Taunton, MA           $1,607       257        1,753       --       133       257        1,886    2,143
Tar Bay Drive     Jessup, MD                --     1,415        5,111       --        13     1,415        5,124    6,539
The Crysen
Center(3)         Jessup, MD                --     1,662        4,470       --       201     1,662        4,671    6,333
Oceano Avenue     Jessup, MD                --     1,629        7,940       --        49     1,629        7,989    9,618
Sysco Court(6)    Grand Rapids, MI       2,324       354        2,452       --        --       354        2,452    2,806
Lakefront Drive   Earth City, MO            --     1,320        4,799       --        --     1,320        4,799    6,119
Industrial Drive
South(6)          Gluckstadt, MS         3,742       320        4,325       --        --       320        4,325    4,645
Old Charlotte
Highway(4)(6)     Monroe, NC             5,451     2,311        6,137       --        --     2,311        6,137    8,448
Reames Road       Charlotte, NC             --       365        2,939       --        --       365        2,939    3,304
Birch Creek Road  Bridgeport, NJ            --        24        4,858     $330        --       354        4,858    5,212
South Middlesex
Avenue, Building
1                 Cranbury, NJ              --     1,300        6,817       --        19     1,300        6,836    8,136
South Middlesex
Avenue, Building
2                 Cranbury, NJ              --     1,400        5,470       --        31     1,400        5,501    6,901
Pierce Street     Franklin Township, NJ     --     1,400        5,635       --         6     1,400        5,641    7,041
International
Street            Columbus, OH              --       517        3,537       --        --       517        3,537    4,054
Twin Creek Drive  Columbus, OH              --       705        4,071       --         8       705        4,079    4,784
Ritter Road(6)    Mechanicsburg, PA      1,549       332        1,460       --        --       332        1,460    1,792
Pilot Drive       Memphis, TN               --     1,364        6,334       --        --     1,364        6,334    7,698
113th Street      Arlington, TX             --       506        1,855       --        18       506        1,873    2,379
                  ------------------------------------------------------------------------------------------------------
                                                     DEPRECI-
                                   DATE                  ABLE
                  ACCUMULATED  CONSTRUCTED/   DATE     LIVES IN
PROPERTY NAME(8)  DEPRECIATION  RENOVATED   ACQUIRED   YEARS(9)
----------------  ------------ ------------ --------   --------
Empire Drive           236      1991        04/06/93    10-40
Technology Drive       436      1973        01/30/89    10-40
First Avenue           636    1961/1992     01/16/90    10-40
John Hancock
Road(6)                316      1986        12/01/89    10-40
Tar Bay Drive          768      1990        12/20/90    10-40
The Crysen
Center(3)              728      1985        08/09/90    10-40
Oceano Avenue        1,290      1987        06/28/90    10-40
Sysco Court(6)         431      1985        12/01/89    10-40
Lakefront Drive        190      1995        06/15/95    10-40
Industrial Drive
South(6)               760      1988        12/01/89    10-40
Old Charlotte
Highway(4)(6)        1,078    1957/1972     12/01/89    10-40
Reames Road             73      1994        02/22/96    10-40
Birch Creek Road       509    1991/1997     10/22/92    10-40
South Middlesex
Avenue, Building
1                      341      1989        01/17/95    10-40
South Middlesex
Avenue, Building
2                      274      1982        06/02/95    10-40
Pierce Street          141      1984        08/18/95    10-40
International
Street                  96      1988        11/21/95    10-40
Twin Creek Drive       212      1989        12/01/94    10-40
Ritter Road(6)         257      1986        12/01/89    10-40
Pilot Drive            212      1987        09/05/95    10-40
113th Street           213      1979        07/20/92    10-40

                       EXISTING INVESTORS PROPERTY GROUP

                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                            AS OF DECEMBER 31, 1996

                             (DOLLARS IN THOUSANDS)

                   -----------------------------------------------------------------------------------
                                                                                          COSTS
                                                                                       CAPITALIZED
                                                                                        SUBSEQUENT
                                                                  INITIAL COST        TO ACQUISITION
                                                             ---------------------- ------------------
                                                                      BUILDINGS AND      BUILDINGS AND
PROPERTY NAME(8)                 LOCATION       ENCUMBRANCES   LAND   IMPROVEMENTS  LAND IMPROVEMENTS
----------------                 --------       ------------ -------- ------------- ---- -------------
Airline Drive, Building 1        Coppell, TX              -- $    316      $  1,850   --            --
Airline Drive, Building 2        Coppell, TX              --      696         3,491   --            --
North Lake Drive                 Coppell, TX              --    1,165         3,636 $ 68            --
Oakville Industrial Park(5)      Alexandria, VA           --   10,552        19,806   --         2,502
                                                     ------- --------      -------- ----        ------
 Totals                                              $19,293 $ 74,541      $252,927 $398        $8,970
                                                     ======= ========      ======== ====        ======
                    ----------------------------------------------------------------------------------
                                          GROSS AMOUNT
                                          CARRIED AS OF
                                        DECEMBER 31, 1996
                                ---------------------------------                         DATE                 DEPRECIABLE
                                         BUILDINGS AND                  ACCUMULATED    CONSTRUCTED/     DATE     LIVES IN
PROPERTY NAME(8)                  LAND   IMPROVEMENTS   TOTAL(7)        DEPRECIATION     RENOVATED     ACQUIRED   YEARS(9)
----------------                -------- -------------  --------      ---------------  ------------ ------------ --------
Airline Drive, Building 1       $    316      $  1,850   $  2,166          $   171         1991          04/23/93    10-40
Airline Drive, Building 2            696         3,491      4,187              323         1990          04/23/93    10-40
North Lake Drive                   1,233         3,636      4,869              337         1982          05/12/93    10-40
Oakville Industrial Park(5)       10,552        22,308     32,860            3,481         1948          02/28/90    10-40
                                --------      --------   --------         --------
 Totals                         $ 74,939      $261,897   $336,836          $32,528
                                ========      ========   ========         ========

----
(1) Brisbane Industrial Park consists of fifteen buildings.
(2) South Vintage Avenue consists of two buildings.
(3) The Crysen Center consists of two buildings.
(4) Old Charlotte Highway consists of two buildings.
(5) Oakville Industrial Park consists of six buildings.
(6) The loans encumbering these properties are subject to cross default provi-sions.
(7) The aggregate cost for federal income tax purposes as of December 31, 1996 was approximately $337 million
(8) All buildings within schedule are industrial properties.
(9) Buildings are depreciated over 40 years and certain improvements are depre-ciated over their expected life.

                       EXISTING INVESTORS PROPERTY GROUP

                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                             (DOLLARS IN THOUSANDS)

The changes in the total investment in real estate for the years ended December 31, 1996, 1995, 1994 are as follows:

                                       --------------------------
                                              DECEMBER 31,
                                       --------------------------
                                           1996     1995     1994
                                       -------- -------- --------
       Balance, beginning of the year  $301,059 $250,387 $255,050
       Acquisitions                      33,485   49,677    9,240
       Improvements                       2,292      995    2,290
       Properties disposed of                --       --  (16,193)
                                       -------- -------- --------
       Balance, end of year            $336,836 $301,059 $250,387
                                       ======== ======== ========

The changes in accumulated depreciation for the years ended December 31, 1996, 1995 and 1994 are as follows:

                                       -----------------------
                                            DECEMBER 31,
                                       -----------------------
                                          1996    1995    1994
                                       ------- ------- -------
       Balance, beginning of the year  $26,430 $20,936 $17,949
       Depreciation                      6,098   5,494   4,821
       Properties disposed of               --      --  (1,834)
                                       ------- ------- -------
       Balance, end of year            $32,528 $26,430 $20,936
                                       ======= ======= =======

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Members of the State of Wisconsin
Investment Board:

We have audited the accompanying historical cost basis combined statements of assets and liabilities of ORLANDO CENTRAL PARK and 500 MEMORIAL DRIVE (the "Properties") as of December 31, 1996 and 1995, and the related historical cost basis combined statements of income, changes in net assets and cash flows for the years then ended. These financial statements are the responsibility of the Properties' investment advisor. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of mate-rial misstatement. An audit includes examining, on a test basis, evidence sup-porting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement pre-sentation. We believe that our audits provide a reasonable basis for our opin-ion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the historical cost basis combined financial position of Orlando Central Park and 500 Memorial Drive as of December 31, 1996 and 1995, and the historical cost basis combined results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

As indicated in Note 2, these financial statements have been prepared on the historical cost basis to comply with Regulation S-X of the Securities and Exchange Commission.

                                       Coopers & Lybrand L.L.P.

New York, New York
October 6, 1997.

                  ORLANDO CENTRAL PARK AND 500 MEMORIAL DRIVE

                  COMBINED STATEMENT OF ASSETS AND LIABILITIES

                                   ---------------------------------------
                                                       DECEMBER 31,
                                   SEPTEMBER 30,  ------------------------
                                            1997         1996         1995
                                   -------------  -----------  -----------
                                     (UNAUDITED)
ASSETS
Real estate investments
 Land                                $ 8,847,965  $ 8,847,965  $ 8,847,965
 Building and improvements            40,743,523   40,720,252   40,650,198
 Accumulated depreciation             (7,089,882)  (6,316,118)  (5,285,497)
                                   -------------  -----------  -----------
                                      42,501,606   43,252,099   44,212,666
Cash and cash equivalents                108,716      591,653      229,262
Accounts receivable and accrued
 investment income                        56,046      109,938       92,105
Deferred leasing costs, net of
 accumulated amortization of
 $2,643,292, $2,135,209 and
 $1,420,455 at September 30, 1997,
 December 31, 1996 and December
 31, 1995, respectively                2,860,706    3,392,025    3,331,155
Deferred rent concessions              1,074,538      838,408      985,175
Other assets                              65,082       62,815       21,929
                                   -------------  -----------  -----------
  Total Assets                       $46,666,694  $48,246,938  $48,872,292
                                   =============  ===========  ===========
LIABILITIES AND NET ASSETS
Accounts payable and accrued
 expenses                            $   569,040      597,561      176,895
Security deposits                        216,875      211,363      273,105
Unearned rental income                   197,265      247,756      120,156
                                   -------------  -----------  -----------
  Total Liabilities                      983,180    1,056,680      570,156
                                   -------------  -----------  -----------
Net Assets                            45,683,514   47,190,258   48,302,136
                                   -------------  -----------  -----------
  Total Liabilities and Net Assets   $46,666,694  $48,246,938  $48,872,292
                                   =============  ===========  ===========


   The accompanying notes are an integral part of these financial statements.

                  ORLANDO CENTRAL PARK AND 500 MEMORIAL DRIVE

                         COMBINED STATEMENTS OF INCOME

                    -----------------------------------------------------
                      NINE MONTHS ENDED
                        SEPTEMBER 30,     FOR THE YEAR ENDED DECEMBER 31,
                    --------------------- -------------------------------
                       1997       1996            1996            1995
                    ---------- ---------- --------------- ---------------
                         (UNAUDITED)
REVENUE
Rental income       $4,563,630 $4,315,620 $     5,521,188 $     5,757,490
Other income            20,370     90,609          99,749         233,998
                    ---------- ---------- --------------- ---------------
 Total Revenue       4,584,000  4,406,229       5,620,937       5,991,488
OPERATING EXPENSES
Property taxes         512,787    502,653         653,797         640,810
Operating expenses     718,686    802,388       1,045,704         928,209
Depreciation and
 amortization        1,360,074  1,284,250       1,745,376       1,693,022
                    ---------- ---------- --------------- ---------------
 Total Operating
  Expenses           2,591,547  2,589,291       3,444,877       3,262,041
                    ---------- ---------- --------------- ---------------
Net income          $1,992,453 $1,816,938 $     2,176,060 $     2,729,447
                    ========== ========== =============== ===============





   The accompanying notes are an integral part of these financial statements.

                  ORLANDO CENTRAL PARK AND 500 MEMORIAL DRIVE

                  COMBINED STATEMENT OF CHANGES IN NET ASSETS

  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED) AND THE YEARS ENDED
                           DECEMBER 31, 1996 AND 1995

                                                                -----------
      Net assets, January 1, 1995                               $49,237,627
       Asset advisory fees paid by owner                            281,062
       Distributions                                             (3,946,000)
       Net income for the year ended December 31, 1995            2,729,447
                                                                -----------
      Net assets, January 1, 1996                                48,302,136
       Asset advisory fees paid by owner                            275,062
       Distributions                                             (3,563,000)
       Net income for the year ended December 31, 1996            2,176,060
                                                                -----------
      Net assets, January 1, 1997                                47,190,258
       Asset advisory fees paid by owner (unaudited)                240,803
       Distributions (unaudited)                                 (3,740,000)
       Net income for the nine months ended September 30, 1997
        (unaudited)                                               1,992,453
                                                                -----------
      Net assets, September 30, 1997 (unaudited)                $45,683,514
                                                                ===========


   The accompanying notes are an integral part of these financial statements.

                  ORLANDO CENTRAL PARK AND 500 MEMORIAL DRIVE

                       COMBINED STATEMENTS OF CASH FLOWS

                          ----------------------------------------------------
                             NINE MONTHS ENDED
                               SEPTEMBER 30,        YEARS ENDED DECEMBER 31,
                          ------------------------  --------------------------
                             1997         1996          1996          1995
                          -----------  -----------  ------------  ------------
                                (UNAUDITED)
CASH FLOWS FROM
 OPERATING ACTIVITIES
Net income                $ 1,992,453  $ 1,816,938  $  2,176,060  $  2,729,447
Adjustments to reconcile
 net income to net cash
 provided by operating
 activities-
 Depreciation and
  amortization              1,360,074    1,284,250     1,745,376     1,693,022
 Asset advisory fee paid
  by owner                    240,803      206,227       275,062       281,062
 Changes in operating
  assets and liabilities
  Accounts receivable          53,892      (23,676)      (17,833)       85,920
  Other assets                 (2,267)     (58,011)      (40,886)          344
  Deferred rent
   concessions               (236,130)     (28,195)      146,767      (197,855)
  Accounts payable and
   accrued expenses           (28,521)     377,760       420,666       (73,095)
  Security deposits             5,512      (49,675)      (61,742)        5,919
  Unearned rental income      (50,491)      72,973       127,600        (3,394)
                          -----------  -----------  ------------  ------------
   Net cash provided by
    operations              3,335,325    3,598,591     4,771,070     4,521,370
                          -----------  -----------  ------------  ------------
CASH FLOWS FROM
 INVESTING ACTIVITIES
Payments for capital
 expenditures and
 leasing commissions          (78,262)     (85,933)     (845,679)     (908,717)
                          -----------  -----------  ------------  ------------
   Net cash used in
    investing activities      (78,262)     (85,933)     (845,679)     (908,717)
                          -----------  -----------  ------------  ------------
CASH FLOWS FROM
 FINANCING ACTIVITIES
Distributions              (3,740,000)  (3,134,000)   (3,563,000)   (3,946,000)
                          -----------  -----------  ------------  ------------
   Net cash used in
    financing activities   (3,740,000)  (3,134,000)   (3,563,000)   (3,946,000)
                          -----------  -----------  ------------  ------------
   Net (decrease)
    increase in cash         (482,937)     378,658       362,391      (333,347)
Cash and cash
 equivalents, beginning
 of period                    591,653      229,262       229,262       562,609
                          -----------  -----------  ------------  ------------
Cash and cash
 equivalents, end of
 period                   $   108,716  $   607,920  $    591,653  $    229,262
                          ===========  ===========  ============  ============



   The accompanying notes are an integral part of these financial statements.

                  ORLANDO CENTRAL PARK AND 500 MEMORIAL DRIVE

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

The properties known as Orlando Central Park and 500 Memorial Drive (the "Prop-erties") are owned by the State of Wisconsin Investment Fixed Retirement Trust Fund ("SWIB") which was established for the benefit of the participants in the Wisconsin Retirement System. The State of Wisconsin Investment Board has exclu-sive control over all monies in the Fixed Retirement Trust Fund. Clarion Part-ners, formerly known as Jones Lang Wootton Realty Advisors ("Realty Advisors"), manages the Properties under an investment advisory agreement. These financial statements include the combined assets, liabilities and operations of the Prop-erties which comprise Orlando Central Park (six industrial bulk warehouse buildings and associated land located in an industrial park in Orlando, Flor-
ida) and 500 Memorial Drive (an industrial building and associated land located in an industrial park in Franklin Township, New Jersey).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation:
These financial statements of the Properties have been combined since they are under common ownership and management and they are expected to be acquired in a business combination by a newly formed real estate investment trust in connec-tion with a public offering of securities.

SWIB is a pension fund and prepares the financial statements, including those of the Properties, on the fair value basis pursuant to Statement of Financial Accounting Standards No. 35 and Statement of Government Accounting Standards No. 25. However, these financial statements have been restated utilizing the historical cost basis in accordance with the requirement of Regulation S-X promulgated by of the Securities and Exchange Commission.

Real Estate
Rental property is presented in the balance sheet at cost, which includes fees for services related to the acquisition of the rental property. Depreciation of the buildings is computed using the straight-line method over the estimated useful lives of the property, generally 40 years. Depreciation of improvements to the rental property is computed using the straight-line method over the remaining useful lives of the buildings, or the useful life of the improvement, if shorter. Tenant improvements, including commissions paid for services related to the signing of new leases, are amortized using the straight-line method over the lesser of their useful lives or the remaining term of the lease to which they relate.

Expenditures for major renewals and betterments are capitalized and expendi-tures for repairs and maintenance are expensed when incurred. Sales and dispo-sitions of assets are recorded by removing the related costs and accumulated depreciation amounts with any resulting gain or loss reflected in income.

Revenue Recognition
The Properties earn rental income from tenants under leasing arrangements which generally provide for minimum rents, escalations and charges to tenants for their pro-rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases.

The Properties recognize rental income from leases with scheduled rent increases on a straight-line basis over the lease term. Deferred rent conces-sions represent the difference between the straight-line rent and amounts cur-rently due.

Investment Advisory Fees:
Fees earned by Jones Lang Wootton Realty Advisors in its role as investment advisor are paid directly by SWIB. These financial statements reflect those fees as expenses with a corresponding capital contribution. The asset manage-ment fees for the years ended December 31, 1996 and 1995 were $275,062 and $281,062, respectively. The asset management fees for the nine months ended September 30, 1997 and 1996 were $240,803 and $206,227, respectively (unau-dited).

Income Taxes
SWIB and the entities through which the Properties are owned are not subject to income taxes, therefore no income taxes have been provided in the accompanying financial statements.

                  ORLANDO CENTRAL PARK AND 500 MEMORIAL DRIVE

Cash and Cash Equivalents
The Properties consider all highly liquid investments purchased with original maturities of three months or less, at the date of purchase, to be cash equiva-lents. At times, cash and cash equivalent balances at a limited number of banks and financial institutions may exceed insurable amounts. The Properties' Man-agement believes it mitigates its risks by depositing cash or investing cash equivalents through major financial institutions.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of con-tingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to the recoverability of the real estate invest-ments. Actual results could differ from those estimates.

3. LEASES

Minimum future rental receipts under noncancelable operating leases which extend for more than one year at December 31, 1996 are as follows:

                                 -----------
       1997                     $ 4,381,000
       1998                       4,350,000
       1999                       3,665,000
       2000                       2,065,000
       2001                       1,634,000
       Thereafter                 3,797,000
                                -----------
                                $19,892,000
                                ===========

Minimum rentals above do not include recoveries of operating expenses and real estate taxes. Recoveries of operating expenses and real estate taxes, included in base rental income, amounted to approximately $1,068,000 and $1,015,000 for the years ended December 31, 1996 and 1995, respectively, and approximately $776,000 and $831,000 for the nine month periods ended September 30, 1997 and 1996, respectively (unaudited).

4. PROPERTY MANAGEMENT FEES

Orlando Central Park
SWIB has retained Trammell Crow Realty Associates, Inc. ("Trammell Crow") to provide management services to Orlando Central Park on a year-to-year basis. For its services, Trammell Crow receives a base management fee equal to 3% of base rents collected, as defined. SWIB has the right to terminate the agree-ment, with written notice, under certain conditions, as defined in the manage-ment agreement. For the years ended December 31, 1996 and 1995, fees incurred under this agreement were $104,590 and $112,083, respectively. For the nine month periods ended September 30, 1997 and 1996, fees incurred under this agreement were $84,056 and $77,286, respectively (unaudited).

Trammell Crow earns leasing commissions when it provides services in negoti-ating and obtaining, on behalf of SWIB, leases with tenants for Orlando Central Park in accordance with provisions of the management agreement.

Trammell Crow also earns fees for providing construction management services at the request of SWIB. The Construction Management fee is equal to (i) 8% of the construction costs of each Capital Repair in excess of $10,000, as defined in the agreement, and (ii) 8% of the construction costs of alterations, additions and improvement work made by SWIB on behalf of tenants, as defined in the agreement.

                  ORLANDO CENTRAL PARK AND 500 MEMORIAL DRIVE

500 Memorial Drive
SWIB retained Jones Lang Wootton USA ("JLW USA") to provide management services to 500 Memorial Drive on a year-to-year basis. For its services, JLW USA received a management fee equal to 3% of gross income collected, as defined in the management agreement. For the years ended December 31, 1996 and 1995, fees incurred under these agreements were $38,595 and $37,259, respectively, of which $3,194 is included in accrued expenses at December 31, 1995. For the nine month periods ended September 30, 1997 and 1996, fees under these agreements were $27,685 and $29,028, respectively (unaudited).

JLW USA earned fees from leasing commissions when it provides services in nego-tiating and obtaining, on behalf of SWIB, leases with tenants for 500 Memorial Drive in accordance with provisions of the management agreement, as defined. No such fees for leasing commissions were incurred in 1997 (unaudited), 1996 and 1995.

Effective January 1, 1997, SWIB entered into an agreement with Institutional Realty Management, L.L.C., an affiliate of Realty Advisors, to provide manage-ment services to 500 Memorial Drive on a month-to-month basis which is cancel-able by either party with 30 days written notice.

5. UNAUDITED PERIODS

The unaudited combined financial statements as of September 30, 1997 and for the nine months ended September 30, 1997 and 1996 have been prepared pursuant to the requirements of Article 10 of Regulation S-X promulgated by the Securi-ties and Exchange Commission. Pursuant to such rules, certain information and disclosures required by generally accepted accounting principles has been omit-ted. Such financial statements are unaudited, but in the opinion of the invest-ment advisor and management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of such combined financial statements have been included. The results of the combined operations for the nine months ended September 30, 1997 and 1996 are not necessarily indicative of the future results of operations for the full year ending December 31, 1997.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholder
Knickerbocker Properties, Inc. II

We have audited the accompanying historical cost basis balance sheets of Knick-erbocker Properties, Inc. II as of December 31, 1996 and 1995, and the related historical cost basis statements of income, stockholder's equity, and cash flows for the years then ended. These financial statements are the responsi-bility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of mate-rial misstatement. An audit includes examining, on a test basis, evidence sup-porting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement pre-sentation. We believe that our audits provide a reasonable basis for our opin-ion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the historical cost basis financial position of Knicker-bocker Properties, Inc. II at December 31, 1996 and 1995, and the historical cost basis results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                       Coopers & Lybrand L.L.P.

Atlanta, Georgia
April 25, 1997

                       KNICKERBOCKER PROPERTIES, INC. II

                                 BALANCE SHEETS

                                      ---------------------------------------
                                                          DECEMBER 31,
                                       SEPTEMBER 30, ------------------------
                                                1997        1996         1995
                                       ------------- -----------  -----------
                                         (UNAUDITED)
ASSETS
Real estate investments
 Land                                   $ 3,691,118  $ 3,691,118  $ 3,691,118
 Building and improvements               17,225,462   16,865,157   16,855,791
 Accumulated depreciation                (3,253,212)  (2,888,428)  (2,392,331)
                                       ------------- -----------  -----------
                                          17,663,368  17,667,847   18,154,578
Cash and Cash Equivalents                    74,019       80,186       66,853
Deferred rent concessions                   135,627      148,959      163,944
Other assets                                  4,374       13,414           --
                                       ------------- -----------  -----------
  Total Assets                          $17,877,388  $17,910,406  $18,385,375
                                       ============= ===========  ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses   $    98,689       33,125       47,759
Security deposits                           148,812      146,996      146,527
Dividend payable                                 --           --       25,090
Unearned rental income                       64,856       58,930       17,463
                                       ------------- -----------  -----------
  Total Liabilities                         312,357      239,051      236,839
                                       ------------- -----------  -----------
Stockholder's Equity
 Common Stock $1 par value; 500 shares
  authorized, issued and outstanding            500          500          500
 Additional Paid in Capital              17,564,531   17,670,855   18,148,036
 Retained Earnings                               --           --           --
                                       ------------- -----------  -----------
                                         17,565,031   17,671,355   18,148,536
                                       ------------- -----------  -----------
  Total Liabilities and Stockholder's
   Equity                               $17,877,388  $17,910,406  $18,385,375
                                       ============= ===========  ===========




   The accompanying notes are an integral part of these financial statements.

                       KNICKERBOCKER PROPERTIES, INC. II

                            STATEMENTS OF OPERATIONS

                    ---------------------------------------------------------------
                    NINE MONTHS ENDED SEPTEMBER 30, FOR THE YEAR ENDED DECEMBER 31,
                    ------------------------------- -------------------------------
                               1997            1996            1996            1995
                    --------------- --------------- --------------- ---------------
                              (UNAUDITED)
REVENUE
Rental income            $1,706,917 $     1,613,475 $     2,171,445 $     2,250,490
Other income                  5,469           1,004           1,372           1,371
                    --------------- --------------- --------------- ---------------
 Total Revenue            1,712,386       1,614,479       2,172,817       2,251,861
OPERATING EXPENSES
Property taxes              224,106         222,147         296,291         291,804
Operating Expenses          144,363         134,860         178,487         195,505
Depreciation and
 amortization               364,784         374,387         496,096         460,397
                    --------------- --------------- --------------- ---------------
 Total Operating
  Expenses                  733,253         731,394         970,874         947,706
                    --------------- --------------- --------------- ---------------
Net income          $       979,133 $       883,085 $     1,201,943 $     1,304,155
                    =============== =============== =============== ===============





   The accompanying notes are an integral part of these financial statements.

                       KNICKERBOCKER PROPERTIES, INC. II

                       STATEMENTS OF STOCKHOLDER'S EQUITY

  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED) AND THE YEARS ENDED
                           DECEMBER 31, 1996 AND 1995

                               --------------------------------------------
                                       ADDITIONAL
                               COMMON     PAID-IN     RETAINED
                                STOCK     CAPITAL     EARNINGS        TOTAL
                               ------ -----------  -----------  -----------
Balance at December 31, 1994     $500 $18,619,408  $        --  $18,619,908
 Net income                                          1,304,155    1,304,155
 Dividends                               (471,372)  (1,304,155)  (1,775,527)
                               ------ -----------  -----------  -----------
Balance at December 31, 1995      500  18,148,036           --   18,148,536
 Net income                                          1,201,943    1,201,943
 Capital contributions                    139,904                   139,904
 Dividends                               (617,085)  (1,201,943)  (1,819,028)
                               ------ -----------  -----------  -----------
Balance at December 31, 1996      500  17,670,855           --   17,671,355
 Net income (unaudited)                                979,133      979,133
 Capital contributions (unau-
  dited)                                  141,718           --      141,718
 Dividends (unaudited)                   (248,042)    (979,133)  (1,227,175)
                               ------ -----------  -----------  -----------
Balance at September 30, 1997
 (unaudited)                     $500 $17,564,531  $        --  $17,565,031
                               ====== ===========  ===========  ===========




   The accompanying notes are an integral part of these financial statements.

                       KNICKERBOCKER PROPERTIES, INC. II

                            STATEMENTS OF CASH FLOWS

                            --------------------------------------------------
                               NINE MONTHS ENDED            YEARS ENDED
                                 SEPTEMBER 30,             DECEMBER 31,
                            ------------------------  ------------------------
                                   1997         1996         1996         1995
                            -----------  -----------  -----------  -----------
                                  (UNAUDITED)
OPERATING ACTIVITIES
Net income                  $   979,133  $   883,085  $ 1,201,943  $ 1,304,155
Adjustments to reconcile
 net income to net cash
 provided by operating
 activities:
 Depreciation and amorti-
  zation                        364,784      374,387      496,096      460,397
 Changes in assets--(In-
  crease) Decrease:
  Other assets                    9,040           --      (13,414)       8,029
  Deferred rent conces-
   sions                         13,332      (11,985)      14,985       71,580
 Changes in liabilities--
  Increase (Decrease):
  Accounts payable and
   accrued expenses              65,564       51,201      (14,634)      12,835
  Unearned rental income          5,926        4,274       41,467      (42,622)
  Tenant security deposits        1,816          468          469       (1,596)
                            -----------  -----------  -----------  -----------
Net cash provided by oper-
 ating activities             1,439,595    1,301,430    1,726,912    1,812,778
                            -----------  -----------  -----------  -----------
INVESTING ACTIVITIES
Capital and tenant
 improvements                  (360,305)      (2,528)      (9,365)     (83,030)
                            -----------  -----------  -----------  -----------
Net cash used for
 investing activities          (360,305)      (2,528)      (9,365)     (83,030)
                            -----------  -----------  -----------  -----------
FINANCING ACTIVITIES
Capital contributions           141,718           --      139,904           --
Dividends                    (1,227,175)  (1,273,610)  (1,844,118)  (1,750,437)
                            -----------  -----------  -----------  -----------
Net cash used in financing
 activities                  (1,085,457)  (1,273,610)  (1,704,214)  (1,750,437)
                            -----------  -----------  -----------  -----------
Net increase (decrease) in
 cash                            (6,167)      25,292       13,333      (20,689)
Cash at beginning of
 period                          80,186       66,853       66,853       87,542
                            -----------  -----------  -----------  -----------
Cash at end of period       $    74,019  $    92,145  $    80,186  $    66,853
                            ===========  ===========  ===========  ===========



   The accompanying notes are an integral part of these financial statements.

                       KNICKERBOCKER PROPERTIES, INC. II

                         NOTES TO FINANCIAL STATEMENTS

1. GENERAL

The Company
Knickerbocker Properties, Inc. II (the Company) was incorporated under the laws of the State of Delaware in June 1990. The Company, which was formed to acquire real estate, is wholly owned by New York State Teachers' Retirement System (the Parent), a pension benefit organization for New York State teach-ers. Capital contributions were made by the Parent to fund real estate pur-chases.

On June 28, 1990, the Company purchased the property and improvements known as Kent West Corporate Park, a multi-tenant industrial park located in Kent, Washington containing five buildings with approximately 400,000 total square feet. As of December 31, 1996, the Property was fully leased. Cash flow in excess of operating requirements is distributed to the Parent.

Basis of Presentation
The Company is expected to be acquired in a business combination by a newly formed real estate investment trust in connection with a public offering of securities. As such, these financial statements have been prepared utilizing the historical cost basis in accordance with the requirement of Regulation S-X promulgated by the Securities and Exchange Commission.

2. SIGNIFICANT ACCOUNTING POLICIES

Rental Property
Rental property is presented in the balance sheets at cost, which includes fees for services related to the acquisition of the rental property. Deprecia-tion of the buildings is computed using the straight-line method over the estimated useful lives of the property, generally 40 years. Depreciation of improvements to the rental property is computed using the straight-line method over the remaining useful lives of the buildings, or the useful life of the improvement, if shorter. Tenant improvements, including commissions paid for services related to the signing of new leases, are amortized using the straight-line method over the remaining term of the lease to which they relate.

Expenditures for major renewals and betterments are capitalized and expendi-tures for repairs and maintenance are expensed when incurred. Sales and dis-posals of assets are recorded by removing the related cost and accumulated depreciation amounts with any resulting gain or loss reflected in income.

Revenue Recognition
Rental revenue is recognized by amortizing future minimum lease payments over the lease term using the straight-line method. Amounts recorded as straight-line rent in excess of amounts currently due are included in deferred lease concessions. Tenants are required to reimburse their pro rata share of the majority of operating expenses of the industrial park. The Company recognizes such reimbursement of expenses by tenants as revenue when earned.

Investment Advisors Fees
Fees earned by Equitable Real Estate Management, Inc. ("Equitable"), in its role as investment advisor, are paid directly by the Parent and, therefore, are not included in the statements of Operations. Certain other expenses are paid by Equitable and reimbursed by the Company. Certain officers of Equitable are also officers of the Company.

Cash and Cash Equivalents
The Company classifies as cash equivalents any investments which can be readily converted to cash and have an original maturity of less than three months. At times, cash and cash equivalent balances at a limited number of banks and financial institutions may exceed insurable amounts. The Company believes it mitigates its risks by depositing cash or investing cash equiva-lents through major financial institutions.

Income Taxes
The Company is exempt from income taxation pursuant to Section 501(c)(25) of the Internal Revenue Code. Accordingly, no income taxes have been provided in the accompanying financial statements.

                       KNICKERBOCKER PROPERTIES, INC. II

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of con-tingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. The most significant estimates relate to the recoverablility of the operating property and the unbilled rent receivable. Actual results could differ from these esti-mates.

Financial Instruments
The fair value of the Company's financial instruments, including cash and cash equivalents, approximates carrying value. Fair values were estimated based on quoted market prices, where available.

Reclassification
Certain reclassifications have been made to the 1995 financial statements to conform to the 1996 presentation.

3. LEASES

The Company's property is being leased to ten tenants under operating leases that expire at various dates through 2001. The Company expects that the leases will be renewed or replaced by other leases in the normal course of business. Three tenants currently lease 48%, 23% and 10% of the total leaseable space. Expected future minimum rental on noncancelable long-term leases in effect at December 31, 1996 are as follows:

                                                                  ----------
      1997                                                        $1,678,049
      1998                                                         1,380,941
      1999                                                           758,718
      2000                                                            74,421
      2001                                                             7,194

4. COMMITMENTS

The property has been assessed local improvement district costs by the local county authorities totaling $194,758, of which $103,585 is outstanding at December 31, 1996. The Company's policy is to bill tenants for their pro rata share of these assessments. To the extent the property is not fully leased, the Company would have to incur a pro rata portion of these costs. Since the Com-pany anticipates having the ability to bill all costs, these amounts are not included as liabilities on the balance sheet. The payments, including interest ranging from 7.85% to 7.98%, for each of the next five years and thereafter are as follows:

                  ---------
      1997        $   16,418
      1998            15,768
      1999            15,118
      2000            14,468
      2001            13,787
      Thereafter      84,961
                  ---------
                  $  160,520
                  =========

The total amount of interest included in the above minimum payments is $56,935 to be paid through May 2009.

5. MANAGEMENT AGREEMENT

The Company entered into a Real Estate Management Agreement with Crow-Wash-ington Management Limited Partnership ("Crow") to manage the operations of the property. In accordance with this agreement, Crow is paid a management fee based on the rental income collected, as defined. Total management fees for the nine months ended September 30, 1997 and the years ended December 31, 1996 and 1995 amounted to $47,840 (unaudited), $61,832 and $63,440, respectively.

6. UNAUDITED PERIODS

The unaudited financial statements as of September 30, 1997 and for the nine months ended September 30, 1997 and 1996 have been prepared pursuant to the requirements of Article 10 of Regulation S-X promulgated by the Securities and Exchange Commission. Pursuant to such rules, certain information and disclo-sures required by generally accepted accounting principles has been omitted. Such financial statements are unaudited, but in the opinion of the investment advisor and management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of such financial statements have been included. The results of the operations for the nine months ended September 30, 1997 and 1996 are not necessarily indicative of the future results of operations for the full year ending December 31, 1997.

                          INDEPENDENT AUDITORS' REPORT

The Retirement Board Pennsylvania Public School Employes' Retirement System:

We have audited the accompanying combined balance sheets of Pennsylvania Public School Employes' Retirement System Industrial Properties Portfolio Managed by RREEF America L.L.C. (the Portfolio, as defined in Note 1) as of September 30, 1997, December 31, 1996 and 1995, and the related combined statements of opera-tions, combined owner's equity, and combined cash flows for the nine months ended September 30, 1997, the year ended December 31, 1996 and the period from July 6, 1995 (date of acquisition) to December 31, 1995. In connection with our audits of the aforementioned combined financial statements, we have also audited the accompanying Schedule III, Combined Real Estate and Accumulated Depreciation as of September 30, 1997. These combined financial statements and combined financial statement schedule are the responsibility of the Portfolio's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of mate-rial misstatement. An audit includes examining, on a test basis, evidence sup-porting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement pre-sentation. We believe that our audits provide a reasonable basis for our opin-ion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Port-folio as of September 30, 1997, December 31, 1996 and 1995, and the combined results of its operations and its combined cash flows for the nine months ended September 30, 1997, the year ended December 31, 1996 and the period from July 6, 1995 (date of acquisition) to December 31, 1995 in conformity with generally accepted accounting principles. Also in our opinion, the related combined financial statement schedule, when considered in relation to the basic combined financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                       KPMG Peat Marwick LLP

Chicago, Illinois
December 15, 1997

                           PENNSYLVANIA PUBLIC SCHOOL
                          EMPLOYES' RETIREMENT SYSTEM
                        INDUSTRIAL PROPERTIES PORTFOLIO
                        MANAGED BY RREEF AMERICA L.L.C.

                            COMBINED BALANCE SHEETS

                                     ----------------------------------------
                                                          DECEMBER 31,
                                     SEPTEMBER 30,  -------------------------
                                              1997          1996         1995
                                     -------------  ------------  -----------
ASSETS
Real estate:
 Land                                 $ 21,148,662  $ 21,148,662  $19,116,603
 Building and improvements              84,839,709    83,748,432   77,994,039
 Accumulated depreciation               (6,442,309)   (4,142,761)  (1,304,717)
                                     -------------  ------------  -----------
                                        99,546,062   100,754,333   95,805,925
Cash and cash equivalents                  570,685     1,431,677    2,688,020
Rents and other tenant receivables,
 net                                       232,433       462,457      299,613
Accrued rents receivable (note 3)        2,297,972     1,901,037      699,246
Deferred expenses (note 2)                 465,555       331,426        1,360
Other assets                                41,571       184,028       93,152
                                     -------------  ------------  -----------
  Total Assets                        $103,154,278  $105,064,958  $99,587,316
                                     =============  ============  ===========
LIABILITIES AND OWNER'S EQUITY
Accounts payable and accrued
 expenses                             $  1,978,482  $  1,255,294  $   500,296
Tenant security deposits                   364,047       327,400      303,604
Other liabilities                           58,511        42,344      167,679
                                     -------------  ------------  -----------
  Total Liabilities                      2,401,040     1,625,038      971,579
                                     -------------  ------------  -----------
Owner's Equity                         100,753,238   103,439,920   98,615,737
                                     -------------  ------------  -----------
  Total Liabilities and Owner's
   Equity                             $103,154,278  $105,064,958  $99,587,316
                                     =============  ============  ===========

   The accompanying notes are an integral part of these combined financial statements.

                           PENNSYLVANIA PUBLIC SCHOOL
                          EMPLOYES' RETIREMENT SYSTEM
                        INDUSTRIAL PROPERTIES PORTFOLIO
                        MANAGED BY RREEF AMERICA, L.L.C.

                       COMBINED STATEMENTS OF OPERATIONS

                            -------------------------------------------------
                                                                      FOR THE
                               NINE MONTHS ENDED    FOR THE YEAR  PERIOD FROM
                                 SEPTEMBER 30,             ENDED   JULY 6, TO
                            ----------------------- DECEMBER 31, DECEMBER 31,
                                   1997        1996         1996         1995
                            ----------- ----------- ------------ ------------
                                        (UNAUDITED)
INCOME
Rental income (note 3)      $ 9,214,198 $ 9,187,839  $12,348,207   $5,859,691
Tenant reimbursements           784,769     905,294    1,389,320      333,724
Interest                         71,277     121,544      139,190       95,901
Other                            13,820     632,207      633,066        2,667
                            ----------- ----------- ------------ ------------
 Total Income                10,084,064  10,846,884   14,509,783    6,291,983
EXPENSES
Property taxes                  703,198     788,772    1,234,230      271,316
Operating expenses              632,407     720,867      853,074      271,920
Advisor fees (note 4)         1,904,182     544,382      731,836      339,440
Depreciation and amortiza-
 tion                         2,359,949   2,148,889    2,858,119    1,304,717
                            ----------- ----------- ------------ ------------
 Total Expenses               5,599,736   4,202,910    5,677,259    2,187,393
                            ----------- ----------- ------------ ------------
Net income                  $ 4,484,328 $ 6,643,974  $ 8,832,524   $4,104,590
                            =========== =========== ============ ============

   The accompanying notes are an integral part of these combined financial statements.

                           PENNSYLVANIA PUBLIC SCHOOL
                          EMPLOYES' RETIREMENT SYSTEM
                        INDUSTRIAL PROPERTIES PORTFOLIO
                        MANAGED BY RREEF AMERICA L.L.C.

                      COMBINED STATEMENT OF OWNER'S EQUITY

          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997, THE YEAR ENDED DECEMBER 31, 1996, AND THE PERIOD FROM JULY 6, TO DECEMBER 31, 1995

                                                                ------------
      Beginning balance                                         $         --
       Contributions                                              98,561,147
       Distributions                                              (4,050,000)
       Net income                                                  4,104,590
                                                                ------------
      Balance at December 31, 1995                                98,615,737
       Contributions                                               7,147,878
       Distributions                                             (11,156,219)
       Net income                                                  8,832,524
                                                                ------------
      Balance at December 31, 1996                              $103,439,920
       Contributions                                                 558,990
       Distributions                                              (7,730,000)
       Net income for the nine months ended September 30, 1997     4,484,328
                                                                ------------
      Balance at September 30, 1997                             $100,753,238
                                                                ============

   The accompanying notes are an integral part of these combined financial statements.

                           PENNSYLVANIA PUBLIC SCHOOL
                          EMPLOYES' RETIREMENT SYSTEM
                        INDUSTRIAL PROPERTIES PORTFOLIO
                        MANAGED BY RREEF AMERICA, L.L.C.

                       COMBINED STATEMENTS OF CASH FLOWS

                          -------------------------------------------------------
                                                    FOR THE YEAR   FOR THE PERIOD
                             NINE MONTHS ENDED             ENDED  FROM JULY 6, TO
                               SEPTEMBER 30,        DECEMBER 31,     DECEMBER 31,
                          ------------------------  ------------  ---------------
                                 1997         1996          1996             1995
                          -----------  -----------  ------------  ---------------
                                      (UNAUDITED)
CASH FLOWS FROM OPER-
 ATING ACTIVITIES
Net income                $ 4,484,328  $ 6,643,974  $  8,832,524     $  4,104,590
Adjustments to reconcile
 net income to net cash
 provided by operating
 activities:
 Depreciation and amor-
  tization                  2,359,949    2,148,889     2,858,119        1,304,717
 Accrued rents receiv-
  able                       (396,935)    (899,681)   (1,201,791)        (699,246)
 Changes in:
  Rents and other tenant
   receivables, net           230,024       (3,674)     (162,845)        (299,613)
  Other assets                142,457       (8,557)      (90,876)         (93,152)
  Accounts payable and
   accrued expenses           723,188      285,865       754,998          500,296
  Tenant security
   deposits                    36,647       23,846        23,796          303,604
  Other liabilities            16,167      (98,295)     (125,335)         167,679
                          -----------  -----------  ------------  ---------------
Net cash provided by
 operating activities       7,595,825    8,092,367    10,888,590        5,288,875
                          -----------  -----------  ------------  ---------------
CASH FLOWS FROM
 INVESTING ACTIVITIES
 Purchase of real estate
  investment property
  (note 1)                         --   (6,268,069)   (6,268,069)     (96,049,051)
 Additions and improve-
  ments to real estate     (1,091,277)  (1,302,103)   (1,518,383)      (1,061,591)
 Payment of deferred
  expenses                   (194,530)    (108,288)     (350,140)          (1,360)
                          -----------  -----------  ------------  ---------------
Net cash used in
 investing activities      (1,285,807)  (7,678,460)   (8,136,592)     (97,112,002)
                          -----------  -----------  ------------  ---------------
CASH FLOWS FROM
 FINANCING ACTIVITIES
 Contributions                558,990    6,962,217     7,147,878       98,561,147
 Distributions             (7,730,000)  (8,136,219)  (11,156,219)      (4,050,000)
                          -----------  -----------  ------------  ---------------
Net cash (used in) pro-
 vided by financing
 activities                (7,171,010)  (1,174,002)   (4,008,341)      94,511,147
                          -----------  -----------  ------------  ---------------
Net increase (decrease)
 in cash and cash equiv-
 alents                      (860,992)    (760,095)   (1,256,343)       2,688,020
Cash and cash equiva-
 lents, at beginning of
 period                     1,431,677    2,688,020     2,688,020               --
                          -----------  -----------  ------------  ---------------
Cash and cash equiva-
 lents, at end of period  $   570,685  $ 1,927,925  $  1,431,677     $  2,688,020
                          ===========  ===========  ============  ===============


 The accompanying notes are an integral part of these combined financial state-
                                     ments.

                           PENNSYLVANIA PUBLIC SCHOOL
                          EMPLOYES' RETIREMENT SYSTEM
                        INDUSTRIAL PROPERTIES PORTFOLIO
                        MANAGED BY RREEF AMERICA L.L.C.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                 SEPTEMBER 30, 1997, DECEMBER 31, 1996 AND 1995

1. ORGANIZATION

The accompanying combined financial statements include the accounts of the industrial real estate investment properties and related title holding compa-nies, collectively referred to as the Portfolio, which are managed by RREEF America L.L.C. (Advisor) for Pennsylvania Public School Employes' Retirement System (PSERS). At September 30, 1997, the Portfolio includes the following wholly owned real estate investment properties:

                                        -----------------------
       NAME OF PROPERTIES IN PORTFOLIO  LOCATION
       -------------------------------  -----------------------
       Medinah                          Roselle, Illinois
       Port Jersey                      Jersey City, New Jersey
       Westbelt                         Columbus, Ohio

On July 6, 1995, PSERS acquired industrial properties aggregating to approxi-mately 2,881,000 square feet located in Roselle, Illinois, Jersey City, New Jersey and Columbus, Ohio for a cash purchase price including closing costs of approximately $96,049,000.

On January 30, 1996, the Portfolio acquired a 225,000 square foot industrial property located in Bayonne, New Jersey for a cash purchase price including closing costs of approximately $6,268,000. The property is included in the Port Jersey Industrial Properties.

2. SIGNIFICANT ACCOUNTING POLICIES

Depreciation of buildings and improvements is provided using a 30-year life on a straight-line basis for financial reporting purposes.

Tenant improvement costs, included in buildings and improvements in the accom-panying balance sheets, are amortized using the straight-line method over the term of the lease to which they relate.

Maintenance and repair expenses are charged to operations as incurred. Expendi-tures which extend the economic life or represent additional capital invest-ments benefiting future periods, including tenant improvements and leasing com-missions, are capitalized.

Deferred expenses are comprised of leasing commissions and other costs directly attributable to obtaining tenants are amortized over the terms of the leases to which they relate.

For purposes of the combined statements of cash flows, the Portfolio considers all highly liquid marketable securities purchased with a maturity of three months or less to be cash equivalents.

The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and dis-closure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires all entities to disclose the SFAS 107 value of all financial assets and liabilities for which it is practicable to estimate. Value is defined in the Statement as the amount at which the instru-ment could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. The Portfolio believes the carrying amount of its financial instruments approximates SFAS 107 value due to the rel-atively short maturity of these instruments.

The Portfolio adopted the provisions of Statement of Financial Accounting Stan-dards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of (SFAS 121), on January 1, 1996. This Statement requires

                           PENNSYLVANIA PUBLIC SCHOOL
                          EMPLOYES' RETIREMENT SYSTEM
                        INDUSTRIAL PROPERTIES PORTFOLIO
                        MANAGED BY RREEF AMERICA L.L.C.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

                 SEPTEMBER 30, 1997, DECEMBER 31, 1996 AND 1995

that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or change in circumstances indicate that the car-rying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this Statement did not have an impact on the Portfolio's combined financial position, combined results of operations, or liquidity.

The combined financial statements and the related footnotes for the nine months ended September 30, 1996 are unaudited. In the opinion of management all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of such combined financial statements have been included.

Pennsylvania Public School Employes' Retirement System and the Portfolio's title holding companies are exempt from taxes, and accordingly, no income tax provision is required.

3. LEASES

The Portfolio has determined that all leases relating to the Portfolio's investment properties are to be classified as operating leases; therefore, rental income is reported when earned. Leases range from two to thirteen years and provide, with the exception of one tenant, for fixed base rent, partial reimbursement of operating costs, including real estate taxes. The lease of one tenant provides for the payment of base rent, additional rents related to increases in the Consumer Price Index and the direct payment of all operating costs, real estate taxes and insurance related to the property.

The approximate future minimum rentals on noncancelable long-term operating leases in effect, based on a fiscal year ended September 30, (exclusive of expense reimbursements), are as follows:

                        -----------
                          AMOUNT
                        -----------
            FISCAL
            YEAR
            1998        $10,928,411
            1999          8,923,333
            2000          7,405,415
            2001          4,819,145
            2002          2,686,121
            Thereafter   12,942,560
                        -----------
            Total       $47,704,985
                        ===========

A number of tenant leases contain provisions for scheduled rent increases during the term of the lease. Generally accepted accounting principles require that rental income be recorded for the period of occupancy using the effective monthly rent, which is the average monthly rent for the entire period of occu-pancy during the term of the lease. Accrued rents receivable represents future amounts receivable related to scheduled future rent increases. The net increases in accrued rents receivable during the year ended December 31, 1996 and the period from July 6, 1995 to December 31, 1995, of $1,201,791 and $699,246, respectively, and for the nine months ended September 30, 1997 and 1996 of $396,935 and $899,681, respectively, represent increases to base rent revenue.

                           PENNSYLVANIA PUBLIC SCHOOL
                          EMPLOYES' RETIREMENT SYSTEM
                        INDUSTRIAL PROPERTIES PORTFOLIO
                        MANAGED BY RREEF AMERICA L.L.C.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

          SEPTEMBER 30, 1997, DECEMBER 31, 1996 AND 1995--(CONTINUED)


4. ADVISOR'S AND AFFILIATES FEES

The annual advisor's fee for the Portfolio is calculated in accordance with the agreement as a percentage of PSERS' original cash investment for those proper-ties. All fees are paid quarterly in arrears.

The Advisor may also be entitled in future years to receive an incentive fee based primarily on cumulative unrealized appreciation related to the Portfolio.

An affiliate of the Advisor acts as the property manager, as well as performs leasing and construction supervisory services. A property management fee is paid based upon methods and rates that the Advisor believes is consistent with industry practice. Management fees for the year ended December 31, 1996 and the period from July 6, 1995 to December 31, 1995 amounted to $287,879 and $119,055, respectively, and $217,074 and $218,369 for the nine months ended September 30, 1997 and 1996, respectively. Leasing commissions for the year ended December 31, 1996 and the period from July 6, 1995 to December 31, 1995 amounted to $216,380 and $1,360, respectively, and $351,528 and $94,858 for the nine months ended September 30, 1997 and 1996, respectively. Construction supervisory services for the year ended December 31, 1996 and the period from July 6, 1995 to December 31, 1995, amounted to $53,981 and $0, respectively, and $88,850 and $46,263 for the nine months ended September 30, 1997 and 1996, respectively.

In June 1997, an estimate of the incentive fee became determinable and approxi-mately $1,345,000 was accrued at September 30, 1997.

                                                                    SCHEDULE III

                PENNSYLVANIA PUBLIC SCHOOL EMPLOYES' RETIREMENT
                        INDUSTRIAL PROPERTIES PORTFOLIO
                        MANAGED BY RREEF AMERICA L.L.C.

               COMBINED REAL ESTATE AND ACCUMULATED DEPRECIATION
                               SEPTEMBER 30, 1997

                                            COSTS CAPITALIZED
                                              SUBSEQUENT TO       GROSS AMOUNT AT WHICH CARRIED
                       INITIAL COST(A)         ACQUISITION             AT CLOSE OF PERIOD
                  ------------------------- ----------------- -------------------------------------
                                                         LAND
                              BUILDINGS AND      BUILDING AND             BUILDING AND                  ACCUMULATED     DATE
DESCRIPTION              LAND  IMPROVEMENTS      IMPROVEMENTS        LAND IMPROVEMENTS     TOTAL(B) DEPRECIATION(C) ACQUIRED
-----------       ----------- ------------- ----------------- ----------- ------------ ------------ --------------- --------
Industrial Prop-
erty:
Medinah Indus-    $ 3,120,000   $17,668,584        $  195,457 $ 3,120,000  $17,864,041 $ 20,984,041      $1,339,252   7/6/95
trial Park
(Roselle, Illi-
nois)
Port Jersey        15,230,059    37,593,965         1,546,093  15,230,059   39,140,058   54,370,117       2,914,728   7/6/95
Industrial Park
(Jersey City,
New Jersey)
Westbelt Busi-      2,798,603    25,905,909         1,929,701   2,798,603   27,835,610   30,634,213       2,188,329   7/6/95
ness Park
(Columbus, Ohio)
                  ----------- ------------- ----------------- ----------- ------------ ------------ ---------------
                  $21,148,662   $81,168,458        $3,671,251 $21,148,662  $84,839,709 $105,988,371      $6,442,309
                  =========== ============= ================= =========== ============ ============ ===============
                  --------------------
                     LIFE ON WHICH
                   DEPRECIATION IN
                         STATEMENT
                  OF OPERATIONS IS
DESCRIPTION               COMPUTED
-----------       ----------------
Industrial Prop-
erty:
Medinah Indus-            30 years
trial Park
(Roselle, Illi-
nois)
Port Jersey             2-30 years
Industrial Park
(Jersey City,
New Jersey)
Westbelt Busi-          2-30 years
ness Park
(Columbus, Ohio)

-------
Notes

(A) The initial cost to the Portfolio represents the original purchase price of the properties
(B) Reconciliation of real estate owned:

                                   -------------------------------------
                                           1997         1996        1995
                                   ------------ ------------ -----------
   Balance at beginning of period  $104,897,094 $ 97,110,642          --
   Additions during period            1,091,277    7,786,452 $97,110,642
                                   ------------ ------------ -----------
   Balance at end of period        $105,988,371 $104,897,094 $97,110,642

(C) Reconciliation of accumulated depreciation:
                                   ============ ============ ===========
   Balance at beginning of period    $4,142,761   $1,304,717          --
   Depreciation expense               2,299,548    2,838,044  $1,304,717
                                   ------------ ------------ -----------
   Balance at end of period          $6,442,309   $4,142,761  $1,304,717
                                   ============ ============ ===========

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Owners of the Prudential Properties Group:

We have audited the accompanying combined balance sheets of Prudential Proper-ties Group, as defined in Note 1, as of September 30, 1997 and December 31, 1996 and 1995, and the related combined statements of operations, owners' equity and cash flows for the nine months ended September 30, 1997, and each of the two years in the period ended December 31, 1996. These combined financial statements are the responsibility of the management of the Prudential Proper-ties Group. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of mate-rial misstatement. An audit includes examining, on a test basis, evidence sup-porting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement pre-sentation. We believe that our audits provide a reasonable basis for our opin-ion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Prudential Prop-erties Group at September 30, 1997 and December 31, 1996 and 1995, and the com-bined results of its operations and its cash flows for the nine months ended September 30, 1997, and each of the two years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic combined financial statements taken as a whole. The schedule listed in the index of financial statements is presented for the purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                       Arthur Andersen LLP

Boston, Massachusetts
December 15, 1997

                          PRUDENTIAL PROPERTIES GROUP

                            COMBINED BALANCE SHEETS

                                       ---------------------------------------
                                                           DECEMBER 31,
                                       SEPTEMBER 30,  ------------------------
                                                1997      1996         1995
                                       -------------  -----------  -----------
ASSETS
Real Estate Investments
 Land                                    $ 8,302,419  $ 8,302,419  $ 7,071,873
 Buildings and improvements               35,656,389   35,656,389   25,312,335
                                       -------------  -----------  -----------
                                          43,958,808   43,958,808   32,384,208
 Accumulated depreciation                 (4,666,487)  (3,997,931)  (3,128,071)
                                       -------------  -----------  -----------
                                          39,292,321   39,960,877   29,256,137
                                       -------------  -----------  -----------
Cash and Cash Equivalents                     52,422       61,377       95,161
Accounts Receivable and Accrued
 Investment Income                            55,500       53,272       89,083
Deferred Leasing Costs                       408,925      181,461       72,198
Deferred Rent Concessions                    398,752      345,406      190,308
Other Assets                                  10,225        6,284        6,306
                                       -------------  -----------  -----------
  Total assets                           $40,218,145  $40,608,677  $29,709,193
                                       =============  ===========  ===========
LIABILITIES
Accounts Payable and Accrued Expenses    $   373,313  $   557,563  $   381,874
Other Liabilities                            121,782       75,000       75,000
                                       -------------  -----------  -----------
  Total liabilities                          495,095      632,563      456,874
                                       -------------  -----------  -----------
OWNERS' EQUITY                            39,723,050   39,976,114   29,252,319
                                       -------------  -----------  -----------
  Total Liabilities and Owners' Equity   $40,218,145  $40,608,677  $29,709,193
                                       =============  ===========  ===========




    The accompanying notes are an integral part of these combined financial statements.

                          PRUDENTIAL PROPERTIES GROUP

                       COMBINED STATEMENTS OF OPERATIONS

                               -------------------------------------------
                                 NINE MONTHS ENDED        YEARS ENDED
                                   SEPTEMBER 30,         DECEMBER 31,
                               --------------------- ---------------------
                                     1997       1996       1996       1995
                               ---------- ---------- ---------- ----------
                                         (UNAUDITED)
REVENUE
Rental income                  $3,584,600 $3,374,711 $4,433,557 $3,776,468
Other income                      (1,182)         --      1,975         --
                               ---------- ---------- ---------- ----------
 Total revenue                  3,583,418  3,374,711  4,435,532  3,776,468
OPERATING EXPENSES
Property taxes                    257,842    271,071    371,771    290,962
Operating expenses                479,766    534,570    823,830    482,778
Depreciation and amortization     731,751    725,462    928,406    686,548
                               ---------- ---------- ---------- ----------
 Total operating expenses       1,469,359  1,531,103  2,124,007  1,460,288
                               ---------- ---------- ---------- ----------
 Net income                    $2,114,059 $1,843,608 $2,311,525 $2,316,180
                               ========== ========== ========== ==========





 The accompanying notes are an integral part of these combined financial state-
                                     ments.

                          PRUDENTIAL PROPERTIES GROUP

                     COMBINED STATEMENTS OF OWNERS' EQUITY

 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND THE YEARS ENDED DECEMBER 31,
                                 1996 AND 1995

                                                                 -----------
       Owners' Equity, December 31, 1994                         $29,998,086
        Net transfers to owners                                   (3,061,947)
        Net income for the year ended December 31, 1995            2,316,180
                                                                 -----------
       Owners' Equity, December 31, 1995                          29,252,319
        Net transfers from owners                                  8,412,270
        Net income for the year ended December 31, 1996            2,311,525
                                                                 -----------
       Owners' Equity, December 31, 1996                          39,976,114
        Net transfers to owners                                   (2,367,123)
        Net income for the nine months ended September 30, 1997    2,114,059
                                                                 -----------
       Owners' Equity, September 30, 1997                        $39,723,050
                                                                 ===========






 The accompanying notes are an integral part of these combined financial state-
                                     ments.

                          PRUDENTIAL PROPERTIES GROUP

                       COMBINED STATEMENTS OF CASH FLOWS

                           ----------------------------------------------------
                              NINE MONTHS ENDED
                                SEPTEMBER 30,         YEARS ENDED DECEMBER 31,
                           -------------------------  -------------------------
                                  1997          1996          1996         1995
                           -----------  ------------  ------------  -----------
                                        (UNAUDITED)
OPERATING ACTIVITIES
Net income                 $ 2,114,059  $  1,843,608  $  2,311,525  $ 2,316,180
Adjustments to reconcile
 net income to net cash
 provided by operating
 activities-
 Depreciation and amorti-
  zation                       731,751       725,462       928,406      686,548
 Changes in assets--(in-
  crease) decrease
Accounts receivable            (2,228)        40,002        35,811     (122,243)
 Other assets                  (3,941)       (7,108)            22       (1,621)
 Deferred rent conces-
  sions                        (53,346)     (148,728)     (155,098)     (83,760)
Changes in liabilities--
 increase (decrease)-
 Accounts payable and
  accrued expenses            (184,251)      (2,992)       175,689      193,561
 Other liabilities              46,782            --            --           --
                           -----------  ------------  ------------  -----------
  Net cash provided by
   operations                2,648,826     2,450,244     3,296,355    2,988,665
                           -----------  ------------  ------------  -----------
INVESTING ACTIVITIES
Property acquisitions               --   (11,574,600)  (11,574,600)          --
Payments for capital and
 tenant improvements          (290,658)     (167,809)     (167,809)          --
                           -----------  ------------  ------------  -----------
  Net cash used in
   investing activities       (290,658)  (11,742,409)  (11,742,409)          --
                           -----------  ------------  ------------  -----------
FINANCING ACTIVITIES
Net transfers (to) from
 owners                     (2,367,123)    9,286,247     8,412,270   (3,061,947)
                           -----------  ------------  ------------  -----------
  Net increase (decrease)
   in cash                     (8,955)       (5,918)       (33,784)     (73,282)
Cash, beginning of period       61,377        95,161        95,161      168,443
                           -----------  ------------  ------------  -----------
Cash, end of period        $    52,422  $     89,243  $     61,377  $    95,161
                           ===========  ============  ============  ===========



 The accompanying notes are an integral part of these combined financial state-
                                     ments.

                          PRUDENTIAL PROPERTIES GROUP

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

Prudential Properties Group (Prudential Group) is not a legal entity but rather a combination of all the assets, liabilities and operations for seven warehouse buildings some of which are owned by a title holding corporation and some of which are owned by The Prudential Insurance Company of America on behalf of a single client separate account. As of October 1, 1997, title to the properties owned by the title holding corporation was transferred to The Prudential Insurance Company of America on behalf of a single client separate account. Prudential Group properties are managed, leased and operated by The Prudential's Private Asset Management Group--Real Estate Division (PAMG), the investment manager, pursuant to contracts with its pension fund clients. The accompanying financial statements include all of the direct and indirect costs of the business of Prudential Group. A summary of the holdings of Prudential Group is as follows (each location has one building):

                          ---------------------
       BULK DISTRIBUTION  NUMBER OF
       PROPERTIES           TENANTS SQUARE FEET
       -----------------  --------- -----------
       Ontario, CA                1     284,599
       Hebron, KY                 1     192,000
       Cincinnati, OH             1     192,000
       Cincinnati, OH             1     204,800
       Columbus, OH               3     205,109
       Columbus, OH               1     156,000
       Fulton County, GA          1     231,835
                          --------- -----------
        Total                     9   1,466,343
                          --------- -----------

2. FORMATION TRANSACTION

Under the provisions of the Contribution Agreement executed by each property owner, Prudential Group will contribute all of its properties to Cabot Indus-trial Trust (the Company) or a subsidiary partnership, Cabot Industrial Proper-ties, L.P. (the Operating Partnership) and will receive common shares from the Company or units from the Operating Partnership. The consummation of these pro-posed transactions is subject to the completion of an offering of common shares of the Company to the public and various other conditions of the Contribution Agreement. It is anticipated that the Company will seek to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended. The impact of these proposed transactions is not reflected in the accompanying financial statements.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Combination
The accompanying financial statements have been presented on a combined basis, at historical cost, because Prudential Group is under the common management of PAMG through investment advisory agreements. All significant intercompany transactions and balances have been eliminated in combination.

The combined financial statements and information included in these notes to the combined financial statements for the nine months ended September 30, 1996 are unaudited. In the opinion of management, such financial statements and information reflect all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

Real Estate Investments
Real estate investments, which consist of industrial warehouses, are stated at cost. Expenditures for ordinary maintenance and repairs are expensed to opera-tions as incurred. Significant renovations and improvements that improve or extend the useful life of the assets are capitalized. Except for amounts attributed to land, rental property and improvements are depreciated over their estimated useful lives using the straight-line method. The estimated useful lives by asset category are as follows:

                                         -------------
                                             ESTIMATED
                                           USEFUL LIFE
             ASSET CATEGORY              -------------
             Buildings and improvements    40 years
             Tenant improvements         Life of lease

                          PRUDENTIAL PROPERTIES GROUP

Prudential Group adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed Of, on January 1, 1996. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Adoption of this statement did not have an impact on Prudential Group's financial position, results of operations or liquidity.

Lease Acquisition Costs
Capitalized lease acquisition costs are recorded at cost. These costs are amor-tized over the respective lives of the leases. Unamortized costs are charged to expense in the event of any early termination of the lease.

Rental Income
All leases are classified as operating leases. Certain leases provide for min-imum rent payments that increase during the term of the lease and tenant occu-pancy during periods for which no rent is due. Prudential Group records rental income for the full term of each lease on a straight-line basis. As of Sep-tember 30, 1997, and December 31, 1996 and 1995, the receivables from tenants, net of reserves, which Prudential Group expects to collect over the remaining life of these leases rather than currently, were approximately $399,000, $345,000 and $190,000, respectively (Deferred Rent). The amounts included in rental income for the nine months ended September 30, 1997, and the years ended December 31, 1996 and 1995, which are not currently due, were approximately $53,000, $155,000 and $84,000, respectively. Deferred Rent is not recognized for income tax purposes until received.

Fair Value of Financial Instruments
The carrying values of cash and cash equivalents, rents receivable (excluding Deferred Rent), accounts payable and accrued expenses are reasonable estimates of their fair value.

Income Taxes
The properties are owned in tax-exempt real estate title holding companies or directly by other legal entities not subject to tax. Since the taxable oper-ating results of Prudential Group are either included in the income tax returns of tax-exempt entities or the owners, no provision for state and federal income taxes has been reflected in these financial statements.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

4. FUTURE MINIMUM RENTS

Future minimum rental receipts due on noncancellable operating leases for the industrial properties as of September 30, 1997 were as follows:

                                                         ----------
                  For the three months ended
                               December 31,   1997       $  940,967
                                              1998        4,329,812
                                              1999        3,472,172
                                              2000        2,942,526
                                              2001        2,003,584
                                              2002        1,552,436
                                              Thereafter  2,474,062

The above amounts do not include additional rental receipts that will become due as a result of the expense pass-through and escalation provisions in the leases. Prudential Group is subject to the usual business risks associated with the collection of the above scheduled rents.

                          PRUDENTIAL PROPERTIES GROUP

5. TRANSACTIONS WITH THE INVESTMENT MANAGER

Under the provisions of the separate investment management agreements, Pruden-tial Group is obligated to pay PAMG acquisition and asset management fees. Acquisition fees are payable based on a percentage of acquisition cost (ranging from .75% to .80%), and asset management fees are payable based on a percentage (ranging from .20% to .40%) of the properties' net cost and/or a percentage (ranging from 0% to 7.5%) of the properties' net operating income. Incentive fees are based on performance in excess of various levels of internal rates of return. Fees incurred under the agreements were as follows:

                     -----------------------------------------------------
                     FOR THE NINE MONTHS
                     ENDED SEPTEMBER 30,  FOR THE YEARS ENDED DECEMBER 31,
                     -------------------- --------------------------------
FEE INCURRED               1997      1996       1996       1995       1994
-------------------  ---------- --------- ---------- ---------- ----------
                              (UNAUDITED)
Asset management     $  186,102   185,000    274,410    168,796    205,836
Acquisition                  --    93,000     93,000         --         --
Property management      50,648    47,126     62,835     60,302     59,969
Incentive                14,121        --     76,514      3,400         --

At September 30, 1997, December 31, 1996 and December 31, 1995, total fees pay-able to PAMG were $106,139, $308,103 and $124,505, respectively.

All property and asset management fees are expensed as incurred and included in management fees in the accompanying statements of operations.

6. COMMITMENTS AND CONTINGENCIES

Environmental
Prudential Group, as an owner of real estate, is subject to various environ-mental laws of federal and local governments. Compliance by the Prudential Group with existing laws has not had a material adverse effect on either finan-cial condition or results of operations, and management does not believe it will have such an impact in the future. However, Prudential Group cannot pre-dict the impact of new or changed laws or regulations on its current properties or on properties that it may acquire in the future.

Litigation
Management of Prudential Group does not believe there is any litigation threat-ened against it other than routine litigation arising out of the ordinary course of business, some of which is expected to be covered by liability insur-ance, none of which is expected to have a material adverse effect on the oper-ating results or financial position of Prudential Group.

                          PRUDENTIAL PROPERTIES GROUP

             SCHEDULE III REAL ESTATE AND ACCUMULATED DEPRECIATION
                            AS OF DECEMBER 31, 1996

                             (DOLLARS IN THOUSANDS)

                                                             COSTS CAPITALIZED
                                                               SUBSEQUENT TO
                                INITIAL COST TO GROUP           ACQUISITION      GROSS AMOUNT CARRIED AT DECEMBER 31,1996
                                --------------------------   ------------------ ------------------------------------------
                                            BUILDINGS AND         BUILDINGS AND        BUILDINGS AND           ACCUMULATED
DESCRIPTION(1)         LOCATION    LAND      IMPROVEMENTS    LAND  IMPROVEMENTS   LAND  IMPROVEMENTS TOTAL(2) DEPRECIATION
--------------    ------------- ---------- ---------------   ---- ------------- ------ ------------- -------- ------------
Vintage Avenue    Ontario    CA $    3,761       $     6,918  --            --  $3,761       $ 6,918  $10,679       $1,384
Westgate Parkway  Fulton Co. GA      1,619             4,196  --            --   1,619         4,196    5,815          839
International
 Way              Hebron     KY        663             4,483  --            --     663         4,483    5,146          486
International
 Blvd., Building
 1                Cincinnati OH        564             4,858  --            --     564         4,858    5,422          526
International
 Blvd., Building
 2                Cincinatti OH        464             4,858  --            --     464         4,858    5,322          526
Port Road,
 Building 1       Columbus   OH        651             5,974  --            --     651         5,974    6,625          137
Port Road,
 Building 2       Columbus   OH        580             4,370  --            --     580         4,370    4,950          100
                                ---------- ---------------   ---- ------------- ------ ------------- -------- ------------
                                $    8,302       $    35,657  --            --  $8,302       $35,657  $43,959       $3,998
                                ========== ===============   ==== ============= ====== ============= ======== ============
                  --------------------------------
                         DATE     DATE DEPRECIABLE
DESCRIPTION(1)    CONSTRUCTED ACQUIRED       LIVES
--------------    ----------- -------- -----------
Vintage Avenue           1988     1998          40
Westgate Parkway         1988     1998          40
International
 Way                     1990     1992          40
International
 Blvd., Building
 1                       1990     1992          40
International
 Blvd., Building
 2                       1990     1992          40
Port Road,
 Building 1              1995     1996          40
Port Road,
 Building 2              1995     1996          40

----------
(1)All properties consist of single buildings which are considered to be Indus-trial
(2)The aggregate cost for Federal Income Tax purposes as of December 31, 1996 was approximately $44 million


The changes in the total Investment in real estate for the years ended December 31, 1996 and 1995 are as follows:

                                ---------------
                                 DECEMBER 31,
                                 ------------
                                 1996    1995
                                 ----    ----
Balance, beginning of the year  $32,384 $32,384
Acquisitions                     11,575     --
                                ------- -------
Balance, end of year            $43,959 $32,384
                                ======= =======

The changes in accumulated deprecia-tion for the years ended December 31, 1996 and 1995 are as follows:

                                -------------
                                DECEMBER 31,
                                ------------
                                 1996   1995
                                 ----   ----
Balance, beginning of the year  $3,128 $2,495
Depreciation                       870    633
                                ------ ------
Balance, end of year            $3,998 $3,128
                                ====== ======

-----

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Owners of
   West Coast Industrial, LLC:

We have audited the accompanying Combined Statement of Revenue and Certain Expenses of West Coast Industrial, LLC (the Portfolio) for the year ended December 31, 1996. The Combined Statement of Revenue and Certain Expenses is the responsibility of the Portfolio's management. Our responsibility is to express an opinion on the Combined Statement of Revenue and Certain Expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Combined Statement of Revenue and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust as described in Note 2 and is not intended to be a complete presentation of the Portfolio's revenue and expenses.

In our opinion, the Combined Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Portfolio described in Note 2 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                       Arthur Andersen LLP

Boston, Massachusetts
September 10, 1997

                           WEST COAST INDUSTRIAL, LLC

              COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                       --------------------------
                                         NINE MONTHS
                                               ENDED   YEAR ENDED
                                       SEPTEMBER 30, DECEMBER 31,
                                                1997         1996
                                       ------------- ------------
                                         (UNAUDITED)
REVENUES
Base Rent                                 $2,376,075   $3,154,050
Tenant Reimbursements                        209,829      488,767
Other Income                                  14,646       (1,133)
                                       ------------- ------------
 Total Revenues                            2,600,550    3,641,684
                                       ------------- ------------

EXPENSES
Property, Operating and Maintenance          106,496      241,665
Real Estate Taxes                            271,950      332,503
Management Fees                               46,424       74,323
Insurance                                    177,862      135,953
                                       ------------- ------------
 Total Expenses                              602,732      784,444
                                       ------------- ------------
Revenue in Excess of Certain Expenses     $1,997,818   $2,857,240
                                       ============= ============



   The accompanying notes are an integral part of this combined financial statement.

                           WEST COAST INDUSTRIAL, LLC

          NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1. BUSINESS

The accompanying Combined Statements of Revenue and Certain Expenses relates to the operations of West Coast Industrial, LLC (the Portfolio). The Portfolio consists of nine buildings totaling approximately 700,000 rentable square feet, which are located at the following addresses:

                                             --------------
             East Howell Avenue, Building 1  Anaheim     CA
             East Howell Avenue, Building 2  Anaheim     CA
             Commonwealth Avenue             Fullerton   CA
             Artesia Avenue, Building 1      Fullerton   CA
             Artesia Avenue, Building 2      Fullerton   CA
             Avenida Encinas, Building 1     Carlsbad    CA
             Avenida Encinas, Building 2     Carlsbad    CA
             Reed Avenue, Building 1         Sacramento  CA
             Reed Avenue, Building 2         Sacramento  CA

These properties were acquired by the Portfolio on August 12, 1997, from an unrelated party.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accompanying Combined Statements of Revenue and Certain Expenses was pre-pared for the purpose of complying with the rules and regulations of the Secu-rities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust. The statement is not representative of the actual operations of the Portfolio for the period presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expenses, which may not be comparable to the expenses expected to be incurred by Cabot Industrial Trust in future operations of the Portfolio, have been excluded.

The combined financial statement, and information included in these notes to the combined financial statement, for the nine months ended September 30, 1997 is unaudited. In the opinion of management, such financial statement and infor-mation reflect all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

Revenue and Expense Recognition
Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

Use of Estimates
The preparation of the Combined Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3. RENTAL REVENUES

The property has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

4. FUTURE MINIMUM RENTS

Future minimum rental receipts due on noncancellable operating leases for the Portfolio as of December 31, 1996 were as follows:

                               ----------
                   1997        $3,180,528
                   1998         3,007,911
                   1999         2,659,887
                   2000         2,512,865
                   2001         2,475,949
                   Thereafter   9,189,156

The above amounts do not include additional rental receipts that will become due as a result of the expense pass-through and escalation provisions in the leases. The Portfolio is subject to the usual business risks associated with the collection of the above scheduled rents.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Partners of
Herrod Associates:

We have audited the accompanying statement of revenues and certain expenses of Herrod Associates (a general partnership) for the year ended December 31, 1996. The financial statement is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evalu-ating the overall presentation of the statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opin-ion.

The accompanying statement of revenues and certain expenses was prepared for the purposes of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form S-11 of Cabot Industrial Trust and excludes material amounts, described in note B to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In our opinion, the statement of revenues and certain expenses referred to above presents fairly, in all material respects, the revenues and certain expenses of Herrod Associates for the year ended December 31, 1996 in confor-mity with generally accepted accounting principles.

                                       Grant Thornton LLP

Philadelphia, Pennsylvania
March 5, 1997

                               HERROD ASSOCIATES
                            (A GENERAL PARTNERSHIP)

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES

                                        ------------------------------
                                          NINE MONTHS
                                                ENDED   YEAR ENDED
                                        SEPTEMBER 30, DECEMBER 31,
                                                 1997         1996
                                        ------------- ------------
                                         (UNAUDITED)   (AUDITED)
REVENUES
Rental income
 Affiliate                                 $  589,744  $  968,530
 Other                                        694,049     845,222
Tenant-reimbursed expenses
 Affiliate                                      1,130      19,371
 Other                                        171,428      191,631
                                        ------------- ------------
                                            1,456,351   2,024,754
                                        ------------- ------------

CERTAIN EXPENSES
General operating                              92,847      92,483
Real estate taxes and licenses                234,850     293,800
                                        ------------- ------------
                                              327,697     386,283
                                        ------------- ------------
REVENUES IN EXCESS OF CERTAIN EXPENSES     $1,128,654  $1,638,471
                                        ============= ============





         The accompanying notes are an integral part of this statement.

                               HERROD ASSOCIATES
                            (A GENERAL PARTNERSHIP)

              NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES

NOTE A--ORGANIZATION

Herrod Associates (the Partnership), a New Jersey general partnership, owns and operates a building in New Jersey which is leased to two tenants, one of whom is a related party. The related party accounts for approximately 49% of 1996 revenues. The building has an aggregate net leasable area of approximately 418,000 square feet.

NOTE B--BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statement is not representative of the actual opera-tions of the Partnership for the period presented as certain expenses, which may not be comparable to the expenses to be incurred by the Cabot Industrial Trust in the proposed future operation of the property, have been excluded. Expenses excluded consist of interest, depreciation and amortization. After reasonable inquiry, the Partnership is not aware of any material factors that would cause reported financial information not to be necessarily indicative of future operating results.

The statement of revenues and certain expenses for the nine months ended Sep-tember 30, 1997 is unaudited. In the opinion of management, all adjustments consisting solely of normal recurring adjustments necessary for a fair presen-tation of the financial statements for the interim period have been included. The results for the interim period are not necessarily indicative of the results for the full year.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE C--LEASING ACTIVITIES

The Partnership leases warehouse space to tenants under operating leases. Leases generally provide for minimum rents, as well as reimbursement of the lessor for certain operating expenses and real estate taxes. The minimum future rentals on the existing long-term noncancellable operating leases as of December 31, 1996 are as follows:

                         ----------
                   1997  $  869,700
                   1998     869,700
                   1999     869,700
                   2000     579,800
                         ----------
                         $3,188,900
                         ==========

Minimum future rentals above exclude amounts related to a lease with an affili-ated company which is on a month-to-month basis.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Owners of the
Blue Ash Office L.L.C. and Blue Ash Industrial L.L.C.:

We have audited the accompanying Combined Statement of Revenue and Certain Expenses of Blue Ash Office L.L.C. and Blue Ash Industrial L.L.C. (the Portfo-lio) for the year ended December 31, 1996. The Combined Statement of Revenue and Certain Expenses is the responsibility of the Portfolio's management. Our responsibility is to express an opinion on the Combined Statement of Revenue and Certain Expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Statement of Revenue and Cer-tain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Com-bined Statement of Revenue and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by man-agement, as well as evaluating the overall presentation of the Combined State-ment of Revenue and Certain Expenses. We believe that our audit provides a rea-sonable basis for our opinion.

The accompanying Combined Statement of Revenue and Certain Expenses was pre-pared for the purpose of complying with the rules and regulations of the Secu-rities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust as described in Note 2 and is not intended to be a complete presentation of the Portfolio's revenue and expenses.

In our opinion, the Combined Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Portfolio described in Note 2 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                       Arthur Andersen LLP

Boston, Massachusetts
November 24, 1997

             BLUE ASH OFFICE L.L.C. AND BLUE ASH INDUSTRIAL L.L.C.

              COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                              ----------------------
                                              NINE MONTHS
                                                    ENDED YEAR ENDED
                                                SEPTEMBER   DECEMBER
                                                 30, 1997   31, 1996
                                              ----------- ----------
                                              (UNAUDITED)
       REVENUES
       Base Rent                               $1,246,579 $1,783,748
       Tenant Reimbursements                       99,873    147,842
       Other Income                                38,829     33,178
                                              ----------- ----------
         Total Revenues                         1,385,281  1,964,768
                                              ----------- ----------

       EXPENSES
       Property Operating Costs                   197,396    194,668
       Maintenance and Repairs                    109,027    129,276
       Real Estate Taxes                          181,698    242,262
       Management Fees                             35,887     56,866
       Professional Services                       17,359     42,630
       Insurance                                   12,811     17,317
                                              ----------- ----------
         Total Expenses                           554,178    683,019
                                              ----------- ----------
       Revenue in Excess of Certain Expenses   $  831,103 $1,281,749
                                              =========== ==========


     The accompanying notes are an integral part of this combined financial statement.

             BLUE ASH OFFICE L.L.C. AND BLUE ASH INDUSTRIAL L.L.C.

          NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1. BUSINESS

The accompanying Combined Statements of Revenue and Certain Expenses relate to the operations of Blue Ash Office L.L.C. and Blue Ash Industrial L.L.C. (the Portfolio). The Portfolio consists of three buildings totaling approximately 482,942 rentable square feet.

These properties were acquired by the Portfolio during 1995, from an unrelated party.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accompanying Combined Statement of Revenue and Certain Expenses was pre-pared for the purpose of complying with the rules and regulations of the Secu-rities and Exchange Commission for the inclusion in the registration statement on Form S-11 of Cabot Industrial Trust. The statement is not representative of the actual operations of the Portfolio for the period presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expenses, which may not be comparable to the expenses expected to be incurred by Cabot Industrial Trust in future operations of the Portfolio, have been excluded.

The combined financial statement, and information included in these notes to the combined financial statement, for the nine months ended September 30, 1997 is unaudited. In the opinion of management, such financial statement and infor-mation reflect all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

Revenue and Expense Recognition
Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

Use of Estimates
The preparation of the Combined Statement of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3. RENTALS

The Portfolio has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

4. FUTURE MINIMUM RENTAL RECEIPTS

Future minimum rental receipts due on noncancelable operating leases for the Portfolio as of December 31, 1996 were as follows:

                               ----------
                   1997        $1,775,684
                   1998         1,885,204
                   1999         1,739,235
                   2000         1,118,855
                   2001           770,296
                   Thereafter     134,742
                               ----------
                               $7,424,016
                               ==========

The above amounts do not include additional rental receipts that will become due as a result of the expense pass-through and escalation provisions in the leases. The Portfolio is subject to the usual business risks associated with the collection of the above scheduled rents.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Owners of the
Seefried Properties Group:

We have audited the accompanying Combined Statement of Revenue and Certain Expenses of Seefried Properties Group (the Portfolio) for the year ended December 31, 1996. The Combined Statement of Revenue and Certain Expenses is the responsibility of the Portfolio's management. Our responsibility is to express an opinion on the Combined Statement of Revenue and Certain Expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Statement of Revenue and Cer-tain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Com-bined Statement of Revenue and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by man-agement, as well as evaluating the overall presentation of the Combined State-ment of Revenue and Certain Expenses. We believe that our audit provides a rea-sonable basis for our opinion.

The accompanying Combined Statement of Revenue and Certain Expenses was pre-pared for the purpose of complying with the rules and regulations of the Secu-rities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust as described in Note 2 and is not intended to be a complete presentation of the Portfolio's revenue and expenses.

In our opinion, the Combined Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Portfolio described in Note 2 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                                  Arthur Andersen LLP

Boston, Massachusetts
November 24, 1997

                           SEEFRIED PROPERTIES GROUP

              COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES

                                              --------------------------
                                                NINE MONTHS
                                                      ENDED   YEAR ENDED
                                              SEPTEMBER 30, DECEMBER 31,
                                                       1997         1996
                                              ------------- ------------
                                                (UNAUDITED)
       REVENUES
       Base rent                                   $575,751     $399,029
       Tenant reimbursements                         68,953       36,451
       Other income                                  39,790        4,860
                                              ------------- ------------
         Total revenues                             684,494      440,340
                                              ------------- ------------

       EXPENSES
       Property operating costs                      83,461       37,112
       Maintenance and repairs                        9,342          --
       Real estate taxes                             55,013       32,305
       Management fees                               53,145       14,094
       Professional services                         27,944          --
       Insurance                                      4,260        4,364
                                              ------------- ------------
         Total expenses                             233,165       87,875
                                              ------------- ------------
       Revenue in Excess of Certain Expenses       $451,329     $352,465
                                              ============= ============




     The accompanying notes are an integral part of this combined financial statement.

                           SEEFRIED PROPERTIES GROUP

         NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES

                               DECEMBER 31, 1996

1. BUSINESS

Seefried Properties Group (the Portfolio) is not a legal entity but rather a combination of the operations of four warehouse buildings that are owned by a real estate title holding corporation. The accompanying financial statement includes all of the direct costs of the business (as defined in Note 2) of the Portfolio. A summary of the holdings of the Portfolio is as follows:

                                              ----------------------
                                               NUMBER OF
       PROPERTY LOCATION                         TENANTS SQUARE FEET
       -----------------                      ---------  -----------
       Boggy Creek - Building 1, Orlando, FL           6      52,069
       Boggy Creek - Building 2, Orlando, FL           2      55,456
       Landstreet - Building 2, Orlando, FL            2      55,456
       Landstreet - Building 3, Orlando, FL            1      50,018
                                                         -----------
                                                             212,999
                                                         ===========

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accompanying Combined Statement of Revenue and Certain Expenses was pre-pared for the purpose of complying with the rules and regulations of the Secu-rities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust. The statement is not representative of the actual operations of the Portfolio for the period presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expenses, which may not be comparable to the expenses expected to be incurred by Cabot Industrial Trust in future operations of the Portfolio, have been excluded.

The combined financial statement, and information included in these notes to the combined financial statement, for the nine months ended September 30, 1997 is unaudited. In the opinion of management, such financial statement and infor-mation reflect all adjustments necessary for a fair representation of the results of the interim period. All such adjustments are of a normal, recurring nature.

Revenue and Expense Recognition
Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

Use of Estimates
The preparation of the Combined Statement of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3. RENTAL REVENUES

All leases are classified as operating leases.

4. FUTURE MINIMUM RENTAL RECEIPTS

Future minimum rental receipts due on noncancelable operating leases for the Portfolio as of December 31, 1996 were as follows:

                               ----------
                   1997        $  798,106
                   1998           959,052
                   1999           901,504
                   2000           770,454
                   2001           575,338
                   Thereafter     309,441
                               ----------
                               $4,313,895
                               ==========

The above amounts do not include additional rental receipts that will become due as a result of the expense pass-through and escalation provisions in the leases. The Portfolio is subject to the usual business risks associated with the collection of the above scheduled rents.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Owners of the
Prudential Properties Group II:

We have audited the accompanying Combined Statement of Revenue and Certain Expenses of Prudential Properties Group II (the Portfolio) for the year ended December 31, 1996. The Combined Statement of Revenue and Certain Expenses is the responsibility of the Portfolio's management. Our responsibility is to express an opinion on the Combined Statement of Revenue and Certain Expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Statement of Revenue and Cer-tain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Com-bined Statement of Revenue and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by man-agement, as well as evaluating the overall presentation of the Combined State-ment of Revenue and Certain Expenses. We believe that our audit provides a rea-sonable basis for our opinion.

The accompanying Combined Statement of Revenue and Certain Expenses was pre-pared for the purpose of complying with the rules and regulations of the Secu-rities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust as described in Note 2 and is not intended to be a complete presentation of the Portfolio's revenue and expenses.

In our opinion, the Combined Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Portfolio described in Note 2 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                                  Arthur Andersen LLP

Boston, Massachusetts
November 24, 1997

                         PRUDENTIAL PROPERTIES GROUP II

              COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                              --------------------------
                                                NINE MONTHS
                                                      ENDED   YEAR ENDED
                                              SEPTEMBER 30, DECEMBER 31,
                                                       1997         1996
                                              ------------- ------------
                                                (UNAUDITED)
       REVENUES
       Base Rent                                 $2,223,205   $2,908,620
       Tenant Reimbursements                        183,044      209,074
                                                 ----------   ----------
         Total Revenues                           2,406,249    3,117,694
                                                 ----------   ----------
       EXPENSES
       Property Operating Costs                      13,208       19,722
       Maintenance and Repairs                           39          716
       Real Estate Taxes                            165,606      209,074
       Management Fees                                9,317       14,070
       Professional Services                          5,076        1,068
       Insurance                                        721        1,397
                                                 ----------   ----------
         Total Expenses                             193,967      246,047
                                                 ----------   ----------
       Revenue in Excess of Certain Expenses     $2,212,282   $2,871,647
                                                 ==========   ==========




     The accompanying notes are an integral part of this combined financial statement.

                         PRUDENTIAL PROPERTIES GROUP II

          NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                               DECEMBER 31, 1996

1. BUSINESS

Prudential Properties Group II (the Portfolio) is not a legal entity but rather a combination of the operations for three warehouse buildings that are owned by a title holding corporation. As of October 1, 1997, title to two of these prop-erties was transferred to The Prudential Insurance Company of America on behalf of a single client separate account. Prudential Group II properties are man-aged, leased and operated by The Prudential's Private Asset Management Group - Real Estate Division (PAMG), the investment manager, pursuant to contracts with its pension fund clients. The accompanying financial statements include all of the direct costs of the business of the Portfolio (as defined in Note 2). A summary of the holdings of the Portfolio is as follows (each location has one building):

                          ----------------------
                           NUMBER OF
       PROPERTY LOCATION     TENANTS SQUARE FEET
       -----------------  ---------  -----------
       Dacula, GA                  1     326,019
       Mira Loma, CA               1     250,584
       Mechanicsburg, PA           1     340,000
                                     -----------
                                         916,603
                                     ===========

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accompanying Combined Statement of Revenue and Certain Expenses was pre-pared for the purpose of complying with the rules and regulations of the Secu-rities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust. The statement is not representative of the actual operations of Prudential Group II for the period presented nor indica-tive of future operations as certain expenses, primarily depreciation, amorti-zation and interest expenses, which may not be comparable to the expenses expected to be incurred by Cabot Industrial Trust in future operations of the Portfolio, have been excluded.

The combined financial statement, and information included in these notes to the combined financial statement, for the nine months ended September 30, 1997, is unaudited. In the opinion of management, such financial statement and infor-mation reflect all adjustments necessary for a fair presentation of the results of the interim period. All adjustments are of a normal, recurring nature.

Revenue and Expense Recognition
Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

Use of Estimates
The preparation of the Combined Statement of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3. RENTAL REVENUE

All leases are classified as operating leases.

4. FUTURE MINIMUM RENTAL RECEIPTS

Future minimum rental receipts due on noncancelable operating leases for (the Portfolio) as of December 31, 1996 were as follows:

                               -----------
                   1997        $ 2,944,067
                   1998          2,944,067
                   1999          2,854,934
                   2000          2,854,934
                   2001          2,854,934
                   Thereafter    1,571,221
                               -----------
                               $16,024,157
                               ===========

The above amounts do not include additional rental receipts that will become due as a result of the expense pass-through and escalation provisions in the leases. The Portfolio is subject to the usual business risks associated with the collection of the above scheduled rents.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Owners of the
DFW Trade Center I, L.P., Buildings 1, 2 and 3:

We have audited the accompanying Combined Statement of Revenue and Certain Expenses of the DFW Trade Center I, L.P., Buildings 1, 2 and 3 (the Portfolio) from the date of inception (July 1, 1996) to December 31, 1996. The Combined Statement of Revenue and Certain Expenses is the responsibility of the Portfolio's management. Our responsibility is to express an opinion on the Combined Statement of Revenue and Certain Expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Combined Statement of Revenue and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust as described in Note 2 and is not intended to be a complete presentation of the Portfolio's revenue and expenses.

In our opinion, the Combined Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Portfolio described in Note 2 for the period from inception to December 31, 1996, in conformity with generally accepted accounting principles.

                                       Arthur Andersen LLP

Boston, Massachusetts
November 24, 1997

                 DFW TRADE CENTER I, L.P., BUILDINGS 1, 2 AND 3

              COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                              -------------------------------
                                                                FROM THE DATE
                                                NINE MONTHS      OF INCEPTION
                                                      ENDED (JULY 1, 1996) TO
                                              SEPTEMBER 30,      DECEMBER 31,
                                                       1997              1996
                                              ------------- -----------------
                                                (UNAUDITED)
       REVENUES
       Base Rent                                 $1,289,844          $315,038
       Tenant Reimbursements                        304,903            32,400
                                              ------------- -----------------
        Total Revenues                            1,594,747           347,438
                                              ------------- -----------------

       EXPENSES
       Property, Operating Costs                     93,369            38,177
       Maintenance and Repairs                       20,256             4,397
       Real Estate Taxes                            306,802            40,993
       Management Fees                               44,392            10,580
       Insurance                                     24,802             8,064
                                              ------------- -----------------
        Total Expenses                              489,621           102,211
                                              ------------- -----------------
       Revenue in Excess of Certain Expenses     $1,105,126          $245,227
                                              ============= =================




     The accompanying notes are an integral part of this combined financial statement.

                 DFW TRADE CENTER I, L.P., BUILDINGS 1, 2 AND 3

          NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                               DECEMBER 31, 1996

1. BUSINESS

The accompanying Combined Statement of Revenue and Certain Expenses relates to the operations of DFW Trade Center I, L.P., Buildings 1, 2 and 3 (the Portfo-lio). The Portfolio consists of three buildings in Grapevine, Texas totaling approximately 1,182,361 rentable square feet as follows:

                             -------------------------------------------------------
       PROPERTY TYPE           # TENANTS        DATE OF INCEPTION        SQUARE FEET
       -------------         --------------     -----------------     --------------
       Workspace Industrial        3               February 7,
                                                   1997                      202,361
       Bulk Warehouse              2               July 1, 1996              540,000
       Bulk Warehouse              2               June 30, 1997             440,000
                                                                      --------------
                                                                           1,182,361
                                                                      ==============

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accompanying Combined Statement of Revenue and Certain Expenses was pre-pared for the purpose of complying with the rules and regulations of the Secu-rities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust. The statement is not representative of the actual operations of the Portfolio for the period presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expenses, which may not be comparable to the expenses expected to be incurred by Cabot Industrial Trust in future operations of the Portfolio, have been excluded.

The combined financial statement, and information included in these notes to the combined financial statement, for the nine months ended September 30, 1997, is unaudited. In the opinion of management, such financial statement and infor-mation reflect all adjustments necessary for a fair presentation of the results of the interim period. All adjustments are of a normal, recurring nature.

Revenue and Expense Recognition
Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

Use of Estimates
The preparation of the Combined Statement of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3. RENTAL REVENUE

All leases are classified as operating leases.

4. FUTURE MINIMUM RENTAL RECEIPTS

Future minimum rental receipts due on noncancelable operating leases for the Portfolio as of December 31, 1996 were as follows:

                               -----------
                   1997        $ 2,113,650
                   1998          4,052,194
                   1999          4,189,944
                   2000          4,275,444
                   2001          3,906,861
                   Thereafter   15,741,473
                               -----------
                               $34,279,566
                               ===========

The above amounts do not include additional rental receipts that will become due as a result of the expense pass-through and escalation provisions in the leases. The Portfolio is subject to the usual business risks associated with the collection of the above scheduled rents.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Owners of
1055 Dornoch Court, San Diego, CA:

We have audited the accompanying Statement of Revenue and Certain Expenses of 1055 Dornoch Court, San Diego, CA (the Property) for the year ended December 31, 1996. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the State-ment of Revenue and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust as described in Note 2 and is not intended to be a com-plete presentation of the Property's revenue and expenses.

In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property described in Note 2 for the year ended December 31, 1996, in con-formity with generally accepted accounting principles.

                                       Arthur Andersen LLP

Boston, Massachusetts
December 16, 1997

                       1055 DORNOCH COURT, SAN DIEGO, CA

                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                           --------------------------
                             NINE MONTHS
                                   ENDED   YEAR ENDED
                           SEPTEMBER 30, DECEMBER 31,
                                    1997         1996
                           ------------- ------------
                             (UNAUDITED)
        REVENUES
         Base Rent            $  739,620   $  986,160
                           ------------- ------------
          TOTAL REVENUES         739,620      986,160

        EXPENSES (Note 2)             --           --
                           ------------- ------------
         Net Income           $  739,620   $  986,160
                           ============= ============



   The accompanying notes are an integral part of this combined financial statement.

                       1055 DORNOCH COURT, SAN DIEGO, CA

              NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                               DECEMBER 31, 1996

1. BUSINESS

1055 Dornoch Court, San Diego, CA (the Property) is not a legal entity but rather a single tenant, 220,000 square foot warehouse owned by a Delaware cor-poration.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust. The statement is representative of the lease in place which requires that all expenses be paid directly by the Tenant. The statement is not representative of the actual operations of the Property for the periods presented nor indicative of future operations because certain expenses, pri-marily depreciation, amortization and interest expenses, which may not be com-parable to the expenses expected to be incurred by Cabot Industrial Trust in future operations of the Property, have been excluded.

The financial statement, and information included in these notes to the finan-cial statement, for the nine months ended September 30, 1997, is unaudited. In the opinion of management, such financial statement and information reflect all adjustments necessary for a fair representation of the results of the interim period. All adjustments are of a normal, recurring nature.

Revenue and Expense Recognition
Revenue is recognized on a straight-line basis over the terms of the related leases. All expenses are paid by the tenant, and therefore are excluded from the accompanying financial statement.

Use of Estimates
The preparation of the Statement of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make esti-mates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3. RENTAL REVENUES

All leases are classified as operating leases.

4. FUTURE MINIMUM RENTAL RECEIPTS

Future minimum rental receipts due on noncancelable operating leases for the Property as of December 31, 1996 were as follows:

                         ----------
             1997        $  964,093
             1998         1,002,658
             1999         1,042,764
             2000         1,084,476
             2001         1,127,854
             Thereafter     971,000
                         ----------
                         $6,192,845
                         ==========

The above amounts do not include additional rental receipts that may become due as a result of the escalation provisions in the leases. The Property is subject to the usual business risks associated with the collection of the above sched-uled rents.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Owners of the
Hampden I and II Properties Group:

We have audited the accompanying Combined Statement of Revenue and Certain Expenses of Hampden I and II Properties Group (the Portfolio) for the year ended December 31, 1996. The Combined Statement of Revenue and Certain Expenses is the responsibility of the Portfolio's management. Our responsibility is to express an opinion on the Combined Statement of Revenue and Certain Expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Statement of Revenue and Cer-tain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Com-bined Statement of Revenue and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by man-agement, as well as evaluating the overall presentation of the Combined State-ment of Revenue and Certain Expenses. We believe that our audit provides a rea-sonable basis for our opinion.

The accompanying Combined Statement of Revenue and Certain Expenses was pre-pared for the purpose of complying with the rules and regulations of the Secu-rities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust as described in Note 2 and is not intended to be a complete presentation of the Portfolio's revenue and expenses.

In our opinion, the Combined Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Portfolio described in Note 2 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                       Arthur Andersen LLP

Boston, Massachusetts
December 15, 1997

                       HAMPDEN I AND II PROPERTIES GROUP

              COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                          --------------------------
                            NINE MONTHS
                                  ENDED   YEAR ENDED
                          SEPTEMBER 30, DECEMBER 31,
                                   1997         1996
                          ------------- ------------
                            (UNAUDITED)
       REVENUES
        Base Rent            $1,212,044   $1,616,059
                          ------------- ------------
         TOTAL REVENUES       1,212,044    1,616,059

       EXPENSES (Note 2)             --           --
                          ------------- ------------
        Net Income           $1,212,044   $1,616,059
                          ============= ============



   The accompanying notes are an integral part of this combined financial statement.

                       HAMPDEN I AND II PROPERTIES GROUP

          NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                               DECEMBER 31, 1996

1. BUSINESS

Hampden I and II Properties Group (the Portfolio) is not a legal entity but rather a combination of the operations of two warehouse buildings that are owned by a real estate title holding corporation. A summary of the holdings of Hamden Group is as follows:

                          -----------------
                          NUMBER OF  SQUARE
       PROPERTY LOCATION    TENANTS    FEET
       -----------------  --------- -------
       Mechanicsburg, PA          1 259,200
       Mechanicsburg, PA          1 235,200
                                    -------
                                    494,400
                                    =======

Both buildings are occupied by the same tenant.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accompanying Combined Statement of Revenue and Certain Expenses was pre-pared for the purpose of complying with the rules and regulations of the Secu-rities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust. The statement is representative of the leases in place which require that all expenses be paid directly by the tenant. The statement is not representative of the actual operations of the Portfolio for the periods presented nor indicative of future operations because certain expenses, primarily depreciation, amortization and interest expenses, which may not be comparable to the expenses expected to be incurred by Cabot Industrial Trust in future operations of the Portfolio, have been excluded.

The combined financial statement, and information included in these notes to the combined financial statement, for the nine months ended September 30, 1997, is unaudited. In the opinion of management, such financial statement and infor-mation reflect all adjustments necessary for a fair presentation of the results of the interim period. All adjustments are of a normal, recurring nature.

Revenue and Expense Recognition
Revenue is recognized on a straight-line basis over the terms of the related leases. All expenses are paid by the tenant, and therefore are excluded from the accompanying financial statement.

Use of Estimates
The preparation of the Combined Statement of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3. RENTAL REVENUES

All leases are classified as operating leases.

4. FUTURE MINIMUM RENTAL RECEIPTS

Future minimum rental receipts due on noncancelable operating leases for the Portfolio as of December 31, 1996 were as follows:

                               -----------
                   1997         $1,593,720
                   1998          1,600,077
                   1999          1,670,000
                   2000          1,670,000
                   2001          1,670,000
                   Thereafter    9,880,833
                               -----------
                               $18,084,630
                               ===========

The above amounts do not include additional rental receipts that may become due as a result of the Consumer Price Index escalation provisions in the leases. The Portfolio is subject to the usual business risks associated with the col-lection of the above scheduled rents.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Owners of the
South Royal Associates Properties Group:

We have audited the accompanying Combined Statement of Revenue and Certain Expenses of South Royal Associates Properties Group (the Portfolio) for the year ended December 31, 1996. The Combined Statement of Revenue and Certain Expenses is the responsibility of the Portfolio's management. Our responsi-bility is to express an opinion on the Combined Statement of Revenue and Cer-tain Expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Statement of Revenue and Cer-tain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Com-bined Statement of Revenue and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by man-agement, as well as evaluating the overall presentation of the Combined State-ment of Revenue and Certain Expenses. We believe that our audit provides a rea-sonable basis for our opinion.

The accompanying Combined Statement of Revenue and Certain Expenses was pre-pared for the purpose of complying with the rules and regulations of the Secu-rities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust as described in Note 2 and is not intended to be a complete presentation of the Portfolio's revenue and expenses.

In our opinion, the Combined Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Portfolio described in Note 2 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                       Arthur Andersen LLP

Boston, Massachusetts
December 15, 1997

                    SOUTH ROYAL ASSOCIATES PROPERTIES GROUP

              COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                         --------------------------
                                           NINE MONTHS
                                                 ENDED   YEAR ENDED
                                         SEPTEMBER 30, DECEMBER 31,
                                                  1997         1996
                                         ------------- ------------
                                           (UNAUDITED)
           REVENUES
            Base Rent                         $379,474     $554,566
            Tenant Reimbursements                8,302       28,290
                                         ------------- ------------
             TOTAL REVENUES                    387,776      582,856
                                         ------------- ------------

           EXPENSES
            Property Operating Costs             8,809       10,445
            Maintenance and Repairs             15,978       21,982
            Real Estate Taxes                   41,232       64,253
            Professional Fees                    4,637        2,550
            Management Fees                      9,166       12,221
            Insurance                            6,403        7,663
                                         ------------- ------------
             TOTAL EXPENSES                     86,225      119,114
                                         ------------- ------------
           REVENUE IN EXCESS OF CERTAIN
            EXPENSES                          $301,551     $463,742
                                         ============= ============



   The accompanying notes are an integral part of this combined financial statement.

                    SOUTH ROYAL ASSOCIATES PROPERTIES GROUP

          NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES
                               DECEMBER 31, 1996

1. BUSINESS

South Royal Associates Properties Group (the Portfolio) is not a legal entity but rather a combination of the operations for three warehouse buildings that are owned by a limited partnership. The accompanying financial statements include all of the direct costs of the business (as defined in Note 2) of the Portfolio. A summary of the holdings of the Portfolio is as follows:

                   ---------------------
       PROPERTY    NUMBER OF
       LOCATION      TENANTS SQUARE FEET
       --------    --------- -----------
       Tucker, GA          3      37,041
       Tucker, GA          3      43,720
       Tucker, GA          7      53,402
                             -----------
                                 134,163
                             ===========

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accompanying Combined Statement of Revenue and Certain Expenses was pre-pared for the purpose of complying with the rules and regulations of the Secu-rities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust. The statement is not representative of the actual operations of the Portfolio for the periods presented nor indicative of future operations because certain expenses, primarily depreciation, amortiza-tion and interest expenses, which may not be comparable to the expenses expected to be incurred by Cabot Industrial Trust in future operations of the Portfolio, have been excluded.

The combined financial statement, and information included in these notes to the combined financial statement, for the nine months ended September 30, 1997 is unaudited. In the opinion of management, such financial statement and information reflect all adjustments necessary for a fair representation of the results of the interim period. All such adjustments are of a normal, recurring nature.

Revenue and Expense Recognition
Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

Use of Estimates
The preparation of the Combined Statement of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3. RENTAL REVENUES

All leases are classified as operating leases.

4. FUTURE MINIMUM RENTAL RECEIPTS

Future minimum rental receipts due on noncancelable operating leases for the Portfolio as of December 31, 1996 were as follows:

                               -----------
                   1997        $   476,895
                   1998            558,521
                   1999            413,164
                   2000            264,944
                   2001            144,726
                   Thereafter       21,162
                               -----------
                               $ 1,879,412
                               ===========

The above amounts do not include additional rental receipts that will become due as a result of the expense pass-through provisions in the leases. The Port-folio is subject to the usual business risks associated with the collection of the above scheduled rents.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Owners of the
Joseph A. Leroy Family LP Property:

We have audited the accompanying Statement of Revenue and Certain Expenses of Joseph A. Leroy Family LP Property (the Property) for the year ended December 31, 1996. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the State-ment of Revenue and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust as described in Note 2 and is not intended to be a com-plete presentation of the Property's revenue and expenses.

In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property as described in Note 2 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                       Arthur Andersen LLP

Boston, Massachusetts
December 15, 1997

                       JOSEPH A. LEROY FAMILY LP PROPERTY

                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                              --------------------------
                                                NINE MONTHS
                                                      ENDED   YEAR ENDED
                                              SEPTEMBER 30, DECEMBER 31,
                                                       1997         1996
                                              ------------- ------------
                                               (UNAUDITED)
       REVENUES
        Base Rent                              $  228,891   $  305,189
        Expense Reimbursements                     76,949       98,800
                                              ------------- ------------
         Total revenues                           305,840      403,989
                                              ------------- ------------
       EXPENSES
        Property Operating Costs                    8,532       10,074
        Maintenance and Repairs                     8,017            0
        Real Estate Taxes                          60,366       82,456
        Professional Services                       2,482        2,175
        Insurance                                   2,904        3,771
                                              ------------- ------------
         Total expenses                            82,301       98,476
                                              ------------- ------------
       REVENUE IN EXCESS OF CERTAIN EXPENSES   $  223,539    $ 305,513
                                              ============= ============





    The accompanying notes are an integral part of this financial statement.

                      JOSEPH A. LEROY FAMILY LP PROPERTY

              NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                               DECEMBER 31, 1996

1. BUSINESS

Joseph A. Leroy Family LP Property (the Property) is not a legal entity but rather the operations for one 81,817 square foot warehouse building located in Tempe, Arizona. The Property is leased to three tenants and is owned by a real estate title holding corporation. The accompanying financial statements include all of the direct costs of the Property (as defined in Note 2).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust. The statement is not representative of the actual operations of the Property for the periods presented nor indicative of future operations because certain expenses, primarily depreciation, amortization and interest expenses, which may not be comparable to the expenses expected to be incurred by Cabot Industrial Trust in future operations of the Property, have been excluded.

The financial statement, and information included in these notes to the finan-cial statement, for the nine months ended September 30, 1997 is unaudited. In the opinion of management, such financial statement and information reflect all adjustments necessary for a fair representation of the results of the interim period. All such adjustments are of a normal, recurring nature.

Revenue and Expense Recognition
Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

Use of Estimates
The preparation of the Statement of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3. RENTAL REVENUES

All leases are classified as operating leases.

4. FUTURE MINIMUM RENTAL RECEIPTS

Future minimum rental receipts due on noncancelable operating leases for the Property as of December 31, 1996 were as follows:

                         --------
                   1997  $306,637
                   1998   250,168
                   1999    51,337
                         --------
                         $608,142
                         ========

The above amounts do not include additional rental receipts that will become due as a result of the expense pass-through provisions in the leases. The Property is subject to the usual business risks associated with the collection of the above scheduled rents.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Owners of the
Raco/Melaver, L.L.C.:

We have audited the accompanying Combined Statement of Revenue and Certain Expenses of Raco/Melaver, L.L.C. (the Portfolio) for the period from the date of inception (May 1, 1996) to December 31, 1996. The Combined Statement of Rev-enue and Certain Expenses is the responsibility of the Portfolio's management. Our responsibility is to express an opinion on the Combined Statement of Rev-enue and Certain Expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Statement of Revenue and Cer-tain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Com-bined Statement of Revenue and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by man-agement, as well as evaluating the overall presentation of the Combined State-ment of Revenue and Certain Expenses. We believe that our audit provides a rea-sonable basis for our opinion.

  The accompanying Combined Statement of Revenue and Certain Expenses was pre-pared for the purpose of complying with the rules and regulations of the Secu-rities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust as described in Note 2 and is not intended to be a complete presentation of the Portfolio's revenue and expenses.

In our opinion, the Combined Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Portfolio described in Note 2 for the period from inception to December 31, 1996, in conformity with generally accepted accounting principles.

                                       Arthur Andersen LLP

Boston, Massachusetts
December 15, 1997

                              RACO/MELAVER, L.L.C.

              COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                              ------------------------------
                                                            FROM THE DATE OF
                                                NINE MONTHS        INCEPTION
                                                      ENDED (MAY 1, 1996) TO
                                              SEPTEMBER 30,     DECEMBER 31,
                                                       1997             1996
                                              ------------- ----------------
                                                (UNAUDITED)
       REVENUES
        Base Rent                                  $254,983         $154,113
        Tenant Reimbursements                         9,395            3,762
                                              ------------- ----------------
         TOTAL REVENUES                             264,378          157,875
                                              ------------- ----------------

       EXPENSES
        Property Operating Costs                     20,235           10,154
        Maintenance and Repairs                         607              768
        Real Estate Taxes                            41,524            8,542
        Management Fees                               7,329            4,624
        Insurance                                     3,029            4,066
                                              ------------- ----------------
         TOTAL EXPENSES                              72,724           28,154
                                              ------------- ----------------
       REVENUE IN EXCESS OF CERTAIN EXPENSES       $191,654         $129,721
                                              ============= ================



   The accompanying notes are an integral part of this combined financial statement.

                              RACO/MELAVER, L.L.C.

          NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                               DECEMBER 31, 1996

1. BUSINESS

Raco/Melaver, L.L.C. (the Portfolio) is not a legal entity but rather a combi-nation of the operations of two warehouse buildings that are owned by a real estate title holding corporation. The accompanying financial statements include all of the direct costs of the business (as defined in Note 2) of the Portfo-lio. A summary of the holdings of Raco/Melaver Group is as follows:

                          -----------------
                          NUMBER OF  SQUARE
       PROPERTY LOCATION    TENANTS    FEET
       -----------------  --------- -------
       Atlanta, GA                4  68,000
       Atlanta, GA                5  60,000
                                    -------
                                    128,000
                                    =======

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accompanying Combined Statement of Revenue and Certain Expenses was pre-pared for the purpose of complying with the rules and regulations of the Secu-rities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust. The statement is not representative of the actual operations of the Portfolio for the periods presented nor indicative of future operations because certain expenses, primarily depreciation, amortiza-tion and interest expenses, which may not be comparable to the expenses expected to be incurred by Cabot Industrial Trust in future operations of the Portfolio, have been excluded.

The combined financial statement, and information included in these notes to the combined financial statement, for the nine months ended September 30, 1997 is unaudited. In the opinion of management, such financial statement and infor-mation reflect all adjustments necessary for a fair representation of the results of the interim period. All such adjustments are of a normal, recurring nature.

Revenue and Expense Recognition
Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

Use of Estimates
The preparation of the Combined Statement of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3. RENTAL REVENUES

All leases are classified as operating leases.

4. FUTURE MINIMUM RENTAL RECEIPTS

Future minimum rental receipts due on noncancelable operating leases for the Portfolio as of December 31, 1996 were as follows:

                               ----------
                   1997        $  331,021
                   1998           493,983
                   1999           431,071
                   2000           374,453
                   2001           279,122
                   Thereafter     145,010
                               ----------
                               $2,054,660
                               ==========

The above amounts do not include additional rental receipts that will become due as a result of the expense pass-through provisions in the leases. The Port-folio is subject to the usual business risks associated with the collection of the above scheduled rents.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Owners of the
TLI/Cahill Partnership - Spiral Drive:

We have audited the accompanying Combined Statement of Revenue and Certain Expenses of TLI/Cahill Partnership- Spiral Drive (the Portfolio) for the year ended December 31, 1996. The Combined Statement of Revenue and Certain Expenses is the responsibility of the Portfolio's management. Our responsibility is to express an opinion on the Combined Statement of Revenue and Certain Expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Statement of Revenue and Cer-tain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Com-bined Statement of Revenue and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by man-agement, as well as evaluating the overall presentation of the Combined State-ment of Revenue and Certain Expenses. We believe that our audit provides a rea-sonable basis for our opinion.

The accompanying Combined Statement of Revenue and Certain Expenses was pre-pared for the purpose of complying with the rules and regulations of the Secu-rities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust as described in Note 2 and is not intended to be a complete presentation of the Portfolio's revenue and expenses.

In our opinion, the Combined Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Portfolio described in Note 2 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                       Arthur Andersen LLP

Boston, Massachusetts
December 15, 1997

                     TLI/CAHILL PARTNERSHIP - SPIRAL DRIVE

              COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                              --------------------------
                                                NINE MONTHS
                                                      ENDED   YEAR ENDED
                                              SEPTEMBER 30, DECEMBER 31,
                                                       1997         1996
                                              ------------- ------------
                                                (UNAUDITED)
       REVENUES
        Base Rent                                  $394,554     $534,325
        Tenant Reimbursements                        53,282       49,581
                                              ------------- ------------
         TOTAL REVENUES                             447,836      583,906
                                              ------------- ------------

       EXPENSES
        Property Operating Costs                     10,586       18,838
        Maintenance and Repairs                      35,692       51,861
        Real Estate Taxes                            30,931       42,599
        Management Fees                              13,916       17,827
        Insurance                                     4,760        6,263
                                              ------------- ------------
         TOTAL EXPENSES                              95,885      137,388
                                              ------------- ------------
       REVENUE IN EXCESS OF CERTAIN EXPENSES       $351,951     $446,518
                                              ============= ============




   The accompanying notes are an integral part of this combined financial statement.

                     TLI/CAHILL PARTNERSHIP - SPIRAL DRIVE

          NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                               DECEMBER 31, 1996

1. BUSINESS

  TLI/Cahill Partnership - Spiral Drive (the Portfolio) is not a legal entity but rather a combination of the operations of two warehouse buildings that are owned by a real estate title holding corporation. A summary of the holdings of the Portfolio is as follows (each location has one building):

                          ----------------
                          NUMBER OF SQUARE
       PROPERTY LOCATION    TENANTS   FEET
       -----------------  --------- ------
       Florence, KY              4  26,556
       Florence, KY              8  34,999
                                    ------
                                    61,555
                                    ======

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accompanying Combined Statement of Revenue and Certain Expenses was pre-pared for the purpose of complying with the rules and regulations of the Secu-rities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust. The statement is not representative of the actual operations of TLI/Cahill Group-Spiral Drive for the periods presented nor indicative of future operations because certain expenses, primarily depre-ciation, amortization and interest expenses, which may not be comparable to the expenses expected to be incurred by Cabot Industrial Trust in future operations of the Portfolio, have been excluded.

The combined financial statement, and information included in these notes to the combined financial statement, for the nine months ended September 30, 1997 is unaudited. In the opinion of management, such financial statement and infor-mation reflect all adjustments necessary for a fair representation of the results of the interim period. All such adjustments are of a normal, recurring nature.

Revenue and Expense Recognition
Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

Use of Estimates
The preparation of the Combined Statement of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3. RENTAL REVENUES

All leases are classified as operating leases.

4. FUTURE MINIMUM RENTAL RECEIPTS

Future minimum rental receipts due on noncancelable operating leases for the Portfolio as of December 31, 1996 were as follows:

                         -----------
                   1997  $   536,479
                   1998      426,011
                   1999      222,743
                   2000      152,018
                   2001       44,127
                         -----------
                         $ 1,381,378
                         ===========

The above amounts do not include additional rental receipts that will become due as a result of the expense pass-through and escalation provisions in the leases. The Portfolio is subject to the usual business risks associated with the collection of the above scheduled rents.

                      [CABOT INDUSTRIAL LOGO APPEARS HERE]